                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-77215-05

Prospectus Supplement
(To Prospectus dated January 11, 2001)


                           $547,185,000 (APPROXIMATE)
               MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2001-PPM
                                    as Issuer
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  as Depositor
                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                                    as Seller
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-PPM

                               ------------------

     Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2001-PPM Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 132 mortgage loans secured by liens on commercial and multifamily properties. The Series 2001-PPM Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the seller of the mortgage loans or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                               ------------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

                               ------------------

           Characteristics of the certificates offered to you include:



                  APPROXIMATE INITIAL           INITIAL           PASS-THROUGH RATE           RATINGS
    CLASS         CERTIFICATE BALANCE      PASS-THROUGH RATE         DESCRIPTION            (FITCH/S&P)
    -----         -------------------      -----------------         -----------            -----------
  Class A-1         $  127,296,000              5.98%                   Fixed                 AAA/AAA
  Class A-2         $  189,000,000              6.40%                   Fixed                 AAA/AAA
  Class A-3         $  215,300,000              6.54%                   Fixed                 AAA/AAA
   Class B          $   15,589,000              6.87%                   Fixed                  AA/AA

                               ------------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. expect to deliver the certificates to purchasers on or about January 30, 2001. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately $549,477,519, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                               ------------------

MORGAN STANLEY DEAN WITTER
                                                                 LEHMAN BROTHERS

                                JANUARY 24, 2001

                   Morgan Stanley Dean Witter Capital I Inc.

         Commercial Mortgage Pass-Through Certificates, Series 2001-PPM


[The map of the United States omitted]

Washington                  Florida                    Ohio
1 property                  7 properties               1 property
$3,155,575                  $33,234,394                $7,578,857
0.51% of total              5.33% of total             1.22% of total

Oregon                      Georgia                    Michigan
3 properties                2 properties               8 properties
$9,777,925                  $10,751,534                $62,875,971
1.57% of total              1.72% of total             10.08% of total

Utah                        North Carolina             Indiana
2 properties                4 properties               2 properties
$4,934,046                  $35,678,664                $13,299,586
0.79% of total              5.72% of total             2.13% of total

California                  Virginia                   Illinois
10 properties               1 property                 2 properties
$44,603,619                 $11,504,571                $11,896,166
7.15% of total              1.84% of total             1.91% of total

Arizona                     New Jersey                 Wisconsin
5 properties                30 properties              1 property
$31,071,390                 $104,246,352               $4,613,590
4.98% of total              16.72% of total            0.74% of total

Colorado                    New York                   Minnesota
2 properties                4 properties               6 properties
$8,662,787                  $8,327,278                 $32,110,665
1.39% of total              1.34% of total             5.15% of total

Texas                       Massachusetts              Missouri
5 properties                1 property                 12 properties
$39,941,528                 $11,706,047                $9,439,139
6.41% of total              1.88% of total             1.51% of total

Alabama                     Pennsylvania
1 property                  22 properties
$5,146,616                  $119,016,768
0.83% of total              19.09% of total



                   Distribution of Property Types [Pie Chart]


                             Multifamily    13.05%
                             Office         30.44%
                             Retail         29.36%
                             Industrial     27.15%


[X] (less than) 1.0% of Cut-Off Date Balance
[X] 1.0 - 5.0% of Cut-Off Date Balance
[X] 5.0 - 10.0% of Cut-Off Date Balance
[X] (greater than) 10.0% of Cut-Off Date Balance

[The shades in various darkness in the map show four categories specified above]

WHITESELL INDUSTRIAL II PORTFOLIO


[GRAPHIC OMITTED]


1817 ROUTE 130, BENSALEM, NJ


CROSSED POOL


[GRAPHIC OMITTED]


850 STEPHENSON HIGHWAY, TROY, MI


[GRAPHIC OMITTED]



750 STEPHENSON HIGHWAY, TROY, MI


[GRAPHIC OMITTED]



1400 STEPHENSON HIGHWAY, TROY, MI



[GRAPHIC OMITTED]



STATE STREET SQUARE, TRENTON, NJ



[GRAPHIC OMITTED]



MENDOTA OFFICE PHASE II, MENDOTA HEIGHTS, MN


[GRAPHIC OMITTED]


CENTURY III PLAZA, WEST MIFFLIN, PA


[GRAPHIC OMITTED]

[GRAPHIC OMITTED]


6000-8000 MIDLANTIC DRIVE, MT. LAUREL TOWNSHIP, NJ


CROSSED POOL


MERICLE DEVELOPMENT I PORTFOLIO


[GRAPHIC OMITTED]



600 BALTIMORE DRIVE, PLAINS TOWNSHIP, PA



SOUTHGATE COMMERCE CENTER, INC., ATLANTA, GA


[GRAPHIC OMITTED]


CHESAPEAKE APARTMENTS, TEMPE, AZ



[GRAPHIC OMITTED]


MISSION ANTIGUA APARTMENTS, TUSCON, AZ


[GRAPHIC OMITTED]


PARK AUSTIN APARTMENTS, AUSTIN, TX


[GRAPHIC OMITTED]


MERICLE IV PORTFOLIO


[GRAPHIC OMITTED]


VOLGELBACHER INDUSTRIAL PARK, PITTSTON TOWNSHIP, PA


[GRAPHIC OMITTED]


15 AND 19 BURT COLLINS DRIVE, THROOP BOROUGH, PA


CROSSED POOL


[GRAPHIC OMITTED]


WILLOW SPRINGS APARTMENTS, PHOENIX, AZ

     The pass-through rates on the Class A-1, Class A-2, Class A-3 and Class B Certificates will be per annum fixed rates equal to 5.98%, 6.40%, 6.54% and 6.87%, respectively. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                               ------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                               ------------------

     Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                               ------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Summary of Prospectus Supplement...........................................S-7
     What You Will Own.....................................................S-7
     Relevant Parties and Dates............................................S-7
     Offered Certificates..................................................S-8
     Information About the Mortgage Pool..................................S-11
     Additional Aspects of Certificates...................................S-18
Risk Factors..............................................................S-21
Description Of The Offered Certificates...................................S-40
     General..............................................................S-40
     Certificate Balances.................................................S-42
     Pass-Through Rates...................................................S-42
     Distributions........................................................S-42
     Optional Termination.................................................S-47
     Advances.............................................................S-48
     Reports to Certificateholders; Available Information.................S-49
     Example of Distributions.............................................S-52
     The Trustee..........................................................S-53
     Expected Final Distribution Date; Rated Final Distribution Date......S-54
Yield, Prepayment And Maturity Considerations.............................S-54
     General..............................................................S-54
     Pass-Through Rates...................................................S-55
     Rate and Timing of Principal Payments................................S-55
     Losses and Shortfalls................................................S-56
     Relevant Factors.....................................................S-56
     Weighted Average Life................................................S-56
Description of the Mortgage Pool..........................................S-59
     General..............................................................S-59
     Material Terms and Characteristics of the Mortgage Loans.............S-59
     Assessments of Property Value and Condition..........................S-64
     Additional Mortgage Loan Information.................................S-66
     Standard Hazard Insurance............................................S-68
     The Seller...........................................................S-68
     Sale of the Mortgage Loans...........................................S-69
     Representations and Warranties.......................................S-69
     Repurchases and Other Remedies.......................................S-73
     Changes in Mortgage Pool Characteristics.............................S-74
Servicing of the Mortgage Loans...........................................S-74
     General..............................................................S-74
     The Master Servicer..................................................S-76
     Events of Default....................................................S-77
     The Special Servicer.................................................S-78
     The Operating Adviser................................................S-79
     Mortgage Loan Modifications..........................................S-80
     Sale of Defaulted Mortgage Loans and REO Properties..................S-81
     Foreclosures.........................................................S-81
Material Federal Income Tax Consequences..................................S-82
     General..............................................................S-82
     Original Issue Discount and Premium..................................S-83
     Additional Considerations............................................S-84
Legal Aspects of Mortgage Loans...........................................S-84
     Pennsylvania.........................................................S-85
     New Jersey...........................................................S-85
     Michigan.............................................................S-85

     California...........................................................S-85
     Texas................................................................S-86
     North Carolina.......................................................S-86
     Florida..............................................................S-86
     Minnesota............................................................S-86
ERISA Considerations......................................................S-87
     Plan Assets..........................................................S-87
     Special Exemption Applicable to the Offered Certificates.............S-87
     General Investment Considerations....................................S-89
Legal Investment..........................................................S-89
Use of Proceeds...........................................................S-89
Plan of Distribution......................................................S-89
Legal Matters.............................................................S-91
Ratings...................................................................S-91
Glossary Of Terms.........................................................S-92
APPENDIX I.................................................................I-1
APPENDIX II...............................................................II-1
APPENDIX III.............................................................III-1
Term Sheet.................................................................T-1
Form of Monthly Reporting Statement........................................R-1

                                EXECUTIVE SUMMARY


     This Executive Summary highlights selected information regarding the certificates offered to you. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire prospectus supplement and the accompanying prospectus carefully.


                              CERTIFICATE STRUCTURE


---------------------------------------------------------------------------------------------------------------------------
                                                                 APPROXIMATE
                              APPROXIMATE                         PERCENT OF        INITIAL        WEIGHTED     PRINCIPAL
  APPROXIMATE             CERTIFICATE BALANCE      RATINGS          TOTAL         PASS-THROUGH      AVERAGE      WINDOW
 CREDIT SUPPORT   CLASS   OR NOTIONAL AMOUNT     (FITCH/S&P)     CERTIFICATES         RATE        LIFE (YRS.)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------------
    14.75%         A-1      $   127,296,000        AAA/AAA          20.41%       5.98% (Fixed)       3.41           1-68
---------------------------------------------------------------------------------------------------------------------------
    14.75%         A-2      $   189,000,000        AAA/AAA          30.31%       6.40% (Fixed)       5.85          1-129
---------------------------------------------------------------------------------------------------------------------------
    14.75%         A-3      $   215,300,000        AAA/AAA          34.53%       6.54% (Fixed)       7.29         68-129
---------------------------------------------------------------------------------------------------------------------------
    12.25%          B       $    15,589,000         AA/AA            2.50%       6.87% (Fixed)      10.83        129-131
---------------------------------------------------------------------------------------------------------------------------
      X            C-O      $                        --             12.25%             --             --           --
---------------------------------------------------------------------------------------------------------------------------
      X             X       $   623,573,070        AAA/AAA          --              1.61990%          --           --
                                                                                   (Variable)
---------------------------------------------------------------------------------------------------------------------------

With respect to the table above:

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

o The Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class X Certificates are not offered pursuant to this prospectus supplement.

o The Series 2001-PPM Class R-I and Class R-II Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    The initial certificate balances and notional amounts may vary by up to 5%.

o The pass-through rate for the Class X Certificates set forth in the table is the approximate initial pass-through rate. The pass-through rate for the Class X Certificates is variable and, subsequent to the initial distribution date, will generally be equal to the difference between the NWAC rate and the weighted average of the pass-through rates of all the other Certificates.

o With respect to the column entitled "Principal Window," the principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. "Weighted average life" refers to the average amount of time from the date of issuance of a certificate until each dollar of principal of such certificate will be repaid to the investor. The weighted average life and principal window figures presented above are based on the assumptions that the mortgage loans suffer no losses and that they are fully paid on their respective stated maturity dates.

[ ] Offered certificates.
[X] Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read this entire document and the accompanying prospectus carefully.

                                WHAT YOU WILL OWN

General...................................  Your certificates (along with the privately offered certificates)
                                            represent beneficial interests in a
                                            trust created by Morgan Stanley Dean
                                            Witter Capital I Inc. All payments
                                            to you will come only from the
                                            amounts received in connection with
                                            the assets of the trust. The trust's
                                            assets will primarily be 132
                                            mortgage loans secured by liens on
                                            commercial and multifamily
                                            properties.

Title of Certificates.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2001-PPM.

Mortgage Pool.............................  The mortgage pool consists of approximately 132 mortgage loans
                                            with an aggregate principal balance
                                            as of January 1, 2001 of
                                            approximately $623,573,070, which
                                            may vary by up to 5%.

                                            As of January 1, 2001, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $111,153 to
                                            approximately $30,952,411 (which
                                            represents the total principal
                                            balance for the Whitesell portfolio
                                            loan, which is described herein as
                                            eleven (11) separate mortgage loans
                                            secured by one (1) mortgage note)
                                            and the mortgage loans had an
                                            approximate average balance of
                                            $4,724,038.

                           RELEVANT PARTIES AND DATES

Issuer....................................  Morgan Stanley Dean Witter Capital I
                                            Trust 2001-PPM.

Depositor.................................  Morgan Stanley Dean Witter Capital I
                                            Inc.

Master Servicer...........................  CapMark Services, L.P., a Texas
                                            limited partnership.

Special Servicer..........................  PPM Finance, Inc., a Delaware
                                            corporation.

Trustee...................................  Wells Fargo Bank Minnesota, N.A., a
                                            national banking association. The
                                            trustee will also act as the
                                            certificate registrar.

Operating Adviser.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative for the purposes
                                            described in this prospectus
                                            supplement. It is anticipated that
                                            the initial operating adviser will
                                            be PPM Finance, Inc.

Seller....................................  Jackson National Life Insurance
                                            Company, a Michigan corporation.

Underwriters..............................  Morgan Stanley & Co. Incorporated
                                            and Lehman Brothers Inc.

Cut-off Date..............................  January 1, 2001.

Closing Date..............................  On or about January 30, 2001.

Distribution Date.........................  The 15th day of each month, or, if such 15th day is not a business day,
                                            the business day immediately
                                            following such 15th day, commencing
                                            in February 2001.

Record Date...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            ------------------------------------
Expected Final Distribution Date             Class A-1     September 15, 2006
                                            ------------------------------------
                                             Class A-2      October 15, 2011
                                            ------------------------------------
                                             Class A-3      October 15, 2011
                                            ------------------------------------
                                             Class B        December 15, 2011
                                            ------------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full.

Rated Final Distribution Date.............  As to each class of offered certificates, February 15, 2031,
                                            which is three (3) years after the
                                            latest amortization term of the
                                            mortgage loans.

                              OFFERED CERTIFICATES

General...................................  Morgan Stanley Dean Witter Capital I
                                            Inc. is offering the following four
                                            (4) classes of its Series 2001-PPM
                                            Commercial Mortgage Pass-Through
                                            Certificates:

                                            o   A-1

                                            o   A-2

                                            o   A-3

                                            o   B

                                            The entire series will consist of a
                                            total of nineteen (19) classes, the
                                            following fifteen (15) of which are
                                            not being offered by this prospectus
                                            supplement and the accompanying
                                            prospectus: Class C, Class D, Class
                                            E, Class F, Class G, Class H, Class
                                            J, Class K, Class L, Class M, Class
                                            N, Class O, Class X, Class R-I and
                                            Class R-II.

Certificate Balance.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance may
                                            vary by up to 5%:

                                           -----------------------------------------------------------------
                                           Class A-1          $127,296,000 Certificate Balance
                                           -----------------------------------------------------------------
                                           Class A-2          $189,000,000 Certificate Balance
                                           -----------------------------------------------------------------
                                           Class A-3          $215,300,000 Certificate Balance
                                           -----------------------------------------------------------------
                                           Class B            $15,589,000 Certificate Balance
                                           -----------------------------------------------------------------

Pass-Through Rates........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the pass-through rates
                                            for each class of offered
                                            certificates:

                                            ------------------------------------
                                              Class A-1           5.98%
                                            ------------------------------------
                                              Class A-2           6.40%
                                            ------------------------------------
                                              Class A-3           6.54%
                                            ------------------------------------
                                              Class B             6.87%
                                            ------------------------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

DISTRIBUTIONS

A.   Amount and Order
     of Distributions.....................  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                                 Step 1/Class A and Class X: To
                                            interest on Classes A-1, A-2, A-3
                                            and X, pro rata, in accordance with
                                            their interest entitlements (which
                                            includes any interest shortfalls
                                            from prior periods).

                                                 Step 2/Class A: To the extent
                                            of amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 and Class A-2
                                            Certificates pro rata (with the
                                            Class A-1 allocation based upon a
                                            combined principal balance of the
                                            Class A-1 and Class A-3 Certificates
                                            divided by the aggregate principal
                                            balance of the outstanding Class
                                            A-1, Class A-2 and Class A-3
                                            Certificates, and the Class A-2
                                            allocation based upon the
                                            outstanding Class A-2 Certificate
                                            principal balance divided by the
                                            outstanding aggregate principal
                                            balance of the Class A-1, Class A-2
                                            and Class A-3 Certificates), until
                                            the Class A-1 Certificates are
                                            reduced to zero and (ii) then, to
                                            the Class A-2 and Class A-3
                                            Certificates pro rata until the
                                            Class A-2 and Class A-3 Certificates
                                            are reduced to zero. If the
                                            principal amount of each class of
                                            certificates other than Classes A-1,
                                            A-2 and A-3 has been reduced to zero
                                            or the aggregate appraisal reduction
                                            is greater than or equal to the
                                            aggregate principal balance of each
                                            class of certificates other than
                                            Classes A-1, A-2 and A-3, then
                                            principal will be distributed to
                                            Classes A-1, A-2 and A-3, pro rata,
                                            rather than as described above.

                                                 Step 3/Class A: If the
                                            principal amount of each class of
                                            certificates other than Classes A-1,
                                            A-2 and A-3 has been reduced to zero
                                            or the aggregate appraisal reduction
                                            is greater than or equal to the
                                            aggregate principal balance of each
                                            class of certificates other than
                                            Classes A-1, A-2 and A-3, principal
                                            will be distributed to Classes A-1,
                                            A-2 and A-3, pro rata, rather than
                                            as described above to reimburse
                                            Classes A-1, A-2 and A-3, for any
                                            previously unreimbursed losses on
                                            the mortgage loans allocable to
                                            principal that were previously borne
                                            by those classes, together with
                                            interest on such losses at the
                                            applicable pass-through rate. The
                                            Class A-1, Class A-2, Class A-3 and
                                            Class X Certificates will be
                                            entitled to reimbursement, pro rata,
                                            of any realized losses or expense
                                            losses previously applied to such
                                            classes (plus interest thereon at
                                            the applicable pass-through rate).

                                                 Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class B in the amount of its
                                            principal entitlement until its
                                            principal amount is reduced to zero;
                                            and (c) to reimburse Class B for any
                                            previously unreimbursed losses on
                                            the mortgage loans allocable to
                                            principal that were previously borne
                                            by that class, together with
                                            interest on such losses at the
                                            applicable pass-through rate.

                                                 Step 5/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in this
                                            prospectus supplement.

B.   Interest and
     Principal Entitlements...............  A description of the interest and principal entitlement payable to
                                            each Class can be found in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement. As described
                                            in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal amount. In
                                            addition, the right of the master
                                            servicer and the trustee to
                                            reimbursement or payment for
                                            non-recoverable advances will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest. The amount of principal
                                            required to be distributed on the
                                            classes entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to: the
                                            principal portion of all scheduled
                                            payments, other than balloon
                                            payments, whether or not received,
                                            due during the related collection
                                            period; all principal prepayments
                                            and the principal portion of balloon
                                            payments received during the related
                                            collection period; the principal
                                            portion of other collections on the
                                            mortgage loans received during the
                                            related collection period, such as
                                            liquidation proceeds, condemnation
                                            proceeds, insurance proceeds and
                                            income on "real estate owned"; and
                                            the principal portion of proceeds of
                                            mortgage loan repurchases received
                                            during the related collection
                                            period.

                                            The notional balance of the Class X
                                            Certificates will be reduced
                                            proportionately with the reduction
                                            in principal of the other
                                            certificates.

                                            As described herein, the amount
                                            actually available for principal
                                            distributions on any distribution
                                            date may be less than the amount
                                            required to be distributed on that
                                            date.

C.   Prepayment
     Premiums.............................  The manner in which any prepayment premiums received during a
                                            particular collection period will be
                                            allocated to the classes of
                                            certificates entitled to principal,
                                            and the Class X Certificates, is
                                            described in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement.

SUBORDINATION

A.   General..............................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest on
                                            any distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses

                                            (including interest shortfalls) are
                                            allocated is depicted in ascending
                                            order.

                                                   -------------------------
                                                     Class A-1, Class A-2,
                                                          Class A-3
                                                             and
                                                           Class X
                                                   -------------------------

                                                   -------------------------
                                                           Class B
                                                   -------------------------

                                                   -------------------------
                                                         Classes C-O
                                                   -------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

B.   Shortfalls in
     Available Funds......................  The following types of shortfalls in available funds will be allocated in
                                            the same manner as mortgage loan
                                            losses:

                                            o  shortfalls resulting from
                                               compensation which the special
                                               servicer is entitled to receive;

                                            o  shortfalls resulting from
                                               payments of interest to the
                                               master servicer or the trustee in
                                               respect of advances by such
                                               parties, to the extent not
                                               covered by default interest and
                                               late payment charges paid by the
                                               borrower; and

                                            o  shortfalls resulting from a
                                               reduction of a mortgage loan's
                                               interest rate by a bankruptcy
                                               court or from other
                                               unanticipated, extraordinary or
                                               default-related expenses of the
                                               trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer or special servicer to
                                            offset such shortfalls) will be
                                            allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   General..............................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            January 1, 2001.

B.   Principal Balances...................  The trust's primary assets will be
                                            132 mortgage loans with an aggregate
                                            principal balance as of January 1,
                                            2001 of $623,573,070. It is possible
                                            that the mortgage loan balance will
                                            vary by up to 5%. As of January 1,
                                            2001, the principal balance of the
                                            mortgage loans in the mortgage pool
                                            ranged from approximately $111,153
                                            to approximately $30,952,411 (which
                                            represents the total principal
                                            balance for the Whitesell portfolio
                                            loan, which is described herein as
                                            eleven (11) separate mortgage loans
                                            secured by one (1) mortgage note)
                                            and the mortgage loans had an
                                            approximate average balance of
                                            $4,724,038.

C.   Fee Simple/Leasehold.................  One hundred thirty-one (131) of the mortgage loans, representing 98.2%
                                            of the aggregate principal balance
                                            of the mortgage loans, are secured
                                            by a first mortgage lien on a fee
                                            simple estate in an income-producing
                                            real property. Four (4) of those
                                            mortgage loans, representing 1.3% of
                                            the aggregate principal balance of
                                            the mortgage loans, are evidenced by
                                            one (1) note and are secured by the
                                            ground lease of the borrower on four
                                            (4) mortgaged properties. However,
                                            the fee owner of such mortgaged
                                            properties is an affiliate of the
                                            borrower and has also subjected its
                                            ownership interest to the lien of
                                            the mortgage and such mortgage loans
                                            are therefore treated for purposes
                                            of this prospectus supplement as
                                            secured by a fee simple estate.

                                            One (1) mortgage loan, representing
                                            1.8% of the aggregate principal
                                            balance of the mortgage loans, is
                                            secured partially by a ground lease
                                            and partially by a fee simple
                                            estate. Although the fee owner's
                                            interest in respect of the ground
                                            lease is not subordinated to the
                                            related mortgage, the term of the
                                            ground lease exceeds the maturity
                                            date of the mortgage loan by at
                                            least 20 years.

D.   Property Types.......................  The following table shows how the mortgage loans are distributed among
                                            different types of properties.


                                            ------------------------------------------------------------------------
                                                                        PERCENTAGE OF
                                                                          AGGREGATE
                                                                      PRINCIPAL BALANCE
                                                                      OF MORTGAGE LOANS   NUMBER OF     LOAN PER
                                                                      AS OF THE CUT-OFF   MORTGAGE       SQUARE
                                                 PROPERTY TYPE               DATE           LOANS      FOOT/UNIT
                                            ------------------------------------------------------------------------
                                             Office                          30.4%           25           $74.91
                                            ------------------------------------------------------------------------
                                              Retail                         29.4%           28           $80.54
                                              o  Grocery
                                                 anchored retail             15.4%           13           $66.40
                                              o  Anchored retail              8.7%            5           $82.72
                                              o  Free standing                4.1%            9          $134.06
                                                 retail
                                              o  Unanchored                   1.0%            1           $59.47
                                                 retail
                                            ------------------------------------------------------------------------

                                             Industrial                      27.2%           68           $27.99
                                            ------------------------------------------------------------------------
                                             Multifamily                     13.0%           11       $31,279.66
                                            ------------------------------------------------------------------------

E.   Property Location....................  The number of mortgage loans, and the approximate percentage of the
                                            aggregate principal balance of the
                                            mortgage loans, that are secured by
                                            mortgaged properties located in the
                                            eight (8) states with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:


                                           ------------------------------------------------------------------------
                                                                             PERCENTAGE OF
                                                                          AGGREGATE PRINCIPAL
                                                                          BALANCE OF MORTGAGE
                                                                            LOANS AS OF THE          NUMBER OF
                                                      STATE                   CUT-OFF DATE        MORTGAGE LOANS
                                           ------------------------------------------------------------------------
                                           Pennsylvania                           19.1%                  22
                                           ------------------------------------------------------------------------
                                           New Jersey                             16.7%                  30
                                           ------------------------------------------------------------------------
                                           Michigan                               10.1 %                  8
                                           ------------------------------------------------------------------------
                                           California                              7.2%                  10
                                           ------------------------------------------------------------------------
                                           Texas                                   6.4%                   5
                                           ------------------------------------------------------------------------
                                           North Carolina                          5.7 %                  4
                                           ------------------------------------------------------------------------
                                           Florida                                 5.3%                   7
                                           ------------------------------------------------------------------------
                                           Minnesota                               5.1 %                  6
                                           ------------------------------------------------------------------------

                                            The remaining mortgaged properties
                                            are located throughout 15 other
                                            states. None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5.0% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of January 1, 2001.

F.   Other Mortgage
     Loan Features........................  As of January 1, 2001, the mortgage loans had the following
                                            characteristics:

                                            o  Since origination, no scheduled
                                               payment of principal and interest
                                               on any mortgage loan was ever
                                               thirty days or more past due.

                                            o  Six (6) groups of mortgage loans
                                               contain separate obligations
                                               cross-collateralized with each
                                               other, which in the aggregate
                                               represent 15.8% of the aggregate
                                               principal balance of the mortgage
                                               loans, with no group representing
                                               more than 4.9% of the aggregate
                                               principal balance of the mortgage
                                               loans. See Appendix II attached
                                               hereto.

                                            o  Twelve (12) groups of mortgage
                                               loans were made to the same
                                               borrower or to borrowers that are
                                               affiliated with one another
                                               through partial or complete
                                               direct or indirect common
                                               ownership. Such groups
                                               collectively represent 32.6% of
                                               the aggregate principal balance
                                               of the mortgage loans, with no
                                               group representing more than
                                               10.2% of the aggregate principal
                                               balance of the mortgage loans.
                                               See Appendix II attached hereto.

                                            o  Certain of the mortgage loans are
                                               included in more than one of the
                                               categories described in the
                                               preceding two paragraphs.

                                            o  Thirty-five (35) mortgage loans,
                                               representing 15.4% of the
                                               aggregate principal balance of
                                               the mortgage loans, are secured
                                               by mortgaged properties that are
                                               each 100% leased to a single
                                               tenant; four (4) of which
                                               (representing 3.8% of the
                                               aggregate principal balance of
                                               the mortgage loans) are single
                                               tenant office properties; nine
                                               (9) of which (representing 4.1%
                                               of the aggregate principal
                                               balance of the mortgage loans)
                                               are single tenant retail
                                               properties; and 22 of which
                                               (representing 7.4% of the
                                               aggregate principal balance of
                                               the mortgage loans) are single
                                               tenant industrial properties.

                                            o  All of the mortgage loans bear
                                               interest at fixed rates.

                                            o  No mortgage loan permits negative
                                               amortization or the deferral of
                                               accrued interest.

G.   Balloon Loans........................  As of January 1, 2001, the mortgage loans had the following
                                            characteristics:

                                            o  Seventy-eight (78) of the
                                               mortgage loans, representing
                                               69.6% of the aggregate principal
                                               balance of the mortgage loans,
                                               are "balloon loans." For purposes
                                               of this prospectus supplement, we
                                               consider a mortgage loan to be a
                                               "balloon loan" if its principal
                                               balance is equal to or greater
                                               than one percent (1%) of its
                                               original principal balance as of
                                               its maturity date.

                                            o  Fifty-four (54) mortgage loans,
                                               representing 30.4% of the
                                               aggregate principal balance of
                                               the mortgage loans, are expected
                                               to have principal balances of
                                               less than approximately one
                                               percent (1%) of their respective
                                               original principal balance as of
                                               their respective stated maturity
                                               dates.

H.   Prepayment Provisions................  As of January 1, 2001, the mortgage loans restricted voluntary
                                            principal prepayments as follows:


                                            o  In certain cases, voluntary
                                               principal prepayments are
                                               permitted only during specified
                                               periods. In particular, 84
                                               mortgage loans, representing
                                               67.6% of the aggregate principal
                                               balance of the mortgage loans,
                                               permit voluntary prepayment only
                                               after expiration of a lock-out
                                               period (other than in connection
                                               with a release of the related
                                               mortgaged property, as described
                                               below), subject to payment of a
                                               prepayment premium. Each of those
                                               mortgage loans requires payment
                                               of one of the following
                                               prepayment premiums upon a
                                               voluntary principal prepayment.

                                               o  For one (1) mortgage loan,
                                                  representing 1.5% of the
                                                  aggregate principal balance of
                                                  the mortgage loans, the
                                                  prepayment premium is
                                                  calculated by using a yield
                                                  maintenance formula.

                                               o  For 83 mortgage loans,
                                                  representing 66.1% of the
                                                  aggregate principal balance of
                                                  the mortgage loans, the
                                                  prepayment premium for each
                                                  such mortgage loan is
                                                  calculated as an amount equal
                                                  to the greater of one percent
                                                  (1%) of the amount
                                                  prepaid and an amount based
                                                  upon a yield maintenance
                                                  formula.

                                                  See Appendix II attached
                                                  hereto for a summary of the
                                                  specific yield maintenance
                                                  provisions.


                                            o  For 48 mortgage loans,
                                               representing 32.4% of the
                                               aggregate principal balance of
                                               the mortgage loans, there either
                                               was no lockout period or the
                                               lockout period has expired and
                                               voluntary prepayment is currently
                                               permitted, subject to payment of
                                               a prepayment premium. Prepayment
                                               premiums for such loans are
                                               calculated as an amount equal to
                                               the greater of one percent (1%)
                                               of the amount prepaid and an
                                               amount based upon a yield
                                               maintenance formula. See Appendix
                                               II for the specific yield
                                               maintenance provisions.

                                            o  All mortgage loans permit
                                               voluntary prepayment without a
                                               prepayment premium for a
                                               specified period prior to the
                                               maturity date; for a majority of
                                               the mortgage loans, this period
                                               is 90 days (and the weighted
                                               average of the mortgage loans is
                                               generally 120 days) prior to and
                                               including the maturity date.

                                            o  Twenty-two (22) of the mortgage
                                               loans, representing 24.1% of the
                                               aggregate principal balance of
                                               the mortgage loans, permit
                                               voluntary prepayment only in full
                                               and not in part. One hundred ten
                                               (110) mortgage loans,
                                               representing 75.9% of the
                                               aggregate principal balance of
                                               the mortgage loans, permit
                                               voluntary whole or partial
                                               prepayment.

                                            o  One (1) mortgage loan,
                                               representing 0.4% of the
                                               aggregate principal balance of
                                               the mortgage loans, permits the
                                               borrower to pay down an
                                               additional one percent (1%) of
                                               the original principal balance
                                               per annum without penalty.

                                            o  One (1) mortgage loan,
                                               representing 0.5% of the
                                               aggregate principal balance of
                                               the mortgage loans, permits the
                                               borrower to pay down 10% of the
                                               outstanding principal amount of
                                               such mortgage loan without
                                               penalty each year during the last
                                               ten (10) years prior to its
                                               maturity date (which is
                                               non-cumulative for any amount not
                                               prepaid in any year).

                                            o  In addition, fifty-five (55) of
                                               the mortgage loans, representing
                                               23.4% of the aggregate principal
                                               balance of the mortgage loans,
                                               permit the release of a mortgaged
                                               property at any time subject to
                                               certain conditions. The mortgage
                                               loan documents generally provide
                                               that the remaining outstanding
                                               balance of the mortgage loan
                                               after the release will be
                                               re-amortized, based on the lower
                                               principal balance and remaining
                                               amortization term of the mortgage
                                               loan. The conditions for a
                                               release include, among other
                                               things:

                                               o  the payment of a release
                                                  payment, which will be applied
                                                  to reduce the principal amount
                                                  due on the maturity date of
                                                  the mortgage loan; and

                                               o  the payment of a prepayment
                                                  premium calculated as
                                                  described above (other than
                                                  with respect to 6 mortgage
                                                  loans,
                                                  representing 4.2% of the
                                                  aggregate principal balance of
                                                  the mortgage loans, for which
                                                  a prepayment premium may not
                                                  be due from the related
                                                  borrower if such a release
                                                  occurs during the lock-out
                                                  period for the related
                                                  mortgage loan; if the trust
                                                  does not receive a prepayment
                                                  premium in connection with
                                                  such release, the seller is
                                                  obligated to pay such
                                                  prepayment premium associated
                                                  with such mortgage loan as
                                                  calculated in accordance with
                                                  the related promissory note).

I.   Mortgage Loan Ranges
     and Weighted Averages ...............  As of January 1, 2001, the mortgage loans had the following additional
                                            characteristics:

     I.  MORTGAGE INTEREST RATES            Mortgage interest rates ranging from
                                            6.620% per annum to 8.800% per
                                            annum, and a weighted average
                                            mortgage interest rate of 8.186% per
                                            annum;

     II.  REMAINING TERMS                   Remaining terms to scheduled
                                            maturity ranging from 20 months to
                                            295 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 111 months;

     III.  ORIGINAL AMORTIZATION TERMS      Original amortization terms ranging
                                            from 39 months to 360 months, and a
                                            weighted average original
                                            amortization term of 264 months;

     IV.  REMAINING AMORTIZATION TERMS      Remaining amortization terms ranging
                                            from 28 months to 324 months, and a
                                            weighted average remaining
                                            amortization term of 228 months; and

     V.  LOAN-TO-VALUE RATIOS               Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, ranging from 30.9% to
                                            81.9%, and a weighted average
                                            loan-to-value ratio, calculated as
                                            described in this prospectus
                                            supplement, of 62.6%.

                                            For 26 mortgage loans, representing
                                            26.7% of the aggregate principal
                                            balance of the mortgage loans as of
                                            January 1, 2001, the loan-to-value
                                            ratio was calculated according to
                                            the methodology set forth in this
                                            prospectus supplement based on the
                                            estimate of value from a third party
                                            appraisal conducted in 1999 or 2000.

                                            For 60 mortgage loans, representing
                                            48.2% of the aggregate principal
                                            balance of the mortgage loans as of
                                            January 1, 2001, the loan-to-value
                                            ratio was calculated according to
                                            the methodology set forth in this
                                            prospectus supplement using
                                            capitalization rates from
                                            third-party market studies.

                                            For 45 mortgage loans, representing
                                            24.7% of the aggregate principal
                                            balance of the mortgage loans as of
                                            January 1, 2001, the loan-to-value
                                            ratios were calculated according to
                                            the methodology set forth in this
                                            prospectus supplement based on
                                            valuations determined by the seller.

                                            For one (1) mortgage loan
                                            representing 0.4% of the aggregate
                                            principal balance of the mortgage
                                            loans as of January 1, 2001 and
                                            which is secured by two (2)
                                            properties, the loan amount was not
                                            separately allocated to each of the
                                            mortgaged properties. The value for
                                            one of the mortgaged properties was
                                            based on the estimate of value from
                                            an appraisal obtained during the
                                            year 2000; the value for the other
                                            mortgaged property was calculated
                                            using a capitalization rate based on
                                            valuations determined by the seller.
                                            These values were added together and
                                            the loan-to-value ratio for this
                                            mortgage loan was calculated
                                            according to the methodology set
                                            forth in this prospectus supplement.

                                            For detailed methodologies, see
                                            "Assessments of Property Value and
                                            Condition--Appraisals" in this
                                            prospectus supplement.

     VI. DEBT SERVICE COVERAGE RATIOS       The mortgage loans have debt service
                                            coverage ratios, determined
                                            according to the methodology
                                            presented in this prospectus
                                            supplement, ranging from 1.01x to
                                            2.39x and a weighted average debt
                                            service coverage ratio, calculated
                                            as described in this prospectus
                                            supplement, of 1.34x. Such
                                            calculations are based on
                                            underwritable cash flow and actual
                                            debt service.

                                            The mortgage loans have implied debt
                                            service coverage ratios ranging from
                                            1.16x to 3.00x, calculated assuming
                                            each mortgage loan has a fixed
                                            constant of 9.0% as described in
                                            this prospectus supplement, and all
                                            of the mortgage loans have a
                                            weighted average implied debt
                                            service coverage ratio, calculated
                                            as described in this prospectus
                                            supplement, of 1.58x. Such
                                            calculations are based on
                                            underwritable cash flow and a fixed
                                            constant of 9.0%.

ADVANCES OF PRINCIPAL AND INTEREST

A.   General..............................  The master servicer is required to advance delinquent monthly mortgage
                                            loan payments except in the specific
                                            instances described in the
                                            paragraphs below. The master
                                            servicer will not be required to
                                            advance any additional interest
                                            accrued as a result of the
                                            imposition of any default rate. The
                                            master servicer also is not required
                                            to advance prepayment or yield
                                            maintenance premiums, or balloon
                                            payments. With respect to any
                                            balloon payment, the master servicer
                                            will instead be required to advance
                                            an amount equal to the scheduled
                                            payment that would have been due if
                                            the related balloon payment had not
                                            become due.

                                            Moreover, the master servicer is
                                            required to make advances of
                                            scheduled loan payments for the two
                                            (2) mortgage loans (representing
                                            2.4% of the aggregate principal
                                            balance of the mortgage loans as of
                                            January 1, 2001) which have a grace
                                            period that expires after the
                                            determination date, to the extent
                                            such payment is not received from
                                            the applicable borrower by the
                                            related master servicer remittance
                                            date. See "Description of the
                                            Mortgage Pool-Material Terms and
                                            Characteristics of the Mortgage
                                            Loans" in this prospectus
                                            supplement.

                                            All advances made by the master
                                            servicer or the trustee will accrue
                                            interest at a rate equal to the
                                            "prime rate" as reported in The Wall
                                            Street Journal. Advances made in
                                            respect of the two (2) mortgage
                                            loans which have a grace period that
                                            expires after the determination date
                                            will not begin to accrue interest
                                            until the day succeeding the
                                            expiration date of any applicable
                                            grace period; provided, that if such
                                            advance is not reimbursed from
                                            collections received by the related
                                            borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made.

                                            If the master servicer fails to make
                                            a required advance, the trustee will
                                            be required to make the advance,
                                            subject to the same limitations, and
                                            with the same rights of the master
                                            servicer.

                                            Neither the master servicer nor the
                                            trustee will be obligated to make
                                            any advance if it reasonably
                                            determines that such advance would
                                            not be recoverable in accordance
                                            with the servicing standard, and the
                                            trustee may rely on any such
                                            determination made by the master
                                            servicer.

B.   Advances During an
     Appraisal Reduction Event............  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the loan plus
                                            all other amounts due thereunder and
                                            interest on advances made with
                                            respect thereto exceeds 90% of the
                                            value of the mortgaged property
                                            determined by an appraisal or other
                                            valuation, an appraisal reduction
                                            may be created in the amount of the
                                            excess as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount
                                            required to be advanced on that
                                            mortgage loan will be
                                            proportionately reduced to the
                                            extent of that appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest and principal on the
                                            most subordinate class or classes of
                                            certificates then outstanding.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Ratings ..................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Fitch, Inc. and
                                            Standard & Poor's Ratings Services.

                                           ------------------------------------------------------------------------
                                                                                             RATINGS
                                                         CLASS                              FITCH/S&P
                                           ------------------------------------------------------------------------
                                           Classes A-1, A-2 and A-3                          AAA/AAA
                                           ------------------------------------------------------------------------
                                           Class B                                            AA/AA
                                           ------------------------------------------------------------------------

                                            A rating agency may downgrade,
                                            qualify or withdraw a security
                                            rating at any time.

                                            See "Ratings" in this prospectus
                                            supplement and in the prospectus for
                                            a discussion of the basis upon which
                                            ratings are given, the limitations
                                            of and restrictions on the ratings,
                                            and the conclusions that should not
                                            be drawn from a rating.

Optional Termination .....................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates is less
                                            than or equal to one percent (1%) of
                                            the aggregate principal balance of
                                            the mortgage loans as of January 1,
                                            2001, the seller, the special
                                            servicer, the master servicer,
                                            Morgan Stanley Dean Witter Capital I
                                            Inc. and any holder of a majority
                                            interest in the Class R-I
                                            Certificates, each in turn, will
                                            have the option to purchase all of
                                            the remaining mortgage loans, and
                                            all property acquired through
                                            exercise of remedies in respect of
                                            any mortgage loan, at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            would terminate the trust and retire
                                            the then outstanding certificates.

Denominations ............................  The Class A-1, Class A-2 and Class
                                            A-3 Certificates will be offered in
                                            minimum denominations of $25,000.
                                            The Class B Certificates will be
                                            offered in minimum denominations of
                                            $100,000. Investments in excess of
                                            the minimum denominations may be
                                            made in multiples of $1.

Registration, Clearance
   and Settlement ........................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through The Depository Trust Company
                                            in the United States or Clearstream
                                            Banking or Euroclear in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            Morgan Stanley Dean Witter Capital I
                                            Inc. may elect to terminate the
                                            book-entry system through The
                                            Depository Trust Company,
                                            Clearstream Banking or Euroclear
                                            with respect to all or any portion
                                            of any class of the certificates
                                            offered to you.

                                            Morgan Stanley Dean Witter Capital I
                                            Inc. expects that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about January 30,
                                            2001.

Tax Status ...............................  An election will be made to treat designated portions of the trust as
                                            two separate "real estate mortgage
                                            investment conduits" --REMIC I and
                                            REMIC II--for federal income tax
                                            purposes. In the opinion of counsel,
                                            the trust (and each such designated
                                            portion of the trust) will qualify
                                            for this treatment and each class of
                                            offered certificates will represent
                                            "regular interests" in REMIC II.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o  The offered certificates will be
                                               treated as newly originated debt
                                               instruments for federal income
                                               tax purposes.

                                            o  Beneficial owners of offered
                                               certificates will be required to
                                               report income on the certificates
                                               in accordance with the accrual
                                               method of accounting.

                                            o  Certain classes of certificates
                                               offered hereby may be issued with
                                               original issue discount.

                                            o  The offered certificates will
                                               also represent the right to
                                               receive a Seller Partial
                                               Prepayment Premium in certain
                                               circumstances. See "Material
                                               Federal Income Tax Consequences"
                                               and "Description of
                                               the Offered Certificates--
                                               Distribution of Prepayment
                                               Premiums" in this prospectus
                                               supplement.

Considerations Related to Title I
   of the Employee Retirement
   Income Security Act of 1974 ...........  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            B Certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

Legal Investment..........................  The Class A-1, Class A-2, Class A-3
                                            and the Class B Certificates will
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended,
                                            so long as they are rated in one of
                                            the two highest rating categories by
                                            one or more rating agencies. See
                                            "Legal Investment" in this
                                            prospectus supplement.

                                            Except with respect to the status of
                                            the Class A-1, Class A-2, Class A-3
                                            and Class B Certificates as
                                            "mortgage related securities,"
                                            neither the prospectus nor this
                                            prospectus supplement makes any
                                            representation to you regarding the
                                            proper characterization of the
                                            certificates offered by this
                                            prospectus supplement for purposes
                                            of any applicable legal investment,
                                            regulatory capital requirements or
                                            other similar purposes. You should
                                            consult with your own advisor
                                            regarding these matters. See "Legal
                                            Investment" in this prospectus
                                            supplement and in the prospectus.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under Risk Factors summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in such sections.

YOUR INVESTMENT IS NOT INSURED OR GUARANTEED AND YOUR SOURCE FOR REPAYMENTS IS LIMITED TO PAYMENTS UNDER THE MORTGAGE LOANS

     Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

     You should consider all of the mortgage loans to be nonrecourse loans. If a default occurs, the lender's remedies are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under the mortgage loan prior to maturity is dependent primarily on the sufficiency of the net operating income (or, in the case of mortgage loans secured by land which is ground leased to a ground tenant, the sufficiency of related ground lease rents) of the mortgaged property. Payment of those mortgage loans that are balloon loans at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

     In limited circumstances, Jackson National Life Insurance Company, as the seller (which has a financial strength rating of "AAA" from S&P, "AA+" from Fitch and "Aa3" from Moody's), may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Dean Witter Capital I Inc. if its representations and warranties concerning such mortgage loan are breached or if there are material defects in the documentation for the mortgage loan. However, there can be no assurance that Jackson National Life Insurance Company will be in a financial position to effect such repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of transfer of the mortgage loans and mortgaged properties. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A MORTGAGE LOAN IS DEPENDENT ON THE CASH FLOW PRODUCED BY THE PROPERTY WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR CERTIFICATES

     The mortgage loans are secured by various types of income-producing commercial and multifamily properties. Commercial and multifamily lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.

     The repayment of a mortgage loan secured by income-producing properties is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o   the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   the proximity and attractiveness of competing properties;

     o   the adequacy of the property's management and maintenance;

     o increases in operating expenses at the property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o   a decline in the financial condition of a major tenant;

     o   an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties or rental space);

     o   demographic factors;

     o   decreases in consumer confidence;

     o   changes in consumer tastes and preferences; and

     o   retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   the level of tenant defaults;

     o   the rate at which new rentals occur; and

     o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

THE REPAYMENT OF A MORTGAGE LOAN IS DEPENDENT ON THE CASH FLOW PRODUCED BY THE PROPERTY WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR CERTIFICATES

     One hundred fifteen (115) mortgage loans, representing 85.1% of the aggregate principal balance of the mortgage loans as of January 1, 2001, are not newly originated and have been outstanding for 12 or more months prior to January 1, 2001. The weighted average period that the aforementioned mortgage loans have been outstanding is 42 months. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently-originated mortgage loans. For example:

     o property values and the surrounding neighborhood may have changed since origination;

     o   origination standards may have been different than current standards;

     o the market for any related business may have changed from the time the mortgage loan was originated;

     o the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

     o the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

     Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

CONVERTING MORTGAGED PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

     o converting properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o   zoning or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT OPERATING INCOME

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Thirty-five (35) mortgage loans, representing 15.4% of the aggregate principal balance of all mortgage loans as of January 1, 2001, are secured by mortgaged properties leased to single tenants and in some cases, the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o   the financial effect of the absence of rental income may be severe;

     o   more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

LEASING MORTGAGED PROPERTIES TO MULTIPLE TENANTS MAY RESULT IN HIGHER RE-LEASING COSTS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES

     If a mortgaged property has multiple tenants, re-leasing costs may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE CONCENTRATION OF LOANS WITH THE SAME OR RELATED BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES

     If losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans, the negative impact on the pool of mortgage loans will be more severe than if loss occurs with respect to loans representing a smaller percentage of the aggregate principal balance of the mortgage loans.

     Twelve (12) groups of mortgage loans, including cross-collateralized mortgage loan groups and single obligation multiple mortgaged property groups, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The loans associated with these 12 borrower concentrations constitute 32.6% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. The three largest borrower concentrations included in the 12 groups represent 10.2%, 4.9% and 3.8%, respectively, of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. Moreover, even if such mortgage loans are not cross-collateralized, a default with respect to one loan may make defaults with respect to other loans of the same or related borrower more likely.

A CONCENTRATION OF LOANS WITH THE SAME PROPERTY TYPES INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES

     A concentration of mortgaged property types also can pose increased risks. The following property types represent the indicated percentage of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001:

     o   office properties represent 30.4%;

     o retail properties represent 29.4%; anchored retail properties represent 8.7%; grocery anchored retail properties represent 15.4%; free-standing retail properties represent 4.1%; and unanchored retail properties represent 1.0%;

     o   industrial properties represent 27.2%; and

     o   multifamily properties represent 13.0%.

A CONCENTRATION OF MORTGAGED PROPERTIES IN A LIMITED NUMBER OF LOCATIONS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

     The mortgaged properties are located throughout 23 states. 19.1%, 16.7%, 10.1%, 7.2%, 6.4%, 5.7%, 5.3% and 5.1% of the mortgaged properties, based upon the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001, are located in Pennsylvania, New Jersey, Michigan, California, Texas, North Carolina, Florida and Minnesota, respectively, and concentrations of mortgaged properties, in each case representing not more than 5.0% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001 also exist in 15 other states.

     In addition, investors should note that approximately 7.2% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001, are located in California, 4.0% of which are located in northern California and 3.2% of which are located in southern California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

A LARGE CONCENTRATION OF OFFICE PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF OFFICE PROPERTIES

     Office properties secure 25 of the mortgage loans, representing 30.4% of the outstanding aggregate principal balance of all mortgage loans, as of January 1, 2001. A medical office property secures one (1) of the mortgage loans, representing 1.2% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; suburban office properties secure 22 of the mortgage loans, representing 24.0% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001 and urban office properties secure two (2) of the mortgage loans, representing 5.2% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001.

     A number of factors affect the value of these office properties, including:

     o   the quality of an office building's tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

     o   the desirability of the area as a business location; and

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF RETAIL PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF RETAIL PROPERTIES

     Retail properties secure 28 of the mortgage loans, representing 29.4% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. Grocery anchored retail properties secure 13 of the mortgage loans, representing 15.4% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; anchored retail properties secure five (5) of the mortgage loans, representing 8.7% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; freestanding retail properties secure nine (9) of the mortgage loans, representing 4.1% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; and an unanchored retail property secures one (1) mortgage loan, representing one percent (1.0%) of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. The quality and success of a retail property's tenants significantly affect the property's value.

     The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

     o   an anchor store's failure to renew its lease;

     o   termination of an anchor store's lease;

     o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

     o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

     There are retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF INDUSTRIAL PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF INDUSTRIAL PROPERTIES

     Industrial properties secure 68 of the mortgage loans, representing 27.2% of the outstanding aggregate principal balance of all mortgage loans, as of January 1, 2001. Flexible use industrial properties secure 10 of the mortgage loans, representing 4.3% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; office/warehouse properties secure 13 of the mortgage loans, representing 3.9% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001; and warehouse industrial properties secure 45 of the mortgage loans, representing 19.0% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o   a property becoming functionally obsolete;

     o   an insufficient supply of labor to meet demand;

     o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

     o   a change in the proximity of supply sources; and

     o   environmental hazards.

A LARGE CONCENTRATION OF MULTIFAMILY PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF MULTIFAMILY PROPERTIES

     Multifamily properties secure 11 of the mortgage loans, representing 13.0% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001. In the case of multifamily lending in particular, adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, economic condition of local and regional employers and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE PROPERTY AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one (1) year, or 15%, not to exceed three (3) years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACM") into the air or require the removal or containment of ACM. Under federal law and in some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of cleaning up or otherwise responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO SPECIFIC MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     In general, in connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was a Phase I type of environmental site assessment. Phase I environmental site assessments include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not include sampling and laboratory analysis. None of the assessments were updated in connection with the sale of the related mortgage loans to the trust.

     With respect to the mortgaged properties for which environmental site assessments were prepared on or after July 1, 1999 (such mortgaged properties indicated in Appendix II), representing 23.0% of the aggregate principal balance of all mortgage loans as of January 1, 2001, the seller has represented to the depositor that, except as disclosed in such assessment, it has no knowledge of the presence of any material adverse environmental conditions.

     With respect to the remaining mortgaged properties for which environmental site assessments were prepared prior to July 1, 1999 (such mortgaged properties indicated in Appendix II), representing 77.0% of the aggregate principal balance of all mortgage loans as of January 1, 2001, the seller has represented to the depositor that no material adverse environmental condition exists.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions. Morgan Stanley Dean Witter Capital I Inc. cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated. Moreover, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

     Portions of some of the mortgaged properties securing the mortgage loans include tenants which operate as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

     Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE, YOU MAY EXPERIENCE A LOSS

     Seventy-eight (78) of the mortgage loans, representing 69.6% of the aggregate principal balance of all mortgage loans as of January 1, 2001, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the stated maturity dates. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o   prevailing interest rates;

     o   the fair market value of the related mortgaged property;

     o   the borrower's equity in the related mortgaged property;

     o   the borrower's financial condition;

     o   the operating history and occupancy level of the mortgaged property;

     o   tax laws; and

     o   prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     Neither Jackson National Life Insurance Company, as seller, nor any of its affiliates, is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES

     Generally all of the mortgage loans prohibit the borrowers from incurring additional indebtedness (secured, unsecured or otherwise) in connection with the related mortgaged property other than unsecured indebtedness in the form of trade payables and other expenses incurred in the operation of the related mortgaged property.

     Twenty (20) mortgage loans, representing 15.4% of the aggregate principal balance of the mortgage loans as of January 1, 2001, have existing subordinated debt in place and/or permit subordinated debt to be obtained by the related borrower in the future.

     o Four (4) of such mortgage loans, representing 4.7% of the aggregate principal balance of the mortgage loans as of January 1, 2001, have existing subordinated secured debt in place. Of these loans, two (2) mortgage loans, representing 2.8% of the aggregate principal balance of the mortgage loans as of January 1, 2001, also permit secured secondary debt to be obtained by the related borrower in the future when the existing subordinated secured debt has been repaid, subject to certain additional conditions that are described in Appendix II.

     o Sixteen (16) of such mortgage loans (including the two (2) mortgage loans described in the second sentence of the prior paragraph), representing 11.3% of the aggregate principal balance of the mortgage loans as of January 1, 2001, permit additional secured subordinated debt to be taken out in the future subject to certain conditions that are described in Appendix II.

     o Two (2) such mortgage loan, representing 2.2% of the aggregate principal balance of the mortgage loans as of January 1, 2001, permits additional unsecured financing to be obtained by the related borrower in the future.

     Morgan Stanley Dean Witter Capital I Inc. makes no representation as to whether any other secured or unsecured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the equity owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     When a mortgage loan borrower, or its constituent members, also have one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE ADVERSELY IMPACT REPAYMENT OF THE RELATED MORTGAGE LOAN

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

THE MORTGAGE LOANS WERE NOT SPECIFICALLY ORIGINATED FOR SECURITIZATION; THE BORROWERS ARE NOT SPECIAL PURPOSE ENTITIES

     None of the mortgage loans was originated specifically for securitization, and generally such mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers are not required to make payments to lockboxes, maintain reserves for certain expenses such as capital expenditures and tenant improvements and leasing commissions, and the lender does not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. In addition, unlike borrowers which have been formed specifically for securitization, the loan documents and organizational documents of the borrowers generally do not limit the purpose of the borrowers to owning the mortgaged properties and the loan documents and organizational documents of the borrowers do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions on amending its organizational documents). Consequently, the borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any of these other obligations constitutes a default under the related mortgage loan. Generally, neither the borrowers nor entities having an interest in the borrowers have independent directors whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrowers. One of the purposes of an independent director of the borrower or of a special purpose entity having an interest in the borrower is to avoid a bankruptcy petition filing which is not justified by the borrower's own economic circumstances but is instead intended to benefit an affiliate. Borrowers that are not bankruptcy remote entities may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF MORTGAGED PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o   responding to changes in the local market;

     o   planning and implementing the rental structure;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future property managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     No mortgage loan requires the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. Since rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

THE ABSENCE OF RESERVES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     The mortgage loans generally do not require that the borrowers under the related mortgage loans put aside funds for specific reserves controlled by the lender. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital improvements and tenant improvements and leasing commissions or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. Morgan Stanley Dean Witter Capital I Inc. also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or sufficient to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that

     o a title insurer will have the ability to pay title insurance claims made upon it;

     o   the title insurer will maintain its present financial strength; or

     o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE REQUIREMENTS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The seller has taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the seller generally does not consider those defects known to it to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Generally, insurance proceeds would be available for application to the mortgage loan if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, would generate sufficient income to service the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and Texas and in coastal areas of Florida, areas that have historically been at greater risk of acts of nature for which adequate insurance is generally not available, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and Morgan Stanley Dean Witter Capital I Inc. cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE POLICIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT REQUIRE REPAIR ON THE PROPERTY

     Jackson National Life Insurance Company, or engineering consultants engaged by it, inspected all of the mortgaged properties in connection with the origination of the mortgage loans (except in certain cases where the mortgaged property was newly constructed) to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which engineering reports were prepared on or after July 1, 1999 or for which there is no engineering report but a Certificate of Substantial Completion from an architect was submitted (such mortgaged properties indicated in Appendix II), representing 23.9% of the aggregate principal balance of the mortgage loans as of January 1, 2001, the seller has represented to the depositor that, except as disclosed in the related report, it has no knowledge of any material adverse property condition.

     With respect to the remaining mortgaged properties for which engineering reports were prepared prior to July 1, 1999 (such mortgaged properties indicated in Appendix II), representing 76.1% of the aggregate principal balance of all mortgage loans as of January 1, 2001, the seller has represented to the depositor that no material adverse property condition exists.

     Morgan Stanley Dean Witter Capital I Inc. cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineering consultant have been reserved to remedy the material and adverse condition.

VALUATION ESTIMATES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED
PROPERTIES

     In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an appraiser who, is either a Member Appraisal Institute (MAI) or was supervised and reviewed by a Member Appraisal Institute. The appraisals were either Complete Appraisals - Restricted Reports or Limited Appraisals - Restricted Reports which comply to the Uniform Standards of Professional Appraisal Practice (USPAP) and real estate appraisal regulations.

     The loan-to-value ratios and implied valuations for 26 of the mortgage loans as of January 1, 2001, representing 26.7% of the aggregate principal balance of the mortgage loans as of January 1, 2001, were calculated according to the methodology described in this prospectus supplement based on the values from third-party appraisals conducted in 1999 or 2000.

     For 97 of the mortgage loans, none of which are secured by multifamily properties, representing 65.0% of the aggregate principal balance of the mortgage loans as of January 1, 2001, the loan-to-value ratios and implied valuations were calculated according to the methodology described in this prospectus supplement using a capitalization rate applied to the net operating income of such mortgaged property or properties to determine the value of such mortgaged property or properties. For nine (9) of the mortgage loans (all of which are multifamily properties) representing 8.3% of the aggregate principal balance of the mortgage loans as of January 1, 2001, the loan-to-value ratios and implied valuations were calculated according to the methodology described in this prospectus supplement using a capitalization rate applied to the underwritable cash flow of such mortgaged property or properties to determine the value of such mortgaged property or properties. The loan-to-value ratios were calculated based on market studies or the seller's underwriting, as described below:

     o For 60 of the mortgage loans, representing 48.2% of the aggregate principal balance of the mortgage loans as of January 1, 2001, their loan-to-value ratio and implied valuations were calculated according to the methodology described in this prospectus supplement on the basis of the third-party market studies conducted on or after October 17, 2000.

     o For 45 of the mortgage loans, representing 24.7% of the aggregate principal balance of the mortgage loans as of January 1, 2001, their loan-to-value ratio and implied valuations were prepared by the seller's underwriters according to the methodology described in this prospectus supplement using a capitalization rate applied to the underwritten net operating income (or, with respect to multifamily properties, net cash flow) of such mortgaged property or properties. See Appendix II hereto.

     o For one (1) mortgage loan, representing 0.4% of the aggregate principal balance of the mortgage loans as of January 1, 2001 and secured by two
         (2) mortgaged properties, the loan amount was not separately allocated to each of the mortgaged properties. The value for one (1) of the mortgaged properties was based on the estimate of value from an appraisal obtained during the year 2000; the value for the other mortgaged property was calculated using a capitalization rate based on valuations determined by the seller. These values were added together and the loan-to-value ratio for this mortgage loan was calculated according to the methodology set forth in this prospectus supplement.

THE TIMING OF MORTGAGE LOAN AMORTIZATION MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME CERTIFICATES MAY AFFECT THE TIMING OF PAYMENTS AND THE APPLICATION OF LOSSES ON YOUR CERTIFICATES

     As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated first to the Subordinate Certificates (in reverse alphabetical order), which include the Class B Certificates, reducing amounts otherwise payable to such classes. Any remaining losses would then be allocated to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates (which are not offered pursuant to this prospectus supplement), in proportion to the amounts of interest or principal payable thereon.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess up to the outstanding certificate balance of such class.

THE OPERATION OF THE MORTGAGED PROPERTY FOLLOWING FORECLOSURE OF THE MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING OF PAYMENTS ON YOUR CERTIFICATES

     Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on mortgaged properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

CROSS-COLLATERALIZATION OF GROUPS OF MORTGAGE LOANS COULD LEAD TO REDUCED PAYMENTS ON YOUR CERTIFICATES

     The mortgage pool includes six (6) groups of mortgage loans, which represent 15.8% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties, with no group representing more than 4.9% of such aggregate principal balance.

     Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

     o such borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

     o such borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers.

     Among other things, a legal challenge to the granting of the liens may focus on (i) the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property, and
(ii) the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

THE BANKRUPTCY OR INSOLVENCY OF ANY AFFILIATED BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Twelve (12), representing 32.6% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001, unrelated groups of mortgage loans (including cross-collateralized mortgage loan groups), the largest concentration of which represents 10.2% of the outstanding aggregate principal balance of all mortgage loans as of January 1, 2001, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. Each such group of mortgage loans is not affiliated with and is not cross-collateralized with any mortgage loan contained in any other group of such mortgage loans.

     The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR CERTIFICATES

     Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

     The special servicer will be PPM Finance, Inc. It is anticipated that the seller will acquire all of the most subordinated certificates, including those of the initial controlling class, and the seller will appoint PPM Finance, Inc., an affiliate of the seller, as the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, pursuant to the Pooling and Servicing Agreement, the special servicer is required to service the mortgage loans pursuant to the Servicing Standard.

     Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the property managers, and property managers themselves, also may own other properties, including competing properties. The property managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

     Conflicts between the trust and the seller. The activities of the seller or its affiliates, including PPM Finance, Inc. (which is the special servicer), may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of the seller or its affiliates, including PPM Finance, Inc., may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and the seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if the seller acquires any certificates. In particular, if certificates held by the seller are part of a class that is or becomes the controlling class, the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets. Affiliates of the seller may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR CERTIFICATES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of the seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under all of the mortgage loans require payment of a prepayment premium, other than

     o with respect to six (6) of the mortgage loans, representing 4.2% of the aggregate principal balance of the mortgage loans, which may permit the release of a mortgaged property without the payment of a prepayment premium if such release occurs during the related lock-out period. If the trust does not receive a prepayment premium in connection with such a release, the seller is obligated to pay such prepayment premium associated with such mortgage loan as calculated in accordance with the related promissory note. In addition, all mortgage loans permit the borrower to prepay the related mortgage loan without premium for a period that is, in most cases, 90 days (with the weighted average of the mortgage loans generally 120 days) prior to and including the maturity date. Also, one (1) mortgage loan, representing 0.4% of the aggregate principal balance of the mortgage loans, permits the borrower to pay down an additional one percent (1%) of the original principal balance per annum without penalty and one (1) mortgage loan, representing 0.5% of the aggregate principal balance of the mortgage loans, permits the borrower to pay down 10% of the outstanding principal amount of such mortgage loan without penalty each year during the last ten (10) years prior to its maturity date (which is non-cumulative for any amount not prepaid in any year). Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Morgan Stanley Dean Witter Capital I Inc. also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

         o   the terms of the mortgage loans;

         o   the length of any prepayment lockout period, if any;

         o   the level of prevailing interest rates;

         o   the availability of mortgage credit;

         o   the applicable yield maintenance charges or prepayment premiums;

         o   the occurrence of casualties or natural disasters; and

         o   economic, demographic, tax or legal factors.

Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, if the seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty or material defects in a mortgage loan's documentation, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

     Also, the description in the mortgage notes of the method of calculation of prepayment premiums is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE WILL BE AFFECTED BY THE PRICE AT WHICH THE CERTIFICATE WAS PURCHASED AND THE RATE, TIMING AND AMOUNT OF DISTRIBUTIONS ON YOUR CERTIFICATE

     The yield on any offered certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o   the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

     o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

     o the method of calculation of prepayment premiums and the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

YOU BEAR THE RISK OF BORROWER DEFAULTS

     The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

     o   the aggregate amount of distributions on them;

     o   their yields to maturity;

     o   their rates of principal payments; and

     o   their weighted average lives.

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust, and therefore a greater portion of the related distributions of principal payments on the mortgage loans, than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

COMPENSATION TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE MAY HAVE AN ADVERSE EFFECT ON THE PAYMENTS ON YOUR CERTIFICATES

     To the extent described in this prospectus supplement, the master servicer or the trustee will be entitled to receive interest on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.

THE SELLER OF THE MORTGAGE LOANS IS SUBJECT TO INSOLVENCY LAWS THAT MAY AFFECT THE TRUST'S OWNERSHIP OF THE MORTGAGE LOANS

     In the event of the insolvency of the seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur. The seller is a life insurance company, and state, not federal, law governs its insolvency.

     Based upon an opinion of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the seller, which opinion is subject to various assumptions and qualifications, the seller believes that such a challenge will be unsuccessful, but there can be no assurance that a state insurance commissioner, as receiver, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the certificates. While Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. each currently intends to make a secondary market in the certificates, neither is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and has offered very limited liquidity.

FORWARD-LOOKING STATEMENTS MAY DIFFER FROM ACTUAL RESULTS IN A MANNER THAT WILL ADVERSELY AFFECT YOUR CERTIFICATES

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this Risk Factors section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" beginning on page S-92.

GENERAL

     The Series 2001-PPM Commercial Mortgage Pass-Through Certificates will be issued on or about January 30, 2001 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise; and

     o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, the Mortgage Loan Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of the seller regarding the mortgage loans.

         The certificates will consist of nineteen (19) classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates;

     o   the Class X Certificates;

     o the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates; and

     o   the Class R-I Certificates and the Class R-II Certificates.

     The Class A-1, Class A-2, Class A-3 and Class B Certificates are offered hereby. The Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class X, Class R-I and Class R-II Certificates are not offered hereby.

     The Class A-1, Class A-2 and Class A-3 Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). Morgan Stanley Dean Witter Capital I Inc. has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the

DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3 and Class B Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                     APPROXIMATE
                    INITIAL AGGREGATE             PERCENT OF INITIAL              RATINGS         APPROXIMATE
    CLASS          CERTIFICATE BALANCE               POOL BALANCE               (FITCH/S&P)      CREDIT SUPPORT
    -----          -------------------               ------------               -----------      --------------
Class A-1             $   127,296,000                   20.41%                    AAA/AAA             14.75%

Class A-2             $   189,000,000                   30.31%                    AAA/AAA             14.75%

Class A-3             $   215,300,000                   34.53%                    AAA/AAA             14.75%

Class B               $    15,589,000                    2.50%                     AA/AA              12.25%


     The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, and Class A-3 Certificates represent the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class B Certificates for the initial Distribution Date will equal 5.98%, 6.40%, 6.54% and 6.87%.

     The Pass-Through Rate applicable to the Class X Certificates (which are not offered hereby) is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates for such Distribution Date (weighted on the basis of the relative Certificate Balance of such Classes of certificates immediately prior to such Distribution Date). The "Class X Strip Rate" for such Classes of certificates will be a per annum rate equal to the difference of the Weighted Average Net Mortgage Rate over the respective Pass-Through Rate of such Class.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis, on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

  General

     Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement or the Pooling and Servicing Agreement, on each Distribution Date, commencing on February 15, 2001. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

  The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

  Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of offered certificates remains outstanding, the trustee will apply the Available Distribution Amount for such date (other than Excess Liquidation Proceeds, if any) for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date:
     (A) first, to the Class A-1 and Class A-2 Certificates pro rata (with the Class A-1 allocation based upon a combined principal balance of the Class A-1 and Class A-3 Certificates divided by the aggregate principal balance of the outstanding Class A-1, Class A-2 and Class A-3 Certificates, and the Class A-2 allocation based upon the outstanding Class A-2 Certificate principal balance divided by the outstanding aggregate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates), until the Class A-1 Certificates are reduced to zero and (B) then, to the Class A-2 and Class A-3 Certificates pro rata until the Class A-2 and Class A-3 Certificates are reduced to zero;

         (iii) to the holders of the Class A and Class X Certificates; pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Classes of certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one twelfth the applicable Pass-Through Rate;

         (iv) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

         (v) upon payment in full of the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, to the holders of the Class B Certificates, in reduction of the Certificate Balance of the Class B Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (vi) to the holders of the Class B Certificates, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Class of certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one twelfth the applicable Pass-Through Rate; and

         (vii) to make payments to the holders of the private certificates as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

     o first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

     o second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, compounded monthly, at one-twelfth the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

     Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses previously allocated to them. Upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, amounts remaining on deposit in such account will not be distributed to holders of the offered certificates, but instead will be distributed as provided in the Pooling and Servicing Agreement.

  Distributions of Prepayment Premiums

     On any Distribution Date, Prepayment Premiums and Seller Partial Prepayment Premiums collected during the related Collection Period will be distributed by the trustee on the classes of offered certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3 and Class B, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class of offered certificates and (c) the aggregate amount of Prepayment Premiums and Seller Partial Prepayment Premiums collected during the related Collection Period. Any Prepayment Premiums and Seller Partial Prepayment Premiums collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates.

     No Prepayment Premiums and Seller Partial Prepayment Premiums will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums and Seller Partial Prepayment Premiums distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     For a description of Prepayment Premiums and Seller Partial Prepayment Premiums, see "Description of the Mortgage Pool--Material Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions and "--Release of Collateral" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans and The Leases--Default Interest Prepayment Premiums and Prepayments" in the prospectus regarding the enforceability of Prepayment Premiums.

  Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Sub-Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO property.

  Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. In the event that the appraisal or internal valuation, as applicable, has not been delivered to the master servicer by the special servicer by the date on which an Appraisal Event occurs (or, in the case of an Appraisal Event described in the second bullet point in the definition thereof, within 60 days after receipt of the notice described therein), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current principal balance of the related mortgage loan until the appraisal or internal valuation is received at which point the Appraisal Reduction shall be re-calculated.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three (3) consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three (3) consecutive months will be updated annually (in accordance with the standard set forth in the preceding paragraph), with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the operating adviser may at any time request the special servicer to obtain, at the operating adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which reduction, in the event such advances are being made on the related mortgage loan, will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

  Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2 and Class A-3 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

  Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee will be reduced by the amount of such excess up to an amount equal to the aggregate Master Servicing Fee for the related collection period calculated in respect of all mortgage loans. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments--not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans--exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess up to an amount equal to the aggregate Special Servicing Fee for the Collection Period calculated in respect of all mortgage loans. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" and "--The Special Servicer--Special Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The seller, the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to one percent (1%) of the Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date (inclusive of any grace period) for each mortgage loan ending in the Collection Period (or, as to the mortgage loans with a grace period that expires after the Determination Date ending in the month in which the related Collection Period ends) with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

ADVANCES

  P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o the amount required to be advanced by the master servicer without giving effect to this sentence; and

     o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments. The P&I Advance for any Mortgage Loan which has been modified shall be calculated based on its terms as modified. Moreover, the master servicer is required to make advances of Scheduled Payments for Post Determination Date Mortgage Loans to the extent a Scheduled Payment is not received from the applicable borrower by the related Master Servicer Remittance Date.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. Interest on P&I Advances made in respect of Post Determination Date Mortgage Loans will accrue interest at the Advance Rate, commencing on the day succeeding the date of the expiration of a grace period with respect to the related mortgage loan; provided, that if such advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

  Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates, and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO property are unavailable to pay any amounts due and payable, for:

     o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o items such as real estate taxes and assessments in respect of such REO property that may result in the imposition of a lien;

     o   any ground rents in respect of such REO property; and

     o costs and expenses necessary to maintain, manage or operate such REO property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO property.

     The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

  Nonrecoverable Advances

     The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies and Morgan Stanley Dean Witter Capital I Inc. setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Trustee Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available to each Certificateholder on each Distribution Date:

     (a) A statement setting forth, to the extent applicable:

         (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

         (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums and Seller Partial Prepayment Premiums;

         (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

         (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

            (A) delinquent 30 to 59 days,

            (B) delinquent 60 to 89 days,

            (C) delinquent 90 days or more,

            (D) as to which foreclosure proceedings have been commenced, or

            (E) as to which bankruptcy proceedings have been commenced;

         (v) with respect to any REO property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO property and the Scheduled Principal Balance of the mortgage loan;

         (vi) as of the related Determination Date:

            (A) as to any REO property sold during the related Collection
                Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

            (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO property by the loan number of the related mortgage loan;

         (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

         (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

         (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

         (x) the aggregate amount of servicing fees paid to the master servicer, each sub-servicer and the special servicer;

         (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

         (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer and the trustee;

         (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

         (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The trustee will make the foregoing reports available each month via the trustee's website, which shall initially be located at www.ctslink.com/cmbs (the "trustee's website"). In addition, the trustee will also make mortgage loan information as presented in the "CMSA" standard file formats, the "CMSA" loan setup file format, "CMSA" property file format, the "CMSA" loan periodic update file format, "CMSA" comparative financial status report file format, the Special Servicer Reports and the Operating Statement Analysis Report available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the trustee's website or other electronic means. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the trustee's website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver in electronic format the Operating Statement Analysis Report to the trustee, which will make such report available as described above to the Underwriters, the Certificateholders, the seller, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or either Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

     The Operating Statement Analysis Report is also available via the master servicer's website, initially located at www.capmarkservices.com (the "servicer's website"). In connection with providing access to the master servicer's website, the master servicer may require registration and acceptance of a disclaimer. The master servicer will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement. In addition, the master servicer will make no representations or warranties as to the accuracy or completeness of information on the master servicer's website and will not assume any responsibility therefor. The master servicer may disclaim responsibility for any information of which it is not the original source.

  Special Servicer Reports

     On or about each Determination Date, the special servicer will prepare the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement. Such reports will be delivered by the special servicer, no later than the Determination Date, to the Underwriters, the Rating Agencies, the master servicer and Morgan Stanley Dean Witter Capital I Inc.; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

  Other Information

     The Pooling and Servicing Agreement generally requires that the trustee make available, to the extent in its possession or control, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o   the Pooling and Servicing Agreement and any amendments thereto;

     o all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

     o   all officer's certificates delivered to the trustee since the Closing
         Date;

     o   all accountants' reports delivered to the trustee since the Closing
         Date;

     o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property and REO property;

     o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the trustee;

     o any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property;

     o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

     o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing access or such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

  Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the trustee and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates for the first month of the trust's existence, assuming the Certificates are issued in January 2001:

     The close of business on

           January 1                   (A)  Cut-off Date.

           January 31                  (B)  Record Date for all Classes of
                                            certificates.

           January 2 - February 9      (C)  The Collection Period. The master
                                            servicer receives Scheduled Payments
                                            due after the Cut-off Date and any
                                            Principal Prepayments made after the
                                            Cut-off Date and on or prior to
                                            February 9.

           February 9                  (D)  Determination Date.

           February 14                 (E)  Master Servicer Remittance Date.

           February 15                 (F)  Distribution Date.


     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

           (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

           (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

           (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 9, 2001 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. With respect to a Distribution Date, for each Post Determination Date Mortgage Loan, any Scheduled Payments for that Due Date (inclusive of any grace period) made on or after the related Master Servicer Remittance Date, shall be applied to reimburse any P&I Advances made on such Master Servicer Remittance Date with respect to such Post Determination Date Mortgage Loan and shall not be part of the Available Distribution Amount for the next Distribution Date.

           (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

           (E) The master servicer will remit to the trustee no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

           (F) The trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE

  The Trustee

     Wells Fargo Bank Minnesota, N.A. will act as the trustee. The trustee, is at all times required to be, and will be required to resign if it fails to be,
(i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated not less than "AA" by S&P and "AA" by Fitch, or such lower ratings as the Rating Agencies confirm in writing that will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Services
(CMBS) - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-PPM. As of December 31, 1999, the trustee had assets in excess of $100 million. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

     In addition, Wells Fargo Bank Minnesota, N.A. will serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent").

     The trustee will be paid the Trustee Fee as compensation for its duties as trustee, Certificate Registrar and Authenticating Agent under the Pooling and Servicing Agreement.

         EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each Class of certificates is the Distribution Date in February 2031.

     The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o   the Pass-Through Rate for such certificate;

     o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of such certificate;

     o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of such certificate; and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The yields on the offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yield will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance of such Class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A-1, Class A-2, Class A-3, Class X and Class B Certificates, the allocation of a portion of collected Prepayment Premiums or Seller Partial Prepayment Premiums to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Seller Partial Prepayment Premiums payable, if any, with respect to any Mortgage Loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3 and Class X (which are not offered pursuant to this prospectus supplement) Certificates, pro rata, based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the mortgage pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables. Certain of the mortgage loans permit partial prepayments. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o   summing the results; and

     o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the mortgage pool will not experience any defaults or losses, or that the mortgage pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


Distribution Date                                 0%            25%             50%             75%           100%
-----------------                                 --            ---             ---             ---           ----

Closing Date                                     100            100             100             100            100
January 15, 2002                                  92             92              92              92             92
January 15, 2003                                  74             74              74              74             74
January 15, 2004                                  54             54              54              54             54
January 15, 2005                                  44             43              42              40             34
January 15, 2006                                  19             15              12              10              4
January 15, 2007                                   0              0               0               0              0
Weighted Average Life (in years)                3.41           3.35            3.30            3.25           3.10

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


Distribution Date                                  0%            25%            50%             75%           100%
-----------------                                  --            ---            ---             ---           ----

Closing Date                                      100            100            100             100            100
January 15, 2002                                   97             97             97              97             97
January 15, 2003                                   90             90             90              90             90
January 15, 2004                                   83             83             83              83             83
January 15, 2005                                   79             79             78              78             75
January 15, 2006                                   70             69             67              67             64
January 15, 2007                                   47             47             46              46             42
January 15, 2008                                   24             24             24              24             24
January 15, 2009                                   21             21             21              21             21
January 15, 2010                                   13             13             13              13             11
January 15, 2011                                    3              3              3               3              3
January 15, 2012                                    0              0              0               0              0
Weighted Average Life (in years)                 5.85           5.82           5.78            5.74           5.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


Distribution Date                                  0%            25%            50%             75%           100%
-----------------                                  --            ---            ---             ---           ----

Closing Date                                      100            100            100             100            100
January 15, 2002                                  100            100            100             100            100
January 15, 2003                                  100            100            100             100            100
January 15, 2004                                  100            100            100             100            100
January 15, 2005                                  100            100            100             100            100
January 15, 2006                                  100            100            100             100            100
January 15, 2007                                   75             74             74              73             66
January 15, 2008                                   38             38             38              38             38
January 15, 2009                                   33             33             33              33             33
January 15, 2010                                   21             21             21              20             18
January 15, 2011                                    4              4              4               4              4
January 15, 2012                                    0              0              0               0              0
Weighted Average Life (in years)                 7.29           7.27           7.25            7.21           7.03

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


Distribution Date                               0%             25%            50%             75%          100%
-----------------                               --             ---            ---             ---          ----

Closing Date                                   100             100            100             100           100
January 15, 2002                               100             100            100             100           100
January 15, 2003                               100             100            100             100           100
January 15, 2004                               100             100            100             100           100
January 15, 2005                               100             100            100             100           100
January 15, 2006                               100             100            100             100           100
January 15, 2007                               100             100            100             100           100
January 15, 2008                               100             100            100             100           100
January 15, 2009                               100             100            100             100           100
January 15, 2010                               100             100            100             100           100
January 15, 2011                               100             100            100             100           100
January 15, 2012                                 0               0              0               0             0
Weighted Average Life (in years)             10.83           10.83          10.82           10.81         10.66

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The mortgage pool will consist of 132 fixed-rate mortgage loans with an aggregate Cut-off Date Balance of $623,573,070 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $111,153 to $30,952,411 (which represents the total principal balance for the Whitesell portfolio loan, which is described herein as eleven (11) separate mortgage loans secured by one (1) mortgage note), and the mortgage loans have an average Cut-off Date Balance of $4,724,038. All numerical information concerning the mortgage loans is approximate.

     The mortgage loans were originated by the seller between October 18, 1995 and October 18, 2000. PPM Finance, Inc., an affiliate of the seller, performed substantially all of the administrative tasks arising in connection with the origination of the mortgage loans. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten largest mortgage loan exposures (treating cross-collateralized mortgage loans as one mortgage loan) in the mortgage pool are contained in Appendix III attached hereto. None of the mortgage loans was originated for securitization. Certain of the mortgage loans secured by multiple properties are portrayed in this prospectus supplement, to the extent identified as such in Appendix II, as separate mortgage loans with principal balances equal to the Allocated Loan Amount for each respective mortgaged property. Such allocation in determining an Allocated Loan Amount is generally based on (i) to the extent provided in the mortgage loan documents, the allocation specified therein or (ii) the ratio of the Underwritable Cash Flow, or net operating income (calculated as provided in the loan documents) or appraised value, or some combination thereof, of each such mortgaged property, to the aggregate Underwritable Cash Flow or appraised value of all such mortgaged properties securing the mortgage loan.

     One hundred thirty-one (131) mortgage loans, representing 98.2% of the Initial Pool Balance, are secured by a first mortgage lien on a fee simple estate in an income-producing real property. Four (4) of those mortgage loans, representing 1.3% of the Initial Pool Balance are evidenced by one (1) note and are secured by the ground lease of the borrower on four (4) mortgaged properties. However, the fee owner of such mortgaged properties is an affiliate of the borrower and has subjected its ownership interest to the lien of the mortgage. Thus, for purposes of this prospectus supplement, the mortgage loan (deemed to be four (4) mortgage loans because it is secured by multiple mortgaged properties) is reflected as a lien secured by a fee interest.

     One (1) of the mortgage loans, representing 1.8% of the Initial Pool Balance, is secured partially by a ground lease and partially by a fee simple estate in income-producing real property. Although the fee owner's interest in respect of the related ground lease is not subordinated to the related mortgage, the term of such ground lease exceeds the maturity date of the mortgage loan by at least 20 years.

     On or prior to the Closing Date, Morgan Stanley Dean Witter Capital I Inc. will acquire the mortgage loans from the seller, pursuant to the Mortgage Loan Purchase Agreement to be entered into between Morgan Stanley Dean Witter Capital I Inc. and the seller. Morgan Stanley Dean Witter Capital I Inc. will thereupon sell its interests in the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Seller" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

  Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their remaining terms. All of the mortgage loans, other than two (2) mortgage loans, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. The remaining two (2) mortgage loans, representing one percent (1%) of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

  Property Types

     The mortgaged properties consist of the following property types:

     o Office - 25 of the mortgage loans, which represent 30.4% of the Initial Pool Balance, are secured by office properties; one (1) of such mortgage loans, representing 1.2% of the Initial Pool Balance, is a medical office property; 22 of such mortgage loans, representing 24.0% of the Initial Pool Balance, are suburban office properties; and two
         (2) of such mortgage loans, representing 5.2% of the Initial Pool Balance, are urban office properties;

     o Retail - 28 of the mortgage loans, which represent 29.4% of the Initial Pool Balance, are secured by retail properties; 13 of such mortgage loans, representing 15.4% of the Initial Pool Balance, are secured by grocery anchored retail properties; five (5) of such mortgage loans, representing 8.7% of the Initial Pool Balance, are secured by anchored retail properties; nine (9) of such mortgage loans, representing 4.1% of the Initial Pool Balance, are secured by free standing retail properties; and one (1) of such mortgage loans, representing one percent (1.0%) of the Initial Pool Balance, is secured by an unanchored retail property;

     o Industrial - 68 of the mortgage loans, which represent 27.2% of the Initial Pool Balance, are secured by industrial properties; 10 of such mortgage loans, representing 4.3% of the Initial Pool Balance, are secured by flexible use, industrial properties; 13 of such mortgage loans, representing 3.9% of the Initial Pool Balance, are secured by office/warehouse properties; and 45 of such mortgage loans, representing 19.0% of the Initial Pool Balance, are secured by warehouse properties; and

     o Multifamily - 11 of the mortgage loans, which represent 13.0% of the Initial Pool Balance, are secured by multifamily properties.

  Property Location

     19.1%, 16.7%, 10.1%, 7.2%, 6.4%, 5.7%, 5.3% and 5.1% of the mortgaged properties, based upon the Initial Pool Balance are located in Pennsylvania, New Jersey, Michigan, California, Texas, North Carolina, Florida and Minnesota, respectively, and concentrations of mortgaged properties, in each case representing not more than 5.0% of the Initial Pool Balance, also exist in 15 other states.

  Due Dates

     All of the mortgage loans have Due Dates on the first of each month. One hundred fifteen (115) of the mortgage loans, which represent 91.1% of the Initial Pool Balance, have payment grace periods of 10 days and 15 of the mortgage loans, which represent 6.5% of the Initial Pool Balance, have payment grace periods of five (5) days. Two (2) mortgage loans, representing 2.4% of the Initial Pool Balance, have payment grace periods of 15 days, and therefore expire after the Determination Date. The master servicer is required to make advances of Scheduled Payments on these mortgage loans, to the extent a Scheduled Payment is not received from the applicable borrower by the related Master Servicer Remittance Date. See "Description of the Offered Certificates -- Advances -- P&I Advances" and Appendix II for specific information with respect to grace periods in this prospectus supplement.

  Amortization

     The mortgage loans have the following amortization features:

     o Fifty-four (54) of the mortgage loans, representing 30.4% of the Initial Pool Balance, are expected to have principal balances of less than approximately one percent (1%) of their respective original principal balance as of their respective stated maturity dates.

     o Seventy-eight (78) of the mortgage loans, representing 69.6% of the Initial Pool Balance, are balloon loans. For the purposes of this prospectus supplement, we consider a mortgage loan to be a "Balloon Loan" if its principal balance is equal to or greater than approximately one percent (1%) of its original principal balance as of its stated maturity date. See "Risk Factors -- If a Borrower Is Unable to Repay Its Loan on Its Maturity, You May Experience a Loss." One (1) mortgage loan, representing 3.3% of the Initial Pool Balance, provides for monthly payments of interest only through January 1, 2001 and thereafter provides for monthly payments of interest and principal based on a 324-month amortization period. The amount of the Balloon Payment on those Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360 day year will be greater, and the actual amortization terms will be longer, than would be the case if such Mortgage Loans accrued interest on the basis of a 360 day year consisting of twelve 30 day months as a result of the application of interest and principal on such Mortgage Loans over time. See "Risk Factors--If a Borrower Is Unable to Repay Its Loan on Its Maturity, You May Experience a Loss."

  Prepayment Restrictions

     As of January 1, 2001, the mortgage loans restricted voluntary principal prepayments as follows:

     o In certain cases, voluntary principal prepayments are permitted only during specified periods. In particular, 84 mortgage loans, representing 67.6% of the Initial Pool Balance, permit voluntary prepayment only after expiration of a lock-out period (other than in connection with a release of the related mortgaged property, as described under "--Release of Collateral" below), subject to payment of a prepayment premium. Each of those mortgage loans requires payment of one of the following prepayment premiums upon a voluntary principal prepayment:

         o For one (1) mortgage loan, representing 1.5% of the Initial Pool Balance, the prepayment premium is calculated by using a yield maintenance formula.

         o For 83 mortgage loans, representing 66.1% of the Initial Pool Balance, the prepayment premium for each such mortgage loan is calculated as an amount equal to the greater of one percent (1%) of the amount prepaid and an amount based upon a yield maintenance formula.

         See Appendix II attached hereto for a summary of the specific yield maintenance provisions.

     o For 48 mortgage loans, representing 32.4% of the Initial Pool Balance, there either was no lockout period or the lockout period has expired and voluntary prepayment is currently permitted, subject to payment of a prepayment premium. Prepayment premiums are calculated as an amount equal to the greater of one percent (1%) of the amount prepaid and an amount based upon a yield maintenance formula. See Appendix II for a summary of the specific yield maintenance provisions.

     o All mortgage loans permit voluntary prepayment without a prepayment premium for a specified period prior to the maturity date; for a majority of the mortgage loans, this period is 90 days (and the weighted average of the mortgage loans is generally 120 days) prior to and including the maturity date.

     o Twenty-two (22) of the mortgage loans, representing 24.1% of the Initial Pool Balance, permit voluntary prepayment only in full and not in part. One hundred ten (110) mortgage loans, representing 75.9% of the aggregate principal balance of the mortgage loans, permit voluntary whole or partial prepayment.

     o One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, permits the borrower to pay down an additional one percent (1%) of the original principal balance per annum without penalty.

     o One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, permits the borrower to pay down 10% of the outstanding principal amount of such mortgage loan without penalty each year during the last ten (10) years prior to its maturity date (which is non-cumulative for any amount not prepaid in any year).

     The method of calculation of any Prepayment Premium will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans - Prepayment and Servicing Information."

  Release of Collateral

     Notwithstanding the prepayment restrictions described above, fifty-five
(55) of the mortgage loans, representing 23.4% of the Initial Pool Balance, which are secured by more than one mortgaged property, permit the release of a mortgaged property subject to satisfaction of certain conditions which are described in Annex II hereto. In order to obtain such release, the borrower is required to pay the principal amount allocated to such mortgaged property plus a release amount, together with any applicable yield maintenance on such payment. However, with respect to six (6) mortgage loans, representing 4.2% of the Initial Pool Balance, a prepayment premium may not be due from the related borrower if such a release occurs during the lock-out period for the related mortgage loan; if the trust does not receive a prepayment premium in connection with such release, the seller is obligated to pay to the Class or Classes of Certificates then receiving a principal distribution a Seller Partial Prepayment Premium in an amount equal to the prepayment premium associated with such mortgage loan as calculated in accordance with the related promissory note. The release amount will be applied to reduce the principal amount due on the maturity date of the mortgage loan. The mortgage loan documents generally provide that the remaining outstanding balance of the mortgage loan will be re-amortized, based on the lower balance and remaining amortization term of the mortgage loan. (These mortgage loans are, in the aggregate, evidenced by nine
(9) separate notes and are deemed to be separate mortgage loans because such notes are secured by multiple properties, and each such property is treated as a separate mortgage loan for the purpose of discussion in this prospectus supplement).

  Non-Recourse Obligations

     You should consider all of the mortgage loans to be non-recourse obligations of the related borrowers. Upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. None of the mortgage loans is insured or guaranteed by the United States, any government entity or instrumentality or mortgage insurer.

  "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, if the borrower sells or otherwise transfers or encumbers the related mortgaged property (or interests in the borrower) or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of a transfer and/or an assumption fee and certain other conditions.

     In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or to transfer direct or indirect interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the special servicer. The special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the master servicer or the special servicer, as the case may be, is required, in respect of any mortgage loan in excess of a minimum principal amount set forth in the Pooling and Servicing Agreement, before waiving the "Due-on-Sale" or "Due-on-Encumbrance" provision, as applicable, to obtain, among other things, confirmation in writing by the Rating Agencies that such waiver will not in and of itself result in withdrawal, downgrade or qualification of the ratings assigned to the offered certificates.

  Subordinate and Other Financing

     Generally all of the mortgage loans prohibit the borrowers from incurring additional indebtedness (secured, unsecured or otherwise) in connection with the related mortgaged property other than unsecured indebtedness in the form of trade payables and other expenses incurred in the operation of the related mortgaged property.

     Twenty (20) mortgage loans, representing 15.4% of the aggregate principal balance of the mortgage loans as of January 1, 2001, have existing subordinated debt in place and/or permit subordinated debt to be obtained by the related borrower in the future.

     o Four (4) of such mortgage loans, representing 4.7% of the aggregate principal balance of the mortgage loans as of January 1, 2001, have existing subordinated secured debt in place. Of these loans, two (2) mortgage loans, representing 2.8% of the aggregate principal balance of the mortgage loans as of January 1, 2001, also permit secured secondary debt to be obtained by the related borrower in the future once the existing subordinated secured debt has been repaid and subject to certain additional conditions that are described in Appendix II.

     o Sixteen (16) of such mortgage loans (including the two (2) mortgage loans described in the second sentence of the prior paragraph), representing 11.3% of the aggregate principal balance of the mortgage loans as of January 1, 2001, permit additional secured subordinated debt to be obtained by the related borrower in the future subject to certain conditions that are described in Appendix II.

     o Two (2) such mortgage loans, representing 2.2% of the aggregate principal balance of the mortgage loans as of January 1, 2001, permits additional unsecured financing to be obtained by the related borrower.

     Morgan Stanley Dean Witter Capital I Inc. makes no representation as to whether any other secured or unsecured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates" in this prospectus supplement.

  Additional Collateral/Reserves

     Certain mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower.

     If the borrowers do not satisfy conditions for release of the monies by the outside release date, such monies may be applied to partially repay the related mortgage loan, in some cases, without the payment of any prepayment premium, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation and capital improvements. For further information with respect to additional collateral, see Appendix II.

  Cross Collateralization; Related Parties

     The mortgage pool includes six (6) groups of mortgage loans, which represent 15.8% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations and is secured by mortgages on multiple mortgaged properties, with no group representing more than 4.9% of the Initial Pool Balance. Each such mortgage loan is cross defaulted and cross collateralized with the other mortgage loan or loans in such group. Certain ratios including DSCR, Implied DSCR, Cut-off Date Loan-to-Value and Balloon LTV are calculated on a combined basis for mortgage loans that are cross-collateralized and cross-defaulted. See Appendix II for further information with respect to such groups.

     Twelve groups of mortgage loans, collectively representing 32.6% of the Initial Pool Balance, were made to the same borrower or groups of borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with no group representing more than 10.2% of the Initial Pool Balance.

  Substitution of Collateral

     Two (2) mortgage loans, representing one percent (1.0%) of the Initial Pool Balance, permit substitution of a mortgaged property. The borrower for these mortgage loans has the right to substitute other properties for the mortgaged properties under certain conditions described in Appendix II.

  Extension Option

     One (1) mortgage loan, representing 3.3% of the Initial Pool Balance, permits the borrower to extend the loan term at a fixed rate of 8.25% beyond the original maturity date of January 1, 2005 until January 1, 2007, provided a minimum DSCR of 1.20x is maintained and a maximum LTV of 75% is not exceeded.

  Casualty or Condemnation

     A majority of the mortgage loans provide that, in the event of a casualty or a condemnation of a mortgaged property, the related borrower is entitled to use insurance proceeds or the condemnation award, as applicable, to rebuild the mortgaged property or remedy the effect of the condemnation, as applicable, provided certain conditions are satisfied, which may include (i) no default or event of default shall exist under the applicable loan documents, (ii) the related lender determines that the insurance proceeds or condemnation award, as applicable (together with any funds deposited by borrower to make up any shortfall) is sufficient to restore the mortgaged property or remedy the effect of the condemnation, as applicable, (iii) the related lender ascertains that the value of the mortgaged property, as shown by an appraisal done at that time, following restoration will be an amount certain or an amount which would not raise the LTV above a certain percentage (typically the original LTV ratio),
(iv) not more than a certain percentage of the rental income from the property is lost as a result of the casualty or condemnation, and (v) applicable laws allow the mortgaged property to be restored to its condition prior to the casualty or condemnation, as applicable. If the aforesaid conditions are not met, the related lender may apply the insurance proceeds or the condemnation award, as applicable, to pay down the mortgage loan.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

  Appraisals

     In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser who, is either a Member Appraisal Institute (MAI) or was supervised and reviewed by a Member Appraisal Institute. The appraisals were either Complete Appraisals - Restricted Reports or Limited Appraisals - Restricted Reports which comply to the Uniform Standards of Professional Appraisal Practice (USPAP) and real estate appraisal regulations.

     o The loan-to-value ratios for 26 mortgage loans, representing 26.7% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third-party appraisals conducted in 1999 or 2000.

     o For 97 of the mortgage loans (none of which are secured by multifamily properties), representing 65.0% of the Initial Pool Balance, the loan-to-value ratios and implied valuations were calculated according to the methodology described in this prospectus supplement using a capitalization rate applied to the net operating income of such mortgaged property or properties to determine the value of such mortgaged property or properties. For nine (9) of the mortgage loans, all of which are secured by multifamily properties, representing 8.3% of the Initial Pool Balance, the loan-to-value ratios and implied valuations were calculated according to the methodology described in this prospectus supplement using a capitalization rate applied to the underwritable cash flow of such mortgaged property or properties to determine the value of such mortgaged property or properties. The loan-to-value ratios were calculated based on market studies or the seller's underwriting, as described below:

         o For 60 of the mortgage loans, representing 48.2% of the Initial Pool Balance, their loan-to-value ratios were calculated according to the methodology described in this prospectus supplement on the basis of third-party market studies conducted on or after October 17, 2000.

         o For 45 of the mortgage loans, representing 24.7% of the Initial Pool Balance, their valuations were prepared by the seller's underwriters. The valuations were prepared using a capitalization rate applied to the underwritten net operating income (or, with respect to multifamily properties, net cash flow) of such mortgaged property or properties.

         o For one (1) mortgage loan representing 0.4% of the aggregate principal balance of the mortgage loans as of January 1, 2001 and secured by two (2) mortgaged properties, the loan amount was not separately allocated to each of the mortgaged properties. The value for one of the mortgaged properties was based on the estimated value from an appraisal obtained during the year 2000; the value for the other mortgaged property was calculated using a capitalization rate based on valuations determined by the seller. These values were added together and the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement.

  Environmental Assessments

     With respect to the mortgaged properties, for which environmental site assessments were prepared on or after July 1, 1999 (such mortgaged properties are indicated in Appendix II), representing 23.0% of the Initial Pool Balance, the seller has represented to the depositor that, except as disclosed in such assessment, it has no knowledge of the presence of any material adverse environmental conditions. With respect to the remaining mortgaged properties, for which environmental assessments were prepared before July 1, 1999, representing 77.0% of the Initial Pool Balance, the seller has represented to the depositor that no material adverse environmental conditions exist.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

     Portions of some of the mortgaged properties securing the mortgage loans include tenants which operate as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

  Property Condition Assessments

     The seller, or engineering consultants engaged by it, inspected all of the mortgaged properties in connection with the origination of the mortgage loans (except in certain cases where the mortgaged property was newly constructed) to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties, for which engineering reports were prepared on or after July 1, 1999 or for which there is no engineering report but a Certificate of Substantial Completion from an architect was submitted (such mortgaged properties are indicated in Appendix
II), representing 23.9% of the Initial Pool Balance, the seller has represented to the depositor that, except as disclosed in the related report, it has no knowledge of any material adverse property condition. With respect to the remaining mortgaged properties, for which engineering reports were prepared prior to July 1, 1999, representing 76.1% of the Initial Pool Balance, the seller has represented to the depositor that no material adverse condition exists. In those cases where a material and adverse property condition was disclosed, such property condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material property condition.

  Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material (Zone 4) obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     A seismic report was prepared for each mortgaged property located in a Zone 4 seismic zone at the time of origination. The mortgage pool contains 9 mortgage loans representing 6.4% of the Initial Pool Balance, each of which has a PML in excess of 15% of the estimated replacement costs of the improvements and is subject to the above-described mitigants.

  Zoning and Building Code Compliance

     The seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, ordinance and laws insurance coverage, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the seller has informed Morgan Stanley Dean Witter Capital I Inc. that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the mortgage loans associated with the 10 largest mortgage loan exposures in the mortgage pool (treating cross-collateralized mortgage loans as one mortgage loan), see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of The Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 9.0% fixed constant (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

     In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The seller adjusted operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent year-end operating statements were utilized along with rent rolls generally dated within eight months prior to the Cut-off Date. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.

     Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

     The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

     The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each determined using (i) a third-party appraisal conducted in 1999 or 2000, as described above under "--Assessments of Property Value and Condition--Appraisals," (ii) the third party market studies, or (iii) the seller's internal valuations.

     No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit a tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a portion of the building on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

     o   the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO property in an amount not less than the maximum amount obtainable with respect to such REO property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO property so long as such insurance is available at commercially reasonable rates.

THE SELLER

  Jackson National Life Insurance Company

     Each of the mortgage loans was originated and underwritten by Jackson National Life Insurance Company. PPM Finance, Inc., an affiliate of the seller, performed substantially all of the administrative duties arising in connection with the origination of the mortgage loans. Both the seller and PPM Finance, Inc. are wholly owned subsidiaries of Prudential plc. Prudential plc is a publicly traded United Kingdom company which is the parent of certain companies in the businesses of providing life, pensions, savings and general insurance products, financial services and investment management. Prudential plc has no affiliation with The Prudential Insurance Company of America.

     PPM Finance, Inc. and PPM America, Inc. (also an affiliate and a wholly owned subsidiary of Prudential plc) manage all of the seller's invested assets, totaling approximately $33.6 billion as of October 31, 2000. The Commercial Mortgage Lending Group (CMLG) at PPM Finance, Inc. was set up in 1995 to build a commercial mortgage loan portfolio for the seller. From its inception in 1995, the CMLG has originated more than 450 commercial loans with an average loan size of $9.5 million. The seller's mortgage loan portfolio totals approximately $3.7 billion as of December 31, 2000. PPM Finance, Inc. will initially be appointed as special servicer for the Certificates. See "Servicing of the Mortgage Loans-The Special Servicer" in this prospectus supplement.

     Jackson National Life Insurance Company is headquartered at One Corporate Way, Lansing, Michigan. Jackson National Life Insurance Company's telephone number is 517-394-3400. Its financial strength rating from S&P is "AAA", from Fitch is "AA+" and from Moody's is "Aa3".

SALE OF THE MORTGAGE LOANS

     On or prior to the Closing Date, the seller will sell the mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse, to the trustee on behalf of the trust fund for the benefit of the Certificateholders. In connection with such assignments, the seller is required in accordance with the Mortgage Loan Purchase Agreement to deliver the mortgage file, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by the seller with respect to the mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 75 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the seller.

REPRESENTATIONS AND WARRANTIES

     In the Mortgage Loan Purchase Agreement, the seller has represented and warranted with respect to each of the mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) the seller conveyed the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances. None of the loan documents restricts the seller's right to transfer the mortgage loan to the purchaser or the trustee;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien upon the related mortgaged property, subject to certain permitted encumbrances;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or (except for certain permitted encumbrances) subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) a property inspection report was prepared in connection with the origination of each mortgage loan (except in certain cases where the mortgaged property was newly constructed). With respect to the 24 mortgaged properties for which property inspection reports were prepared on or after July 1, 1999 or for which there is no property inspection report but a Certificate of Substantial Completion from an architect was submitted (such reports are indicated in Appendix II), representing 23.9% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, other than as disclosed in the related report, (a) the related mortgaged property is, to the seller's knowledge, (i) free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related mortgage loan; and (b) to the seller's knowledge, all building systems contained on the related mortgaged property are in good working order so as not to materially and adversely affect its value as security for the related mortgage loan.

     With respect to the remaining mortgage loans for which property inspection reports were prepared prior to July 1, 1999, representing 76.1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (a) the related mortgaged property is (i) free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related mortgage loan; and (b) all building systems contained on the related mortgaged property are in good working order so as not to materially and adversely affect its value as security for the related mortgage loan.

     The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property. To the seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the mortgage loans), as of the date of the origination of each mortgage loan, all of the material improvements on the related mortgaged property that were considered in determining the value of the mortgaged property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such mortgaged property, and no improvements on adjoining properties materially encroached upon such mortgaged property so as to materially and adversely affect the value or marketability of such mortgaged property, except those encroachments that are insured against by a title policy.

     (9) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (10) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (11) in general, an environmental site assessment was performed with respect to each mortgaged property in connection with the origination of the mortgage loans. With respect to the 23 mortgaged properties for which environmental site assessments were prepared on or after July 1, 1999 (such mortgaged properties are indicated in Appendix II), representing 23.0% of the aggregate principal balance of the mortgage loans as of January 1, 2001, other than as disclosed in the related environmental assessment, to the seller's knowledge, (X) no Hazardous Material is present on such mortgaged property, such that (1) the value, use or operations of such mortgaged property is materially and adversely affected, or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the mortgaged property, and (Y) such mortgaged property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such mortgaged property and neither seller nor, to the seller's knowledge, the related mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an environmental site assessment, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related mortgaged property if not remedied, such condition has either been satisfactorily remedied, consistent with the seller's normal commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the seller, consistent with its normal commercial mortgage lending practices, and adequate funding or resources, consistent with the seller's normal commercial mortgage lending practices, are available to remedy or otherwise respond to such condition.

     With respect to the remaining mortgaged properties for which environmental site assessments were prepared prior to July 1, 1999, representing 77.0% of the aggregate principal balance of the mortgage loans as of January 1, 2001, (X) no Hazardous Material is present on such mortgaged property, such that (1) the value, use or operations of such mortgaged property is materially and adversely affected, or (2) under applicable federal, state or local law and regulations,
(a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the mortgaged property, and (Y) such mortgaged property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Material or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such mortgaged property and neither seller nor, to the seller's knowledge, the related mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an environmental site assessment, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related mortgaged property if not remedied, such condition has either been satisfactorily remedied, consistent with the seller's normal commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the seller, consistent with its normal commercial mortgage lending practices, and adequate funding or resources, consistent with the seller's normal commercial mortgage lending practices, are available to remedy or otherwise respond to such condition;

     (12) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan and that was executed by or on behalf of the related mortgagor is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency), enforceable in accordance with its terms, and, to the seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related mortgagor with respect to such mortgage note, mortgage or other agreements;

     (13) each mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption or rent loss (except for certain of the mortgage loans specified on the list of seller's exceptions to the Mortgage Loan Purchase Agreement), liability insurance policies of a type (and containing the coverage) specified in the Mortgage Loan Purchase Agreement. A seismic report was prepared at origination for each mortgaged property located in a Zone 4 seismic zone;

     (14) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. There are no delinquent rents on any ground leases for any mortgaged property;

     (15) the related mortgagor is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (16) the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans listed on Appendix II to this prospectus supplement;

     (17) no mortgage note or mortgage requires the holder thereof to release all or any material portion of the related mortgaged property that was included in the valuation for such mortgaged property, and/or generates income, from the lien thereof except upon payment in full of all amounts due under the related mortgage loan, other than the mortgage loans that require the mortgagee to grant a release of a portion of the related mortgaged property, upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the seller's normal commercial mortgage lending practices;

     (18) to the seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller in this prospectus supplement;

     (19) each mortgaged property consists of the related mortgagor's fee simple estate in real estate (the "Fee Interest") or the related mortgage loan is secured in whole or in part by the interest of the related mortgagor as a lessee under a ground lease of a mortgaged property (a "Ground Lease"), and, if secured in whole or in part by a Ground Lease, either (1) the ground lessor's fee interest is subordinated to the lien of the mortgage and the mortgage will not automatically be subject to any lien or encumbrances on the ground lessor's fee interest, other than certain permitted encumbrances, and the holder of the mortgage is permitted to foreclose the ground lessor's Fee Interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

     (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; does not restrict the use of the related mortgaged property by the lessee or its successors and assigns in a manner that would materially adversely affect the security provided by the related mortgage; and, to the knowledge of the seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related mortgage loan, with the exception of material changes reflected in written instruments that are a part of the related mortgage file;

     (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the ground lessor's related fee interest and certain permitted encumbrances;

     (c) The mortgagor's interest in such Ground Lease is assignable to the purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

     (d) Such Ground Lease is in full force and effect, and the seller has received no notice that an event of default has occurred thereunder, and, to the seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease and seller has given the lessor proper notice of the mortgage lien;

     (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The seller has provided the lessor under the Ground Lease with notice of the seller's lien on the mortgaged property in accordance with the provisions of such Ground Lease;

     (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice by certified mail, return receipt requested of any such default, before the lessor thereunder may terminate such Ground Lease;

     (g) Such Ground Lease has an original term, along with any extensions exercisable by the seller, not less than the greater of (a) twenty years beyond the maturity date of the related mortgage loan and (b) 10 years beyond the full amortization term of the mortgage loan;

     (h) Under the terms of such Ground Lease and the related mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related mortgaged property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the mortgage loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the mortgage loan (except as otherwise provided by law) or to rebuilding of the mortgaged property;

     (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related mortgage loan, as commercially unreasonable by the seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related mortgage; and

     (j) Such Ground Lease requires the lessor to enter into a new lease with the seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     Such Ground Lease may not be amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the mortgage loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the mortgage loan.

     (20) the gross proceeds of each mortgage loan to the related mortgagor at origination did not exceed the non-contingent principal amount of the mortgage loan and either: (a) such mortgage loan is secured by an interest in real property having a fair market value (i) at the date the mortgage loan was originated, at least equal to 80 percent of the original principal balance of the mortgage loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the mortgage loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the mortgage loan and (y) a proportionate amount of any lien that is in parity with the mortgage loan (unless such other lien secures a mortgage loan that is cross-collateralized with such mortgage loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 21 shall be made on a pro rata basis in accordance with the fair market values of the mortgaged properties securing such cross-collateralized mortgage loans); or (b) substantially all the proceeds of such mortgage loan were used to acquire, improve or protect the real property that served as the only real property for such mortgage loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii));

     (21) each mortgage loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations
Section 1-860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages);

     (22) each prepayment penalty or yield maintenance premium payable under a mortgage loan is a "customary prepayment penalty" within the meaning of the REMIC provisions; and

     (23) no mortgage loan contains a provision that by its terms would automatically or at the unilateral option of the mortgagor cause such mortgage loan not be a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by the seller as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by the seller regarding the characteristics of any of the mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then the seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or, at its option,

     o if within the two-year period commencing on the Closing Date (if the related mortgage loan is a "defective obligation" as defined in the Code and the regulations thereunder; otherwise, the three-month period commencing on the Closing Date):

         o replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the earlier of the date the seller discovered the Material Document Defect or Material Breach or the date the seller was notified of the Material Document Defect or Material Breach.

     The foregoing obligations of the seller to cure a Material Document Defect or a Material Breach in respect of any of the mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of Morgan Stanley Dean Witter Capital I Inc., the seller or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if Morgan Stanley Dean Witter Capital I Inc. deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described herein. The information presented herein is representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, in each case either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

     Any such interest of the master servicer or the special servicer in the certificates or interests of affiliates of the master servicer or the special servicer will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may lend money to and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby and in the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement with one or more sub-servicers and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer (other than to the extent that a Sub-Servicing Fee Rate is part of the Administrative Cost Rate set forth in Appendix II hereto) or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor servicer is available and willing to assume the obligations of the master servicer (including its obligations under any sub-servicing agreements), and accepts appointment as successor master servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the master servicer bears all costs associated with its resignation and the transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

     Furthermore, the master servicer may resign if it determines that the master servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of its sub-servicers to continue to act as master servicer's sub-servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the master servicer or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for the servicing and administration of the entire mortgage pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans and for certain decisions regarding the servicing and administration of the other mortgage loans as set forth in the Pooling and Servicing Agreement.

     Upon a mortgage loan becoming a Specially Serviced Mortgage Loan, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the trustee and prepare reports to the trustee with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will resume all servicing responsibilities.

     The operating adviser has certain rights to advise, receive notice from, and consent to, the special servicer, provided that the special servicer may not take any action inconsistent with the Servicing Standard.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates-- Advances--Servicing Advances" in this prospectus supplement.

THE MASTER SERVICER

  Master Servicer

     CapMark Services, L.P., a Texas limited partnership ("CapMark"), as the master servicer under the Pooling and Servicing Agreement will be responsible for servicing the mortgage loans. The principal servicing office of CapMark is located at 245 Peachtree Center Avenue N.E., Suite 1800, Atlanta, Georgia 30303.

     As of October 31, 2000, CapMark serviced approximately 7,637 commercial and multifamily loans, totaling approximately $47.9 billion in aggregate outstanding principal amount. Within this servicing portfolio are loans that have been securitized in a total of 67 transactions with an aggregate principal balance of approximately $28.9 billion. The portfolio is significantly diversified both geographically and by product type.

     CapMark currently holds the highest servicer ratings for each servicer category issued by S&P, Fitch, and Moody's as set forth below:

    RATING AGENCY       PRIMARY SERVICER RATING      MASTER SERVICER RATING
    -------------       -----------------------      ----------------------

         S&P                    Strong                       Strong

        Fitch                    CPS1                         CMS1

       Moody's                 Approved                     Approved

     The information presented herein concerning CapMark has been provided by CapMark. Accordingly, Morgan Stanley Dean Witter Capital I Inc. makes no representations or warranty as to the accuracy or completeness of such information.

  Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts (or reserve accounts, if any) if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the related mortgage rate.

     The amount of the related Master Servicing Fee will be reduced, to not less than zero, on each Distribution Date by the amount, if any, of the Compensating Interest Payment made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced

Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     Each Sub-Servicer will be entitled to receive a Sub-Servicing Fee, which will be calculated based on that portion of the Administrative Cost Rate that is equal to the Sub-Servicing Fee Rate.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, fifth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred and has not been cured in the applicable cure period, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if an Event of Default occurs then the successor master servicer will be required to assume the sub-servicing agreement with each sub-servicer not in default of its respective sub-servicing agreement.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances, provided that in no event shall the termination of the master servicer be effective until a successor servicer, which has been approved by the operating adviser (such approval not to be unreasonably withheld), shall have succeeded the master servicer as successor servicer, subject to receipt of written confirmation from the Rating Agencies that the appointment of the successor servicer will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates, such successor servicer shall have notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer will solicit good faith bids from qualified replacement servicers for the right to service the mortgage loans in accordance with the Pooling and Servicing Agreement. The master servicer will have sixty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer, which has been approved by the operating advisor (such approval not to be unreasonably withheld) that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. Any expenses incurred by the trustee in connection with such sale shall be paid by the master servicer, and if not paid by the master servicer being terminated upon demand, by the trust fund. The termination of the master servicer will be effective when such servicer has succeeded the master servicer as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within sixty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

  Special Servicer

     PPM Finance, Inc., a Delaware corporation, will initially be appointed as special servicer of the mortgage loans. Its executive offices are located at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606, and its telephone number is (312) 634-2500. PPM Finance, Inc. offers real estate investment services in public and private debt and co-investment equity real estate investments, including (i) acquiring, developing, managing and repositioning commercial real estate properties through co-investment with real estate partners, (ii) originating, closing and servicing portfolios of commercial mortgage loans and
(iii) investing in and managing a portfolio of commercial mortgage-backed securities and REIT investments, primarily for Jackson National Life Insurance Company and other affiliates of Prudential plc. As of December 31, 2000, PPM Finance, Inc. was managing a portfolio of over $3.8 billion in commercial real estate mortgage and equity assets and more than $2.3 billion in CMBS and REIT investments. PPM Finance, Inc. is in the business of acquiring assets similar in type to the assets of the trust fund on behalf of the seller. Accordingly, the assets of the clients of the special servicer may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the special servicer has been provided by it, and neither Morgan Stanley Dean Witter Capital I Inc. nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     The special servicer will provide certain administrative services in connection with the servicing of the mortgage loans and oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO properties and provide monthly reports to the master servicer and the trustee.

  Special Servicer Compensation

     The special servicer will be entitled to receive:

     o   a Special Servicing Fee;

     o   a Workout Fee; and

     o   a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO property; otherwise such fee is paid until maturity or until earlier repayment in full of the related mortgage loan. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, certain assumption fees, modification fees, extension fees collected on Specially Serviced Mortgage Loans and certain borrower paid fees collected on the mortgage loans, investment income earned on amounts on deposit in any accounts maintained for REO property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees and all mortgage loan modification fees received in connection with any Specially Serviced Mortgage Loan. The special servicer will be entitled to approve assumptions, modifications, amendments, waivers and consents and other items with respect to all mortgage loans. The amount of the Special Servicing Fee will be reduced, to not less than zero, on each Distribution Date by the amount, if any, of Compensating Interest paid to the special servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser," the operating adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

  Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of at least three (3) parties from whom bids should be solicited, the trustee will solicit good faith bids from such parties for the right to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have sixty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the operating adviser in connection with such sale of servicing rights. All expenses incurred by the trustee in connection with such sale shall be paid by the special servicer, and if not paid by the special servicer being terminated upon demand, by the trust fund. In addition, such arrangement with the special servicer will be subject to any other requirements of the trustee as may be agreed upon with the special servicer. The termination of the special servicer will be effective when such servicer has succeeded the special servicer as successor servicer and such successor servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within sixty days, the special servicer will be replaced by the master servicer until a successor special servicer is designated.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the operating adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the operating adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates.

THE OPERATING ADVISER

     An operating adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The initial operating adviser is PPM Finance, Inc., which is also the special servicer and an affiliate of the seller. The operating adviser may advise, and shall receive notice from, the special servicer on any of the following actions:

     o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two (2) years or less;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
         Certificates--Optional Termination";

     o any proposal to bring an REO property into compliance with applicable environmental laws; and

     o any acceptance of substitute or additional collateral for a mortgage loan.

     In addition, the consent of the operating adviser is required to be obtained in connection with:

     o   approving a successor master servicer, special servicer or trustee;

     o replacing any Mortgage Loan with a Qualifying Substitute Mortgage Loan, as described under "Description of the Mortgage Pool - Repurchases and Other Remedies" herein; and

     o the acceptance of any bid for any Specially Serviced Mortgaged Loan or REO property that is less than 90% of the appraised value of the related Mortgaged Property.

     In addition, subject to the satisfaction of certain conditions, the operating adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the operating adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The operating adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may notify the trustee of the appointment of any subsequent operating adviser.

     The operating adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer (subject to the consent of the Special Servicer) may amend any term of a mortgage loan and may (without the consent of the special servicer) extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the master servicer (with respect to any non-specially serviced mortgage loan, but subject to the consent of the special servicer) and the special servicer (with respect to any specially serviced mortgage loan) will be permitted to enter into a modification, waiver or amendment of the terms of any mortgage loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

     o reduce the amount of the Scheduled Payment on any Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Mortgage Loan;

     o   extend the maturity date of any Mortgage Loan; and/or

     o   accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee.

     In no event, however, will the master servicer or the special servicer be permitted to:

     o   extend the maturity date of a Mortgage Loan beyond a date that is two
         (2) years prior to the Rated Final Distribution Date; and

     o if the Mortgage Loan is secured by a ground lease, extend the maturity date of such mortgage loan beyond a date which is twenty (20) years prior to the expiration of the term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The Pooling and Servicing Agreement grants to each of the master servicer, the special servicer, any holder of certificates evidencing a majority interest in the Controlling Class and the seller a right to purchase from the trust, at the applicable Purchase Price, those defaulted mortgage loans that are at least 60 days delinquent and which the special servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction.

     The special servicer may, upon notice to the operating adviser and the trustee, offer to sell any such defaulted mortgage loan not otherwise purchased pursuant to the prior paragraph, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction, if and when the special servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the special servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the trust, the special servicer shall accept the highest cash offer received from any person that constitutes a fair price, which may be less than the Purchase Price, for such mortgage loan. When an Interested Party is to be the purchaser of any such defaulted mortgage loan, the trustee is to determine, with the aid of an independent real estate adviser and an appraisal, what constitutes a fair price. The trustee is not permitted to purchase any defaulted mortgage loan.

FORECLOSURES

     The special servicer may at any time, with notification to the operating adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO property within three (3) years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO property by the trust subsequent to three (3) years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO property prior to the Rated Final Distribution Date. Recent amendments to CERCLA, moreover, require a lender to seek to divest itself of the REO property at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements, in order to be protected from CERCLA liability as an "owner or operator" after foreclosure. See "Risk Factors--Environmental Laws Entail Risks That May Adversely Affect the Payments on Your Certificates" in this prospectus supplement.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Among other things, the independent contractor will not be permitted to perform construction work on the mortgaged property unless such construction was at least 10% completed when default on the related mortgage loan became imminent. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a mortgaged property owned by a trust, for which a charge is separately stated, would not constitute "rents from real property," or that none of such income would qualify if no charge is separately stated for non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, the trust will be a "tiered REMIC structure" described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Two separate REMIC elections will be made with respect to designated portions of the trust. In addition, the Trustee will treat the portion of the trust that holds the obligation of the Seller to pay a prepayment premium in connection with the partial prepayment of certain mortgage loans (the "Seller Partial Prepayment Premium Obligation") as a grantor trust for federal income tax purposes. Upon the issuance of the offered certificates, Cadwalader, Wickersham and Taft, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o   the making of proper elections;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder:

for federal income tax purposes, (i) each of REMIC I and REMIC II will qualify as a REMIC under the Code and (ii) the portion of the trust that holds the Seller Partial Prepayment Premium Obligation will be treated as a grantor trust under Subparagraph E of Part I of Subchapter J of the Code.

     For federal income tax purposes, the Residual Certificates will represent two separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I and REMIC II; and the REMIC Regular Certificates will represent the "regular interests" in, and will be treated as debt instruments of, REMIC II. See "Federal Income Tax Consequences--REMICs" in the prospectus. The offered certificates will also represent beneficial ownership of the Seller Partial Prepayment Premium Obligation. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates. References in the prospectus to the Master REMIC should be read as references to REMIC II. REMIC I will be a Subsidiary REMIC as such term is used in the prospectus.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for domestic building and loan associations to the extent of the principal balance of the mortgage loans secured by multifamily properties. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is not anticipated that the offered certificates will be issued with original issue discount for federal income tax reporting purposes, but rather that the offered certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount or amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, as applied to each mortgage loan during any period that voluntary principal prepayments may be made thereon without a Prepayment Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, Morgan Stanley Dean Witter Capital I Inc. makes no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

     Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Prepayment Premiums actually collected on the mortgage loans will be distributed to the holders of each Class of offered certificates entitled thereto as described under "Description of the Offered Certificates-- Distributions--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of offered certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of offered certificates entitled to Prepayment Premiums only after the master servicer's actual receipt of a Prepayment Premium to which the holders of such Class of offered certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. The timing and characterization of such income (as ordinary income or capital gain) is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums. The Seller Partial Prepayment Premium will be treated as a separate promise of the Seller and not a payment from the REMICs. However, such promise should not have a material value to the holders of the offered certificates and, therefore, no part of an investor's basis would be allocated thereto, with the result that income would be reportable with respect to the Seller Partial Prepayment Premium as described in this paragraph. If the Seller Partial Prepayment Premium Obligation were determined to have an ascertainable fair market value, the holder of an offered certificate would be required to allocate its purchase price between that promise and its regular interest in REMIC II, resulting in a lower issue price for the regular interest. Any basis allocated to the Seller Partial Prepayment Obligation would either be recovered when a payment was made thereunder (reducing the income from the payment) or would be a capital loss when a premium was no longer payable.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO property, to incur taxes on the trust in connection with the operation of such REO property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I and REMIC II will be the obligation of the trustee, and not of the master servicer. See "Federal Income Tax Consequences--REMICs-- Information Reporting and Backup Withholding" in the prospectus.

     For further information regarding the tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Mortgaged Properties located in Pennsylvania (approximately 19.1% of the initial pool balance), New Jersey (approximately 16.7% of the initial pool balance), Michigan (approximately 10.1% of the initial pool balance), California (approximately 7.2% of the initial pool balance), Texas (approximately 6.4% of the initial pool balance),

North Carolina (approximately 5.7% of the initial pool balance), Florida (approximately 5.3% of the initial pool balance) and Minnesota (approximately 5.1% of the initial pool balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

PENNSYLVANIA

     Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

NEW JERSEY

     Mortgage loans in New Jersey are generally secured by, among other things, mortgages on real estate. Foreclosure of a commercial mortgage is accomplished by judicial foreclosure proceedings; there is no private power of sale for commercial mortgages under New Jersey law. Foreclosure is regulated by statute and is subject to the court's equitable power. Generally, a commercial mortgagee may pursue a judgment on the note and a foreclosure judgment simultaneously, although in separate actions. There is no "foreclosure-first rule" in New Jersey as to commercial mortgages. A mortgagor has a right of redemption in New Jersey. Rent receivers are appointed at the discretion of the court.

MICHIGAN

     Mortgage loans in Michigan are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Michigan may be accomplished by a non-judicial sale under a specific provision in the mortgage or by judicial foreclosure. In either case, the sale is generally conducted by the Sheriff of the county where the property is located and is commonly referred to as a "sheriff's sale." Public notice of the sheriff's sale is given for a statutory period of time after the mortgaged real estate may be sold by the Sheriff. Following a sheriff's sale, the borrower or its successor in interest may, for a period of either six (6) months or one (1) year (depending on the type of property), redeem the property. Michigan's foreclosure statutes provide that a foreclosure action may not be commenced if there is a pending action to collect the indebtedness secured by the mortgage. The only defense to an action for a deficiency following a foreclosure sale in Michigan is that the successful bid at the sheriff's sale was for less than the fair market value of the property at the time of the sale. Michigan's assignment of rents statutes require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances, but Michigan courts have generally expressed a preference not to appoint receivers except in the most extreme circumstances.

CALIFORNIA

     Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

TEXAS

     Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the Mortgage Loan because of the limited nature of its recourse liabilities.

NORTH CAROLINA

     Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

FLORIDA

     Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

MINNESOTA

     Two methods of mortgage foreclosure are commonly used in Minnesota:
Foreclosure By Advertisement pursuant to Minn. Stat. Ch. 580 and other laws and statutes and Foreclosure By Judicial Action under Minn. Stat. Chapters 582 and 583 and other laws and statutes. Foreclosure By Advertisement is generally quicker and less expensive. Foreclosure By Action is often used in special circumstances, including some instances in which additional remedies beyond the foreclosure itself are being exercised. Actions for the appointment of a receiver to collect and apply rents are often integrated into the foreclosure process. The Foreclosure By Advertisement process can be completed within a nine
(9) month period, if a six (6) month period of redemption applies, or within a

15 month period, if a 12 month period of redemption applies. These time periods can be lengthened to accommodate contest or other factors which might produce delay, and are certain to be lengthened in a Foreclosure By Action setting to accommodate the additional steps required to be taken as part of a judicial process.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

     Governmental Plans as defined in Section 3(32) of ERISA and church Plans are not subject to Title I of the ERISA or Section 4975 of the Code. However, governmental Plans and church Plans may be subject to federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental Plan or a church Plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the master servicer, the special servicer, the operating adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" -- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to each of the Underwriters substantially identical individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

     The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the depositor, the master servicer, the special servicer and any mortgagor with respect to mortgage loans constituting more than five percent (5%) of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     It is a condition of issuance of the offered certificates that they receive the ratings described herein under "Ratings." Consequently, the second general condition set forth above will be met as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the fourth general condition set forth above will be satisfied with respect to each class of offered certificates. A fiduciary of a Plan contemplating purchasing any class of offered certificates also must make its own determination that the first, second, third and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any Class A-1, Class A-2, Class A-3, or Class B Certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Morgan Stanley Dean Witter Capital I Inc. believes that the Exemptions will apply to the acquisition and holding of Class A-1, Class A-2, Class A-3 and Class B Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than five percent (5%) of the aggregate principal balance of the assets of the trust.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Fiduciaries of governmental and church Plans should make determinations based on applicable federal, state or local law.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3 and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as such certificates are rated in one of the two highest rating categories by either of the Rating Agencies or another nationally recognized statistical rating organization. The other Classes of offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of the Class A-1, Class A-2, Class A-3 and Class B Certificates as "mortgage related securities," no representation is made as to the proper characterization of the offered certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the offered certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     Morgan Stanley Dean Witter Capital I Inc. will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the seller and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     Morgan Stanley Dean Witter Capital I Inc. has entered into an Underwriting Agreement with Morgan Stanley & Co., Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc. and Lehman Brothers Inc.

Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each Class of offered certificates presented below.


   Underwriters          Class A-1      Class A-2     Class A-3      Class B
----------------       ------------   ------------  ------------   -----------
Morgan Stanley &       $112,823,000   $167,511,000  $190,821,000   $13,817,000
   Co. Incorporated

Lehman Brothers Inc.    $14,473,000    $21,489,000   $24,479,000    $1,772,000
                        -----------    -----------   -----------    ----------
   Total............   $127,296,000   $189,000,000  $215,300,000   $15,589,000


     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $549,477,519, plus accrued interest.

     The Underwriters have advised Morgan Stanley Dean Witter Capital I Inc. that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about January 30, 2001, which is the seventh business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     Morgan Stanley Dean Witter Capital I Inc. has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     Legal matters will be passed upon for PPM Finance, Inc. and Jackson National Life Insurance Company by Latham & Watkins, New York, New York. The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

                      CLASS                         FITCH             S&P
                      -----                         -----             ---

Class A-1..............................              AAA              AAA
Class A-2..............................              AAA              AAA
Class A-3..............................              AAA              AAA
Class B................................               AA               AA

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by three (3) years after the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of: (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums or default interest will be received or (4) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

     "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal, for any mortgage loan, the amount specified in Appendix II, which is equal to the sum of the Master Servicing Fee Rate, the related Sub-Servicing Fee Rate and the Trustee Fee Rate for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Allocated Loan Amount" means for any mortgage loan secured by multiple mortgaged properties, the amount of such mortgage loan that is allocated to each such mortgaged property in the loan documents for such mortgage loan or as allocated based on Underwritable Cash Flow or net operating income. With respect to all other mortgage loans, the Allocated Loan Amount with respect to the related mortgage loan is the outstanding Scheduled Principal Balance of such mortgage loan.

     "Appraisal Event" means not later than the earliest of the following:

     o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

     o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six (6) months from the original due date of such Balloon Payment; and

     o the date 30 days following the date a mortgaged property becomes an REO property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

     o the sum of:

         o the Scheduled Principal Balance of such mortgage loan or in the case of an REO property, the related REO Mortgage Loan;

         o to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan;

         o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

         o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property or REO property, as the case may be, over

     o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO property as determined by such appraisal or internal valuation plus the amount of any escrows and reserves held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows and reserves relate).

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

     o any mortgage loan as to which the related mortgaged property has become an REO property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1) all amounts on deposit in the Certificate Account as of the second business day preceding the related Distribution Date (as to any Post Determination Date Mortgage Loan, sums received on or after the related Master Servicer Remittance Date shall be applied by the master servicer to reimburse any P&I Advances made on such Master Servicer Remittance Date by the master servicer with respect to such Post Determination Date Mortgage Loan and shall not be part of the Available Distribution Amount for the next Distribution
Date), exclusive of any portion thereof that represents one or more of the following:

     o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o Prepayment Premiums or Seller Partial Prepayment Premiums (which are separately distributable on the certificates as described in this prospectus supplement);

     o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the related sub-servicer, the special servicer and the trustee as compensation or in reimbursement of outstanding Advances and interest thereon); and

     o   amounts deposited in the Certificate Account in error; and

     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than one percent (1%) of the original principal balance of those mortgage loans as of their respective stated maturity date.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Structuring Assumptions and a 0% CPR) to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium, or if the seller is obligated to pay any Seller Partial Prepayment Premium, and with respect to any class of offered certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of offered certificates and (ii) the Discount Rate used in calculating the Prepayment Premium or Seller Partial Prepayment Premium with respect to that principal prepayment and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Seller Partial Prepayment Premium with respect to that principal prepayment, provided, however, that under no circumstances will Base Interest Fraction be greater than one. If that Discount Rate is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Certificate Owner" means a Person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the trustee, in its capacity as the Certificate Registrar.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

     "Clearstream Banking" means Clearstream Banking, societe anonyme.

     "Closing Date" means January 30, 2001.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest to be paid by the master servicer, not more than the aggregate Master Servicing Fee for the related Collection Period calculated in respect of all the mortgage loans and (ii) with respect to Compensating Interest to be paid by the special servicer, not more than the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Constant" means, with respect to a mortgage loan, the percentage calculated by dividing the annualized amount of debt service payable by the Cut-off Date Balance of such mortgage loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means January 1, 2001.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan (or the aggregate principal balance of a group of cross-collateralized mortgage loans), to the value of the related mortgaged property or properties, determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan (or that group of cross-collateralized mortgage loans).

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 12th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day and (ii) the 3rd business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Seller Partial Prepayment Premiums, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually regardless of the compounding used to calculate the actual prepayment penalty on the mortgage loan.

     "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

     (a) Accrued Certificate Interest in respect of such Class of certificates for such Distribution Date, reduced (to not less than zero) by:

         (i)   any Net Aggregate Prepayment Interest Shortfalls; and

         (ii)  Realized Losses and Expense Losses,

         in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

     (b) the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus the Unpaid Interest.

     "Distribution Account" means the distribution account maintained by the trustee, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means a situation in which a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due without the application of grace periods.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means the Euroclear System.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by the master servicer to remit to the trustee any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

     o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one (1) business day following the date on which such deposit was first required to be made;

     o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

     o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

     o either (i) the master servicer is no longer on the approved list of commercial mortgage loan master servicers maintained by S&P and, if so removed from such approved list, S&P does not return the master servicer to such approved list within sixty (60) days, or (ii) the master servicer has been downgraded to below "CMS3" or its equivalent by Fitch and, if so downgraded, Fitch does not return the master servicer to at least "CMS3" or its equivalent within 60 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

     o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

     o one or more ratings assigned to the certificates by Fitch have or will be downgraded, withdrawn or qualified as a result of the master servicer acting in its capacity as master servicer.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters.

     "Expense Losses" means, among other things:

     o any interest paid to the master servicer or the trustee in respect of unreimbursed Advances;

     o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

     o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the related sub-servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

     o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) clarifying the application of ERISA to Insurance Company General Accounts of ERISA.

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

     "Implied DSCR" -See "Implied Debt Service Coverage Ratio."

     "Implied Debt Service Coverage Ratio" means, in general, a ratio that was calculated in the same manner as DSCR, except that the annualized amount of debt service was calculated by multiplying the Cut-off Date Balance by a fixed percentage of 9.0%.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $623,573,070.

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, other than any amounts required to be paid to the related borrower.

     "Interest Accrual Period" means, for each Class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the operating adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means one percent (1.00%) of the related Liquidation Proceeds.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO property, net of expenses and any related Servicing Advances and interest thereon.

     "Lock-out Period" means the period ending on a date determined by the related mortgage note during which voluntary principal prepayments are prohibited.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans.

     "Master Servicing Fee Rate" means 0.02% per annum.

     "Material Breach" means a breach of any of the representations and warranties that materially and adversely affects the interests of the holders of the certificates.

     "Material Document Defect" means a breach of any of the representations and warranties has occurred that has resulted from a Document Defect and that materially and adversely affects the interests of the holders of the certificates.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o the original mortgage note bearing all intervening endorsements, endorsed (without recourse, representation or warranty) to the order of the trustee (or a lost note affidavit, with a copy of the mortgage note);

     o the original mortgage(s), together with originals of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office or such document(s) have been lost, in each of which cases a true and correct copy of such mortgage, accompanied by an officer's certificate of the seller or a certification by the applicable recorder's office, will be delivered to the trustee or its designee pursuant to the Mortgage Loan Purchase Agreement);

     o the original of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office or such document(s) have been lost, in each of which cases a true and correct copy of such assignment of rents and leases, accompanied by an officer's certificate of the seller or a certification by the applicable recorder's office, will be delivered to the trustee or its designee pursuant to the Mortgage Loan Purchase Agreement);

     o an assignment of each related mortgage in favor of the trustee, in recordable form;

     o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;

     o an original of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original title insurance policy to follow or a preliminary title report with an original title insurance policy to follow pursuant to the Mortgage Loan Purchase Agreement);

     o   when relevant, copies of the related ground leases; and

     o any other additional documents, including UCC financing statements, required by the Mortgage Loan Purchase Agreement.

     "Mortgage Loan Purchase Agreement" means the agreement entered into between Morgan Stanley Dean Witter Capital I Inc. and the seller.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the mortgage loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer or special servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360 day year consisting of twelve 30 day months, when calculating the Pass-Through Rate for the Class X, Class E, Class F and Class G Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be appropriately adjusted to reflect such difference.

     "Net REO Proceeds" means all income received in connection with any REO Property net of expenses and related Advances and interest thereon.

     "Non-30/360 Loan" means a mortgage loan that accrues interest other than on the basis of a 360 day year consisting of twelve 30 day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be equal to the Certificate Balance of the Principal Balance Certificates outstanding from time to time.

     "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and, subject to the satisfaction of certain conditions, to direct the trustee to remove the special servicer.

     "Operating Statement Analysis Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any Class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the seller or receipt by the seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Material Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage" (as defined in the Code), but the seller is diligently attempting to effect such correction or cure and the seller reasonably believes that the cure can be effected within an additional 85-day period, then the applicable Permitted Cure Period will be extended for an additional 85 days.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) governmental plans and church plans subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a Plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of January 1, 2001, among Morgan Stanley Dean Witter Capital I Inc., as depositor, CapMark Services, L.P., as master servicer, PPM Finance, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee and certificate registrar.

     "Post Determination Date Mortgage Loans" means, with respect to a Distribution Date, the mortgage loans with grace periods that expire after the related Determination Date.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, net of the Master Servicing Fee, the related Sub-Servicing Fee and the Trustee Fee.

         "Prepayment Interest Shortfall" means, for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period prior to the Due Date for such mortgage loan in such Collection Period, the shortfall in interest for the related Interest Accrual Period caused by such early payment. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Sub-Servicing Fee and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o the aggregate interest that did so accrue through the date such payment was made.

     "Prepayment Premium" means, with respect to any Distribution Date, the aggregate of all prepayment premiums, yield maintenance charges and prepayment charges, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3 and Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

     o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to the extent received or advanced, as the case may be, in respect of the mortgage loans with Due Dates occurring during the related Collection Period; and

     o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment received or advanced, in respect of the related Mortgage Loan on a Due Date occurring during or prior to the related Collection Period, exclusive, however, of any Principal Prepayments received during the related Collection Period that the master servicer does not remit for inclusion in the Available Distribution Amount for such Distribution
         Date).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans, including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "Purchase Price" means that amount equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or REO property (including any Servicing Advances, Advance interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees) that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by the seller pursuant to the Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on any of the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least three (3) years after the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO property, will generally equal the excess, if any, of:

     o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three (3) consecutive Scheduled Payments have been made, and in the case of any such mortgage loan that was modified, based on the modified terms,
(b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

     "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the Liquidation Proceeds and income received in connection with the operation of an REO property, net of certain expenses specified in the Pooling and Servicing Agreement.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the trustee for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates and the Class R-II Certificates.

     "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan on any Distribution Date will generally equal the Cut-off Date Balance thereof, reduced, to not less than zero, by:

     o any payments or other collections of principal or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period (or in the case of Post Determination Date Mortgage Loans, during the current or any preceding Collection Period with the applicable Due Date occurring in any prior Collection Period), other than any Scheduled Payments due in any subsequent Collection Period; and

     o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Seller Partial Prepayment Premium" means the prepayment premium payable by the seller as its Seller Partial Prepayment Premium Obligation.

     "Seller Partial Prepayment Premium Obligation" means the obligation of the seller to pay a prepayment premium in connection with the partial prepayment of any six (6) mortgage loans known as the Mendota I and II loans and the Eckerd Drug loans in connection with the release of a related mortgaged property during a lock-out period if the prepayment premium under such mortgage loans is not paid by the borrower.

     "Senior Certificates" means the Class A and Class X Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means the higher of the following standards of care:

     o in the same manner in which and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; and

     o the care, skill, prudence and diligence the master servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans, but without regard to:

            (i) any other relationship that the master servicer, the special servicer, any sub-servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee, or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Dean Witter Capital I Inc. or the seller;

            (ii) the ownership of any certificate by the master servicer, any sub-servicer, the special servicer or any affiliate of any of them;

            (iii) the master servicer's or the trustee's obligation to make Advances or to incur servicing expenses with respect to the mortgage loan;

            (iv) the master servicer's, the special servicer's or the sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

            (v) the ownership or servicing or management for others by the master servicer, the special servicer or the sub-servicers of any other mortgage loans or property;

            (vi) to the extent of a merger with the seller, any obligation of the special servicer to pay any indemnity with respect to any repurchase obligation; or

            (vii) the ownership of any junior indebtedness by the master servicer or special servicer or any Affiliate with respect to the mortgaged property securing any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Serviced Mortgage Loan" means the following:

     o any mortgage loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o any mortgage loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

     o any mortgage loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o any mortgage loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o any mortgage loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o   any mortgage loan as to which, in the judgment of the master servicer,
         (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by the special servicer to remit to the trustee or the master servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

     o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for two (2) business days following the date on which such deposit or remittance was first required to be made;

     o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o S&P or Fitch advises that the continuation of the Special Servicer in such capacity will result in a downgrade, qualification or withdrawal of the then-current ratings of the Certificates;

     o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property; or

     o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

     "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period.

     "Special Servicing Fee" means an amount (subject to reduction in respect of Compensating Interest) equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Structuring Assumptions" means the following assumptions:

     o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein;

     o the settlement date for the sale of the certificates is January 30, 2001;

     o distributions on the certificates are made on the 15th day of each month, commencing in February 2001;

     o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o   the trust does not experience any Expense Losses;

     o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Prepayment Premium, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o any Prepayment Premiums and Seller Partial Prepayment Premiums are allocated as described elsewhere in this prospectus supplement;

     o   no Prepayment Interest Shortfalls occur;

     o no mortgage loan is the subject of a repurchase or substitution by the seller and no optional termination of the trust occurs;

     o for the mortgage loan with respect to which the borrower has an extension option, the borrower will not exercise such option (see Appendix II in this prospectus supplement for those mortgage loans which have extension options); and

     o for the mortgage loan which permits the borrower to pay down an additional 1% of the original principal balance per annum without penalty and the mortgage loan which permits the borrower to pay down 10% of the outstanding principal amount of such mortgage loan without penalty each year during the last ten (10) years prior to its maturity date (which is non-cumulative for any amount not prepaid in any year), the respective borrowers will not exercise such rights to prepay (see Appendix II in this prospectus supplement for the mortgage loans which have these prepayment option).

     "Subordinate Certificates" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Sub-Servicer" means an entity with whom either the master servicer or the special servicer has entered a sub-servicing agreement.

     "Sub-Servicing Agreement" means a sub-servicing agreement between the master servicer (or the special servicer) and a Sub-Servicer.

     "Sub-Servicing Fee" means the monthly amount, based on the Sub-Servicing Fee Rate, to which the Sub-Servicer is entitled in compensation for sub-servicing a mortgage loan.

     "Sub-Servicing Fee Rate" will equal, for any mortgage loan, the excess of Administrative Cost Rate over the Master Servicing Fee Rate and the Trustee Fee Rate.

     "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, in the case of mortgage loans which require the related borrower to pay a prepayment premium, or if the Seller is obligated to pay any Seller Partial Prepayment Premium, calculated by reference to the maturity date of such mortgage loan, or weighted average life, in the case of mortgage loans which require the related borrower to pay a prepayment premium calculated by reference to the weighted average life of such mortgage loan, one longer and one shorter, most nearly approximating the maturity date or weighted average life, as applicable, of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of its duties.

     "Trustee Fee Rate" means the rate of the Trustee Fee as set forth in the Pooling and Servicing Agreement.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including (other than with respect to multi-family properties) tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriting Agreement" means that agreement, dated January 30, 2001, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc. and Lehman Brothers Inc.

     "Underwriters" means Morgan Stanley & Co. Incorporated and Lehman Brothers Inc.

     "Unpaid Interest" means one (1) month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

     "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans, weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to one percent (1.00%) of the amount of each collection of interest and principal received on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                                NUMBER OF        AGGREGATE      AGGREGATE      AVERAGE
                                 MORTGAGE       CUT-OFF DATE  CUT-OFF DATE    MORTGAGE
CUT-OFF DATE BALANCE ($)          LOANS         BALANCE ($)    BALANCE (%)    RATE (%)
-------------------------------------------------------------------------------------------
1 - 1,000,000                        23          $14,129,217        2.27%         8.165%
1,000,001 - 2,000,000                20           32,440,882        5.20          8.199
2,000,001 - 3,000,000                17           42,599,308        6.83          8.112
3,000,001 - 4,000,000                13           43,818,960        7.03          8.225
4,000,001 - 5,000,000                12           55,037,478        8.83          8.201
5,000,001 - 6,000,000                14           79,341,264       12.72          8.111
6,000,001 - 7,000,000                 8           52,825,227        8.47          8.304
7,000,001 - 8,000,000                 9           69,418,745       11.13          8.138
8,000,001 - 9,000,000                 1            8,856,017        1.42          8.040
9,000,001 - 10,000,000                3           28,670,359        4.60          7.962
10,000,001 - 15,000,000               7           87,062,903       13.96          8.266
15,000,001 - 20,000,000               1           16,099,412        2.58          8.380
20,000,001 - 25,000,000               3           63,934,505       10.25          8.160
greater than or equal
to 25,000,001                         1           29,338,794        4.70          8.270
-------------------------------------------------------------------------------------------
TOTAL:                              132         $623,573,070       100.00%        8.186%
===========================================================================================

----------------------------------------------------------------------------------------------------
                                   WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                    AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
                                   REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)          TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------
1 - 1,000,000                          97          1.31x         1.75x        56.9%         25.30%
1,000,001 - 2,000,000                 120          1.20          1.60         62.5          21.80
2,000,001 - 3,000,000                 139          1.28          1.69         60.0          15.50
3,000,001 - 4,000,000                 130          1.32          1.63         62.4          30.50
4,000,001 - 5,000,000                 124          1.36          1.68         59.4          22.80
5,000,001 - 6,000,000                 101          1.41          1.62         59.9          39.80
6,000,001 - 7,000,000                 134          1.45          1.71         60.8          30.60
7,000,001 - 8,000,000                  80          1.34          1.50         66.5          55.10
8,000,001 - 9,000,000                  80          1.11          1.20         68.9          58.50
9,000,001 - 10,000,000                157          1.46          1.59         64.0          32.60
10,000,001 - 15,000,000                88          1.34          1.45         67.3          55.80
15,000,001 - 20,000,000               195          1.28          1.60         63.0           0.00
20,000,001 - 25,000,000                65          1.36          1.48         61.8          53.80
greater than or equal
to 25,000,001                         153          1.06          1.49         61.0           0.00
----------------------------------------------------------------------------------------------------
TOTAL:                                111          1.34X         1.58X        62.6%         36.4%
====================================================================================================

Min: $111,153
Max: $29,338,794
Average: $4,724,038

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     STATES
-------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                               NUMBER OF        AGGREGATE       AGGREGATE      AVERAGE
                                MORTGAGE       CUT-OFF DATE   CUT-OFF DATE    MORTGAGE
STATE                            LOANS         BALANCE ($)     BALANCE (%)    RATE (%)
-------------------------------------------------------------------------------------------
Pennsylvania                         22        $119,016,768         19.09%       8.174%
New Jersey                           30         104,246,352         16.72        8.216
Michigan                              8          62,875,971         10.08        8.317
California                           10          44,603,619          7.15        8.186
Texas                                 5          39,941,528          6.41        8.125
North Carolina                        4          35,678,664          5.72        8.258
Florida                               7          33,234,394          5.33        8.145
Minnesota                             6          32,110,665          5.15        8.019
Arizona                               5          31,071,390          4.98        8.043
Indiana                               2          13,299,586          2.13        8.453
Illinois                              2          11,896,166          1.91        8.180
Massachusetts                         1          11,706,047          1.88        8.160
Virginia                              1          11,504,571          1.84        7.925
Georgia                               2          10,751,534          1.72        8.171
Oregon                                3           9,777,925          1.57        8.250
Missouri                             12           9,439,139          1.51        8.170
Colorado                              2           8,662,787          1.39        8.111
New York                              4           8,327,278          1.34        8.180
Ohio                                  1           7,578,857          1.22        8.120
Alabama                               1           5,146,616          0.83        8.680
Utah                                  2           4,934,046          0.79        8.133
Wisconsin                             1           4,613,590          0.74        8.030
Washington                            1           3,155,575          0.51        8.190
-------------------------------------------------------------------------------------------
TOTAL:                              132        $623,573,070        100.00%       8.186%
===========================================================================================

---------------------------------------------------------------------------------------------------
                                  WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                   AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
                                  REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
STATE                            TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------
Pennsylvania                         146            1.22x       1.49x        66.9%         26.00%
New Jersey                           103            1.25        1.59         60.3          30.60
Michigan                              98            1.2         1.33         69.8          56.30
California                           177            1.46        1.81         54.6           7.80
Texas                                 57            1.38        1.38         66.9          60.30
North Carolina                       129            1.3         1.43         66.6          41.80
Florida                               94            1.43        1.61         63.6          46.70
Minnesota                            127            1.53        1.81         55.8          25.10
Arizona                               64            1.58        1.77         58.8          51.70
Indiana                               76            1.22        1.38         65.2          56.00
Illinois                              67            1.34        1.69         56.6          43.90
Massachusetts                         57            1.75        1.79         54.2          51.00
Virginia                              22            1.71        1.9          53.8          51.50
Georgia                               99            1.8         2.1          47.9          35.50
Oregon                               104            1.13        1.31         74.9          50.70
Missouri                             132            1.09        1.67         57.3           0.00
Colorado                              47            1.41        1.54         65.7          60.60
New York                             173            1.01        1.33         66.9           0.00
Ohio                                  76            1.11        1.22         76.5          65.40
Alabama                               35            1.7         2.19         41.2          37.20
Utah                                  99            1.64        2.13         46.8          17.20
Wisconsin                            200            1.29        1.56         62.3           0.00
Washington                           190            1.58        1.98         48.5           0.00
---------------------------------------------------------------------------------------------------
TOTAL:                                111          1.34X        1.58X        62.6%         36.4%
===================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY   CUT-OFF DATE    WEIGHTED
                                         NUMBER OF     AGGREGATE      AGGREGATE      BALANCE       AVERAGE
                                          MORTGAGE    CUT-OFF DATE  CUT-OFF DATE    PER SF OR     MORTGAGE
 PROPERTY TYPE       SUB PROPTYPES         LOANS      BALANCE ($)    BALANCE (%)      UNIT        RATE (%)
-------------------------------------------------------------------------------------------------------------
INDUSTRIAL
                 Warehouse                     45     $118,199,431       18.96%         $24.55       8.153%
                 Flex Industrial               10       26,575,528        4.26           35.71       8.051
                 Office/Warehouse              13       24,552,513        3.94           36.17       8.248
-------------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                   68     $169,327,472       27.15%         $27.99       8.151%
-------------------------------------------------------------------------------------------------------------

MULTIFAMILY
                 Garden Apartments             11      $81,359,470       13.05%     $31,279.66       8.000%
-------------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                   11      $81,359,470       13.05%     $31,279.66       8.000%

OFFICE
                 Suburban                      22     $149,833,546       24.03%         $73.37       8.274%
                 Urban                          2       32,343,355        5.19           76.24       8.260
                 Medical                        1        7,638,236        1.22           99.46       8.410
-------------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                   25     $189,815,137       30.44%         $74.91       8.277%

RETAIL
                 Grocery Anchored              13      $96,300,612       15.44%         $66.40       8.173%
                 Anchored                       5       54,512,777        8.74           82.72       8.209
                 Free Standing                  9       25,780,343        4.13          134.06       8.190
                 Unanchored                     1        6,477,258        1.04           59.47       8.720
-------------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                   28     $183,070,990       29.36%         $80.54       8.205%

-------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:                    132     $623,573,070      100.00%          NAP         8.186%
=============================================================================================================

----------------------------------------------------------------------------------------------------------
                                            WEIGHTED                 WEIGHTED      WEIGHTED     WEIGHTED
                                            AVERAGE     WEIGHTED      AVERAGE       AVERAGE     AVERAGE
                                           REMAINING     AVERAGE      IMPLIED    CUT-OFF DATE   BALLOON
 PROPERTY TYPE       SUB PROPTYPES        TERM (MOS.)   DSCR (X)     DSCR (X)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------
INDUSTRIAL
                 Warehouse                      110        1.27x         1.66x         60.7%       27.8%
                 Flex Industrial                 83        1.49          1.74          59.6        45.5
                 Office/Warehouse               153        1.40          1.69          60.3        19.3
----------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                    112        1.32X         1.67X         60.5%       29.4%
----------------------------------------------------------------------------------------------------------

MULTIFAMILY
                 Garden Apartments               86        1.35x         1.38x         69.7%       55.5%
----------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                     86        1.35X         1.38X         69.7%       55.5%

OFFICE
                 Suburban                       101        1.37x         1.56x         60.3%       45.1%
                 Urban                          146        1.15          1.58          58.8         2.6
                 Medical                         80        1.18          1.32          69.7        59.6
----------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                    108        1.33X         1.55X         60.4%       38.4%

RETAIL
                 Grocery Anchored               127        1.46x         1.72x         59.3%       26.6%
                 Anchored                        90        1.21          1.35          71.5        57.1
                 Free Standing                  196        1.09          1.36          68.6         0.0
                 Unanchored                      68        2.00          2.60          42.9        33.6
----------------------------------------------------------------------------------------------------------
   SUBTOTAL:                                  123.7        1.36X         1.59X         63.7%       32.2%

----------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:                      111        1.34X         1.58X         62.6%       36.4%
==========================================================================================================


                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

--------------------------------------------------------------------------------------------------
                                                         PERCENT BY     WEIGHTED      WEIGHTED
                         NUMBER OF       AGGREGATE       AGGREGATE       AVERAGE       AVERAGE
MORTGAGE                 MORTGAGE       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE      REMAINING
RATE (%)                   LOANS        BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)
--------------------------------------------------------------------------------------------------
less than or equal to 7.500   3           $5,283,055          0.85%        6.743%        162
7.751 - 8.000                22          155,311,962         24.91         7.924          99
8.001 - 8.250                74          234,565,879         37.62         8.150         107
8.251 - 8.500                15          149,928,431         24.04         8.355         118
8.501 - 8.750                17           75,132,137         12.05         8.573         123
8.751 - 9.000                 1            3,351,605          0.54         8.800         231
--------------------------------------------------------------------------------------------------
TOTAL:                      132         $623,573,070        100.00%        8.186%        111
==================================================================================================


-------------------------------------------------------------------------------
                                         WEIGHTED    WEIGHTED      WEIGHTED
                            WEIGHTED     AVERAGE      AVERAGE       AVERAGE
MORTGAGE                     AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
RATE (%)                    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
-------------------------------------------------------------------------------
less than or equal to 7.500    1.23x        1.57x       61.9%          9.6%
7.751 - 8.000                  1.41         1.54        66.0          45.6
8.001 - 8.250                  1.32         1.58        62.1          36.3
8.251 - 8.500                  1.30         1.60        60.2          30.0
8.501 - 8.750                  1.31         1.60        62.3          33.6
8.751 - 9.000                  1.24         1.49        59.9           0.0
-------------------------------------------------------------------------------
TOTAL:                         1.34X        1.58X       62.6%         36.4%
===============================================================================

Min: 6.620%
Max: 8.800%
Weighted Average: 8.186%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                    CONSTANTS

------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                               NUMBER OF        AGGREGATE      AGGREGATE       AVERAGE
                                MORTGAGE      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
CONSTANT (%)                     LOANS         BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------
less than or equal to 9.000         1          $20,650,000          3.31%        7.940%
9.001 - 9.500                       9           60,915,126          9.77         7.935
9.501 - 10.000                     21          166,043,102         26.63         8.181
10.001 - 10.500                    19          105,272,053         16.88         8.248
10.501 - 11.000                    18           60,519,836          9.71         8.140
11.001 - 11.500                    23           86,915,373         13.94         8.239
11.501 - 12.000                    20           58,205,669          9.33         8.390
greater than or equal to 12.001    21           65,051,910         10.43         8.196
------------------------------------------------------------------------------------------
TOTAL:                            132         $623,573,070        100.00%        8.186%
==========================================================================================

----------------------------------------------------------------------------------------------------
                                   WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                    AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
                                   REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
CONSTANT (%)                      TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------
less than or equal to 9.000            48           1.36x        1.20x       72.0%          68.4%
9.001 - 9.500                         110           1.56         1.62        61.8           44.5
9.501 - 10.000                         83           1.32         1.44        67.8           57.0
10.001 - 10.500                       125           1.30         1.48        65.6           38.4
10.501 - 11.000                       123           1.20         1.45        68.2           35.1
11.001 - 11.500                       102           1.45         1.82        52.8           28.6
11.501 - 12.000                       152           1.38         1.80        56.2            7.0
greater than or equal to 12.001       140           1.16         1.75        55.8            0.5
----------------------------------------------------------------------------------------------------
TOTAL:                                111           1.34X        1.58X       62.6%          36.4%
====================================================================================================

Min: 7.940%
Max: 21.418%
Weighted Average: 10.658%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                    SEASONING

------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                               NUMBER OF        AGGREGATE      AGGREGATE       AVERAGE
                                MORTGAGE      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
SEASONING (MOS.)                 LOANS         BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------
1 - 12                              20         $117,449,013        18.83%        8.234%
13 - 24                              9           54,563,251         8.75         7.812
25 - 36                             13           38,305,127         6.14         8.132
37 - 48                             44          223,947,944        35.91         8.181
49 - 60                             43          171,588,140        27.52         8.315
61 - 72                              3           17,719,595         2.84         7.937
------------------------------------------------------------------------------------------
TOTAL:                             132         $623,573,070       100.00%        8.186%
==========================================================================================

------------------------------------------------------------------------------------------------
                               WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
                               REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
SEASONING (MOS.)              TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------
1 - 12                            146           1.24x        1.33x       69.2%         38.1%
13 - 24                           134           1.39         1.53        67.7          39.0
25 - 36                           101           1.18         1.44        69.6          42.6
37 - 48                            95           1.38         1.62        60.6          39.9
49 - 60                           107           1.33         1.68        58.7          28.6
61 - 72                            56           1.56         1.97        51.5          33.6
------------------------------------------------------------------------------------------------
TOTAL:                            111           1.34X        1.58X       62.6%         36.4%
================================================================================================

Min: 2
Max: 62
Weighted Average: 37

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
ORIGINAL TERM                  NUMBER OF       AGGREGATE       AGGREGATE       AVERAGE
TO STATED                      MORTGAGE       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
MATURITY (MOS.)                  LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------
1 - 60                               3         $27,902,638          4.47%        7.992%
61 - 120                            72         372,352,609         59.71         8.186
121 - 180                           26          69,522,477         11.15         8.152
181 - 240                           30         144,644,364         23.20         8.249
241 - 300                            1           9,150,982          1.47         8.000
-------------------------------------------------------------------------------------------
TOTAL:                             132        $623,573,070        100.00%        8.186%
===========================================================================================

-----------------------------------------------------------------------------------------------------
                                    WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
ORIGINAL TERM                        AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
TO STATED                           REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
MATURITY (MOS.)                    TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------
1 - 60                                  41            1.39x       1.30x       68.8%         65.7%
61 - 120                                77            1.37        1.58        62.8          51.8
121 - 180                              132            1.32        1.69        59.9          22.4
181 - 240                              190            1.24        1.58        61.6           0.0
241 - 300                              295            1.35        1.39        70.4           0.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                 111           1.34X        1.58X       62.6%         36.4%
=====================================================================================================


Min: 60
Max: 300
Weighted Average: 147

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
REMAINING TERM                 NUMBER OF       AGGREGATE       AGGREGATE       AVERAGE
TO STATED MATURITY             MORTGAGE       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
(MOS.)                           LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
----------------------------------------------------------------------------------------
1 - 60                             12          $92,716,165        14.87%         8.013%
61 - 120                           66          319,296,397        51.20          8.215
121 - 180                          34          113,421,932        18.19          8.268
181 - 240                          19           88,987,593        14.27          8.173
241 - 300                           1            9,150,982         1.47          8.000
----------------------------------------------------------------------------------------
TOTAL:                            132         $623,573,070       100.00%         8.186%
========================================================================================

-------------------------------------------------------------------------------------------------
                                WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
REMAINING TERM                   AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
TO STATED MATURITY              REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
(MOS.)                         TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
-------------------------------------------------------------------------------------------------
1 - 60                              43           1.50x        1.57x       62.7%         58.8%
61 - 120                            84           1.34         1.57        62.9          49.9
121 - 180                          149           1.20         1.58        62.0          11.4
181 - 240                          208           1.33         1.62        61.3           0.0
241 - 300                          295           1.35         1.39        70.4           0.0
-------------------------------------------------------------------------------------------------
TOTAL:                             111           1.34X        1.58X       62.6%         36.4%
=================================================================================================


Min: 20
Max: 295
Weighted Average: 111

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------
                                                           PERCENT BY     WEIGHTED
ORIGINAL                      NUMBER OF      AGGREGATE      AGGREGATE      AVERAGE
AMORTIZATION                  MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE
TERM (MOS.)                     LOANS       BALANCE ($)    BALANCE (%)    RATE (%)
---------------------------------------------------------------------------------------
Balloon Loans
         181 - 240                40        $138,692,150       22.24%       8.197%
         241 - 300                29         219,448,615       35.19        8.228
         301 - 360                 9          75,897,091       12.17        7.971
---------------------------------------------------------------------------------------
SUBTOTAL:                         78        $434,037,857       69.60%       8.173%
Fully Amortizing
 less than or equal to 120         2          $3,031,785        0.49%       8.245%
         121 - 180                21          32,708,081        5.25        8.112
         181 - 240                30         144,644,364       23.20        8.249
         241 - 300                 1           9,150,982        1.47        8.000
---------------------------------------------------------------------------------------
SUBTOTAL:                         54         189,535,212       30.40%       8.213%

---------------------------------------------------------------------------------------
TOTAL:                           132        $623,573,070      100.00%       8.186%
=======================================================================================
----------------------------------------------------------------------------------------------------
                                   WEIGHTED                   WEIGHTED      WEIGHTED      WEIGHTED
ORIGINAL                            AVERAGE       WEIGHTED     AVERAGE       AVERAGE       AVERAGE
AMORTIZATION                       REMAINING      AVERAGE      IMPLIED    CUT-OFF DATE     BALLOON
TERM (MOS.)                       TERM (MOS.)     DSCR (X)    DSCR (X)       LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------
Balloon Loans
         181 - 240                     79           1.41x        1.74x        57.8%         43.1%
         241 - 300                     87           1.34         1.47         66.1          55.0
         301 - 360                     54           1.45         1.46         65.9          60.9
----------------------------------------------------------------------------------------------------
SUBTOTAL:                              78           1.38X        1.56X        63.4%         52.2%
Fully Amortizing
 less than or equal to 120             72           1.25x        2.93x        32.6%          0.0%
         121 - 180                    142           1.15         1.72         56.7           0.1
         181 - 240                    190           1.24         1.58         61.6           0.0
         241 - 300                    295           1.35         1.39         70.4           0.0
----------------------------------------------------------------------------------------------------
SUBTOTAL:                             185           1.23X        1.62X        60.7%          0.0%

----------------------------------------------------------------------------------------------------
TOTAL:                                111           1.34X        1.58X        62.6%         36.4%
====================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
REMAINING                      NUMBER OF       AGGREGATE       AGGREGATE       AVERAGE
AMORTIZATION                   MORTGAGE       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
TERM (MOS.)                      LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
-----------------------------------------------------------------------------------------
1 - 60                             1               111,153       0.02%          8.100%
61 - 120                           3             9,135,656        1.47          8.053
121 - 180                         31            85,803,883       13.76          8.303
181 - 240                         61           244,356,643       39.19          8.174
241 - 300                         34           251,809,687       40.38          8.183
301 - 360                          2            32,356,047        5.19          8.020
-----------------------------------------------------------------------------------------
TOTAL:                           132          $623,573,070       100.00%        8.186%
=========================================================================================

---------------------------------------------------------------------------------------------------
                                  WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
REMAINING                          AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
AMORTIZATION                      REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
TERM (MOS.)                      TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------
1 - 60                              109           1.10x          1.16x      77.7%         0.0%
61 - 120                            104           1.28           2.38       42.0          0.4
121 - 180                           155           1.13           1.59       60.2          0.3
181 - 240                           122           1.39           1.69       59.2         28.6
241 - 300                            92           1.33           1.45       67.0         54.2
301 - 360                            51           1.50           1.41       65.5         62.1
---------------------------------------------------------------------------------------------------
TOTAL:                               111          1.34X          1.58X      62.6%        36.4%
===================================================================================================

Min: 28
Max: 324
Weighted Average: 228

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                               NUMBER OF       AGGREGATE       AGGREGATE       AVERAGE
DEBT SERVICE                   MORTGAGE       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
COVERAGE RATIO (X)               LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------
1.01 - 1.10                        22          $61,763,233         9.90%         8.210%
1.11 - 1.20                        42          185,419,285        29.73          8.209
1.21 - 1.30                        16          113,543,498        18.21          8.251
1.31 - 1.40                         8           67,061,068        10.75          8.054
1.41 - 1.50                        24           68,811,716        11.04          8.061
1.51 - 1.60                         5           33,258,044         5.33          8.301
1.61 - 1.70                         6           29,276,496         4.69          8.365
1.71 - 1.80                         4           40,955,721         6.57          7.981
greater than or equal to 1.81       5           23,484,007         3.77          8.328
------------------------------------------------------------------------------------------
TOTAL:                            132         $623,573,070       100.00%         8.186%
==========================================================================================

--------------------------------------------------------------------------------------------------
                                 WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                  AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
DEBT SERVICE                     REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
COVERAGE RATIO (X)              TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------
1.01 - 1.10                         153           1.06x        1.44x       64.2%          7.0%
1.11 - 1.20                         126           1.17         1.39        69.6          37.6
1.21 - 1.30                         115           1.25         1.49        65.5          38.8
1.31 - 1.40                          87           1.35         1.44        66.6          50.7
1.41 - 1.50                          79           1.45         1.62        61.8          48.2
1.51 - 1.60                          92           1.53         1.97        45.3          27.3
1.61 - 1.70                         124           1.66         2.01        46.1          22.5
1.71 - 1.80                          68           1.75         1.85        54.5          48.6
greater than or equal to 1.81       102           2.04         2.50        39.8          25.7
--------------------------------------------------------------------------------------------------
TOTAL:                              111           1.34X        1.58X       62.6%         36.4%
==================================================================================================


Min: 1.01x
Max: 2.39x
Weighted Average: 1.34x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                      IMPLIED DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
IMPLIED DEBT                  NUMBER OF       AGGREGATE        AGGREGATE       AVERAGE
SERVICE COVERAGE              MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    MORTGAGE
RATIO (X)                       LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------
1.11 - 1.20                        5          $36,374,528          5.83%         8.007%
1.21 - 1.30                        8           61,128,866          9.80          8.341
1.31 - 1.40                       17          104,255,791         16.72          8.135
1.41 - 1.50                       25          135,407,368         21.71          8.183
1.51 - 1.60                       21           82,716,900         13.26          8.153
1.61 - 1.70                       20           53,635,754          8.60          8.224
1.71 - 1.80                        4           24,962,292          4.00          8.168
1.81 - 1.90                        7           65,583,130         10.52          8.103
1.91 - 2.00                       14           14,054,697          2.25          8.237
greater than or equal to  2.01    11           45,453,745          7.29          8.371
===========================================================================================
TOTAL:                           132         $623,573,070        100.00%         8.186%
===========================================================================================

---------------------------------------------------------------------------------------------------
                                  WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
IMPLIED DEBT                       AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
SERVICE COVERAGE                  REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
RATIO (X)                        TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------
1.11 - 1.20                           63            1.25x       1.20x       72.5%        64.9%
1.21 - 1.30                          117            1.15        1.25        73.2         54.7
1.31 - 1.40                          139            1.20        1.35        71.1         38.2
1.41 - 1.50                          103            1.22        1.46        66.2         37.3
1.51 - 1.60                          137            1.28        1.57        62.4         19.6
1.61 - 1.70                          108            1.34        1.66        60.0         31.6
1.71 - 1.80                           79            1.60        1.77        54.2         39.7
1.81 - 1.90                           88            1.62        1.88        49.5         35.9
1.91 - 2.00                           93            1.52        1.93        51.8         31.9
greater than or equal to 2.01        109            1.82        2.43        40.6         18.1
===================================================================================================
TOTAL:                               111           1.34X        1.58X       62.6%        36.4%
===================================================================================================


Min: 1.16x
Max: 3.00x
Weighted Average: 1.58x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
                             NUMBER OF        AGGREGATE        AGGREGATE       AVERAGE
                              MORTGAGE      CUT-OFF DATE      CUT-OFF DATE    MORTGAGE
LOAN-TO-VALUE RATIO (%)        LOANS         BALANCE ($)      BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------
30.01 - 40.00                      5         $18,682,821           3.00%        8.184%
40.01 - 50.00                     10          62,167,361           9.97         8.351
50.01 - 60.00                     43         121,505,202          19.49         8.158
60.01 - 70.00                     41         239,770,107          38.45         8.195
70.01 - 80.00                     32         177,899,037          28.53         8.139
80.01 - 90.00                      1           3,548,542           0.57         7.960
-------------------------------------------------------------------------------------------
TOTAL:                           132        $623,573,070         100.00%        8.186%
===========================================================================================

-------------------------------------------------------------------------------------------------
                                WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
                                 AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
                                REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)        TERM (MOS.)    DSCR (X)     DSCR (X)     LTV (%)       LTV (%)
-------------------------------------------------------------------------------------------------
30.01 - 40.00                       148           1.84x       2.42x       37.0%         10.9%
40.01 - 50.00                       101           1.63        2.13        44.1          22.0
50.01 - 60.00                        82           1.50        1.75        55.8          38.5
60.01 - 70.00                       122           1.23        1.48        65.0          30.8
70.01 - 80.00                       115           1.21        1.32        72.8          49.5
80.01 - 90.00                        77           1.13        1.22        81.9          69.8
-------------------------------------------------------------------------------------------------
TOTAL:                              111           1.34X       1.58X       62.6%         36.4%
=================================================================================================

Min: 30.9%
Max: 81.9%
Weighted Average: 62.6%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------
                                                               PERCENT BY     WEIGHTED
BALLOON                      NUMBER OF        AGGREGATE        AGGREGATE       AVERAGE
LOAN-TO-VALUE                 MORTGAGE      CUT-OFF DATE      CUT-OFF DATE    MORTGAGE
RATIO (%)                      LOANS         BALANCE ($)      BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------
0.0                               51        $176,534,723          28.31%        8.227%
0.1 - 30.0                         6          24,417,835           3.92         8.127
30.1 - 40.0                        4          39,371,093           6.31         8.383
40.1 - 50.0                       25          81,234,955          13.03         8.171
50.1 - 60.0                       40         253,317,849          40.62         8.172
60.1 - 70.0                        6          48,696,615           7.81         8.002
------------------------------------------------------------------------------------------
TOTAL:                           132        $623,573,070         100.00%        8.186%
==========================================================================================

------------------------------------------------------------------------------------------------
                               WEIGHTED                   WEIGHTED    WEIGHTED      WEIGHTED
BALLOON                         AVERAGE      WEIGHTED     AVERAGE      AVERAGE       AVERAGE
LOAN-TO-VALUE                  REMAINING      AVERAGE     IMPLIED   CUT-OFF DATE     BALLOON
RATIO (%)                     TERM (MOS.)    DSCR (X)     DSCR (X)     LTV(%)        LTV (%)
------------------------------------------------------------------------------------------------
0.0                                185           1.22x       1.60x       61.0%         0.0%
0.1 - 30.0                         150           1.68        2.16        48.1          9.7
30.1 - 40.0                         67           1.68        2.12        43.2         34.0
40.1 - 50.0                         86           1.47        1.69        58.0         45.5
50.1 - 60.0                         81           1.30        1.44        67.4         55.6
60.1 - 70.0                         53           1.28        1.27        73.9         67.9
------------------------------------------------------------------------------------------------
TOTAL:                             111           1.34X       1.58X       62.6%        36.4%
================================================================================================


Min: 0.0%
Max: 69.8%
Weighted Average: 36.4%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)

-------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  JAN-01           JAN-02           JAN-03          JAN-04
-------------------------------------------------------------------------------------------------------
Locked Out                               67.58%           43.72%           20.98%          21.44%
Greater of YM and 1.00%                  32.42%           51.91%           74.45%          73.74%
Greater of YM (T+0.25) and 1.00%          0.00%           2.88%            3.01%            3.18%
YM  (T+0.25)                              0.00%           1.49%            1.56%            1.64%
Greater of YM (T+0.50) and 1.00%          0.00%           0.53%            0.54%            0.55%
-------------------------------------------------------------------------------------------------------
Yield Maintenance Total                  32.42%           56.28%           79.02%          78.56%
-------------------------------------------------------------------------------------------------------
Open                                      0.00%           0.00%            0.00%            0.00%
-------------------------------------------------------------------------------------------------------
TOTAL                                    100.00%         100.00%          100.00%          100.00%
=======================================================================================================
Pool Balance Outstanding             $623,573,069.51 $607,339,081.81  $571,745,355.97  $532,029,385.79
% Initial Pool Balance                   100.00%          97.40%           91.69%          85.32%

--------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-05           JAN-06          JAN-07           JAN-08
--------------------------------------------------------------------------------------------------------
Locked Out                                15.32%           3.10%            1.21%           0.00%
Greater of YM and 1.00%                   75.94%           82.42%          80.04%           89.30%
Greater of YM (T+0.25) and 1.00%          3.23%            3.50%            4.63%           7.03%
YM  (T+0.25)                              1.68%            1.82%            2.41%           3.67%
Greater of YM (T+0.50) and 1.00%          0.55%            0.57%            0.72%           1.04%
--------------------------------------------------------------------------------------------------------
Yield Maintenance Total                   80.85%           87.74%          87.08%          100.00%
--------------------------------------------------------------------------------------------------------
Open                                      3.83%            9.17%           11.71%           0.00%
--------------------------------------------------------------------------------------------------------
TOTAL                                    100.00%          100.00%          100.00%         100.00%
========================================================================================================
Pool Balance Outstanding             $512,335,270.11  $462,877,335.16  $341,691,639.41 $219,057,522.01
% Initial Pool Balance                    82.16%           74.23%          54.80%           35.13%


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED

---------------------------------------------------------------------------------------
Prepayment Restrictions                  JAN-09           JAN-10           JAN-11
---------------------------------------------------------------------------------------
Locked Out                                0.00%           0.00%            0.00%
Greater of YM and 1.00%                  88.81%           72.68%           93.15%
Greater of YM (T+0.25) and 1.00%          7.35%           0.00%            0.00%
YM  (T+0.25)                              3.84%           4.66%            6.85%
Greater of YM (T+0.50) and 1.00%          1.02%           1.15%            1.52%
---------------------------------------------------------------------------------------
Yield Maintenance Total                  100.00%          77.33%          100.00%
---------------------------------------------------------------------------------------
Open                                      0.00%           22.67%           0.00%
---------------------------------------------------------------------------------------
TOTAL                                    100.00%         100.00%          100.00%
=======================================================================================
Pool Balance Outstanding             $203,567,777.47 $162,693,034.15  $106,806,449.81
% Initial Pool Balance                   32.65%           26.09%           17.13%


--------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-12           JAN-13           JAN-14          JAN-15
--------------------------------------------------------------------------------------------------------
Locked Out                                 0.00%           0.00%            0.00%            0.00%
Greater of YM and 1.00%                   90.50%           88.33%           85.56%          81.84%
Greater of YM (T+0.25) and 1.00%           0.00%           0.00%            0.00%            0.00%
YM  (T+0.25)                               9.41%           11.67%           14.44%          18.16%
Greater of YM (T+0.50) and 1.00%           1.83%           1.90%            1.79%            1.42%
--------------------------------------------------------------------------------------------------------
Yield Maintenance Total                   99.91%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------
Open                                       0.09%           0.00%            0.00%            0.00%
--------------------------------------------------------------------------------------------------------
TOTAL                                     100.00%         100.00%          100.00%          100.00%
========================================================================================================
Pool Balance Outstanding              $74,876,571.27   $57,797,004.64   $44,483,886.61  $33,433,443.96
% Initial Pool Balance                    12.01%           9.27%            7.13%            5.36%


Notes: (1) The above analysis is based on Structuring Assumptions and a 0%
           CPR as discussed in the Prospectus Supplement.

       (2) See Appendix II for a description of the specific yield maintenance provisions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                     AGGREGATE         CUT-OFF
   LOAN                                                                                               CUT-OFF       DATE BALANCE/
    NO.            PORTFOLIO NAME                           PROPERTY NAME (1)                    DATE BALANCE (2)  SQUARE FOOT (3)
------------------------------------------------------------------------------------------------------------------------------------
     1      Whitesell Industrial II      950 Taylor's Lane (I)                                          $7,188,044           $26.24
     2      Whitesell Industrial II      2703 Cindel Drive (I)                                          $5,603,132           $26.24
     3      Whitesell Industrial II      823 Eastgate (I)                                               $3,803,791           $26.24
     4      Whitesell Industrial II      1817 Route 130 (I)                                             $3,598,685           $26.24
     5      Whitesell Industrial II      399 Dulty's Lane (I)                                           $1,976,478           $26.24
     6      Whitesell Industrial II      600 Glen Court (I)                                             $1,873,927           $26.24
     7      Whitesell Industrial II      397 Dulty's Lane (I)                                           $1,734,081           $26.24
     8      Whitesell Industrial II      614 Heron Drive (I)                                            $1,706,112           $26.24
     9      Whitesell Industrial II      603 Heron Drive (I)                                            $1,351,837           $26.24
    10      Whitesell Industrial II      204 Center Square Road (I)                                     $1,156,054           $26.24
    11      Whitesell Industrial II      102 Gaither Drive (I)                                            $960,271           $26.24
    12                                   850 Stephenson Highway (A)                                    $12,115,884           $88.21
    13                                   750 Stephenson Highway (A)                                    $11,321,400           $88.21
    14                                   1400 Stephenson Highway Office Building (A)                    $6,951,736           $88.21
    15                                   State Street Square                                           $29,338,794           $79.91
    16                                   6000 & 8000 Midlantic Drive                                   $21,779,278           $63.06
    17                                   Century III Plaza                                             $21,505,227           $77.60
    18      Mericle Development I        75-95 Jaycee Drive (II) (B)                                    $2,733,882           $24.04
    19      Mericle Development I        350-390 N. Pennsylvania Avenue (II) (B)                        $2,602,689           $24.04
    20      Mericle Development I        155 Stewart Road (II) (B)                                      $2,272,592           $24.04
    21      Mericle Development I        600 Baltimore Drive (II) (B)                                   $2,176,666           $24.04
    22      Mericle Development I        225 Stewart Road (II) (B)                                      $1,760,518           $24.04
    23      Mericle Development I        565 Oak Ridge Road (II) (B)                                    $1,718,198           $24.04
    24      Mericle Development I        1150 Crestwood Drive (II) (B)                                    $842,171           $24.04
    25      Mericle IV                   The Harte-Hanks Facility (III) (B)                             $2,150,263           $24.04
    26      Mericle IV                   Vogelbacher Industrial Park (III) (B)                          $2,150,263           $24.04
    27                                   15 & 19 Burt Collins Drive (B)                                 $2,621,758           $24.04
    28                                   Park Austin Apartments                                        $20,650,000       $35,119.05
    29                                   Willow Springs Apartments (C)                                  $7,770,511       $20,982.20
    30                                   Chesapeake Apartments (C)                                      $5,710,890       $20,982.20
    31                                   Mission Antigua Apartments (C)                                 $5,570,440       $20,982.20
    32      Southgate Commerce Ctr       Aurora Warehouse Southgate Commerce Center, Inc. (IV)          $7,781,702           $12.54
    33      Southgate Commerce Ctr       Southgate Commerce Center, Inc. (IV)                           $5,992,805           $12.54
    34      Southgate Commerce Ctr       Southgate Commerce Center, Inc. (IV)                           $4,114,463           $12.54
    35      Mendota I & II A             Northland Insurance Buildings (V)                              $9,784,650           $60.14
    36      Mendota I & II A             Mendota Office Center I and II (V)                             $7,960,453           $60.14
    37                                   Donaldson's Crossroads Shopping Center                        $16,099,412           $57.93
    38                                   Cross Keys Place                                              $14,913,025           $72.43
    39                                   The Village at University Place II                            $14,833,372           $78.24
    40                                   Pepper Cove Apartments (D)                                     $7,566,243       $35,881.02
    41                                   The Kensington Apartments (D)                                  $5,745,616       $35,881.02
    42                                   Wonderland MarketPlace                                        $11,706,047           $86.71
    43                                   Festival at Manchester Lakes                                  $11,504,571           $71.93
    44      Whitesell                    550 Glen Avenue (VI)                                           $1,994,539           $22.42
    45      Whitesell                    20 West Stow Road (VI)                                         $1,550,945           $22.42
    46      Whitesell                    1825 Underwood Boulevard (VI)                                  $1,112,800           $22.42
    47      Whitesell                    1829 Underwood Boulevard (VI)                                    $961,303           $22.42
    48      Whitesell                    1816 Underwood Boulevard (VI)                                    $952,583           $22.42
    49      Whitesell                    1819 Underwood Boulevard (VI)                                    $943,864           $22.42
    50      Whitesell                    1812 Underwood Boulevard (VI)                                    $694,274           $22.42
    51      Whitesell                    One Underwood Court (VI)                                         $570,024           $22.42
    52      Whitesell                    1801 Underwood Boulevard (VI)                                    $534,057           $22.42
    53      Whitesell                    1835 Underwood Boulevard (VI)                                    $471,932           $22.42
    54      Whitesell                    1803 Underwood Boulevard (VI)                                    $401,088           $22.42
    55      Whitesell                    1810 Underwood Boulevard (VI)                                    $382,559           $22.42
    56      Whitesell                    1822 Underwood Boulevard (VI)                                    $329,153           $22.42
    57                                   Six Neshaminy Interplex                                       $10,668,604           $95.45
    58                                   757 & 835 Springdale Drive (E)                                 $5,800,241           $52.92
    59                                   1504 Glen Avenue (E)                                           $2,563,238           $52.92
    60                                   Brookview Corporate Center (E)                                 $2,270,296           $52.92
    61                                   Chesterfield Village Square                                    $9,734,727           $73.02
    62      Northtown Devco Industrial   Building 220 (VII)                                             $1,887,828           $12.25
    63      Northtown Devco Industrial   Building 222 (VII)                                             $1,342,455           $12.25
    64      Northtown Devco Industrial   Building 223 (VII)                                             $1,216,600           $12.25
    65      Northtown Devco Industrial   Building 211 (VII)                                               $964,890           $12.25
    66      Northtown Devco Industrial   Building 204 (VII)                                               $679,618           $12.25
    67      Northtown Devco Industrial   Building 232 (VII)                                               $637,667           $12.25
    68      Northtown Devco Industrial   Building 224 (VII)                                               $574,738           $12.25
    69      Northtown Devco Industrial   Building 237 (VII)                                               $486,640           $12.25
    70      Northtown Devco Industrial   Building 238 (VII)                                               $486,640           $12.25
    71      Northtown Devco Industrial   Building 219 (VII)                                               $423,713           $12.25
    72      Northtown Devco Industrial   Building 214 (VII)                                               $419,517           $12.25
    73      Northtown Devco Industrial   Building 233 (VII)                                               $318,833           $12.25
    74                                   Crabtree Crossing Apartments                                   $9,150,982       $43,995.11
    75                                   Evergreen Atrium Office Building                               $8,856,017           $56.26
    76      Eckerd Drug                  Eckerd - #5635 (VIII)                                          $3,266,791          $190.85
    77      Eckerd Drug                  Eckerd - #5821 (VIII)                                          $1,914,441          $190.85
    78      Eckerd Drug                  Eckerd - #5028 (VIII)                                          $1,673,783          $190.85
    79      Eckerd Drug                  Eckerd -#5831 (VIII)                                           $1,472,263          $190.85
    80                                   Powerline Center                                               $7,988,403           $24.97
    81                                   The Waterford at Valley Ranch Apartments                       $7,946,296       $26,487.65
    82                                   Boca Corporate Center (*)                                      $6,939,970           $96.68
    83                                   Boca Corporate Center (*)                                        $982,529           $96.68
    84                                   Naab Road Medical Center                                       $7,638,236           $99.46
    85                                   Crown Point Shopping Center                                    $7,578,857           $51.41
    86      Westport Business Park       Westport Business Park 1-4 (IX)                                $4,866,901           $35.09
    87      Westport Business Park       Westport Business Park 12-14 (IX)                              $2,385,736           $35.09
    88                                   Fair Oaks Renaissance Plaza                                    $6,970,822          $100.62
    89                                   Cranberry Corporate Center                                     $6,785,466           $46.96
    90                                   Bayside Bridge Plaza Shopping Center                           $6,496,096           $37.64
    91                                   Franklin Office Center                                         $6,144,622           $65.30
    92                                   Forest Park II & III                                           $6,059,257           $68.94
    93                                   The Plaza at Williams Centre                                   $6,477,258           $59.47
    94                                   US Web Building                                                $5,998,525          $114.39
    95                                   Livermore Airway Business Park (Projects 1,3, and 7)           $5,967,941           $36.33
    96                                   Vons at Eastgate Plaza                                         $5,860,026          $106.23
    97                                   9000 Keystone Crossing Office Center                           $5,661,350           $42.25
    98                                   2115 Rexford                                                   $5,635,054           $77.48
    99                                   Britannia Business Center                                      $5,542,291           $33.86
    100                                  Perimeter Corporate Park II                                    $5,146,616           $37.41
    101                                  Village at Gap                                                 $5,106,338           $60.74
    102                                  Rainbow Foods                                                  $4,831,875           $70.54
    103                                  Dopaco Company Building                                        $4,796,781           $23.98
    104                                  Monroe Plaza Shopping Center                                   $4,801,849            59.69
    105                                  IRS Office Building                                            $4,757,627           $92.20
    106                                  Alpharetta Commons Shopping Center                             4758728.91            50.33
    107                                  Cooper Power Tools, Inc.                                       $4,667,768           $57.46
    108                                  Shorewood Retail Center                                        4613590.12            96.12
    109                                  Interchange I, II & III                                        $4,463,060           $23.29
    110                                  32nd Street Business Center                                    $4,272,240           $48.55
    111                                  Philly Broad Street CVS / G Street CVS Pharmacy (F)            $2,849,503          $137.04
    112                                  Ocean City CVS #961 (F)                                        $1,316,572          $137.04
    113                                  Oaks of Westlakes Apartments                                   $4,092,594       $15,270.87
    114                                  Costa Mesa Shopping Center                                     $3,654,055           $48.82
    115                                  The Crossing Apartments                                        $3,607,358       $37,576.64
    116                                  Creekside I Apartments                                         $3,548,542       $36,963.97
    117                                  21101-21211 Oxnard Street & 601 Variel Avenue                  $3,351,605           $55.62
    118                                  North American Beltmann Building                               $3,318,663           $23.89
    119                                  Freedom Centre                                                 $3,275,518           $34.95
    120                                  Springtree Plaza Shopping Center (**)                          $3,150,000          $183.93
    121                                  Springtree Plaza Shopping Center (**)                            $111,153          $183.93
    122                                  ALTEK Industrial Building                                      $3,155,575           $22.77
    123                                  Eisenhower Corporate Park, Bldg. D                             $3,083,816           $81.42
    124                                  675 East 500 South                                             $3,004,562           $40.43
    125                                  Welles Street Industrial                                       $2,920,632            $7.65
    126                                  Resource Park West Office Building                             $2,917,172           $50.07
    127                                  33300-33360 Central Avenue                                     $2,767,127           $29.21
    128                                  One Willow Creek Office Building                               $2,622,026           $79.09
    129                                  CVS Centers, Inc., CVS Pharmacy                                $2,595,088          $128.15
    130                                  1400-1550 Whipple Road                                         $2,000,374           $18.81
    131                                  Precision Litho Building                                       $1,929,485           $34.46
    132                                  Churchill-Winston Building                                     $1,751,964           $17.37
            TOTAL/WEIGHTED AVERAGE                                                                    $623,573,070

---------------------------------------------------------------------------------------------------------------------
                                                                                                         ORIGINAL
                                                          CUT-OFF                                         TERM TO
   LOAN        MORTGAGE                     IMPLIED        DATE                    NOTE      MATURITY    MATURITY
    NO.          RATE        DSCR (3)     DSCR (3) (8)    LTV (3)    CONSTANT      DATE      DATE (4)      (MOS)
---------------------------------------------------------------------------------------------------------------------
     1          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     2          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     3          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     4          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     5          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     6          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     7          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     8          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
     9          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
    10          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
    11          8.150%         1.18           1.42         70.5%      10.887%    12/03/97    12/01/07       119
    12          8.530%         1.16           1.26         72.6%      9.754%     05/12/00    05/01/10       119
    13          8.530%         1.16           1.26         72.6%      9.754%     05/12/00    05/01/10       119
    14          8.530%         1.16           1.26         72.6%      9.754%     05/12/00    05/01/10       119
    15          8.270%         1.06           1.49         61.0%      12.716%    09/24/96    10/01/13       204
    16          8.320%         1.51           1.89         44.7%      11.326%    12/16/96    01/01/07       120
    17          8.210%         1.21           1.34         69.5%      9.975%     02/18/97    03/01/07       120
    18          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    19          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    20          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    21          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    22          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    23          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    24          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    25          6.620%         1.18           1.57         62.2%      11.952%    01/22/99    02/01/16       204
    26          6.620%         1.18           1.57         62.2%      11.952%    01/22/99    02/01/16       204
    27          8.570%         1.18           1.57         62.2%      11.952%    11/05/96    12/01/14       216
    28          7.940%         1.36           1.20         72.0%      7.940%     12/15/99    01/01/05       60
    29          7.770%         1.41           1.48         65.9%      9.419%     12/18/95    12/20/05       119
    30          7.770%         1.41           1.48         65.9%      9.419%     12/18/95    12/20/05       119
    31          7.770%         1.41           1.48         65.9%      9.419%     12/18/95    12/20/05       119
    32          8.180%         1.34           1.69         56.6%      11.373%    07/25/96    08/01/06       120
    33          8.180%         1.34           1.69         56.6%      11.373%    07/25/96    08/01/06       120
    34          8.180%         1.34           1.69         56.6%      11.373%    07/25/96    08/01/06       120
    35          7.900%         1.78           1.85         55.1%      9.314%     11/01/99    11/01/09       120
    36          7.900%         1.78           1.85         55.1%      9.314%     11/01/99    11/01/09       120
    37          8.380%         1.28           1.60         63.0%      11.285%    03/26/97    04/01/17       240
    38          8.000%         1.19           1.31         77.2%      9.860%     11/30/99    12/01/11       144
    39          8.440%         1.26           1.44         67.2%      10.241%    08/20/96    09/01/06       120
    40          7.980%         1.36           1.46         71.9%      9.659%     12/30/96    01/01/04       84
    41          7.980%         1.36           1.46         71.9%      9.659%     12/26/96    01/01/04       84
    42          8.160%         1.75           1.79         54.2%      9.197%     09/30/97    09/30/05       96
    43          7.925%         1.71           1.90         53.8%      9.998%     11/17/95    11/17/02       83
    44          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    45          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    46          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    47          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    48          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    49          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    50          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    51          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    52          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    53          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    54          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    55          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    56          8.250%         1.50           1.92         52.7%      11.483%    05/10/96    06/01/06       120
    57          8.300%         1.17           1.25         70.7%      9.601%     02/03/00    03/01/10       120
    58          7.800%         1.24           1.40         73.2%      10.127%    11/12/99    12/01/09       120
    59          7.800%         1.24           1.40         73.2%      10.127%    11/12/99    12/01/09       120
    60          7.800%         1.24           1.40         73.2%      10.127%    11/12/99    12/01/09       120
    61          7.990%         1.25           1.51         67.1%      10.900%    07/21/97    07/01/07       119
    62          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    63          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    64          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    65          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    66          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    67          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    68          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    69          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    70          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    71          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    72          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    73          8.170%         1.09           1.67         57.3%      13.809%    12/23/96    01/01/12       180
    74          8.000%         1.35           1.39         70.4%      9.311%     07/18/00    08/01/25       300
    75          8.040%         1.11           1.20         68.9%      9.760%     08/28/97    09/01/07       120
    76          8.180%         1.01           1.33         66.9%      11.833%    05/11/00    06/01/15       180
    77          8.180%         1.01           1.33         66.9%      11.833%    05/11/00    06/01/15       180
    78          8.180%         1.01           1.33         66.9%      11.833%    05/11/00    06/01/15       180
    79          8.180%         1.01           1.33         66.9%      11.833%    05/11/00    06/01/15       180
    80          8.270%         1.46           1.62         65.9%      9.936%     08/27/97    09/01/07       120
    81          8.460%         1.23           1.40         67.5%      10.241%    09/03/96    10/01/11       180
    82          8.010%         1.45           1.56         60.5%      9.674%     07/07/97    08/01/07       120
    83          7.280%         1.45           1.56         60.5%      9.674%     12/06/99    08/01/07       91
    84          8.410%         1.18           1.32         69.7%      10.044%    08/01/97    09/01/07       120
    85          8.120%         1.11           1.22         76.5%      9.877%     04/24/97    05/01/07       120
    86          8.140%         1.46           1.60         59.8%      9.822%     09/02/97    09/01/02       60
    87          8.140%         1.46           1.60         59.8%      9.822%     09/02/97    09/01/02       60
    88          7.940%         1.17           1.37         74.2%      10.486%    08/05/99    09/01/19       240
    89          8.100%         1.46           1.67         65.2%      10.257%    10/18/00    04/01/20       233
    90          8.480%         1.62           2.08         48.1%      11.525%    09/17/96    10/01/16       240
    91          8.390%         1.43           1.61         60.9%      10.128%    01/02/97    02/01/07       120
    92          8.310%         1.36           1.56         60.2%      10.312%    08/27/97    09/01/07       120
    93          8.720%         2.00           2.60         42.9%      11.697%    09/06/96    09/01/06       119
    94          8.170%         1.66           1.89         39.6%      10.269%    06/21/00    07/01/20       240
    95          7.990%         1.94           2.39         40.1%      11.092%    12/31/96    01/01/07       120
    96          8.100%         1.10           1.25         71.5%      10.181%    08/15/00    09/01/20       240
    97          8.510%         1.28           1.45         59.2%      10.249%    11/21/96    12/01/06       120
    98          8.140%         1.23           1.34         65.9%      9.782%     12/19/96    01/01/07       120
    99          8.190%         1.68           1.79         53.0%      9.634%     03/27/97    04/30/07       121
    100         8.680%         1.70           2.19         41.2%      11.583%    12/09/96    12/01/03       84
    101         8.200%         1.20           1.47         64.9%      10.973%    10/29/97    11/01/17       240
    102         8.560%         1.12           1.48         66.5%      11.925%    10/09/96    11/01/15       228
    103         8.040%         1.17           1.72         56.2%      13.181%    09/23/97    10/01/12       180
    104         8.170%         1.19           1.49         64.1%      11.219%    12/19/96    01/01/07       120
    105         8.110%         1.17           1.59         63.2%      12.211%    02/06/98    07/01/14       196
    106         8.160%         2.39           2.62         37.0%      9.865%     07/30/97    08/01/12       180
    107         8.220%         1.23           1.36         69.3%      9.911%     07/21/00    08/01/10       120
    108         8.030%         1.29           1.56         62.3%      10.902%    07/16/97    09/01/17       240
    109         7.960%         1.16           1.88         49.7%      14.611%    12/01/95    12/01/10       180
    110         8.490%         1.15           1.33         75.0%      10.474%    08/31/00    09/01/20       240
    111         8.050%         1.18           1.43         69.1%      10.943%    07/02/97    08/01/17       240
    112         8.050%         1.18           1.43         69.1%      10.943%    07/02/97    08/01/17       240
    113         8.380%         1.65           1.87         53.3%      10.226%    06/21/96    07/01/03       84
    114         8.390%         1.58           2.32         41.5%      13.194%    08/20/96    09/01/11       180
    115         8.230%         1.06           1.19         79.5%      10.081%    08/26/96    09/01/06       120
    116         7.960%         1.13           1.22         81.9%      9.741%     05/07/97    06/01/07       120
    117         8.800%         1.24           1.49         59.9%      10.797%    03/30/00    04/01/20       240
    118         7.980%         1.27           1.60         59.9%      11.325%    04/30/96    05/01/16       240
    119         8.570%         1.83           2.34         40.0%      11.504%    12/31/96    01/01/17       240
    120         8.100%         1.10           1.16         77.7%      9.453%     01/25/00    02/01/10       120
    121         8.100%         1.10           1.16         77.7%      9.453%     01/25/00    02/01/10       120
    122         8.190%         1.58           1.98         48.5%      11.291%    10/15/96    11/01/16       240
    123         8.050%         1.11           1.27         72.6%      10.291%    12/15/99    01/01/10       120
    124         8.160%         2.01           2.49         37.2%      11.156%    02/05/97    03/01/07       120
    125         8.250%         1.26           3.00         30.9%      21.418%    11/05/96    12/01/06       120
    126         8.370%         1.52           1.71         53.3%      10.157%    10/22/96    11/01/06       120
    127         8.080%         1.44           1.62         59.5%      10.110%    03/03/97    04/01/07       120
    128         8.670%         1.24           1.61         59.1%      11.661%    09/16/96    10/01/16       240
    129         7.960%         1.17           1.40         71.0%      10.701%    02/05/98    03/01/18       240
    130         8.220%         1.70           2.57         37.6%      13.652%    03/27/97    04/01/12       180
    131         8.090%         1.06           1.58         61.7%      13.446%    05/01/97    06/01/12       180
    132         7.960%         1.60           2.62         40.7%      14.692%    10/18/95    11/01/10       180
                8.186%         1.34x          1.58x        62.6%      10.658%                               147

------------------------------------------------------------------------------------------------------------------------------------
                               ORIGINAL
               REMAINING        AMORT.        BALLOON
   LOAN         TERM TO          TERM          LOAN         BALLOON       SECURITY
    NO.      MATURITY (MOS)   (MOS) (5)       BALANCE       LTV (3)       TYPE (6)                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
     1             83            240           $5,368,600        52.7%       Fee       3000 Cindel Drive
     2             83            240           $4,184,862        52.7%       Fee       2703 Cindel Drive
     3             83            240           $2,840,972        52.7%       Fee       823 Eastgate
     4             83            240           $2,687,782        52.7%       Fee       1817 Route 130
     5             83            240           $1,476,190        52.7%       Fee       399 Dulty's Lane
     6             83            240           $1,399,597        52.7%       Fee       600 Glen Court
     7             83            240           $1,295,149        52.7%       Fee       397 Dulty's Lane
     8             83            240           $1,274,260        52.7%       Fee       614 Heron Drive
     9             83            240           $1,009,659        52.7%       Fee       603 Heron Drive
    10             83            240             $863,432        52.7%       Fee       204 Center Square Road
    11             83            240             $717,206        52.7%       Fee       102 Gaither Drive
    12            112            300          $10,010,559        60.0%       Fee       850 Stephenson Highway
    13            112            300           $9,354,129        60.0%       Fee       750 Stephenson Highway
    14            112            300           $5,743,763        60.0%       Fee       1400 Stephenson Highway
    15            153            204                   $0         0.0%       Fee       50 West State Street
    16             72            240          $16,708,097        34.3%       Fee       6000 & 8000 Midlantic Drive
    17             74            300          $18,470,964        59.7%       Fee       Mountain View Drive
    18            167            216                   $0         0.0%       Fee       75-95 Jaycee Drive
    19            167            216                   $0         0.0%       Fee       350-390 N. Pennsylvania Avenue
    20            167            216                   $0         0.0%       Fee       155 Stewart Road
    21            167            216                   $0         0.0%       Fee       600 Baltimore Drive
    22            167            216                   $0         0.0%       Fee       225 Stewart Road
    23            167            216                   $0         0.0%       Fee       565 Oak Ridge Road
    24            167            216                   $0         0.0%       Fee       1150 Crestwood Drive
    25            181            204                   $0         0.0%       Fee       165 Commerce Drive
    26            181            204                   $0         0.0%       Fee       1200 Sathers Drive
    27            167            216                   $0         0.0%       Fee       15 & 19 Burt Collins Drive
    28             48            324          $19,620,811        68.4%       Fee       3220 Duval Road
    29             59            330           $6,990,615        59.3%       Fee       4227 North 27th Avenue
    30             59            330           $5,137,761        59.3%       Fee       200 East Southern Avenue
    31             59            330           $5,011,377        59.3%       Fee       5525 South Mission Road
    32             67            240           $6,031,029        43.9%       Fee       5374 Baseline Road
    33             67            240           $4,644,585        43.9%       Fee       5885 Fulton Industrial Blvd.
    34             67            240           $3,188,820        43.9%       Fee       21800 S. Cicero Ave.
    35            106            300           $8,024,451        45.2%       Fee       1285 and 1295 Northland Drive
    36            106            300           $6,528,416        45.2%       Fee       1250 and 1270 Northland Drive
    37            195            240                   $0         0.0%       Fee       3900 Washington Rd./U.S. Route 19
    38            131            264          $10,099,849        52.3%       Fee       Route 313 & 611
    39             68            300          $12,900,972        58.5%       Fee       NEC I-85 and W.T. Harris Boulevard
    40             36            312           $7,137,295        67.9%       Fee       9300 SW 137 Avenue
    41             36            312           $5,419,884        67.9%       Fee       2950 Bixby Avenue
    42             57            360          $11,004,329        51.0%       Fee       151 VFW Parkway
    43             22            300          $11,012,559        51.5% Fee & Leasehold 7001-7025 Manchester Blvd.
    44             65            240           $1,556,068        41.1%       Fee       550 Glen Avenue
    45             65            240           $1,209,992        41.1%       Fee       20 West Stow Road
    46             65            240             $868,167        41.1%       Fee       1825 Underwood Boulevard
    47             65            240             $749,974        41.1%       Fee       1829 Underwood Boulevard
    48             65            240             $743,171        41.1%       Fee       1816 Underwood Boulevard
    49             65            240             $736,369        41.1%       Fee       1819 Underwood Boulevard
    50             65            240             $541,648        41.1%       Fee       1812 Underwood Boulevard
    51             65            240             $444,712        41.1%       Fee       One Underwood Court
    52             65            240             $416,652        41.1%       Fee       1801 Underwood Boulevard
    53             65            240             $368,184        41.1%       Fee       1835 Underwood Boulevard
    54             65            240             $312,914        41.1%       Fee       1803 Underwood Boulevard
    55             65            240             $298,459        41.1%       Fee       1810 Underwood Boulevard
    56             65            240             $256,794        41.1%       Fee       1822 Underwood Boulevard
    57            110            300           $8,771,857        58.1%       Fee       US Route 1 & Interplex Circle
    58            107            240           $4,069,707        51.4%       Fee       757 & 835 Springdale Drive
    59            107            240           $1,798,482        51.4%       Fee       1504 Glen Avenue
    60            107            240           $1,592,940        51.4%       Fee       815 Sumneytown Pike
    61             78            240           $7,330,787        50.5%       Fee       27557-27949 23 Mile Road/51170-51382 Gratiot
                                                                                         Avenue
    62            132            180                   $0         0.0%       Fee       1424-1540 Atlantic
    63            132            180                   $0         0.0%       Fee       1502-48 Gentry
    64            132            180                   $0         0.0%       Fee       1501-49 Erie
    65            132            180                   $0         0.0%       Fee       1715-1829 Linn Street
    66            132            180                   $0         0.0%       Fee       1403-55 Murray Street
    67            132            180                   $0         0.0%       Fee       2100-24 Atlantic
    68            132            180                   $0         0.0%       Fee       1500-48 Erie
    69            132            180                   $0         0.0%       Fee       1906-40 Linn
    70            132            180                   $0         0.0%       Fee       1952-86 Linn
    71            132            180                   $0         0.0%       Fee       1221-25 Atlantic
    72            132            180                   $0         0.0%       Fee       1519-45 Atlantic
    73            132            180                   $0         0.0%       Fee       2105-11 Atlantic
    74            295            300                   $0         0.0%       Fee       60 Crabtree Crossing Parkway
    75             80            300           $7,518,614        58.5%       Fee       26261 Evergreen Road
    76            173            180                   $0         0.0%       Fee       3265 Sheridan Drive
    77            173            180                   $0         0.0%       Fee       2561 Union Road
    78            173            180                   $0         0.0%       Fee       4937 Transit Road
    79            173            180                   $0         0.0%       Fee       2391 Grand Island Boulevard
    80             80            300           $6,809,881        56.2%       Fee       5300 North Powerline Road
    81            129            300           $5,478,954        46.5%       Fee       151 Dallas Cowboys Parkway
    82             79            300           $5,897,220        51.4%       Fee       7777 Glades Road
    83             79            276             $829,659        51.4%       Fee       7777 Glades Road
    84             80            300           $6,527,369        59.6%       Fee       8220 & 8240 North Naab Road
    85             76            300           $6,480,684        65.4%       Fee       2000-2100 Bethel Road
    86             20            300           $4,721,292        58.0%       Fee       7020-7051 Portwest Drive,
    87             20            300           $2,314,359        58.0%       Fee       6950-6990 Portwest Drive North
    88            224            240                   $0         0.0%       Fee       SWC Fair Oaks & Orange Grove Blvd.
    89            231            234              $45,308         0.4%       Fee       220, 230 & 280 Executive Drive
    90            189            240                   $0         0.0%       Fee       1500 McMullen-Booth Road
    91             73            300           $5,300,898        52.5%       Fee       29100 Franklin Road
    92             80            276           $4,983,324        49.5%       Fee       701 & 820 Forest Point Circle
    93             68            240           $5,070,551        33.6%       Fee       S/W/C Broadway Blvd & Craycroft Road
    94            234            240                   $0         0.0%       Fee       10381-10443 Bandley Drive
    95             72            240           $4,548,677        30.5%       Fee       2600 Kitty Hawk Road
    96            236            240                   $0         0.0%       Fee       11861 Valley View Street
    97             71            300           $4,907,418        51.3%       Fee       9000 Keystone Crossing
    98             72            312           $4,922,424        57.5%       Fee       2115 Rexford
    99             76            324           $4,880,719        46.7%       Fee       3400, 3440 & 3480 East Britannia Drive
    100            35            240           $4,652,746        37.2%       Fee       1525 Perimeter Parkway
    101           202            240                   $0         0.0%       Fee       Lincoln Highway & State Route 41
    102           178            228                   $0         0.0%       Fee       441 Highway 96
    103           141            180                   $0         0.0%       Fee       461 South Boot Road
    104            72            240           $3,672,954        49.0%       Fee       NE Route 42 and SE Gordon Street
    105           162            196                   $0         0.0%       Fee       5104 North Blythe Avenue
    106           139            300           $3,202,159        24.9%       Fee       4350 State Bridge Road
    107           115            240           $3,304,626        49.0%       Fee       4121 N. Atlantic Blvd.
    108           200            240                   $0         0.0%       Fee       4081-4185 North Oakland Avenue
    109           119            180              $49,465         0.6%       Fee       5230, 5249-5251 W. 73rd Street and 7200 Ohms
                                                                                         Lane
    110           236            240                   $0         0.0%       Fee       32nd & 33rd Streets
    111           199            240                   $0         0.0%       Fee       Various
    112           199            240                   $0         0.0%       Fee       3401-23 Simpson Street
    113            30            300           $3,883,293        50.6%       Fee       534 Hunt Lane
    114           128            197             $641,878         7.3%       Fee       171-187 17th Street
    115            68            300           $3,127,411        68.9%       Fee       16500 SE 82nd Drive
    116            77            300           $3,021,534        69.8%       Fee       1613 SW 49th Street
    117           231            240                   $0         0.0%       Fee       21101-21211 Oxnard Street & 601 Variel Avenue
    118           184            240                   $0         0.0%       Fee       2481 Cleveland Avenue North
    119           192            240                   $0         0.0%       Fee       1986 Freedom Boulevard
    120           109            262           $2,433,820        58.0%       Fee       3551 and 3599 North University Drive
    121           109             39                   $0         0.0%       Fee       3551 and 3599 North University Drive
    122           190            240                   $0         0.0%       Fee       East 22819 Appleway Avenue
    123           108            240           $2,174,975        51.2%       Fee       2705 South Industrial Highway
    124            74            240           $2,286,242        28.3%       Fee       675 East 500 South
    125            71            120                   $0         0.0%       Fee       180 Welles Street
    126            70            300           $2,526,884        46.2%       Fee       710 Kipling Street
    127            75            300           $2,312,271        49.7%       Fee       33300-33360 Central Avenue
    128           189            240                   $0         0.0%       Fee       16100 NW Cornell Road
    129           206            240                   $0         0.0%       Fee       Various
    130           135            180                   $0         0.0%       Fee       1400-1550 Whipple Road
    131           137            180                   $0         0.0%       Fee       2305 South 1070 West Street
    132           118            180              $19,150         0.5%       Fee       2000 West 94th Street
                  111            264                             36.4%

--------------------------------------------------------------------------------------------------------------------------------


   LOAN                                               ZIP       PROPERTY         PROPERTY                          YEAR
    NO.                CITY               STATE       CODE        TYPE           SUB-TYPE       UNITS/NSF          BUILT
--------------------------------------------------------------------------------------------------------------------------------
     1      Cinnaminson Township            NJ       08016    Industrial    Warehouse              209,657         1989
     2      Delran Township                 NJ       08016    Industrial    Warehouse              218,000         1996
     3      Mount Laurel Township           NJ       08054    Industrial    Flex Industrial        146,898         1976
     4      Bensalem                        NJ       08016    Industrial    Warehouse              163,500         1976
     5      Bensalem                        NJ       08016    Industrial    Warehouse               84,484         1989
     6      Moorestown Township             NJ       08057    Industrial    Warehouse               85,337         1978
     7      Bensalem                        NJ       08016    Industrial    Warehouse               85,648         1989
     8      Logan Township                  NJ       08085    Industrial    Flex Industrial         52,910         1975
     9      Bridgeport                      NJ       08085    Industrial    Flex Industrial         43,233         1977
    10      Logan Township                  NJ       08085    Industrial    Warehouse               57,680         1975
    11      Mount Laurel Township           NJ       08054    Industrial    Flex Industrial         32,079         1977
    12      Troy                            MI       48084    Office        Suburban               133,061         1981
    13      Troy                            MI       48084    Office        Suburban               138,075         1979
    14      Troy                            MI       48084    Office        Suburban                73,375         1984
    15      Trenton                         NJ       08608    Office        Urban                  367,164     1920's, 1989
    16      Mt. Laurel Township             NJ       08054    Office        Suburban               345,373     1986 & 1987
    17      West Mifflin                    PA       15122    Retail        Anchored               277,141       1996-97
    18      West Hazelton Borough           PA       18201    Industrial    Warehouse              150,008      1960, 1995
    19      Wilkes-Barre City               PA       18702    Industrial    Warehouse              180,211    1940's, 1950's
    20      Hanover Township                PA       18702    Industrial    Office/Warehouse        70,000         1995
    21      Plains Township                 PA       18702    Office        Suburban                31,359         1995
    22      Hanover Township                PA       18702    Industrial    Office/Warehouse        40,000         1994
    23      Hazel Township                  PA       18201    Industrial    Warehouse               76,800         1996
    24      Wright Township                 PA       18707    Industrial    Warehouse               36,000         1989
    25      Hanover Township                PA       18702    Industrial    Warehouse              140,000         1998
    26      Pittston Township               PA       18640    Industrial    Warehouse               70,000         1997
    27      Throop Borough                  PA       18503    Industrial    Warehouse               80,430      1989, 1990
    28      Austin                          TX       78759    Multifamily   Garden Apartments          588      1984/1986
    29      Phoenix                         AZ       85017    Multifamily   Garden Apartments          468         1985
    30      Tempe                           AZ       85282    Multifamily   Garden Apartments          192      1985/1986
    31      Tucson                          AZ       85746    Multifamily   Garden Apartments          248      1988-1989
    32      Montgomery                      IL       60538    Industrial    Warehouse              574,701      1974/1979
    33      Atlanta                         GA       30387    Industrial    Warehouse              408,887         1974
    34      Matteson                        IL       60443    Industrial    Warehouse              442,810    1970/1993/1995
    35      Mendota Heights                 MN       55120    Office        Suburban               146,808    1988 and 1994
    36      Mendota Heights                 MN       55120    Office        Suburban               148,250      1998/1999
    37      McMurray/Peters Township        PA       15317    Retail        Grocery Anchored       277,894    1963/1975/1981
    38      Plumstead Township              PA       18901    Retail        Anchored               205,909         1989
    39      Charlotte                       NC       28262    Retail        Anchored               189,589         1996
    40      Miami                           FL       33186    Multifamily   Garden Apartments          208         1988
    41      Boulder                         CO       80303    Multifamily   Garden Apartments          163         1973
    42      Revere                          MA       02151    Retail        Grocery Anchored       135,007         1996
    43      Franconia                       VA       22310    Retail        Grocery Anchored       159,948      1989/1990
    44      Moorestown Twp                  NJ       08057    Industrial    Warehouse              102,232         1975
    45      Evesham                         NJ       08053    Industrial    Warehouse               65,094         1985
    46      Delran                          NJ       08075    Industrial    Office/Warehouse        47,004         1973
    47      Delran                          NJ       08075    Industrial    Office/Warehouse        40,024         1975
    48      Delran                          NJ       08075    Industrial    Office/Warehouse        34,707         1976
    49      Delran                          NJ       08075    Industrial    Office/Warehouse        41,356         1974
    50      Delran                          NJ       08075    Industrial    Office/Warehouse        30,109         1974
    51      Delran                          NJ       08075    Industrial    Flex Industrial         21,427         1982
    52      Delran                          NJ       08075    Industrial    Office/Warehouse        24,965         1974
    53      Delran                          NJ       08075    Industrial    Flex Industrial         23,740         1984
    54      Delran                          NJ       08075    Industrial    Flex Industrial         17,600         1974
    55      Delran                          NJ       08075    Industrial    Office/Warehouse        22,174         1975
    56      Delran                          NJ       08075    Industrial    Office/Warehouse        15,640         1980
    57      Bensalem Township               PA       19053    Office        Suburban               111,774         1985
    58      West Whiteland                  PA       19341    Industrial    Flex Industrial         75,050     1984 / 1988
    59      Moorestown                      NJ       08057    Industrial    Warehouse              100,550         1980
    60      Upper Gwynedd                   PA       19446    Office        Suburban                25,340         1993
    61      Chesterfield                    MI       48051    Retail        Grocery Anchored       133,309         1996
    62      North Kansas City               MO       64116    Industrial    Warehouse              156,793         1968
    63      North Kansas City               MO       64116    Industrial    Warehouse              111,384         1970
    64      North Kansas City               MO       64116    Industrial    Warehouse              111,748         1971
    65      North Kansas City               MO       64116    Industrial    Warehouse               80,900         1962
    66      North Kansas City               MO       64116    Industrial    Warehouse               67,350      1956/1969
    67      North Kansas City               MO       64116    Industrial    Warehouse               50,050         1975
    68      North Kansas City               MO       64116    Industrial    Warehouse               46,240         1971
    69      North Kansas City               MO       64116    Industrial    Warehouse               26,280         1978
    70      North Kansas City               MO       64116    Industrial    Warehouse               26,190         1978
    71      North Kansas City               MO       64116    Industrial    Warehouse               33,495         1968
    72      North Kansas City               MO       64116    Industrial    Warehouse               40,000         1955
    73      North Kansas City               MO       64116    Industrial    Warehouse               20,207         1975
    74      Morrisville                     NC       27560    Multifamily   Garden Apartments          208         1999
    75      Southfield                      MI       48076    Office        Suburban               157,415         1979
    76      Amherst                         NY       14226    Retail        Free Standing           10,908         1999
    77      Cheektowaga                     NY       14227    Retail        Free Standing           10,908         1999
    78      Lancaster                       NY       14043    Retail        Free Standing           10,908         1999
    79      Grand Island                    NY       14072    Retail        Free Standing           10,908         1999
    80      Fort Lauderdale                 FL       33309    Industrial    Warehouse              319,907         1976
    81      Irving                          TX       75063    Multifamily   Garden Apartments          300         1995
    82      Boca Raton                      FL       33434    Office        Suburban                81,945         1985
    83      Boca Raton                      FL       33434    Office        Suburban                81,945         1985
    84      Indianapolis                    IN       46260    Office        Medical                 76,795      1978, 1992
    85      Columbus                        OH       43220    Retail        Grocery Anchored       147,427 1982/1985/1992/1997
    86      Houston                         TX       97037    Industrial    Warehouse              149,699         1981
    87      Houston                         TX       97037    Industrial    Warehouse               56,965         1984
    88      Pasadena                        CA       91103    Retail        Grocery Anchored        69,282         1998
    89      Cranberry Township              PA       16066    Industrial    Office/Warehouse       144,500    1985,1988,1999
    90      Clearwater                      FL       33759    Retail        Grocery Anchored       172,600         1989
    91      Southfield                      MI       48034    Office        Suburban                94,105         1984
    92      Charlotte                       NC       28273    Office        Suburban                87,898      1996/1997
    93      Tucson                          AZ       85711    Retail        Unanchored             108,914     1988 & 1990
    94      Cupertino                       CA       95014    Office        Suburban                52,438         1979
    95      Livermore                       CA       94550    Industrial    Flex Industrial        164,250      1982/1984
    96      Garden Grove                    CA       92845    Retail        Free Standing           55,164         2000
    97      Indianapolis                    IN       46240    Office        Suburban               133,987         1975
    98      Charlotte                       NC       28211    Office        Suburban                72,730         1980
    99      Tucson                          AZ       85706    Industrial    Flex Industrial        163,663         1984
    100     Huntsville                      AL       35806    Office        Suburban               137,578         1989
    101     Salisbury                       PA       17527    Retail        Grocery Anchored        84,071         1996
    102     Shoreview                       MN       55126    Retail        Free Standing           68,500         1995
    103     Downingtown                     PA       19335    Industrial    Warehouse              200,000    1966 and 1997
    104     Monroe Township                 NJ       08094    Retail        Grocery Anchored        80,451         1987
    105     Fresno                          CA       93722    Office        Suburban                51,600         1997
    106     Alpharetta                      GA       30022    Retail        Grocery Anchored        94,544         1997
    107     Auburn Hills                    MI       48326    Industrial    Office/Warehouse        81,230         2000
    108     Shorewood                       WI       53211    Retail        Grocery Anchored        48,000    1948/1953/1993
    109     Edina                           MN       55435    Industrial    Warehouse              191,599   1979, 1980, 1981
    110     Pittsburgh                      PA       15201    Industrial    Warehouse               88,000         1999
    111     Philadelphia                    PA      Various   Retail        Free Standing           22,000         1997
    112     Ocean City                      NJ       08226    Retail        Free Standing            8,400         1993
    113     San Antonio                     TX       78245    Multifamily   Garden Apartments          268         1984
    114     Costa Mesa                      CA       92627    Retail        Grocery Anchored        74,843         1979
    115     Clackamas                       OR       97015    Multifamily   Garden Apartments           96         1996
    116     Corvallis                       OR       97035    Multifamily   Garden Apartments           96         1997
    117     Woodland Hills                  CA       91367    Industrial    Warehouse               60,260        1972/3
    118     Roseville                       MN       55113    Industrial    Warehouse              138,900         1995
    119     Watsonville (Freedom)           CA       95019    Retail        Grocery Anchored        93,731         1973
    120     Sunrise                         FL       33351    Retail        Anchored                17,730         1999
    121     Sunrise                         FL       33351    Retail        Anchored                17,730         1999
    122     Liberty Lake                    WA       99019    Industrial    Office/Warehouse       138,593         1996
    123     Ann Arbor                       MI       48104    Office        Suburban                37,875         1999
    124     Salt Lake City                  UT       84102    Office        Urban                   74,319         1981
    125     Forty Fort Borough              PA       18704    Industrial    Warehouse              381,881      1949-1970
    126     Lakewood                        CO       80215    Office        Suburban                58,260         1981
    127     Union City                      CA       94587    Industrial    Warehouse               94,748      1996-1997
    128     Beaverton                       OR       97006    Office        Suburban                33,151         1996
    129     Various                         NJ      Various   Retail        Free Standing           20,250         1997
    130     Union City                      CA       94587    Industrial    Warehouse              106,374         1986
    131     West Valley City                UT       84119    Industrial    Warehouse               56,000         1996
    132     Bloomington                     MN       55431    Industrial    Warehouse              100,850    1963,1966,1968

-------------------------------------------------------------------------------------------------------------------------------

                                       NET                                                                       SOURCE
   LOAN              YEAR           OPERATING    UNDERWRITABLE      MONTHLY        MARKET      CAP RATE            OF
    NO.           RENOVATED           INCOME       CASH FLOW      PAYMENT (7)     VALUE(9)     RATE (9)        VALUE (9)
-------------------------------------------------------------------------------------------------------------------------------
     1               NAP               $826,058         $752,678       $65,211     $8,260,000    10.0%    Market Study
     2               NAP               $876,340         $800,040       $50,833     $8,763,000    10.0%    Market Study
     3               NAP               $598,696         $510,557       $34,509     $5,840,000    10.3%    Market Study
     4               NAP               $511,034         $453,809       $32,648     $5,110,000    10.0%    Market Study
     5               NAP               $349,076         $319,507       $17,931     $3,490,000    10.0%    Market Study
     6               NAP               $302,782         $272,914       $17,001     $2,954,000    10.2%    Market Study
     7               NAP               $311,661         $281,684       $15,732     $3,116,000    10.0%    Market Study
     8               NAP               $195,382         $174,282       $15,478     $1,775,000    11.0%    Market Study
     9               NAP               $156,096         $132,318       $12,264     $1,420,000    11.0%    Market Study
    10               NAP               $208,925         $188,737       $10,488     $1,990,000    10.5%    Market Study
    11               NAP               $101,649          $82,401        $8,712     $1,184,000    8.6%     Market Study
    12               NAP             $1,543,371       $1,377,045       $98,484    $16,500,000    10.2%    Appraisal
    13               NAP             $1,425,369       $1,252,775       $92,026    $16,000,000    9.4%     Appraisal
    14               NAP               $907,694         $815,975       $56,507     $9,375,000    11.3%    Appraisal
    15               1994            $4,388,302       $3,941,548      $310,901    $48,091,000    9.1%     Market Study
    16               NAP             $4,139,393       $3,712,940      $205,552    $48,700,000    8.5%     Market Study
    17               NAP             $2,631,512       $2,587,182      $178,765    $30,959,000    8.5%     Market Study
    18            1965, 1976           $474,118         $421,615       $28,081     $4,741,000    10.0%    Market Study
    19               1989              $388,145         $298,039       $26,733     $3,881,000    10.0%    Market Study
    20               NAP               $337,454         $295,454       $23,343     $3,375,000    10.0%    Market Study
    21               NAP               $374,378         $335,179       $22,357     $3,744,000    10.0%    Market Study
    22               NAP               $289,746         $265,746       $18,083     $2,897,000    10.0%    Market Study
    23               NAP               $226,400         $199,520       $17,648     $2,264,000    10.0%    Market Study
    24               NAP               $116,839         $104,239        $8,650     $1,168,000    10.0%    Market Study
    25               NAP               $361,617         $322,767       $18,812     $3,616,000    10.0%    Market Study
    26               NAP               $361,618         $322,768       $18,812     $3,616,000    10.0%    Market Study
    27               NAP               $451,528         $411,312       $26,929     $4,515,000    10.0%    Market Study
    28               NAP             $2,376,441       $2,229,441      $136,634    $28,700,000    7.8%     Appraisal
    29               NAP             $1,150,884       $1,033,884       $60,992    $12,163,000    8.5%     Market Study
    30               NAP               $827,397         $779,397       $44,825     $9,169,000    8.5%     Market Study
    31               NAP               $782,735         $720,735       $43,723     $7,587,000    9.5%     Market Study
    32               NAP             $1,773,863       $1,570,643       $73,748    $17,306,000    10.2%    Market Study
    33               NAP               $550,831         $407,720       $56,794     $5,508,310    10.0%    Market Study
    34               NAP               $900,997         $746,038       $38,993     $8,790,000    10.3%    Market Study
    35               NAP             $1,652,643       $1,476,473       $75,948    $17,750,000    9.3%     Appraisal
    36               NAP             $1,650,099       $1,472,199       $61,789    $14,440,000    12.4%    Appraisal
    37       1987/1990/1994/1996     $2,428,791       $2,317,633      $151,403    $25,565,000    9.5%     Market Study
    38               NAP             $1,835,219       $1,752,856      $122,539    $19,318,000    9.5%     Appraisal
    39               NAP             $2,041,612       $1,918,379      $126,588    $22,071,000    9.3%     Market Study
    40               1994              $953,085         $901,085       $60,901    $10,012,000    9.0%     Market Study
    41               NAP               $889,951         $849,201       $46,246     $8,492,000    10.0%    Market Study
    42               NAP             $1,943,144       $1,889,141       $89,721    $21,590,000    9.0%     Market Study
    43               NAP             $2,030,101       $1,966,122       $95,857    $21,369,000    9.5%     Market Study
    44               NAP               $411,074         $375,258       $19,086     $4,111,000    10.0%    Market Study
    45               NAP               $299,472         $270,180       $14,841     $2,995,000    10.0%    Market Study
    46               1995              $181,774         $165,323       $10,648     $1,818,000    10.0%    Market Study
    47               NAP               $187,106         $173,099        $9,199     $1,871,000    10.0%    Market Study
    48               NAP               $198,945         $186,797        $9,115     $1,989,000    10.0%    Market Study
    49               NAP               $181,286         $162,675        $9,032     $1,813,000    10.0%    Market Study
    50               NAP               $135,167         $124,629        $6,643     $1,352,000    10.0%    Market Study
    51               NAP                $88,426          $78,784        $5,455       $884,000    10.0%    Market Study
    52               NAP                $83,532          $74,794        $5,110       $835,300    10.0%    Market Study
    53               1995               $81,932          $73,623        $4,516       $819,000    10.0%    Market Study
    54               NAP                $65,212          $54,652        $3,838       $652,000    10.0%    Market Study
    55               NAP                $90,922          $83,161        $3,661       $909,000    10.0%    Market Study
    56               NAP                $62,801          $57,327        $3,150       $628,000    10.0%    Market Study
    57               NAP             $1,261,506       $1,197,794       $85,355    $15,100,000    8.4%     Appraisal
    58               NAP               $800,556         $707,868       $48,948     $7,925,000    10.1%    Appraisal
    59               1992              $389,452         $349,231       $21,631     $3,500,000    11.1%    Appraisal
    60               NAP               $310,921         $279,246       $19,159     $3,100,000    10.0%    Appraisal
    61               NAP             $1,379,237       $1,326,037       $88,424    $14,518,000    9.5%     Market Study
    62               NAP               $335,157         $272,440       $21,724     $3,192,000    10.5%    PPM UW
    63               NAP               $232,517         $187,963       $15,448     $2,214,000    10.5%    PPM UW
    64               NAP               $202,764         $158,065       $14,000     $1,931,000    10.5%    PPM UW
    65               NAP               $206,005         $173,645       $11,103     $1,962,000    10.5%    PPM UW
    66               NAP               $142,207         $115,266        $7,820     $1,354,000    10.5%    Market Study
    67               NAP               $117,831          $97,811        $7,338     $1,122,000    10.5%    PPM UW
    68               NAP               $106,292          $87,793        $6,614     $1,012,000    10.5%    PPM UW
    69               NAP                $84,496          $73,984        $5,600       $805,000    10.5%    PPM UW
    70               NAP                $87,614          $77,137        $5,600       $834,000    10.5%    PPM UW
    71               NAP                $75,924          $62,526        $4,876       $723,000    10.5%    PPM UW
    72               NAP                $85,563          $69,563        $4,827       $815,000    10.5%    PPM UW
    73               NAP                $52,692          $45,609        $3,669       $502,000    10.5%    PPM UW
    74               NAP             $1,190,312       $1,148,712       $71,007    $13,000,000    8.8%     Appraisal
    75               NAP             $1,151,902         $958,761       $72,026    $12,850,000    9.0%     Market Study
    76               NAP               $344,075         $342,439       $32,214     $4,880,000    7.1%     Appraisal
    77               NAP               $250,933         $249,297       $18,879     $2,860,000    8.8%     Appraisal
    78               NAP               $211,621         $209,985       $16,505     $2,500,000    8.5%     Appraisal
    79               NAP               $197,325         $195,689       $14,518     $2,200,000    9.0%     Appraisal
    80             1995-96           $1,273,288       $1,161,320       $66,145    $12,127,000    10.5%    Market Study
    81               NAP             $1,061,292       $1,001,292       $67,814    $11,780,000    8.5%     PPM UW
    82               1996            $1,210,917       $1,112,583       $56,391    $13,091,000    9.2%     PPM UW
    83               1996            $1,210,917       $1,112,583        $7,475    $13,091,000    9.2%     PPM UW
    84            1990, NAP          $1,013,877         $907,929       $63,934    $10,961,000    9.2%     Market Study
    85               NAP               $891,256         $832,285       $62,383     $9,903,000    9.0%     Market Study
    86               NAP               $794,898         $720,048       $39,836     $8,367,000    9.5%     PPM UW
    87               NAP               $357,586         $323,407       $19,528     $3,764,000    9.5%     PPM UW
    88               NAP               $887,793         $857,989       $60,913     $9,400,000    9.4%     Appraisal
    89               1996            $1,104,558       $1,017,858       $57,998    $10,400,000    10.6%    Appraisal
    90               NAP             $1,284,339       $1,215,299       $62,392    $13,519,000    9.5%     PPM UW
    91               NAP             $1,009,018         $891,387       $51,859    $10,090,000    10.0%    PPM UW
    92               NAP               $955,959         $850,481       $52,072    $10,063,000    9.5%     PPM UW
    93               NAP             $1,587,056       $1,516,262       $63,137    $15,115,000    10.5%    PPM UW
    94               NAP             $1,043,663       $1,020,065       $51,331    $15,150,000    6.9%     Appraisal
    95               NAP             $1,415,442       $1,281,332       $55,164    $14,899,000    9.5%     PPM UW
    96               NAP               $665,832         $657,557       $49,718     $8,200,000    8.1%     Appraisal
    97               NAP               $908,687         $741,203       $48,354     $9,565,000    9.5%     PPM UW
    98               1992              $769,979         $679,066       $45,934     $8,555,000    9.0%     Market Study
    99               NAP               $993,431         $895,234       $44,497    $10,457,000    9.5%     PPM UW
    100              NAP             $1,187,771       $1,015,798       $49,678    $12,503,000    9.5%     PPM UW
    101              NAP               $707,790         $674,152       $46,691     $7,864,000    9.0%     PPM UW
    102              N/A               $654,184         $643,909       $48,016     $7,269,000    9.0%     PPM UW
    103              NAP               $810,714         $740,714       $52,688     $8,534,000    9.5%     PPM UW
    104              NAP               $674,535         $642,354       $44,894     $7,495,000    9.0%     PPM UW
    105              NAP               $715,750         $679,630       $48,411     $7,534,000    9.5%     PPM UW
    106              NAP             $1,157,854       $1,120,036       $39,122    $12,865,000    9.0%     PPM UW
    107              NAP               $599,149         $570,718       $38,554     $6,740,000    8.9%     Appraisal
    108              1997              $666,319         $647,119       $41,915     $7,404,000    9.0%     PPM UW
    109              NAP               $852,914         $757,114       $54,341     $8,978,000    9.5%     PPM UW
    110              NAP               $543,378         $512,672       $37,289     $5,700,000    9.5%     Appraisal
    111              NAP               $368,063         $364,748       $25,984     $4,090,000    9.0%     PPM UW
    112              NAP               $174,350         $173,090       $12,006     $1,937,000    9.0%     PPM UW
    113              1996              $757,562         $690,562       $34,876     $7,673,000    9.0%     PPM UW
    114              1988              $793,105         $763,168       $40,177     $8,812,000    9.0%     PPM UW
    115              NAP               $409,902         $385,902       $30,304     $4,540,000    8.5%     Market Study
    116              NAP               $413,854         $389,854       $28,805     $4,332,000    9.0%     Market Study
    117              NAP               $485,846         $449,690       $30,155     $5,600,000    8.7%     Appraisal
    118              NAP               $526,164         $477,549       $31,320     $5,539,000    9.5%     PPM UW
    119      1988/1989/1993/1994       $777,743         $688,923       $31,401     $8,187,000    9.5%     PPM UW
    120              NAP               $343,044         $340,384       $21,263     $4,200,000    8.2%     Appraisal
    121              NAP               $343,044         $340,384        $4,426     $4,200,000    8.2%     Appraisal
    122              NAP               $618,402         $562,943       $29,691     $6,509,000    9.5%     Market Study
    123              NAP               $397,616         $352,166       $26,446     $4,250,000    9.4%     Appraisal
    124              NAP               $767,250         $674,351       $27,932     $8,076,000    9.5%     PPM UW
    125           1999/2000            $945,734         $789,163       $52,127     $9,457,000    10.0%    PPM UW
    126              NAP               $519,782         $449,870       $24,691     $5,471,000    9.5%     PPM UW
    127              NAP               $441,760         $403,861       $23,314     $4,650,000    9.5%     PPM UW
    128              NAP               $421,558         $380,119       $25,480     $4,437,000    9.5%     PPM UW
    129              NAP               $329,067         $326,029       $23,142     $3,656,000    9.0%     PPM UW / Appraisal
    130              NAP               $505,956         $463,406       $22,757     $5,326,000    9.5%     PPM UW
    131              NAP               $296,907         $274,264       $21,619     $3,125,000    9.5%     Market Study
    132              1995              $453,056         $412,715       $21,450     $4,301,000    10.5%    PPM UW

----------------------------------------------------------------------------------------------------------------------------

                                                                                                                 INTEREST
   LOAN       PERCENT                           TENANT INFORMATION(11)                      DUE        GRACE      ACCRUAL
    NO.     LEASED (10)       DATE                  LARGEST TENANT              % NSF    DATE (12)  PERIOD (12)   METHOD
----------------------------------------------------------------------------------------------------------------------------
     1        100.0%        09/11/00      Sea Gull Holdings, Inc.               100.0%       1          10        30/360
     2        100.0%        07/18/00      Chesapeake Display/Packaging          61.1%        1          10        30/360
     3        100.0%        07/18/00      Konica Photo Imaging, Inc.            26.5%        1          10        30/360
     4        100.0%        07/18/00      Distributec, Inc.                     100.0%       1          10        30/360
     5        100.0%        08/24/00      American Flexible Conduit             100.0%       1          10        30/360
     6        100.0%        07/18/00      Distributec, Inc.                     100.0%       1          10        30/360
     7        100.0%        07/18/00      Burlington Coat Factory               100.0%       1          10        30/360
     8         89.0%        07/18/00      VSE Corporation                       27.3%        1          10        30/360
     9        100.0%        07/18/00      Pandrol USA, LP                       27.0%        1          10        30/360
    10        100.0%        07/18/00      Tristar Fulfillment Services          100.0%       1          10        30/360
    11         84.0%        07/18/00      PLCS, Inc.                            45.4%        1          10        30/360
    12        100.0%        07/20/00      Oxford Automotive                     13.6%        1          10        30/360
    13        100.0%        07/20/00      Textron Automotive Co.                85.7%        1          10        30/360
    14        100.0%        07/20/00      General Motors (sub-lessee)           100.0%       1          10        30/360
    15         92.0%        07/01/00      N. J. Dept. of Treasury               45.2%        1          10        30/360
    16         99.0%        07/18/00      Inrange Technologies, Inc.            15.9%        1           5        30/360
    17        100.0%        07/31/00      Home Depot USA, Inc.                  47.6%        1          10        30/360
    18         97.0%        06/01/00      PROP. "A" - Preferred Develop.        58.2%        1          10        30/360
    19         92.0%        06/01/00      The Lion, Inc.                        42.5%        1          10        30/360
    20        100.0%        06/01/00      Brooks Armored Car Service            22.7%        1          10        30/360
    21        100.0%        06/01/00      Citadel Communications Co.            35.4%        1          10        30/360
    22         79.0%        06/01/00      Fleet Pennsylvania Services           56.5%        1          10        30/360
    23        100.0%        06/01/00      MMI Products, Inc.                    100.0%       1          10        30/360
    24        100.0%        06/01/00      The Toro Company                      100.0%       1          10        30/360
    25        100.0%        06/01/00      Harte-Hanks                           100.0%       1          10        30/360
    26        100.0%        06/01/00      Genco Company                         39.3%        1          10        30/360
    27        100.0%        06/01/00      15 B.C. DRIVE - Sandvick Saws         50.3%        1          10        30/360
    28         96.0%        07/26/00                                             0.0%        1          10        30/360
    29         91.0%        06/30/00                                             0.0%        1          10        30/360
    30         92.0%        06/30/00                                             0.0%        1          10        30/360
    31         98.0%        06/30/00                                             0.0%        1          10        30/360
    32        100.0%        05/12/00      Customized Solutions, LLC             50.6%        1          10        30/360
    33         78.0%        05/12/00      GES Exposition Services, INC.         51.7%        1          10        30/360
    34        100.0%        05/12/00      Meritex Logistics                     76.3%        1          10        30/360
    35        100.0%        07/21/00      Northland Insurance Co.               100.0%       1          10        30/360
    36         99.0%        11/28/00      Travel Realty                         20.7%        1          10        30/360
    37         97.0%        08/04/00      Giant Eagle                           24.8%        1          10        30/360
    38        100.0%        07/18/00      K-Mart                                42.0%        1          10        30/360
    39        100.0%        05/31/00      Rhodes Furniture                      19.6%        1          10        30/360
    40         95.0%        07/01/00                                             0.0%        1          10        30/360
    41        100.0%        02/01/00                                             0.0%        1          10        30/360
    42         99.0%        03/31/00      The Stop & Shop Supermarket           48.6%        1          10        30/360
    43         88.0%        08/23/00      Shoppers Food Warehouse               26.8%        1          10        30/360
    44        100.0%        08/01/00      Distributec                           100.0%       1           5        30/360
    45         99.0%        08/01/00      Virtual Health - West Jersey          54.0%        1           5        30/360
    46        100.0%        08/01/00      Test Technology                       100.0%       1           5        30/360
    47        100.0%        08/01/00      Slomin's                              22.5%        1           5        30/360
    48        100.0%        08/01/00      Fresenius Medical Care                100.0%       1           5        30/360
    49        100.0%        08/01/00      Renaissance Promotions, Inc.          38.6%        1           5        30/360
    50         93.0%        08/01/00      Fresenius Medical Care                26.4%        1           5        30/360
    51        100.0%        08/01/00      Whitesell Construction Co.            63.8%        1           5        30/360
    52        100.0%        08/01/00      OfficeMax                             100.0%       1           5        30/360
    53        100.0%        08/01/00      Pitney Bowes, Inc.                    100.0%       1           5        30/360
    54        100.0%        08/01/00      Sonoco Paperboard Group               100.0%       1           5        30/360
    55        100.0%        08/01/00      Test Technology                       67.3%        1           5        30/360
    56        100.0%        08/01/00      Impra                                 100.0%       1           5        30/360
    57        100.0%        07/21/00      Sears Roebuck & Co                    54.4%        1          10        30/360
    58        100.0%        07/21/00      Environmental Resources Management    67.6%        1          10        30/360
    59        100.0%        07/21/00      Subaru of America, Inc.               100.0%       1          10        30/360
    60        100.0%        07/21/00      Fox,Rothschild,O'Brian,Frankel        100.0%       1          10        30/360
    61         91.0%        06/16/00      Farmer Jack #690                      35.1%        1          10        30/360
    62        100.0%        06/30/00      Seasonal Concepts Inc.                28.1%        1          10        30/360
    63        100.0%        06/30/00      Central Garden & Pet Company          70.6%        1          10        30/360
    64        100.0%        06/30/00      Silgan Containers Corporation         100.0%       1          10        30/360
    65        100.0%        06/30/00      Unitog Company                        38.2%        1          10        30/360
    66        100.0%        06/30/00      Stuppy Floral                         48.0%        1          10        30/360
    67        100.0%        06/30/00      Morgan Adhesives (Mactac)             80.0%        1          10        30/360
    68        100.0%        06/30/00      Safelite Corporation                  31.3%        1          10        30/360
    69        100.0%        06/30/00      KC Decorative Seal                    14.6%        1          10        30/360
    70        100.0%        06/30/00      Designed Telecommunications           14.7%        1          10        30/360
    71        100.0%        06/30/00      Technical Communications              32.8%        1          10        30/360
    72        100.0%        06/30/00      Unistrut Midwest                      25.0%        1          10        30/360
    73        100.0%        06/30/00      Helget Gas Products                   35.3%        1          10        30/360
    74         91.0%        06/21/00                                             0.0%        1          15        30/360
    75         78.0%        09/30/00      BBDO Detroit                          36.0%        1          10        30/360
    76        100.0%        09/08/00      Eckerd's Drugs #5635                  100.0%       1          10        30/360
    77        100.0%        09/08/00      Eckerd's Drugs #5821                  100.0%       1          10        30/360
    78        100.0%        09/08/00      Eckerd's Drugs #5028                  100.0%       1          10        30/360
    79        100.0%        09/08/00      Eckerd Drugs #5831                    100.0%       1          10        30/360
    80        100.0%        04/07/00      Formica Corp.                         19.9%        1          10        30/360
    81         94.0%        06/19/00                                             0.0%        1           5        30/360
    82        100.0%        08/02/00      XM Satellite Radio, Inc.              16.7%        1          10        30/360
    83        100.0%        08/02/00      XM Satellite Radio, Inc.              16.7%        1          10        30/360
    84         99.0%        06/20/00      St. Vincent Hospital & Health         34.1%        1          10        30/360
    85         90.0%        08/11/00      Kroger Company                        48.3%        1          10        30/360
    86         95.0%        06/30/00      Emmolt Walker Printing, Inc.          21.6%        1          10        30/360
    87        100.0%        06/30/00      Alvern, Inc.                          23.6%        1          10        30/360
    88         94.0%        11/01/00      The Vons Companies, Inc.              72.0%        1          10        30/360
    89        100.0%        07/28/00      Schmidt Feintechnik Corp.              8.6%        1          10        30/360
    90         97.0%        04/01/00      Publix Super Market                   24.4%        1          10        30/360
    91         98.0%        03/31/00      Master Data Center                    11.2%        1          10        30/360
    92        100.0%        06/01/00      Metropolitan Property/Casualty        35.3%        1          10        30/360
    93        100.0%        06/15/00      Cactus Moon                           10.8%        1          10        30/360
    94        100.0%        06/07/00      US Web/CKS Group, Inc                 56.7%        1          10        30/360
    95         99.0%        06/30/00      Ettnuum                                7.6%        1          10        30/360
    96        100.0%        01/28/00      Vons Companies                        100.0%       1          10        30/360
    97         94.0%        04/01/00      Key Benefit Administrators            42.9%        1          10        30/360
    98         85.0%        06/30/00      Peterson Consulting, PA               21.2%        1          15        30/360
    99         88.0%        04/20/00      C/D Tech Power                        34.7%        1          10        30/360
    100        99.0%        02/10/00      Mevatec Corporation                   22.5%        1          10        30/360
    101        98.0%        07/01/00      Weis Markets                          55.0%        1          10        30/360
    102       100.0%        08/01/00      Rainbow Foods                         100.0%       1          10        30/360
    103       100.0%        07/01/00      Dopaco, Inc.                          100.0%       1          10        30/360
    104       100.0%        06/01/00      Shop Rite Supermarket                 80.8%        1          10        30/360
    105       100.0%        07/11/00      General Services Admin (USA)          100.0%       1          10        30/360
    106       100.0%        06/13/00      Publix Supermarket                    68.9%        1          10        30/360
    107       100.0%        06/14/00      Cooper Power Tools, Inc.              100.0%       1          10        30/360
    108       100.0%        07/20/00      Kohl's Food Store                     58.3%        1          10        30/360
    109        93.0%        07/01/00      Filmtec Corporation                   32.8%        1          10      Actual/360
    110       100.0%        08/28/00      Restaurant Depot Enterprises          50.2%        1          10        30/360
    111       100.0%    5/30/00 & 6/7/00  CVS #2121                             50.0%        1          10        30/360
    112       100.0%        05/30/00      CVS #961                              100.0%       1          10        30/360
    113        96.0%        06/25/00                                             0.0%        1          10        30/360
    114        99.0%        02/24/98      Vons Grocery Store                    40.1%        1          10        30/360
    115        96.0%        06/22/00                                             0.0%        1          10        30/360
    116        92.0%        09/08/00                                             0.0%        1          10        30/360
    117       100.0%        07/18/00      United Imaging                        33.9%        1          10        30/360
    118       100.0%        06/01/00      Beltmann North American Co, Inc       89.2%        1          10        30/360
    119        99.0%        07/01/00      Rite Aid                              22.9%        1          10        30/360
    120       100.0%        01/20/00      Walgreen's Drugstore                  89.8%        1          10        30/360
    121       100.0%        01/20/00      Walgreen's Drugstore                  89.8%        1          10        30/360
    122       100.0%        07/07/00      Altek, Inc.                           100.0%       1          10        30/360
    123       100.0%        06/30/00      University of Michigan                36.2%        1          10        30/360
    124       100.0%        03/31/00      Xerox Corporation                     30.8%        1          10        30/360
    125        98.0%        06/01/00      Preferred Development Corp            92.5%        1          10        30/360
    126        87.0%        02/24/00      JMW , Ltd. dba ReMax 100              17.2%        1          10        30/360
    127       100.0%        04/11/00      Packaging Results, Inc                42.3%        1          10        30/360
    128       100.0%        02/01/00      ABC Technologies, Inc.                51.8%        1          10        30/360
    129       100.0%        07/01/00      Collings CVS, Inc.                    50.0%        1          10        30/360
    130       100.0%        07/17/00      American Licorice Company             21.0%        1          10        30/360
    131       100.0%        12/31/99      Precision Litho                       100.0%       1          10        30/360
    132       100.0%        05/01/00      Starlight Candles, Inc.               71.5%        1          10      Actual/360

-----------------------------------------------------------------------------------------------------------------------------------

                                        RELATED                                                                       DATE OF
   LOAN                                BORROWER                                                    DATE OF          ENGINEERING
    NO.                               LOAN GROUPS                            SEASONING(13)       PHASE I (14)       REPORT (15)
-----------------------------------------------------------------------------------------------------------------------------------
     1      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     2      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     3      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     4      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     5      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     6      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     7      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     8      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
     9      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
    10      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
    11      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      36              09/01/97           09/20/97
    12                                 12,13,14                                    7               04/18/00           04/27/00
    13                                 12,13,14                                    7               04/18/00           04/27/00
    14                                 12,13,14                                    7               04/18/00           04/27/00
    15                                                                             51              08/30/96           08/30/96
    16      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      48              10/01/96           11/06/96
    17                                                                             46              06/01/95             NAV
    18                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    19                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    20                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    21                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    22                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    23                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96             NAV
    24                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    25                     18,19,20,21,22,23,24,25,26,27,125                       23              11/23/98           12/01/98
    26                     18,19,20,21,22,23,24,25,26,27,125                       23              11/23/98           12/01/98
    27                     18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/07/96
    28                                                                             12              11/16/99           10/08/99
    29                                 29,30,31                                    60              10/24/95           10/24/95
    30                                 29,30,31                                    60              10/25/95           10/25/95
    31                                 29,30,31                                    60              10/20/95           10/20/95
    32                                 32,33,34                                    53              05/23/96           05/23/96
    33                                 32,33,34                                    53              05/16/96           05/23/96
    34                                 32,33,34                                    53              05/23/96           05/23/96
    35                                   35,36                                     14              10/29/99           10/27/99
    36                                   35,36                                     14              10/29/99           10/27/99
    37                                                                             45              03/18/97           03/18/97
    38                                                                             13              11/12/99           11/12/99
    39                                                                             52              08/15/96           08/16/96
    40                                   40,41                                     48              12/18/96           12/02/96
    41                                   40,41                                     48              12/05/96           12/12/96
    42                                                                             39              09/17/97           09/24/97
    43                                                                             61              09/11/95           07/19/95
    44      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    45      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    46      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    47      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    48      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    49      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    50      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    51      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    52      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    53      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    54      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    55      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    56      1,2,3,4,5,6,7,8,9,10,11,16,44,45,46,47,48,49,50,51,52,53,54,55,56      55              04/01/96           04/23/96
    57                                                                             10              06/29/99           06/22/99
    58                                 58,59,60                                    13         11/11/99 & 3/1/99       07/01/99
    59                                 58,59,60                                    13              11/05/99           07/01/99
    60                                 58,59,60                                    13              07/01/99           07/28/99
    61                                                                             41              04/11/97           04/15/97
    62                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/25/96
    63                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/21/96
    64                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/25/96
    65                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/13/96           11/08/96
    66                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/13/96           11/07/96
    67                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/18/96           11/21/96
    68                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/15/96
    69                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/21/96
    70                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/17/96           11/08/96
    71                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/13/96           11/25/96
    72                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/15/96           11/07/96
    73                    62,63,64,65,66,67,68,69,70,71,72,73                      48              12/18/96           11/21/96
    74                                                                             5               05/25/00           05/25/00
    75                                                                             40              08/19/97           08/19/97
    76                              76, 77, 78, 79                                 7               05/11/00           02/16/00
    77                              76, 77, 78, 79                                 7               04/20/00           02/16/00
    78                              76, 77, 78, 79                                 7               03/08/00           02/16/00
    79                              76, 77, 78, 79                                 7               03/08/00           02/16/00
    80                                                                             40              07/11/97           08/22/97
    81                                                                             51              12/14/94           07/25/96
    82                                   82,83                                     41              06/04/97           06/06/97
    83                                   82,83                                     12              06/04/97           06/06/97
    84                                                                             40              06/18/97           07/17/96
    85                                                                             44              01/09/97           03/24/97
    86                                  86, 87                                     40              07/08/97           03/03/97
    87                                  86, 87                                     40              07/08/97           03/03/97
    88                                                                             16              05/20/99           05/31/99
    89                                  89, 110                                    2               02/11/00           02/11/00
    90                                                                             51              09/12/96           09/12/96
    91                                                                             47              09/27/96           09/20/96
    92                                                                             40              05/01/97             NAV
    93                                                                             51              07/11/96           08/12/96
    94                                                                             6               04/07/00           04/13/00
    95                                                                             48              12/06/96           12/06/96
    96                                                                             4               12/07/99           02/15/00
    97                                                                             49              08/05/96           08/14/96
    98                                                                             48              09/17/96           09/16/96
    99                                                                             45              01/26/97           03/05/97
    100                                                                            49              07/10/96           07/10/96
    101                                101, 103                                    38              09/15/97           09/15/97
    102                                                                            50              10/08/96           09/10/96
    103                                101, 103                                    39              08/01/97           08/01/97
    104                                                                            48              10/29/96           10/29/96
    105                                                                            34              11/14/97           11/21/97
    106                                                                            41              06/05/97             NAV
    107                                                                            5               03/17/00           06/20/00
    108                                                                            40              05/23/97           05/12/97
    109                                109, 132                                    61              10/23/95           10/09/95
    110                                 89, 110                                    4               08/14/00           08/14/00
    111                                111, 112                                    41         5/21/97 & 6/18/97         NAV
    112                                111, 112                                    41              04/21/97           04/30/97
    113                                                                            54              03/04/96           03/25/96
    114                                                                            52              06/21/96           06/14/96
    115                                                                            52              05/29/96           08/07/96
    116                                                                            43              03/10/97           03/12/97
    117                                                                            9               03/11/00           02/02/00
    118                                                                            56              01/31/96           04/26/96
    119                                                                            48              12/02/96           12/06/96
    120                                120, 121                                    11              01/25/00           01/18/00
    121                                120, 121                                    11              01/25/00           01/18/00
    122                                                                            50              10/07/96           09/23/96
    123                                                                            12              10/20/99           12/07/99
    124                                                                            46              11/26/96           11/21/96
    125                    18,19,20,21,22,23,24,25,26,27,125                       49              08/01/96           08/15/96
    126                                                                            50              10/10/96           10/10/96
    127                                                                            45              02/26/97           02/07/97
    128                                                                            51              08/06/96           08/14/96
    129                                                                            34         12/4/97 & 11/12/97      01/05/98
    130                                                                            45              03/07/97           03/18/97
    131                                                                            43              03/21/97           03/17/97
    132                                109, 132                                    62              10/16/95           10/09/95
                                                                                   37

-----------------------------------------------------------------------------------
                           PREPAYMENT CODE (16)
            ---------------------------------------------------
                                                    YIELD        ADMINISTRATIVE
   LOAN      LOCKOUT                             MAINTENANCE        COST RATE
    NO.      PERIOD      YM     YM1     OPEN      CODE (17)        (BPS) (18)
-----------------------------------------------------------------------------------
     1         60                52       7           E               9.33
     2         60                52       7           E               9.33
     3         60                52       7           E               9.33
     4         60                52       7           E               9.33
     5         60                52       7           E               9.33
     6         60                52       7           E               9.33
     7         60                52       7           E               9.33
     8         60                52       7           E               9.33
     9         60                52       7           E               9.33
    10         60                52       7           E               9.33
    11         60                52       7           E               9.33
    12         60                55       4           M               11.33
    13         60                55       4           M               11.33
    14         60                55       4           M               12.33
    15         36               161       7           E               9.33
    16         60                53       7           E               9.33
    17         60                56       4           H               9.33
    18         12               200       4           F               10.33
    19         12               200       4           F               10.33
    20         12               200       4           F               10.33
    21         12               200       4           F               10.33
    22         12               200       4           F               10.33
    23         12               200       4           F               10.33
    24         12               200       4           F               10.33
    25         60               140       4           M               10.33
    26         60               140       4           M               10.33
    27         12               200       4           F               12.33
    28         12                44       4           J               9.33
    29         35                80       4           L               12.33
    30         35                80       4           L               12.33
    31         35                80       4           L               12.33
    32         60                53       7           E               4.33
    33         60                53       7           E               4.33
    34         60                53       7           E               4.33
    35         23                93       4           I               7.33
    36         23                93       4           I               7.33
    37         60               173       7           H               10.33
    38         60                80       4           M               10.33
    39         60                56       4           E               10.33
    40          0                80       4           E               12.33
    41          0                80       4           E               12.33
    42         24                67       5           E               10.33
    43         12                67       4           E               12.33
    44         36                78       6           E               11.33
    45         36                78       6           E               11.33
    46         36                78       6           E               11.33
    47         36                78       6           E               11.33
    48         36                78       6           E               11.33
    49         36                78       6           E               11.33
    50         36                78       6           E               11.33
    51         36                78       6           E               11.33
    52         36                78       6           E               11.33
    53         36                78       6           E               11.33
    54         36                78       6           E               11.33
    55         36                78       6           E               11.33
    56         36                78       6           E               11.33
    57         11               105       4           B               7.33
    58         12               103       5           M               10.33
    59         12               103       5           M               10.33
    60         12               103       5           M               10.33
    61         60                55       4           E               4.33
    62         60               116       4           D               11.33
    63         60               116       4           D               11.33
    64         60               116       4           D               11.33
    65         60               116       4           D               11.33
    66         60               116       4           D               11.33
    67         60               116       4           D               11.33
    68         60               116       4           D               11.33
    69         60               116       4           D               11.33
    70         60               116       4           D               11.33
    71         60               116       4           D               11.33
    72         60               116       4           D               11.33
    73         60               116       4           D               11.33
    74         11               285       4           A               12.33
    75         60                53       7           E               4.33
    76         59               117       4           E               12.33
    77         59               117       4           E               12.33
    78         59               117       4           E               12.33
    79         59               117       4           E               12.33
    80         60                56       4           E               12.33
    81         60               116       4           E               12.33
    82          0               115       5           K               12.33
    83          5                81       5           M               12.33
    84         60                56       4           E               12.33
    85         60                56       4           E               12.33
    86         24                31       5           D               12.33
    87         24                31       5           D               12.33
    88         60               176       4           M               12.33
    89         60               169       4           B               12.33
    90         120              116       4           E               12.33
    91         60                56       4           E               4.33
    92         36                80       4           E               4.33
    93         59                56       4           D               12.33
    94         60               176       4           M               10.33
    95         24                92       4           E               12.33
    96         60               176       4           C               12.33
    97         12               104       4           E               7.32
    98         60                56       4           E               4.33
    99         60                57       4           E               12.33
    100        36                44       4           D               12.33
    101        60               176       4           E               12.33
    102        59               165       4           D               12.33
    103        60               116       4           E               12.32
    104        60                53       7           E               12.33
    105        36               156       4           E               4.33
    106        120               56       4           E              12.325
    107        60                56       4           M               12.33
    108        60               173       7           E               4.325
    109        35               141       4           D               12.33
    110        60               176       4           B               12.33
    111        11               225       4           F               12.33
    112        11               225       4           F               12.33
    113        24                55       5           D               12.33
    114        96                80       4           D               12.33
    115        60                56       4           E               12.33
    116        60                56       4           E               12.33
    117        60               178       2           C               12.33
    118        60               176       4           G               12.33
    119        120              116       4           E               12.33
    120        12               101       7           M               12.33
    121        12               101       7           M               12.33
    122        60               176       4           E               12.33
    123        60                56       4           B               12.33
    124        60                56       4           E               12.33
    125        12               104       4           F               12.33
    126        24                92       4           E               12.33
    127        60                56       4           E               12.33
    128        120              116       4           E               12.33
    129        60               176       4           E               12.33
    130        90                86       4           E               12.33
    131        84                92       4           E               12.33
    132        35               141       4           D               12.33

FOOTNOTES TO APPENDIX II

1. Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Mortgage Loans identified by identical numbers of asterisks' are loans that have two pari passu Notes secured by the same properties. The following six loan pools represent cross collateralized/cross-defaulted properties and are designated by identical alphabetical coding: Mortgage Loan Nos. 12-14, 18-27, 29-31, 40-41, 58-60 and 111-112. Mortgage Loans Nos. 1-11, 18-24, 25-26, 32-34, 35-36, 44-56,
     62-73, 76-79, and 86-87 represent multiple properties securing a single note. For purposes of the statistical information set forth in this prospectus supplement, as to such multiple property loans, a portion of the aggregate Cut-off Date balance has been allocated to each property, based upon the allocation assigned in the related loan documents or upon the Appraised Value or upon the Underwritable Cash Flows of each such property. The following loan pools represent pari passu Notes secured by the same collateral and are identified by identical numbers of asterisks: Mortgage Loan Nos. 82-83 and 120-121.

2.   RELEASE OF COLLATERAL:

     With respect to Mortgage Loan Nos. 1-11, The Whitesell Industrial II Portfolio, the 11 Mortgaged Properties secure one note with a Cut-off Date balance of $30,952,411. So long as no default or event of default exists, the Borrower may obtain a release of up to five of the eleven parcels at any time after December 1, 2000 and in no more than two separate transactions under certain conditions, including payment to Lender of an amount equal to 110% of the then outstanding principal balance of the loan allocated to such Mortgaged Property, together with payment of any applicable prepayment premium with respect to such release payment. The Loan is closed to prepayment until February 2003, except in connection with amounts paid to obtain a release, as aforesaid. Following application of such release payment to the outstanding principal balance of the Loan, Borrower's monthly payments under the Note will be recalculated based on the amortization of the remaining principal balance of the Note over the remaining portion of the original 20 year amortization term.

     Additionally, upon origination of the Whitesell Industrial II Portfolio Loan, a parcel of the Whitesell Industrial II Portfolio Property known as 823 East Gate Drive did not have parking spaces adequate to meet then current zoning requirements. Following the closing and to remedy the parking deficiency, the Mortgage was modified to spread the lien thereof over a one-acre parcel of land owned by Borrower adjacent to 823 Eastgate Drive (the "Parking Parcel"). If and when the Borrower provides Lender reasonably satisfactory assurances that 823 Eastgate Drive, standing alone, complies with applicable parking requirements, Lender is required to release the Parking Parcel from the lien of the Mortgage in consideration of payment of $1.00.

     With respect to Mortgage Loan No. 15, The State Street Square Office Buildings, the note with a Cut-off Date balance of $29,338,794 is secured by a mortgage on four parcels. So long as no default or event of default exists under the Loan Documents, the Borrower may obtain a release of the National State Bank Building (Block 20, Lot 8) and the State Street Square Phase II Parcel (Block 20, Lot 17), but not the One State Street Square Building or the parking garage parcel (Block 20, Lot 1 and Block 20, Lot
     16), from the lien under certain conditions, including payment to Lender of an amount equal to 105% of the then outstanding principal balance of the loan allocated to such parcel of the

     Mortgaged Property (i.e., 11.25% for the National State Bank Building and 0.74% for the State Street Square Phase II Parcel), together with payment of any applicable prepayment premium with respect to such release payment. The Loan is no longer closed to prepayment. Following application of such release payment to the outstanding principal balance of the Loan, Borrower's monthly payments under the Note will be recalculated based on the amortization of the remaining principal balance of the Note over the remaining portion of the original 17 year amortization term. Prior to any release described above, Lender must be satisfied that the remaining Mortgaged Property has adequate access to public highways and utility service and complies in all respects with applicable zoning and other legal requirements, including parking requirements.

     With respect to Mortgage Loan Nos. 18-24, Mericle Development I Portfolio, the 7 Mortgaged Properties secure one note with a Cut-off Date balance of $14,106,717. So long as no default or event of default exists, the Borrower may obtain a release of any of the Mortgaged Properties from the lien under certain conditions including payment to Lender of an amount equal to 110% of the then outstanding principal balance of the loan allocated to such Mortgaged Property, together with payment of any applicable prepayment premium with respect to such release payment. The Loan is no longer closed to prepayment. Following application of such release payment to the outstanding principal balance of the Loan, Borrower's monthly payments under the Note will be recalculated based on the amortization of the remaining principal balance of the Note over the remaining portion of the original 216 month amortization term. Prior to any release described above, Lender must be satisfied that the remaining Mortgaged Property has adequate access to public highways and utility service and complies in all respects with applicable zoning and other legal requirements.

     With respect to Mortgage Loan Nos. 32-34, The Southgate Commerce Center Portfolio, the 3 Mortgaged Properties secure one note with a Cut-off Date balance of $17,888,971. So long as no default or Event of default exists, following the fifth anniversary of the loan, the Borrower may obtain a release of a Mortgaged Property, from the lien under certain conditions, including payment to Lender of an amount equal to 115% of the then outstanding principal balance of the loan allocated to such Mortgaged Property, together with payment of any applicable prepayment premium with respect to such release payment. The prepayment lockout period expires on the fifth anniversary of the first pay date of the Loan.

     With respect to Mortgage Loan Nos. 35-36, Mendota I & II A, the 2 Mortgaged Properties secure one note with a Cut-off Date balance of $17,745,103. So long as no default or event of default exists, the Borrower shall have the right to sell the Northland Insurance Building and obtain a release thereof from the lien provided that the Borrower makes a prepayment of the principal of the Loan in an amount sufficient to reduce the principal balance of the Loan to an amount which not does not exceed 70% of the fair market value (as determined by a then current appraisal) of the remaining Mortgaged Property, the Borrowers pays any applicable prepayment premium with respect to such release payment, and the projected DSCR for the ensuing one-year period following such sale for the remaining Mortgaged Property is not less than 1.40x. The Loan is closed to prepayment prior to November 1, 2001 and thereafter may only be prepaid in whole, except, in both cases, in connection with a release of the Northland Insurance Building, as aforesaid.

     With respect to Mortgage Loan Nos. 44-56, The Whitesell Portfolio, the 13 Mortgaged Properties secure one note with a Cut-off Date balance of $10,899,122. So long as no default or event of default exists, the Borrower may obtain a release of up to five of the thirteen parcels and in no more than two separate transactions, from the lien under certain conditions, including payment to Lender of an amount equal to 110% of the then outstanding principal balance of the loan allocated to such Mortgaged Property, together with payment of any applicable prepayment premium with respect to such release payment. The Loan is no longer closed to prepayment. Prior to any release described above, Lender must be satisfied that the remaining Mortgaged Property has adequate access to public highways and utility service and complies in all respects with applicable zoning and other legal requirements.

     With respect to Mortgage Loan Nos. 62-73, The Northtown Devco Industrial Portfolio, the 12 Mortgaged Properties secure one note with a Cut-off Date balance of $9,439,139. In the event the Borrower sells one or more (but not all) of the Mortgaged Properties to an arms-length third party purchaser and no default or event of default exists under the loan documents, the Borrower may obtain a release of the applicable Mortgaged Property from the lien under certain conditions, including payment of a release price in an amount equal to 120% of the loan amount allocated to such Mortgaged Property, together with the applicable prepayment penalty on such amount. The Loan is closed to prepayment until February 2002, except for prepayments in connection with a release as aforesaid. If any such release occurs during the prepayment lockout period, the prepayment premium shall be calculated as if such prepayment were made after the fifth year of the Loan term in which case the prepayment penalty is the greater of 1% and a yield maintenance premium.

     With respect to Mortgage Loan Nos. 76-79, The Eckerd Drug Portfolio, the 4 Mortgaged Properties secure one note with a Cut-off Date balance of $8,327,278. Borrower may sell one or two, but not more than two, of the Mortgaged Properties to an arms-length third party purchaser and may obtain a release of such parcels of the Mortgaged Property from the lien under certain conditions, including payment to Lender of a release price equal to 120% of the loan amount allocated to such Mortgaged Property together with any applicable prepayment premium, plus accrued and unpaid interest on the principal amount prepaid. The Loan is closed to prepayment until June, 2005.

     With respect to Mortgage Loan Nos. 86-87, The Westport Business Park Portfolio, the 2 Mortgaged Properties secure one note with a Cut-off Date balance of $7,252,638. So long as no default exists, the Borrower may obtain a release of the Mortgaged Property known as Buildings 12-14 (Mortgage Loan No. 87) from the lien under certain conditions, including the payment to Lender of $2.5 million and any applicable prepayment penalty with respect to such amount, receipt by Lender of a current appraisal of the remaining Mortgaged Property which confirms a Loan to value ratio, after giving effect to such partial prepayment and release, of not more than 75% and confirmation by Lender that the DSCR after prepayment and release is at least 1.40x. The Loan is no longer closed to prepayment and permits partial prepayment.

     SUBSTITUTION OF COLLATERAL:

     With respect to Mortgage Loan No. 109, Interchange I, II & III, at any time during the term, the Borrower has a right to substitute for the Mortgaged Property other real property of like kind and quality provided, among other things, no event of default exists; the Borrower shall have obtained for lender a written confirmation from Fitch Investors Service,L.P. and Standard & Poor's Ratings Group that the substitution in and of itself will not result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding certificates; the DSCR for the substitute property based on its net operating income (after reserves) over the latest 12-month period is at least equal to the greater of the DSCR for the Mortgaged Property as of such date and 1.35x; the appraised value of the substitute property is at least equal to the greater of the appraised value of the Mortgaged Property as of such date and an amount which results in a LTV of 65% and lender shall have received an opinion of counsel to the effect that the substitution of the substitute property for the Mortgaged Property will not be a "significant modification" (within the meaning of Treas. Reg. Section 1.860G-2). The Borrower is required to pay all fees and expenses in connection with any such substitution, including, without limitation, lender's counsel and Rating Agency Fees, title insurance premiums and appraisal fees.

     With respect to Mortgage Loan No. 132, the Churchill-Winston Building, at any time during the term, the Borrower has a right to substitute for the Mortgaged Property other real property of like kind and quality provided, among other things, no default or event of default exists; the Borrower shall have obtained for lender a written confirmation from Fitch Investors Service, L.P. and Standard & Poor's Ratings Group that the substitution in and of itself will not result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding certificates; the DSCR for the substitute property based on its net operating income (after reserves) over the latest 12-month period is at least equal to the greater of the DSCR for the Mortgaged Property as of such date and 1.35x; the appraised value of the substitute property is at least equal to the greater of the appraised value of the Mortgaged Property as of such date and an amount which results in a LTV of 65% and lender shall have received an opinion of counsel to the effect that the substitution of the substitute property for the Mortgaged Property will not be a "significant modification" (within the meaning of Treas. Reg. Section 1.860G-2). The Borrower is required to pay all fees and expenses in connection with any such substitution, including, without limitation, lender's counsel and Rating Agency Fees, title insurance premiums and appraisal fees.

     SECONDARY FINANCING:

     With respect to Mortgage Loan Nos. 35 and 36, the Mendota I & II A Portfolio, a subordinated "B" Note Loan has been made to Borrower with a Cut-off Date balance of $5,912,837. The "B" Note evidencing the "B" loan is secured by the Mortgage encumbering the Mortgaged Properties. The "B" Note has a ten-year term and amortizes on the basis of a 25-year term. Interest on the "B" Note adjusts quarterly to the greater of (i) 5.5% and (ii) 215 basis points over 3-month LIBOR. Borrower has the right during the term, but not more often than once in any 6 month period, to have the "B" Note converted to a fixed rate obligation, which rate shall be equal to a spread, selected by Lender, over U.S. Treasuries having a maturity closest to November 1, 2009, which spread shall be determined based on similar rates being offered to qualified applicants for similar projects with similar market conditions. Further, the Borrower is permitted to obtain secondary debt secured by the Mortgaged Property in the future provided the existing secondary secured debt, evidenced by the "B" Note is paid in full and only if (i) the LTV of the aggregate loan amounts will not exceed 90% and at the time of such financing, the DSCR on the "A" Note is equal to or greater than 1.30x and (ii) such debt is subordinated to the debt evidenced by the "A" Note, in a manner satisfactory to Lender, provided any subordination agreement (a) shall give the right to the subordinate note holder to notice of, and opportunity to cure, Borrower's defaults under the "A" Note and (b) shall not prohibit the secondary note holder from foreclosing the Mortgage.

     Mortgage Loan No. 88, Fair Oaks Renaissance Plaza, has additional secured financing from the Pasadena Community Development Commission with an outstanding principal balance, as of January 1, 2001, of approximately $1,343,000. The additional financing is subordinate to the Mortgage Loan and matures 20 years following the opening of the Mortgaged Property's major tenant, Von's Supermarket. Until such time the Mortgage Loan is paid in full, the Borrower shall not be required to make any payments to the subordinate Lender under the subordinate note other than the required payment of 25% of all positive annual cash flow from the Mortgaged Property.

     Mortgage Loan No. 103, Dopaco Company Building, has additional secured financing with an outstanding principal balance, as of January 1, 2001, of approximately $340,666. The additional financing bears interest at the rate of 2% per annum. The subordinate loan fully amortizes over its fifteen year term and matures on October 1, 2009. The additional financing is subordinate to the Mortgage Loan as evidenced by a recorded Subordination Agreement among lender, the subordinate lender and Borrower.

     With respect to Mortgage Loan Nos. 57, Six Neshaminy Interplex, the Borrower is permitted to obtain additional unsecured financing of $2,000,000 without Lender approval.

     With respect to Mortgage Loan Nos. 119, Freedom Center, the Borrower is permitted to obtain additional unsecured financing subject to a maximum amount of $250,000 without Lender approval.

     With respect to Mortgage Loan Nos. 18-24, the Mericle Development I Portfolio, the Borrower is permitted to obtain additional third mortgage financing (subordinate to the first lien and the "soft" second lien on the Mortgaged Property used to effectuate the cross-collateralization) secured by the Mortgaged Properties, provided that the third mortgage lender is an institutional lender, the financing accrues interest at a fixed rate which, in Lender's reasonable judgment, is market for similar lenders on similar projects, the third lender enters into a subordination agreement with Lender satisfactory to Lender, a combined minimum DSCR, taking into account the 1st, 2nd and 3rd loans, of 1.20x is maintained and a combined LTV, taking into account the 1st, 2nd and 3rd loans, of 75% is not exceeded, as confirmed by a then current appraisal.

     With respect to Mortgage Loan No. 27, 15 and 19 Burt Collins Drive, the Borrower is permitted to obtain additional third mortgage financing (subordinate to the first lien and the "soft" second lien on the Mortgaged Property used to effectuate the cross-collateralization) secured by the Mortgaged Property, provided that the third mortgage lender is an institutional lender, the financing accrues interest at a fixed rate which, in Lender's reasonable judgment, is market for similar lenders on similar projects, the third lender enters into a subordination agreement with Lender satisfactory to Lender, a combined minimum DSCR, taking into account the 1st, 2nd and 3rd loans, of 1.20x is maintained and a combined LTV, taking into account the 1st, 2nd and 3rd loans, of 75% is not exceeded, as confirmed by a then current appraisal.

     With respect to Mortgage Loan No. 61, Chesterfield Village Square, the Borrower is permitted to obtain additional fixed rate (at market rates) financing secured by the Mortgaged Property, fully subordinated to the lien of the Loan, provided that a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded, as confirmed by a then current appraisal. Any secured subordinate financing must provide that the equal monthly payments thereunder fully amortize the balance of the subordinate note prior to the maturity date of the Note. The subordinate note holder must be a state or federally chartered institutional lender and is required to enter into a subordination agreement with Lender.

     With respect to Mortgage Loan No. 75, Evergreen Atrium Office Building, the Borrower is permitted to obtain additional fixed rate (at market rates) financing secured by the Mortgaged Property, fully subordinated to the lien of the Loan, provided that a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded, as confirmed by a then current appraisal. Any secured subordinate financing must provide that the equal monthly payments thereunder fully amortize the balance of the subordinate note prior to the maturity date of the Note. The subordinate note holder must be a state or federally chartered institutional lender and is required to enter into a subordination agreement with Lender.

     With respect to Mortgage Loan No. 91, Franklin Office Center, the Borrower is permitted to obtain additional fixed rate (at market rates) financing secured by the Mortgaged Property, fully subordinated to the lien of the Loan, provided that a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded, as confirmed by a then current appraisal. Any secured subordinate financing must provide that the equal monthly payments thereunder fully amortize the balance of the subordinate note prior to the maturity date of the Note. The subordinate note holder must be a state or federally chartered institutional lender and is required to enter into a subordination agreement with Lender.

     With respect to Mortgage Loan Nos. 96, Vons at Eastgate Plaza, the Borrower is permitted to obtain additional fixed rate subordinate (at market rates) financing secured by the Mortgaged Property, at any time after five years from the Note date, and only in connection with a sale to a third party, provided that, at the time Borrower wants to incur such financing, annualized net operating income from the Mortgaged Property supports a combined minimum DSCR of 1.25x is maintained and the aggregate balance under the Note and the subordinate note does not exceed the lesser of (i) 70% of the value of the Mortgaged Property based on a then current appraisal and (ii) 70% of the purchase price to such third party purchaser. A financing fee of $3,500, in addition to Lender's actual out-of-pocket costs, is payable in connection with any such secondary financing.

     With respect to Mortgage Loan No. 125, Welles Street Industrial, the Borrower is permitted to obtain additional second mortgage financing secured by the Mortgaged Property, provided that the subordinate mortgage lender is an institutional lender, the financing accrues interest at a fixed rate which, in Lender's reasonable judgment, is market for similar lenders on similar projects, the subordinate lender enters into a subordination agreement with Lender satisfactory to Lender, a combined minimum DSCR of 1.20x is maintained and a combined LTV of 75% is not exceeded, as confirmed by a then current appraisal.

     With respect to Mortgage Loan No. 128, One Willow Creek Office Building, the Borrower is permitted to obtain additional subordinate financing secured by the Mortgaged Property after the fifth loan year, provided that a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded, as confirmed by a then current appraisal. Any secured subordinate financing must provide that the equal monthly payments thereunder fully amortize the balance of the subordinate note prior to the maturity date of the Note. A financing fee of $5,000, in addition to Lender's actual out-of-pocket costs, is payable in connection with any such secondary financing.

     PARI PASSU NOTES:

     With respect to Mortgage Loan Nos. 82 and 83, Boca Corporate Center, the original Note contemplated a future funding. Subsequent to Loan origination, the future funding was fully advanced and is evidenced by a Future Advance Note (Mortgage Loan No. 83). The Future Advance Note and the Note are cross-defaulted and are paid pari-passu. The Mortgage and the other loan documents secure both the Note and the Future Advance Note.

     With respect to Mortgage Loan Nos. 120 and 121, Springtree Plaza Shopping Center, the Springtree Plaza loan provides for pari-passu promissory notes in the original amounts of $3,150,000 (the "A" Note) and $150,000 (the "B"
     Note). Each loan was structured with a 8.10% interest rate and an amortization schedule of 25 years. The monthly payment due under the "A"
     Note is $24,521.25 and under the "B" Note is $1,167.68. The priority of application for the total monthly payments of $25,688.93 is as follows:

         (1)      pay interest on the "B" Note;
         (2)      pay interest on the "A" Note;
         (3) pay principal on the "B" Note until the "B" Note is paid in full (scheduled to be May 2003).

     After the "B" Note is paid in full, the payment on the "A" Note will be adjusted to $25,688.93/month.

     PURCHASE OPTIONS:

     With respect to Mortgage Loan No. 17, Century III Plaza, the Mortgaged Property secures a note with a Cut-off Date balance of $21,505,227. Kohl's Department Stores, Inc. ("Kohl's"), one of the tenants at the Mortgaged Property, entered into a long-term prepaid ground lease with the Borrower and Kohl's has the right to purchase the land for $1 under the terms of its lease. Per the Non-Disturbance and Attornment Agreement between Lender, Borrower and Kohl's, Lender will execute and record a partial release at such time Kohl's purchases the land.

     In addition to the above, Home Depot, USA, Inc., another one of the tenants at the Mortgaged Property, has the right to purchase its site and improvements approximately 16 years (January 1, 2017) after the Cut-off Date. The Mortgaged Loan matures approximately six years (March 1, 2007) after the Cut-off Date.

3. Certain ratios including Cut-off Date balance/Unit or SF, DSCR, Implied DSCR, Cut-off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties, Mortgage Loans that are cross-collateralized and cross-defaulted and Mortgage Loans having pari passu type structures.

4. Mortgage Loan No. 28, Park Austin Apartments, provides for monthly payments of interest only through January 1, 2001. The monthly payment used to calculate the DSCR for this Mortgage Loan reflects only the monthly interest payment. The Borrower may extend the Loan commencing on January 1, 2005 and ending on January 1, 2007 provided a minimum DSCR of 1.20x is maintained and a maximum LTV of 75% is not exceeded. As of November 28, 2000, PPM reached an agreement with the Borrower on revised extension terms for the referenced loan. The extension would be for a term of two years on the following terms:

     Interest Rate: Fixed at 8.25% for the extension term;

     Amortization: The loan amortization will start at a 27 year schedule in loan year 2 and continue on this schedule through the maturity date. Therefore, if the Mortgage Loan were extended, a new payment would be calculated at the beginning of year 6 based on the new interest rate of 8.25% and a remaining amortization term of 23 years. Based on the calculated balloon balance of $19,620,811, the expected P & I payment during the extension period would be $158,869.64;

     Prepayment: During the extension period, the Loan would be prepayable during year 1, with a prepayment premium of 0.25%, and at par in year 2.

5. The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.

     With respect to Mortgage Loan No. 88, Fair Oaks Renaissance Plaza, the remaining amortization term is 215 months and the remaining term is 224 months. For the purposes of the payment assumptions of this prospectus supplement, the outstanding principal balance is scheduled to be reduced to zero on the payment date of the 215th month.

6. With respect to Mortgage Loan Nos. 76-79, The Eckerd Drug Portfolio, the Mortgaged Properties are subject to a ground lease. However, the fee-owner of each of the Mortgaged Properties is a party to the Mortgage and the Mortgage Loans are deemed secured by a fee interest for purposes of this prospectus supplement.

     Mortgage Loan No. 43, Festival at Manchester, is a 159,948 SF neighborhood shopping center. The Borrower owns 16.1314 acres in fee and ground leases an additional 1.01281 acre parcel. The ground lease is not subordinated. This parcel is currently unimproved and is used for parking and landscaping.

7. Mortgage Loan Nos. 107, Cooper Power Tools, is subject to a monthly payment of principal and interest of $38,553.65 for the first 36 months of the Loan. The Loan is subject to a step in payment to $40,479.41 in the 37th month of the Loan term. DSCR and Implied DSCR are based on the current payment of $38,553.65. The lease with Cooper Power Tools calls for an increase in rent in the 37th month of the lease. The increased debt service effective on August 1, 2003, applied to the Mortgaged Property's underwritable cash flow, results in a DSCR of 1.28x.

8.   Implied DSCR is based on an assumed constant of 9.0%, as defined herein.

9. The Market Value for the Mortgage Loans as of January 1, 2001 was calculated according to the methodology described in this Prospectus Supplement using a capitalization rate applied to either a) the underwritten net operating income of such commercial mortgaged property or properties or b) the underwritten net operating cash flow of such multifamily mortgaged property or properties. Capitalization rates were determined by a) 1999/2000 third party appraisals, b) third party market studies conducted on or after October 17, 2000, or c) internal valuations were prepared by Seller's underwriter's on the basis of underwritten net operating income for commercial properties and underwritten net operating cash flow for multifamily properties, resulting in an implied capitalization rate. The Source of Value column indicates that the valuation is determined from an appraisal, a third party market study or Seller's underwriting.

10. In general for each Mortgaged Property, "Percent Leased" was determined based on a rent roll provided by the related Borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

11. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage within a lease at the related Mortgaged Property.

12. With respect to Mortgage Loans that have a Due Date (inclusive of any grace periods) on or after the Determination Date, the master servicer is required to make advances of scheduled loan payments, to the extent such payment is not received from the applicable borrower by the Determination Date. Advances made in respect of the aforementioned loans, will not begin to accrue interest until a date which is the later of such mortgage loan's due date or the expiration of any applicable grace period.

13. Seasoning represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.


14. With respect to Mortgage Properties with Environmental site assessements dated prior to July 1, 1999, the Seller has represented to the Depositor that no material adverse environmental condition exists.

15. With respect to Mortgage Properties with Engineering Reports dated prior to July 1, 1999, the Seller has represented to the Depositor that no material adverse condition exists. For Mortgage Loans that indicate an "NAV", there is no Engineering Report, however there is a Letter of Substantial Completion from the architect and the Seller has represented to the Depositor that no material adverse condition exists.

16. The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "YM" represents yield maintenance. "YM1" represents the greater of the product of the applicable yield maintenance formula or one percent of the outstanding principal balance prepaid, respectively. "Open" represents the number of payments, including the maturity date, at which principal payments are permitted without payment of a Yield Maintenance premium. For each

     Mortgage Loan, the number set forth under the category of "Prepayment Code" represents the number of payments in the "Original Term to Maturity" for which such provision applies.

     With respect to Mortgage Loan No. 117, 21101-21211 Oxnard Street & 601 Variel Avenue, the Borrower is permitted to prepay up to ten percent (10%) of the then outstanding principal balance of the Loan, without a prepayment penalty, during each of the last ten loan years. (i.e. the last ten 12 month periods of the term of the loan commencing on December 1, 2009 and ending on November 30, 2019). This right is non-cumulative from year to year.

     Mortgage Loan No. 127, 33300-33360 Central Avenue, the Borrower is permitted to prepay up to $30,000 per annum on the August 1 payment date each year, without a prepayment penalty. This right is non-cumulative from year to year.

17. Mortgage Loans with associated Yield Maintenance Premiums are categorized according to thirteen unique Yield Maintenance Formulas. These are represented by the Mortgage Loans, labeled as "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L" or "M". Summaries for the thirteen formulas are listed beginning on page II-11.

18. The "Administrative Cost Rate" indicated for each Mortgage Loan will be the sum of the master servicing fee rate, the primary or correspondent servicing fee rate and the trustee fee rate, and will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.

YIELD MAINTENANCE FORMULAS

The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are thirteen unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K",
"L" or "M". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A    The "Yield Maintenance Amount" shall mean:

     the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the second month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms set forth in this Note less the current outstanding principal balance of this Note. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12). "Treasury Rate" shall be the yield plus twenty-five (25) basis points as reported by Bloomberg L.P. of the U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan three (3) business days prior to the prepayment of the Loan ("Index"). If for any reason such index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by the Noteholder in its sole discretion which most closely approximates yields in percent per annum of selected U.S. treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date.

B    The "Yield Maintenance Amount" shall mean:

     the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of the Note less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve. "Treasury Rate" shall be the yield as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan three (3) business days prior to the prepayment of the Loan ("Index"). If for any reason such index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by the Lender in its sole discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date.

C    The "Yield Maintenance Amount" shall mean:

     the present value as of the Prepayment Date of all future principal and interest payments beginning with the payment due on the second (2nd) month following the Prepayment Date, including any balloon payments, assuming payment in accordance with the repayment terms of this Note, less the outstanding principal balance of the Loan as of the Prepayment Date. The monthly discount rate used for purposes of calculating the present value referenced in the preceding sentence shall be a rate equal to one-twelfth (1/12) the Treasury Rate (defined below). The term "Treasury Rate" shall mean (x) the yield, as reported by Bloomberg L.P. three (3) business days prior to the Prepayment Date, of U.S.

     Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan, or (y) if that index is no longer published by Bloomberg L.P. as of the date which is three (3) business days prior to the Prepayment Date, the yields, as reported by another publication of comparable reliability and institutional acceptance (as selected by Noteholder in Noteholder's sole and absolute discretion), of selected U.S. Treasury securities of varying maturities (in either case, the "Index"). Notwithstanding the foregoing, if no Treasury Constant Maturities are published for the specific length of time from the date which is three (3) business days prior to the Prepayment Date to the Maturity Date, the Index shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date.

D    The "Yield Maintenance Amount" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Lender for the loss of its performing loan (such amount being herein referred to as the "Formula Amount"). The Formula Amount shall be calculated only if at the time of any prepayment (whether voluntary or involuntary), the Government Yield as of the date of prepayment is less than the Note Rate, and in such event the Formula Amount shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days from and including the date of prepayment to and including the Maturity Date, and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, yielding a quotient (the "Quotient"). The Formula Amount shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. For purposed hereof, the following terms shall have the meaning set forth below:

     "Government Yield": For purposes of determining the Interest Differential, as of the date of any prepayment, and for determining the present value of the stream of hypothetical payments described above, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Maturity Date. The yield shall be as published in The Wall Street Journal (or, if not so published, as determined by Lender by using the average of quotes obtained by Lender from three primary dealers that market U.S. Treasury Securities in the secondary market). "U.S. Treasury Securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury Securities is scheduled to mature on or about the Maturity Date, then to the extent possible the U.S. Treasury Security issued most recently prior to the date of determination will be chosen as the basis of the Government Yield.

     "Interest Differential": as of the date of any full or partial prepayment, the Note Rate (as converted to a bond-equivalent semi-annual compound rate) minus the Government Yield as of the date of prepayment.

E    The "Yield Maintenance Amount" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan. This yield protection payment will be calculated by (a) assuming reinvestment of the prepaid amount in U.S. Treasury securities with maturities as close as practicable to the maturity of this Note, (b) assuming conversion of this Note to a bond-equivalent, interest-only note without changing its interest rate, and (c) determining the present value of the difference between the two (2) assumed interest-payment streams, using the yield of the assumed reinvestment as the discount rate.

F    The "Yield Maintenance Amount" shall be calculated by:

     (i) assuming reinvestment of the prepaid amount in U.S Treasury securities with maturities as close as practicable to the maturity of this Note, (ii) assuming conversion of this Note to a bond-equivalent, interest-only note without changing its interest rate, and (iii) determining the present value of the difference between the two assumed interest-payment streams, using the yield of the assumed reinvestment as the discount rate.

G    The "Yield Maintenance Calculation" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan (such amount being referred to herein as the "Formula Amount"). The Formula Amount shall be calculated only if at the time of any prepayment (whether voluntary or involuntary), the Government Yield as of the date of prepayment is less than the Interest Rate, and in such event the Formula Amount shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days from and including the date of prepayment to and including the Maturity Date, and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, yielding a quotient (the "Quotient"). The Formula Amount shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. For purposes hereof, the following terms shall have the meanings set forth below.

     "Government Yield": For purposes of determining the Interest Differential, as of the date of any prepayment, and for determining the present value of the stream of hypothetical payments described above, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Maturity Date, plus fifty basis points (.50%). The yield shall be as published in The Wall Street Journal (or, if not so published, as determined by Lender by using the average of quotes obtained by Lender from three primary dealers that market U.S. Treasury Securities in the secondary market). "U.S. Treasury Securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury Securities is scheduled to mature on or about the Maturity Date, then to the extent possible the U.S. Treasury Security issued most recently prior to the date of determination will be chosen as the basis of the Governmental Yield.

     "Interest Differential": as of the date of any full or partial prepayment, the Interest Rate (as converted to a bond-equivalent semi-annual compound rate) minus the Government Yield as of the date of prepayment.

H    The "Yield Maintenance Amount" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan. This yield protection payment will be calculated by (a) assuming reinvestment of the prepaid amount in U.S. Government/Treasury securities with constant maturities as close as practicable to the maturity of this Note, as such U.S. Government/Treasury Constant Maturities and their average yields are reported by Bloomberg, L.P. or by such other similar reporter selected by Noteholder in the event that Bloomberg, L.P. no longer publishes its reports or no longer reports such average yields, (b) assuming conversion of this Note to a bond-equivalent, interest-only note without changing its interest rate, and (c) determining the present value of the difference between the two assumed interest-payment streams, using the yield of the assumed reinvestment as the discount rate.

I    The "Yield Maintenance Amount" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan (such amount being referred to herein as the "Formula Amount"). The Formula Amount shall be calculated only if at the time of any prepayment (whether voluntary or involuntary), the sum of (i) the Government Yield as of the date of prepayment, plus (ii) one-quarter percent (.25%) is less than the Interest Rate, and in such event the Formula Amount shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days from and including the date of prepayment to and including the Maturity Date, and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, yielding a quotient (the "Quotient"). The Formula Amount shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the sum of (i) the Government Yield as of the date of such prepayment, plus (ii) one-quarter percent (.25%), divided by 12, as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. For purposes hereof, the following terms shall have the meanings set forth below.

     "Government Yield": For purposes of determining the Interest Differential, as of the date of any prepayment, and for determining the present value of the stream of hypothetical payments described above, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Maturity Date. The yield shall be as published in The Wall Street Journal (or, if not so published, as determined by Lender by using the average of quotes obtained by Lender from three primary dealers that market U.S. Treasury Securities in the secondary market). "U.S. Treasury Securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury Securities is scheduled to mature on or about the Maturity Date, then to the extent possible the U.S. Treasury Security issued most recently prior to the date of determination will be chosen as the basis of the Government Yield.

     "Interest Differential": as of the date of any prepayment, the Interest Rate (as converted to a bond-equivalent semi-annual compound rate) minus the sum of (i) Government Yield as of the date of prepayment, and (ii) one-quarter percent (0.25%)

J    The "Yield Maintenance Amount" shall mean:

     The present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the second month following the pay-off date, including any balloon payment, assuming payment in accordance with the repayment terms of this Note less the current outstanding principal balance of the Loan; provided however that in the event that the Loan is extended, the Premium for the period from January 2, 2005 to and including January 1, 2006 shall be equal to one-quarter of one percent (.25%) of the outstanding balance at the time of prepayment. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve. "Treasury Rate" shall be the yield as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan ten (10) business days prior to the prepayment of the Loan ("Index"). If for any reason such Index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by Noteholder in its reasonable discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date.

K    The "Yield Maintenance Amount" shall be:

     An amount calculated at the time of repayment using a formula designed to compensate Lender for the loss of its performing Loan. This yield protection payment will be calculated by (a) assuming reinvestment of the Note's maturity, (b) assuming conversion of the Note to a bond-equivalent, interest-only note without changing its interest rate, and (c) determining the present value of the difference between the two assumed interest-payment streams, using the yield of the assumed reinvestment as the discount rate.

L    The "Yield Maintenance Amount" shall mean:

     an amount calculated at the time of prepayment using a formula designed to compensate Noteholder for the loss of its performing Loan (such amount being referred to herein as the "Formula Amount"). The Formula Amount shall be calculated only if at the time of any prepayment (whether voluntary or involuntary), the Government Yield as of the date of prepayment is less than the Interest Rate, and in such event the Formula Amount shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days from and including the date of prepayment to and including the Maturity Date, and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, yielding a quotient (the "Quotient"). The Formula Amount shall be the Present Value (determined in accordance with standard financial practice) on the date of prepayment (using the Governmental Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a 30-day month) from and including the date of prepayment to and including the Maturity Date, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. For purposes hereof, the following terms shall have the meanings set forth below.

     "Government Yield": For purposes of determining the Interest Differential, as of the date of any prepayment, and for determining the present value of the stream of hypothetical payments described above, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury Securities having a maturity date closest to the Maturity Date. The yield shall be as published in The Wall Street Journal (or, if not so published, as determined by Lender by using the average of quotes obtained by Lender from three primary dealers that market U.S. Treasury Securities in the secondary market). "U.S. Treasury Securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury Securities is scheduled to mature on or about the Maturity Date, then to the extent possible the U.S. Treasury Security issued most recently prior to the date of determination will be chosen as the basis of the Governmental Yield.

     "Interest Differential": as of the date of any full or partial prepayment, the Interest Rate (as converted to a bond-equivalent semi-annual compound rate) minus the Governmental Yield as of the date of prepayment.

M    The "Yield Maintenance Amount" shall mean:

     the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the second month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of the Note less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve. "Treasury Rate" shall be the yield as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan three (3) business days prior to the prepayment of the Loan ("Index"). If for any reason such index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by the Lender in its sole discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date.

APPENDIX III

SIGNIFICANT LOAN SUMMARIES

               LOAN NOS. 1-11 - WHITESELL INDUSTRIAL PORTFOLIO II


Cut-Off Date Balance:      $30,952,411                        Property Type:                 Industrial
Loan Type:                 Principal and Interest; Balloon    Location:                      Southern New Jersey
Origination Date:          12/3/97                            Year Built/Renovated:          Various
Maturity Date:             12/1/07                            Square Footage:                1,179,426 NRSF
Mortgage Rate:             8.15%                              Cut-Off Date Balance/SF:       $26.24
Annual Debt Service:       $3,369,666                         Market Value:                  $43,902,000
DSCR:                      1.18x                              Cut-Off Date LTV:              70.5%
Implied DSCR:              1.42x (at 9% constant)             Balloon LTV:                   52.7%
Underwritten Cash Flow:    $3,968,927                         Balloon Balance/SF:            $19.60
Balance at Maturity:       $23,117,709                        Percentage Leased:             98.9% (as of 7/18/00,
                                                                                             8/24/00 and 9/11/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Whitesell Industrial Portfolio II Loan (the "Whitesell Portfolio Loan") is secured by a first lien on eleven industrial buildings totaling 1,179,426 NRSF, located in various municipalities in Southern New Jersey (the "Whitesell Portfolio Property"). Jackson National Life Insurance Company funded the Whitesell Portfolio Loan in December 1997.

THE PROPERTY
------------

The Whitesell Portfolio Property consists of eleven industrial buildings located in Southern New Jersey. The buildings are scattered throughout Burlington County and Gloucester County and are considered to be a part of the Philadelphia Metropolitan Statistical Area (MSA). The assets were built between 1975 and 1996, and parking is provided for 1,487 vehicles (1.3 spaces/1,000 NRSF). The portfolio contains both single tenant and multi-tenant buildings, and was on a weighted average basis, 98.9% leased based on rent rolls dated as of July, August and September 2000. The table below provides pertinent information for each of the eleven buildings.


-----------------------------------------------------------------------------------------------------------------------
                                                                  CEILING     BUILDING                     ALLOCATED
        ADDRESS              LOCATION        STATE      NRSF      CLEAR HT.     TYPE         YEAR BUILT   LOAN AMT. *
        -------              --------        -----      ----      ---------     ----         ----------   -----------
-----------------------------------------------------------------------------------------------------------------------
950 Taylor's Lane       Cinnaminson           NJ       209,657       30'     Warehouse          1989       $7,188,044
-----------------------------------------------------------------------------------------------------------------------
2703 Cindel Dr.         Delran                NJ       218,000       36'     Warehouse          1996       $5,603,132
-----------------------------------------------------------------------------------------------------------------------
823 East Gate Dr.       Mount Laurel          NJ       146,898       21'     Flex               1976       $3,803,791
                                                                             Industrial
-----------------------------------------------------------------------------------------------------------------------
1817 Rte. 130           Bensalem              NJ       163,500       32'     Warehouse          1976       $3,598,685
-----------------------------------------------------------------------------------------------------------------------
399 Dulty's Lane        Bensalem              NJ       84,484        22'     Warehouse          1989       $1,976,478
-----------------------------------------------------------------------------------------------------------------------
600 Glen Court          Moorestown            NJ       85,337        32'     Warehouse          1978       $1,873,927
-----------------------------------------------------------------------------------------------------------------------
397 Dulty's Lane        Bensalem              NJ       85,648        22'     Warehouse          1989       $1,734,081
-----------------------------------------------------------------------------------------------------------------------
614 Heron Dr.           Logan Township        NJ       52,910        16'     Flex               1975       $1,706,112
                                                                             Industrial
-----------------------------------------------------------------------------------------------------------------------
603 Heron Dr.           Bridgeport            NJ       43,233        16'     Flex               1977       $1,351,837
                                                                             Industrial
-----------------------------------------------------------------------------------------------------------------------
204 Center Sq. Rd.      Logan Township        NJ       57,680        20'     Warehouse          1975       $1,156,054
-----------------------------------------------------------------------------------------------------------------------
102 Gaither Dr.         Mount Laurel          NJ       32,079        18'     Flex               1977         $960,271
                                                                             Industrial
-----------------------------------------------------------------------------------------------------------------------

* as of the Cut-off Date


                                     III-1

Six of the 11 assets are 100.0% occupied by single tenants, and a seventh is occupied by two tenants, under triple-net leases that expire anywhere from August 2000 to July 2005. Rental rates for these seven assets range from $3.50 to $4.60/NRSF. The remaining four assets each are leased to anywhere from six to eight tenants with varying lease expiration dates. Triple net rental rates for these four assets range from $4.52 to $5.84/NRSF.

THE BORROWER
------------

The Borrower is comprised of three separate borrowing entities, all controlled by Thomas R. Whitesell, and all of which are jointly and severally liable for the obligations under the Whitesell Portfolio Loan Documents. The 950 Taylor's Lane property is owned by 10000 Midlantic Associates, L.P., a New Jersey limited partnership. Its general partner is Thomas R. Whitesell (25%), while its limited partners include his wife and children. The 2703 Cindel Drive building is owned by 2703 Cindel Drive, LLC, a New Jersey limited liability company whose members include Thomas R. Whitesell (26%) and his wife and children. The other nine buildings are 100% owned by Thomas R. Whitesell trading as Whitesell Enterprises, a New Jersey sole proprietorship 100% owned by Thomas Whitesell. Mr. Whitesell is Chairman of The Whitesell Company, a full-service commercial real estate company founded almost 40 years ago. The Whitesell Company's portfolio consists of more than 4.5 million SF of commercial space, which is comprised largely of industrial and office product.

RELATED BORROWERS
-----------------

Mortgage Loan No. 16, 6000 & 8000 Midlantic Drive, and Mortgage Loan Nos. 44 - 56, the Whitesell Portfolio are also made to the same borrower or borrowers related through common ownership. These loans are neither cross-collateralized nor cross-defaulted with the Whitesell Portfolio Loan.

SECURITY
--------

The Whitesell Portfolio Loan is evidenced by one promissory note and secured by one Mortgage, Security Agreement and Financing Statement (recorded in each of the two New Jersey counties in which all of the Whitesell Portfolio Property is located), an Assignment of Rents and Leases, and certain additional security documents (the "Whitesell Portfolio Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the Whitesell Portfolio Property. The Whitesell Portfolio Loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Whitesell Portfolio Loan is recourse to the Borrower and Thomas R. Whitesell.

PAYMENT TERMS
-------------

The Whitesell Portfolio Loan bears interest at a fixed rate of 8.15% per annum, computed on a 30/360 basis. The loan amortizes on a 20-year schedule. The Whitesell Portfolio Loan requires fixed principal and interest payments of $280,805/month until December 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

Except in connection with a partial release of collateral as described below, the Whitesell Portfolio Loan is closed to prepayment until February 1, 2003. Thereafter, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Whitesell Portfolio Loan provides that any sale or transfer of the property or any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. If the lender consents to such a transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. The lender will agree to a partial release of up to five of the eleven buildings in the Whitesell Portfolio Property, in no more than two separate transactions, provided, among other things, that the Borrower makes a written request, no event of default exists and the appropriate release payment, and any applicable prepayment penalty with respect to such release payment, is made. The required release payment is 110% of the allocated outstanding loan balance for the assets being released. A partial release may occur before the expiration of the lock out period on February 1, 2003.

                                     III-2

Additionally, upon origination of the Whitesell Portfolio Loan, a parcel of the Whitesell Portfolio Property known as 823 Eastgate Drive did not have parking spaces adequate to meet then current zoning requirements. Following the closing and to remedy the parking deficiency, the Mortgage was modified to spread the lien thereof over a one-acre parcel of land adjacent to 823 Eastgate Drive and owned by the Borrower. If and when the Borrower provides the lender with reasonably satisfactory assurances that 823 Eastgate Drive complies with applicable parking requirements, the lender is required to release the adjacent parcel of land from the lien of the Mortgage in consideration of payment of $1.00.

Notwithstanding any of the foregoing, neither the lender's consent nor any transfer fee will be required for any transfers of interests in either of the two borrowing entities to or among Deborah K. Whitesell, Evan W. Heitzman, James
K. Whitesell, Tracy E. Whitesell and the spouses and/or children of such individuals. However, no such transfer may affect the liability of Thomas R. Whitesell under the Whitesell Portfolio Loan Documents.

SUBORDINATED/OTHER DEBT
-----------------------

The Whitesell Portfolio Loan Documents prohibit subordinate indebtedness secured by the Whitesell Portfolio Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the lender.



                                     III-3

             LOAN NO. 12 - 850 STEPHENSON HIGHWAY OFFICE BUILDING


Cut-Off Date Balance:         $12,115,884                        Property Type:                 Suburban Office
Loan Type:                    Principal and Interest; Balloon    Location:                      Troy, Michigan
Origination Date:             5/12/00                            Year Built/Renovated:          1981
Maturity Date:                5/1/10                             Square Footage:                133,061 NRSF
Mortgage Rate:                8.53%                              Cut-Off Date Balance/SF:       $88.21
Annual Debt Service:          $1,181,814                         Market Value:                  $16,500,000
DSCR:                         1.16x                              Cut-Off Date LTV:              72.6%
Implied DSCR:                 1.26x (at 9% constant)             Balloon LTV:                   60.0%
Underwritten Cash Flow:       $1,377,045                         Balloon Balance/SF:            $72.88
Balance at Maturity:          $10,010,559                        Percentage Leased:             100.0% (as of 7/20/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The 850 Stephenson Highway Office Building Loan (the "850 Stephenson Loan") is secured by a first lien on an office building in Troy, Michigan (the "850 Stephenson Property"). Jackson National Life Insurance Company funded the 850 Stephenson Loan in May 2000. The 850 Stephenson Loan is cross-collateralized and cross-defaulted with loan 13 (the "750 Stephenson Loan") and loan 14 (the "1400 Stephenson Loan"). The 750 Stephenson Loan is secured by a 138,075 NRSF office building (the "750 Stephenson Property"), and the 1400 Stephenson Loan is secured by a 73,375 NRSF office building (the "1400 Stephenson Property").
Both also are located in Troy, Michigan.

THE PROPERTY
------------

The 850 Stephenson Property is a seven-story office building containing 133,061 NRSF, built in 1981. The asset is situated on a 6.8-acre site. The subject is located at 850 Stephenson Highway in the Robbins Executive West Business Park, just off I-75 in Troy, Michigan. Construction is masonry with concrete panels and glass, with parking for 551 cars (4.14/1,000 NRSF). The 850 Stephenson Property is leased to 40 tenants. The only tenant taking more than 9% of the NRSF is Oxford Automotive, which occupies 18,080 NRSF (13.6% of the total) on a lease that expires 8/31/02. A majority of the rents are in the $17.50-$19.00/NRSF range with base year expense stops.

THE BORROWER
------------

The Borrower is EA&S Investments #2-850, L.L.C., a Michigan limited liability company. Its members are Allan Adelson, Markus Ernst and Jeffrey Surnow. Messrs. Adelson and Surnow own and manage approximately 700,000 SF and 400,000 SF of commercial property, respectively.

SECURITY
--------

The 850 Stephenson Loan is secured by a Mortgage, an Assignment of Rents and Leases and certain additional security documents (the "850 Stephenson Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the 850 Stephenson Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the 850 Stephenson Loan is recourse to the Borrower and the members of the Borrower.

As additional collateral for the 850 Stephenson Loan, the 750 Stephenson Loan and the 1400 Stephenson Loan, the lender holds a $2,150,000 irrevocable Letter of Credit that will remain in place until at least 2004. The Letter of Credit may be released upon the occurrence of certain conditions, including the following: i) Textron Automotive, a tenant at the 750 Stephenson Property, extends the term of its current lease for an additional five years at a rental rate no less than its current rental rate (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a term of five years or more, at a rental rate no less than the current Textron rate); ii) EWD, L.L.C., a tenant, and General Motors, its subtenant, at the 1400 Stephenson Property, shall have extended the terms of their lease and sublease, respectively, for an additional five years at rental rates no less than their current rental rates (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a term of five years or more, at a rental rate no less than the current EWD rate); and iii) no event of default shall be

                                     III-4
continuing under the 850 Stephenson Loan Documents or the loan documents evidencing the 750 Stephenson Loan and 1400 Stephenson Loan.

PAYMENT TERMS
-------------

The 850 Stephenson Loan bears interest at a fixed rate of 8.53% per annum, computed on a 30/360 basis. The loan amortizes on a 25-year schedule. The 850 Stephenson Loan requires fixed principal and interest payments of $94,484/month until May 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The 850 Stephenson Loan is closed to prepayment until July 1, 2005. Thereafter, the loan may be prepaid, in whole but not in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. While the 850 Stephenson Loan may be prepaid as aforesaid, the 850 Stephenson Property will not be released from the lien of the Mortgage until such time as the 850 Stephenson Loan, 750 Stephenson Loan and 1400 Stephenson Loan are paid off.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The 850 Stephenson Loan provides that it will become due and payable upon a transfer of the 850 Stephenson Property without the lender's consent. The 850 Stephenson Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower except for estate planning purposes, and then only in amounts no more than 25% in the aggregate over the term of the 850 Stephenson Loan, provided that the direct or indirect control or management of the Borrower does not change as a result of such transfer(s).

SUBORDINATED/OTHER DEBT
-----------------------

The 850 Stephenson Loan Documents prohibit subordinate indebtedness secured by the 850 Stephenson Property. Notwithstanding the foregoing, the Borrower is permitted to incur indebtedness relating to customary trade payables that are paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax and insurance escrows are required.



                                     III-5

             LOAN NO. 13 - 750 STEPHENSON HIGHWAY OFFICE BUILDING



Cut-Off Date Balance:         $11,321,400                        Property Type:                 Suburban Office
Loan Type:                    Principal and Interest; Balloon    Location:                      Troy, Michigan
Origination Date:             5/12/00                            Year Built/Renovated:          1979
Maturity Date:                5/1/10                             Square Footage:                138,075 NRSF
Mortgage Rate:                8.53%                              Cut-Off Date Balance/SF:       $88.21
Annual Debt Service:          $1,104,318                         Market Value:                  $16,000,000
DSCR:                         1.16x                              Cut-Off Date LTV:              72.6%
Implied DSCR:                 1.26x (at 9% constant)             Balloon LTV:                   60.0%
Underwritten Cash Flow:       $1,252,775                         Balloon Balance/SF:            $72.88
Balance at Maturity:          $9,354,129                         Percentage Leased:             100.0% (as of 7/20/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The 750 Stephenson Highway Office Building Loan (the "750 Stephenson Loan") is secured by a first lien on an office building in Troy, Michigan (the "750 Stephenson Property"). Jackson National Life Insurance Company funded the 750 Stephenson Loan in May 2000. The 750 Stephenson Loan is cross-collateralized and cross-defaulted with loan 12 (the "850 Stephenson Loan") and loan 14 (the "1400 Stephenson Loan"). The 850 Stephenson Loan is secured by a 133,061 NRSF office building (the "850 Stephenson Property"), and the 1400 Stephenson Loan is secured by a 73,375 NRSF office building (the "1400 Stephenson Property").
Both also are located in Troy, Michigan.

THE PROPERTY
------------

The 750 Stephenson Property is a seven-story office building containing 138,075 NRSF, built in 1979. The asset is situated on a 7.7-acre site. The subject is located at 750 Stephenson Highway in the Robbins Executive West Business Park, just off I-75 in Troy, Michigan. Construction is masonry with concrete panels and glass, with parking for 556 cars (4.03/1,000 NRSF). The 750 Stephenson Property is leased to two tenants. Textron Automotive Company occupies 118,333 NRSF under a ten-year lease that expires on December 31, 2004. The Avatar Group occupies the remaining 19,742 NRSF under a five-year lease that expires on December 31, 2004. Both leases provide for base rent of $16.40/NRSF and each contains a base year expense stop. Given the proximate maturity of these two leases and the single tenant in the 1400 Stephenson Property, the Letter of Credit referenced in the "Security" section was required.

THE BORROWER
------------

The Borrower is EA&S Investments #1-750, L.L.C., a Michigan limited liability company. Its members are Allan Adelson, Markus Ernst and Jeffrey Surnow. Messrs. Adelson and Surnow own and manage approximately 700,000 SF and 400,000 SF of commercial property, respectively.

SECURITY
--------

The 750 Stephenson Loan is secured by a Mortgage, an Assignment of Rents and Leases and certain additional security documents (the "750 Stephenson Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the 750 Stephenson Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the 750 Stephenson Loan is recourse to the Borrower and the members of the Borrower.

As additional collateral for the 750 Stephenson Loan, the 850 Stephenson Loan and the 1400 Stephenson Loan, the lender holds a $2,150,000 irrevocable Letter of Credit that will remain in place until at least 2004. The Letter of Credit may be released upon the occurrence of certain conditions, including the following: i) Textron Automotive, a tenant at the 750 Stephenson Property, extends the term of its current lease for an additional five years at a rental rate no less than its current rental rate (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a term of five years or more, at a rental rate no less than the current Textron rate); ii) EWD, L.L.C., a tenant, and General Motors, its subtenant, at the 1400 Stephenson Property, shall have extended the terms of their lease and sublease, respectively, for an additional five years at rental rates no less than their current rental rates (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a

                                     III-6
term of five years or more, at a rental rate no less than the current EWD rate); and iii) no event of default shall be continuing under the 750 Stephenson Loan Documents or the loan documents evidencing the Other Loans.

PAYMENT TERMS
-------------

The 750 Stephenson Loan bears interest at a fixed rate of 8.53% per annum, computed on a 30/360 basis. The loan amortizes on a 25-year schedule. The 750 Stephenson Loan requires fixed principal and interest payments of $92,026/month until May 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The 750 Stephenson Loan is closed to prepayment until July 1, 2005. Thereafter, the loan may be prepaid, in whole but not in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. While the 750 Stephenson Loan may be prepaid as aforesaid, the 750 Stephenson Property will not be released from the lien of the Mortgage until such time as the 750 Stephenson Loan, the 850 Stephenson Loan and the 1400 Stephenson Loan are paid off.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The 750 Stephenson Loan provides that it will become due and payable upon a transfer of the 750 Stephenson Property without the lender's consent. The 750 Stephenson Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower except for estate planning purposes, and then only in amounts no more than 25% in the aggregate over the term of the 750 Stephenson Loan, provided that the direct or indirect control or management of the Borrower does not change as a result of such transfer(s).

SUBORDINATED/OTHER DEBT
-----------------------

The 750 Stephenson Loan Documents prohibit subordinate indebtedness secured by the 750 Stephenson Property. Notwithstanding the foregoing, the Borrower is permitted to incur indebtedness relating to customary trade payables that are paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax and insurance escrows are required.


                                     III-7

             LOAN NO. 14 - 1400 STEPHENSON HIGHWAY OFFICE BUILDING


Cut-Off Date Balance:         $6,951,736                         Property Type:                 Suburban Office
Loan Type:                    Principal and Interest; Balloon    Location:                      Troy, Michigan
Origination Date:             5/12/00                            Year Built/Renovated:          1984
Maturity Date:                5/1/10                             Square Footage:                73,375 NRSF
Mortgage Rate:                8.53%                              Cut-Off Date Balance/SF:       $88.21
Annual Debt Service:          $678,090                           Market Value:                  $9,375,000
DSCR:                         1.16x                              Cut-Off Date LTV:              72.6%
Implied DSCR:                 1.26x (at 9% constant)             Balloon LTV:                   60.0%
Underwritten Cash Flow:       $815,975                           Balloon Balance/SF:            $72.88
Balance at Maturity:          $5,743,763                         Percentage Leased:             100.0% (as of 7/20/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The 1400 Stephenson Highway Office Building Loan (the "1400 Stephenson Loan") is secured by a first lien on an office building in Troy, Michigan (the "1400 Stephenson Property"). Jackson National Life Insurance Company funded the 1400 Stephenson Loan in May 2000. The 1400 Stephenson Loan is cross-collateralized and cross-defaulted with loan 12 (the "850 Stephenson Loan") and loan 13 (the "750 Stephenson Loan"). The 750 Stephenson Loan is secured by a 138,075 NRSF office building (the "750 Stephenson Property"), and the 850 Stephenson Loan is secured by a 133,061 NRSF office building (the "850 Stephenson Property"). Both also are located in Troy, Michigan.

THE PROPERTY
------------

The 1400 Stephenson Property is a three-story office building containing 73,375 NRSF, built in 1984. The asset is situated on a 5.2-acre site. The subject is located at 1400 Stephenson Highway in the Robbins Executive West Business Park, just off I-75 in Troy, Michigan. Construction is masonry with concrete panels and glass, with parking for 292 cars (3.98/1,000 NRSF). The 1400 Stephenson Property is 100% leased to EWD, LLC. General Motors currently occupies the building per a sublease with EWD. The Lender is party to a Subordination, Non-Disturbance and Attornment Agreement with EDW. The General Motors sublease expires on September 30, 2004. The base rent is $16.75/NRSF and the lease has a base year expense stop.

THE BORROWER
------------

The Borrower is EA&S Investments #3-1400, L.L.C., a Michigan limited liability company. Its members are Allan Adelson, Markus Ernst and Jeffrey Surnow. Messrs. Adelson and Surnow own and manage approximately 700,000 SF and 400,000 SF of commercial property, respectively.

SECURITY
--------

The 1400 Stephenson Loan is secured by a Mortgage, an Assignment of Rents and Leases and certain additional security documents (the "1400 Stephenson Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the 1400 Stephenson Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the 1400 Stephenson Loan is recourse to the Borrower and the members of the Borrower.

As additional collateral for the 1400 Stephenson Loan, the 750 Stephenson Loan and the 850 Stephenson Loan, the lender holds a $2,150,000 irrevocable Letter of Credit that will remain in place until at least 2004. The Letter of Credit may be released upon the occurrence of certain conditions, including the following:
i) Textron Automotive, a tenant at the 750 Stephenson Property, extends the term of its current lease for an additional five years at a rental rate no less than its current rental rate (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a term of five years or more, at a rental rate no less than the current Textron rate); ii) EWD, L.L.C., a tenant, and General Motors, its subtenant, at the 1400 Stephenson Property, shall have extended the terms of their lease and sublease, respectively, for an additional five years at rental rates no less than their current rental rates (or a replacement tenant with a Standard & Poor's rating of `A' or better shall have entered into a lease for such space for a term of five years or more, at a rental rate no less than the current EWD rate); and iii) no event of default shall be

                                     III-8
continuing under the 1400 Stephenson Loan Documents or the loan documents evidencing the 750 Stephenson Loan and the 850 Stephenson Loan.

PAYMENT TERMS
-------------

The 1400 Stephenson Loan bears interest at a fixed rate of 8.53% per annum, computed on a 30/360 basis. The loan amortizes on a 25-year schedule. The 1400 Stephenson Loan requires fixed principal and interest payments of $56,507/month until May 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The 1400 Stephenson Loan is closed to prepayment until July 1, 2005. Thereafter, the loan may be prepaid, in whole but not in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. While the 1400 Stephenson Loan may be prepaid as aforesaid, the 1400 Stephenson Property will not be released from the lien of the Mortgage until such time as the 1400 Stephenson Loan, the 750 Stephenson Loan and the 850 Stephenson Loan are paid off.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The 1400 Stephenson Loan provides that it will become due and payable upon a transfer of the 1400 Stephenson Property without Lender's consent. The 1400 Stephenson Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower except for estate planning purposes, and then only in amounts no more than 25% in the aggregate over the term of the 1400 Stephenson Loan, provided that the direct or indirect control or management of the Borrower does not change as a result of such transfer(s).

SUBORDINATED/OTHER DEBT
-----------------------

The 1400 Stephenson Loan Documents prohibit subordinate indebtedness secured by the 1400 Stephenson Property. Notwithstanding the foregoing, the Borrower is permitted to incur indebtedness relating to customary trade payables that are paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax and insurance escrows are required.



                                     III-9

                        LOAN NO. 15 - STATE STREET SQUARE


Cut-Off Date Balance:       $29,338,794                       Property Type:                 Office
Loan Type:                  Principal and Interest; Fully     Location:                      Trenton, New Jersey
                            Amortizing
Origination Date:           9/24/96                           Year Built/Renovated:          1920's and 1989/1994
Maturity Date:              10/1/13                           Square Footage:                367,164 NRSF
Mortgage Rate:              8.27%                             Cut-Off Date Balance/SF:       $79.91
Annual Debt Service:        $3,730,817                        Market Value:                  $48,091,000
DSCR:                       1.06x                             Cut-Off Date LTV:              61.0%
Implied DSCR:               1.49x (at 9% constant)            Balloon LTV:                   0.0%
Underwritten Cash Flow:     $3,941,548                        Balloon Balance/SF:            $0
Balance at Maturity:        $0                                Percentage Leased:             92.0% (as of 7/1/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The State Street Square Loan (the "State Street Square Loan") is secured by a first lien on two office buildings (totaling 367,164 NRSF), a free-standing parking structure and a parking lot, all located in Trenton, New Jersey (the "State Street Square Property"). Jackson National Life Insurance Company funded the State Street Square Loan in September 1996.

THE PROPERTY
------------

The State Street Square Property consists of One State Street Square, National State Bank Building, a parking structure, and a parking lot in the Trenton, New Jersey CBD. One State Street Square is a 14-story, Class A office tower containing 267,654 NRSF, constructed in 1989. National State Bank Building is a 14-story, Class B office building containing 99,510 NRSF, originally constructed in 1925. The parking garage is four levels and contains 358 parking spaces while the surface parking lot contains 82 spaces.

As of July 2000, the One State Street Square Building was 93.3% leased to 14 different tenants. The largest tenant is the New Jersey Department of Treasury, occupying 165,830 NRSF (62.0%) until 2009. Lease terms generally are five to ten years, with an average rent of $21.67/NRSF.

The National State Bank Building was approximately 87.7% leased as of July 2000. Its largest tenant is also the New Jersey Department of Treasury, occupying 79,231 NRSF (79.6%) until 2005. Lease terms generally are three to five years, with an average rent of $17.32/NRSF.

THE BORROWER
------------

The Borrower is comprised of three separate borrowing entities, which jointly and severally are obligated under the State Street Square Loan. Each of the Borrowers - i) State Street Square Urban Renewal Partners I, ii) State Street Square Urban Renewal Partners II, and iii) State Street Square NSB Partners is a New Jersey general partnership. A general partner of each Borrower is Enterprise Development Group (which holds an 80% interest in each entity), and the limited partner of each is a limited partnership comprised of Aegis Property Group, Ltd., as the general partner and Berwind Property Group, Inc., as the limited partner.

SECURITY
--------

The State Street Square Loan is secured by a Mortgage, Security Agreement and Financing Statement, an Assignment of Rents and Leases, and certain additional security documents (the "State Street Square Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the State Street Square Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the State Square Loan is recourse to the Borrower, the entities comprising the Borrower and any of their respective component general partners.

                                     III-10

PAYMENT TERMS
-------------

The State Street Square Loan bears interest at a fixed rate of 8.27% per annum, computed on a 30/360 basis. The loan amortizes on a 17-year schedule. The State Street Square Loan requires fixed principal and interest payments of $310,901/month until October 1, 2013, at which time the loan will have fully amortized.

PREPAYMENT
----------

Other than for prepayments made in connection with a partial release of collateral, the State Street Square Loan was closed to prepayment for the first three years. The loan currently is open to prepayment, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

The lender will agree to release the National State Bank Building and the surface parking lot, but not the One State Street Square Building or the enclosed parking structure, from the lien of the Mortgage, provided, among other things, that the Borrower makes a written request, no event of default exists and the appropriate release payment is made. The required release payment is 105% of the allocated outstanding loan balance for the assets being released, as well as the prepayment penalty described above. Following any such release payment, the Borrower's monthly payments under the Note will be recalculated based on the loan's remaining outstanding principal balance, remaining amortization schedule and 8.27% coupon.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The State Street Square Loan provides that any sale or transfer of the property or any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. If the lender consents to such a transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. The lender may consent to a one-time transfer of the property subject to the State Street Square Loan, if the loan is not in default and the lender approves of the proposed buyer's ownership structure, financial strength and management capabilities. Such a transfer would require the Borrower to pay the lender a 1% assumption fee, and the approved buyer would have to assume all of the Borrower's obligations and liabilities under the State Street Square Loan Documents, though the Borrower would remain liable with respect to certain environmental matters. The lender also will allow for a transfer of ownership interests in the property among the entities which comprise the Borrower and among the component partners in such entities, unless such a transfer would result in the withdrawal of any partner or in a change in management control, or unless lender believes that such transfer could impair the financial strength of any partner or the Borrower as a whole.

SUBORDINATED/OTHER DEBT
-----------------------

The State Street Square Loan Documents prohibit subordinate indebtedness secured by the State Street Square Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the Lender.


                                     III-11

                   LOAN NO. 16 - 6000 AND 8000 MIDLANTIC DRIVE


Cut-Off Date Balance:       $21,779,278                       Property Type:                 Office
Loan Type:                  Principal and Interest: Balloon   Location:                      Mt. Laurel, New Jersey
Origination Date:           12/16/96                          Year Built/Renovated:          1986 and 1987
Maturity Date:              1/1/07                            Square Footage:                345,373 NRSF
Mortgage Rate:              8.32%                             Cut-Off Date Balance/SF:       $63.06
Annual Debt Service:        $2,466,618                        Market Value:                  $48,700,000
DSCR:                       1.51x                             Cut-Off Date LTV:              44.7%
Implied DSCR:               1.89x (at 9% constant)            Balloon LTV:                   34.3%
Underwritten Cash Flow:     $3,712,940                        Balloon Balance/SF:            $48.38
Balance at Maturity:        $16,708,097                       Percentage Leased:             99.0% (as of 7/18/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The 6000 and 8000 Midlantic Drive Loan (the "Midlantic Drive Loan") is secured by a first lien on two suburban office buildings located in Mt. Laurel, New Jersey (the "Midlantic Drive Property"). Jackson National Life Insurance Company funded the Midlantic Drive Loan in December 1996.

THE PROPERTY
------------

The Midlantic Drive Property consists of two adjacent, class A suburban office buildings totaling 345,373 NRSF, built in 1986 and 1987. Both buildings contain a seven-story component and a four-story component and are very similar in construction and design. Parking is provided for 1,113 vehicles (3.2 spaces/1,000 NRSF).

The property is located in the Laurel Corporate Center office park in Mt. Laurel, New Jersey. Laurel Corporate Center is bordered by NJ State Route 38 to the north, I-295 to the south, and is located approximately 15 miles east of the Philadelphia CBD. Laurel Corporate Center contains over 1 million SF of office space, most of which is newer, class A product.

As of July 18, 2000, the Midlantic Drive Property was approximately 99.0% occupied by more than 30 different tenants. Inrange Technology occupies 54,798 NRSF (15.9%) and is the property's largest tenant. It will vacate all of its space by January 31, 2001, after which the property will be approximately 83.1% leased. The Borrower currently is negotiating with several potential users of this space. Lockheed Martin Corporation occupies in aggregate, in both buildings, 62,460 NRSF (18.1%). Mattel is the third largest tenant, occupying 37,089 NRSF (10.7%) through 2004. All other tenants occupy less than 10% of the total space. Lease terms generally are five to ten years, with an average rent of $13.37/NRSF.

THE BORROWER
------------

The Borrower is 6000 Midlantic Drive Associates, L.P., a New Jersey limited partnership. The general partner is Thomas R. Whitesell, who holds a 25% interest, and the limited partners are his wife, Deborah K. Whitesell (25%), and Jet Set Partnership (50%), which is comprised of the Whitesell children. Thomas Whitesell is Chairman of The Whitesell Company, a full-service commercial real estate company founded almost 40 years ago. The Whitesell Company's portfolio consists of more than 4.5 million SF of commercial space, which is comprised largely of industrial and office product.

RELATED BORROWERS
-----------------

Mortgage Loan Nos. 1-11, the Whitesell Industrial II Portfolio and Mortgage Loan Nos. 44 - 56, the Whitesell Portfolio are also made to the same borrower or borrowers related through common ownership. These loans are neither cross-collateralized nor cross-defaulted with the Midlantic Drive Loan.



                                     III-12

SECURITY
--------

The Midlantic Drive Loan is secured by a Mortgage, Security Agreement and Financing Statement, an Assignment of Rents and Leases, and certain additional security documents (the "Midlantic Drive Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the Midlantic Drive Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Midlantic Drive Loan is recourse to the Borrower and Thomas R. Whitesell.

PAYMENT TERMS
-------------

The Midlantic Drive Loan bears interest at a fixed rate of 8.32% per annum, computed on a 30/360 basis. The loan amortizes on a 20-year schedule. The Midlantic Drive Loan requires fixed principal and interest payments of $205,552/month until January 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The loan is closed to prepayment until February 1, 2002. Thereafter, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Midlantic Drive Loan provides that any sale or transfer of the property or any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. If the lender consents to a transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. Notwithstanding the foregoing, neither the lender's consent nor any transfer fee will be required for any transfers of limited partnership interests to or among Deborah K. Whitesell, Evan W. Heitzman, James K. Whitesell, Tracy E. Whitesell and the spouses and/or children of such individuals.

SUBORDINATED/OTHER DEBT
-----------------------

The Midlantic Drive Loan Documents prohibit subordinate indebtedness secured by the Midlantic Drive Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the lender.


                                     III-13

                 LOAN NO. 17 - CENTURY III PLAZA SHOPPING CENTER
                 -----------------------------------------------


Cut-Off Date Balance:         $21,505,227                        Property Type:                 Anchored Retail Center
Loan Type:                    Principal and Interest; Balloon    Location:                      W. Mifflin, Pennsylvania
Origination Date:             2/18/97                            Year Built/Renovated:          1996-1997
Maturity Date:                3/1/07                             Square Footage:                277,141 NRSF
Mortgage Rate:                8.21%                              Cut-Off Date Balance/SF:       $77.60
Annual Debt Service:          $2,145,177                         Market Value:                  $30,959,000
DSCR:                         1.21x                              Cut-Off Date LTV:              69.5%
Implied DSCR:                 1.34x (at 9% constant)             Balloon LTV:                   59.7%
Underwritten Cash Flow:       $2,587,182                         Balloon Balance/SF:            $66.65
Balance at Maturity:          $18,470,964                        Percentage Leased:             100.0% (as of 7/31/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Century III Plaza Shopping Center Loan (the "Century Loan") is secured by a first lien on 277,141 NRSF of a 355,723 NRSF community shopping center in West Mifflin, Pennsylvania (the "Century Property"). Jackson National Life Insurance Company funded the Century Loan in February 1997.

THE PROPERTY
------------

The Century Property is a five-building shopping center containing 355,723 NRSF, built from 1996 to 1997 and situated on a 35.5-acre site. The subject is located at Century III Drive and Mountain View Drive in West Mifflin, Pennsylvania (a Pittsburgh suburb). Construction is masonry with parking for 1,842 cars (5.2/1,000 NRSF).

The Century III Property has five tenants altogether. However, Kohl's Department Store (86,584 NRSF) and Don Pablo's, a Mexican restaurant (12,000 NRSF), operate under ground leases (with the tenants owning their own improvements) and such improvements are not part of the collateral for the Century Loan. Kohl's prepaid its ground rent, and, given Kohl's purchase option, described below, such rental was not underwritten in connection with the origination of the Century Loan. Don Pablo's pays $105,000 in annual ground rent to the Borrower. The remaining tenants are Home Depot USA, Inc. (131,922 NRSF or 47.6% of the collateralized property), Giant Eagle grocery store (90,626 NRSF or 32.7%) and Circuit City Stores, Inc. (54,591 NRSF or 19.7%). Both Home Depot and Giant Eagle have leases that run until 2017, while the Circuit City lease expires in January 2012. The triple net annual rental rates for the three tenants are $9.10/NRSF, $8.00/NRSF and $14.00/NRSF, respectively. Of the overall rental income at the Century Property, Home Depot provides 42.9%, Circuit City provides 27.4%, Giant Eagle provides 26.0% and Don Pablo (ground rent) provides 3.8%.

THE BORROWER
------------

The Borrower is BTS West Mifflin L.P., a Delaware limited partnership. Its general partner is Century III Boulevard Corp. The President of the general partner is Louis L. Ceruzzi, Jr. Mr. Ceruzzi is a principal of Ceruzzi Properties, Inc., Ceruzzi Management, Inc. and Interstate Builders, Inc. Through these entities, Ceruzzi owns and/or manages more than three million SF of commercial real estate, including the Century Property.

SECURITY
--------

The Century Loan is secured by an Open-End Mortgage and Security Agreement, an Assignment of Leases and Rents, and certain additional security documents (the "Century Loan Documents"). The Open-End Mortgage and Security Agreement is a first lien on the Borrower's fee interest in the Century Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Century Loan is recourse to the Borrower and Louis L. Ceruzzi, Jr.

                                     III-14

PAYMENT TERMS
-------------

The Century Loan bears interest at a fixed rate of 8.21% per annum, computed on a 30/360 basis. The loan amortizes on a 25-year schedule. The Century Loan requires fixed principal and interest payments of $178,765/month until March 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The Century Loan is closed to prepayment until April 1, 2002. Thereafter, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Century Loan provides that it will become due and payable upon a transfer of the Century Property or transfers of interests in the Borrower (other than limited partnership interest which are freely transferable without consent or payment of a transfer fee) without the lender's consent. If the lender consents to any such transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee.

PURCHASE OPTIONS
----------------

Kohl's Department Store entered into a long-term prepaid ground lease with the Borrower and Kohl's has the right to purchase the land for $1.00 under the terms of its lease. Per the Non-Disturbance and Attornment Agreement between the lender, Borrower and Kohl's, the lender will execute and record a partial release at such time as Kohl's purchases the land. As of the date hereof, the lender has received a request from the Borrower that the Kohl's parcel be released from the lien of the Century Loan Documents, and is reviewing proposed release documentation in connection therewith. In addition, Home Depot has the right to purchase its site and improvements approximately 16 years (January 1, 2017) after the Cut-off Date. The Century Loan matures approximately six years (March 1, 2007) after the Cut-off Date.

SUBORDINATED/OTHER DEBT
-----------------------

The Century Loan Documents prohibit subordinate indebtedness secured by the Century Property. Notwithstanding the foregoing, the Borrower is permitted to incur indebtedness relating to customary trade payables that are paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax and insurance escrows are required.


                                     III-15

                      LOAN NOS. 18-24 - MERICLE I PORTFOLIO


Cut-Off Date Balance:      $14,106,717                        Property Type:                 Office and Industrial
Loan Type:                 Principal and Interest; Fully      Location:                      Various, Pennsylvania
                           Amortizing
Origination Date:          11/5/96                            Year Built/Renovated:          Various
Maturity Date:             12/1/14                            Square Footage:                584,378 NRSF
Mortgage Rate:             8.57%                              Cut-Off Date Balance/SF:       $24.04
Annual Debt Service:       $1,738,746                         Market Value:                  $22,070,000
DSCR:                      1.18x                              Cut-Off Date LTV:              62.2%
Implied DSCR:              1.57x (at 9% constant)             Balloon LTV:                   0.0%
Underwritten Cash Flow:    $1,919,792                         Balloon Balance/SF:            $0
Balance at Maturity:       $0                                 Percentage Leased:             95.3% (as of 6/1/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Mericle I Portfolio Loan (the "Mericle I Loan") is secured by a first lien on six industrial properties and one office property totaling 584,378 NRSF, located within the Scranton/Wilkes-Barre MSA in northeastern Pennsylvania (the "Mericle I Property"). Jackson National Life Insurance Company funded the Mericle I Loan in November 1996. The Mericle I Loan is cross-collateralized and cross-defaulted with Loans 25 and 26 (the "Mericle IV Loan") and Loan 27 (the "15 & 19 Burt Collins Drive Loan").

THE PROPERTY
------------

The Mericle I Property consists of six industrial properties and one office property located in the Scranton/Wilkes-Barre Metropolitan Statistical Area
(MSA) in Luzerne County, Pennsylvania. The portfolio contains both single tenant and multi-tenant buildings and was 95.3% leased as of June 2000. The table below provides pertinent information for each of the seven properties.



----------------------------------------------------------------------------------------------------------------------------------
                                                                          CEILING     BUILDING                    ALLOCATED LOAN
ADDRESS                          LOCATION            STATE       NRSF     CLEAR HT.      TYPE        YEAR BUILT       AMT. *
-------                          --------            -----       ----     ---------      ----        ----------       ------
----------------------------------------------------------------------------------------------------------------------------------
75-95 Jaycee Drive               West Hazelton          PA      150,008      26'       Warehouse     1960, 1995       $2,733,882
----------------------------------------------------------------------------------------------------------------------------------
350-390 N. Pennsylvania Ave.     Wilkes-Barre City      PA      180,211    Various      Warehouse    1940s-1950s      $2,602,689
----------------------------------------------------------------------------------------------------------------------------------
155 Stewart Rd.                  Hanover Township       PA      70,000       24'        Office/         1995          $2,272,592
                                                                                       Warehouse
----------------------------------------------------------------------------------------------------------------------------------
600 Baltimore Dr.                Plains Township        PA      31,359       N/A         Office         1995          $2,176,666
----------------------------------------------------------------------------------------------------------------------------------
225 Stewart Rd.                  Hanover Township       PA      40,000       24'        Office/         1994          $1,760,518
                                                                                       Warehouse
----------------------------------------------------------------------------------------------------------------------------------
565 Oak Ridge Rd.                Hazel Township         PA      76,800       24'       Warehouse        1996          $1,718,198
----------------------------------------------------------------------------------------------------------------------------------
1150 Crestwood Dr.               Wright Township        PA      36,000       20'        Warehouse       1989            $842,171
----------------------------------------------------------------------------------------------------------------------------------

* as of the Cut-off Date

Two of the assets, 1150 Crestwood Drive and 565 Oak Ridge Road, are occupied by single tenants on leases that expire in April 2001 and December 2006, respectively. The tenants pay triple net rents of $3.55/NRSF and $3.25/NRSF, respectively. The remaining five assets each are leased to anywhere from three to 11 tenants with varying lease expiration dates. Rental rates are primarily triple net, and range from $2.50 to $13.87/NRSF.


                                     III-16

THE BORROWER
------------

The Borrowers are Robert K. Mericle, an individual, and Mericle Development Corporation, a Pennsylvania S corporation which is 100% owned by Robert Mericle. Mericle Development Corporation is a full-service commercial real estate company located in northeastern Pennsylvania. The company has developed more than 1.5 million SF of commercial space in the area.

RELATED BORROWERS
-----------------

The Mericle IV Loan and the 15 & 19 Burt Collins Drive Loan, as well as Mortgage Loan No. 125, Welles Street Industrial, are also made to the same borrower or borrowers related through common ownership. The Welles Street Industrial loan is neither cross-collateralized nor cross-defaulted with any of the Mericle I Loan, the Mericle IV Loan or the 15 & 19 Burt Collins Drive Loan.

SECURITY
--------

The Mericle I Loan is secured by an Open-End Mortgage, Security Agreement and Financing Statement, an Assignment of Rents and Leases, and certain additional security documents (the "Mericle I Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the Mericle I Property. Additionally, the Mericle I Loan is secured by: i) a Second Mortgage, Security Agreement and Financing Statement on the Mericle II Portfolio; and ii) a Second Mortgage, Security Agreement and Financing Statement on the Mericle IV Loan (collectively, the "Cross Mortgages"). The Cross Mortgages effectuate the cross-collateralization between the Mericle I Loan, the Mericle IV Loan and the 15 & 19 Burt Collins Drive Loan.

The Mericle I Loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Mericle I Loan is recourse to the Borrower and Robert K. Mericle.

PAYMENT TERMS
-------------

The Mericle I Loan bears interest at a fixed rate of 8.57% per annum, computed on a 30/360 basis. The loan amortizes on an 18-year schedule. The Mericle I Loan requires fixed principal and interest payments of $144,895/month until December 1, 2014, at which time the loan will have fully amortized.

PREPAYMENT
----------

The Mericle I Loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. The lender also will consider a partial release of any of the seven assets that comprise the Mericle I Property. The release will be granted upon the Borrower's written request, provided, among other conditions, that no event of default exists and the appropriate release payment is made. The required release payment is 110% of the allocated outstanding loan balance for the assets being released, as well as the prepayment penalty described above. Following any such collateral release, the Borrower's monthly payments under the Note will be recalculated based upon the remaining outstanding principal balance of the Mericle I Loan and the remaining amortization term.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Mericle I Loan provides that any sale or transfer of the property or the transfer of any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. The lender will, however, allow for a one-time transfer to a qualified buyer, subject to the Mericle I Loan, along with payment of a 1% assumption fee, so long as the Borrower continues to indemnify the lender for the non-recourse carve-out events. Transfers of ownership interests between and among Mericle Development Corporation, Robert K. Mericle and their affiliates also are allowed, as well as transfers for estate planning purposes, so long as Robert K. Mericle and Mericle Development Corporation maintain management control, and Robert K. Mericle is not released from his indemnification obligations.

SUBORDINATED/OTHER DEBT
-----------------------

There is currently "soft" subordinate financing secured by the Mericle I Property to effectuate the cross-collateralization with the 15 & 19 Burt Collins Drive Loan and the Mericle IV Loan. The Borrower is permitted to obtain additional

                                     III-17
third mortgage financing secured by the Mericle I Property, provided that the third mortgage lender is an institutional lender, the financing accrues interest at a fixed rate, the third mortgage lender subordinates its loan to the Mericle I Loan and the 15 & 19 Burt Collins Drive Loan, a minimum combined DSCR of 1.20x is maintained, and a maximum combined LTV of 75.0% is not exceeded.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the lender.

                                     III-18

                     LOAN NOS. 25-26 - MERICLE IV PORTFOLIO


Cut-Off Date Balance:      $4,300,527                         Property Type:                 Industrial
Loan Type:                 Principal and Interest; Fully      Location:                      Various, Pennsylvania
                           Amortizing
Origination Date:          1/22/99                            Year Built/Renovated:          1997 and 1998-1999
Maturity Date:             2/1/16                             Square Footage:                210,000 NRSF
Mortgage Rate:             6.62%                              Cut-Off Date Balance/SF:       $24.04
Annual Debt Service:       $451,494                           Market Value:                  $7,232,000
DSCR:                      1.18x                              Cut-Off Date LTV:              62.2%
Implied DSCR:              1.57x (at 9% constant)             Balloon LTV:                   0.0%
Underwritten Cash Flow:    $645,535                           Balloon Balance/SF:            $0
Balance at Maturity:       $0                                 Percentage Leased:             100% (as of 6/1/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Mericle IV Portfolio Loan (the "Mericle IV Loan") is secured by a first lien on two industrial properties totaling 210,000 NRSF, located within the Scranton/Wilkes-Barre Metropolitan Statistical Area (MSA) in northeastern Pennsylvania (the "Mericle IV Property"). Jackson National Life Insurance Company funded the Mericle IV Loan in January 1999. The Mericle IV Loan is cross-collateralized and cross-defaulted with Loans 18 through 24 (Mericle I
Loan) and Loan 27 ("the "15 & 19 Burt Collins Drive Loan").

THE PROPERTY
------------

The Mericle IV Loan is secured by the following two properties.

1) The Harte-Hanks Facility is a one-story warehouse building containing 140,000 NRSF, comprised of approximately 5% office finish. The first 100,000 NRSF was constructed in 1998 and an additional 40,000 was constructed at the tenant's request in late 1999. The property is situated on a 15.5-acre site and has 30-foot clear ceiling heights. It is located within the Hanover Industrial Estates Park in Hanover Township, Pennsylvania. The building is 100% occupied by Harte-Hanks, Inc., a direct marketing firm based in San Antonio, Texas. Harte-Hanks, Inc. is paying $3.19/NRSF on a net lease that runs through November 2004.

2) The Vogelbacher Industrial Park building is a one-story warehouse building containing 70,000 NRSF, comprised of approximately 19% office finish. The building was constructed in 1997, is situated on an 11.4-acre site and has 30-foot clear ceiling heights. It is located within the Vogelbacher Industrial Park in Pittston Township, Pennsylvania. As of the June 2000 rent roll, the Vogelbacher Industrial Park building was 100% occupied by seven different tenants. Leases range from three to 10 years, with tenants paying an average net rent of $4.75/NRSF. The largest tenant is Genco Company, which occupies 27,500 NRSF (39%) through May 2001 and pays a triple net rental rate of $4.22/NRSF. The second largest tenant is Deadsolid Simulations, which occupies 16,619 NRSF (24%) through April 2003 and pays a weighted average triple net rental rate of $4.83/NRSF. No other tenant occupies more than 20% of the building.

THE BORROWER
------------

The Borrower is Robert K. Mericle. Robert Mericle is the 100% owner of Mericle Development Corporation, a full-service commercial real estate company located in northeastern Pennsylvania. Mericle Development Corporation has developed more than 1.5 million SF of commercial space in the area.

RELATED BORROWERS
-----------------

The Mericle I Loan and the 15 & 19 Burt Collins Drive Loan, as well as Mortgage Loan No. 125, Welles Street Industrial, are also made to the same borrower or borrowers related through common ownership. The Welles Street

                                     III-19

Industrial loan is neither cross-collateralized nor cross-defaulted with the Mericle IV Loan, the Mericle I Loan and the 15 & 19 Burt Collins Drive Loan.

SECURITY
--------

The Mericle IV Loan is secured by a Mortgage, Security Agreement and Financing Statement, an Assignment of Rents and Leases, and certain additional security documents (the "Mericle IV Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the Mericle IV Property. Additionally, the Mericle IV Loan is secured by: i) a Third Mortgage, Security Agreement and Financing Statement on the Mericle I Loan, and ii) a Third Mortgage, Security Agreement and Financing Statement on the 15 & 19 Burt Collins Drive Loan (collectively, the "Cross Mortgages"). The Cross Mortgages effectuate the cross-collateralization between the Mericle IV Loan, the Mericle I Loan and the 15 & 19 Burt Collins Drive Loan. The Mericle IV Loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Mericle IV Loan is recourse to the Borrower.

PAYMENT TERMS
-------------

The Mericle IV Loan bears interest at a fixed rate of 6.62% per annum, computed on a 30/360 basis. The loan amortizes on a 17-year schedule. The Mericle IV Loan requires fixed principal and interest payments of $37,624/month until February 1, 2016, at which time the loan will have fully amortized.

PREPAYMENT
----------

The Mericle IV Loan is closed to prepayment until March 1, 2004. Thereafter, the loan may be prepaid, in whole, or with the lender's consent, in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Mericle IV Loan provides that any sale or transfer of the property or the transfer of any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. The lender will, however, allow transfers of ownership interests in the Mericle IV Property between Robert K. Mericle and Mericle Development Corporation or a family member of Robert K. Mericle, provided, among other things, that such transfer does not result in the loss of management control by Robert K. Mericle. In addition, the lender may consent to a one-time transfer of the Mericle IV Property, subject to the Mericle IV Loan, subject to a number of conditions, including approval of the transferee, the payment by the Borrower of a 1% assumption fee, and the continued indemnification by the Borrower for the recourse carve-outs.

SUBORDINATED/OTHER DEBT
-----------------------

Other than in connection with the "soft" subordinate financing secured by the Mericle IV Property currently in place to effectuate the cross-collateralization with the Mericle I Loan and the 15 & 19 Burt Collins Drive Loan, the Mericle IV Loan Documents prohibit subordinate indebtedness secured by the Mericle IV Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the lender.



                                     III-20

         LOAN NO. 27 - 15 & 19 BURT COLLINS DRIVE (MERICLE II PORTFOLIO)


Cut-Off Date Balance:      $2,621,758                         Property Type:                 Industrial
Loan Type:                 Principal and Interest; Fully      Location:                      Throop Borough,
                           Amortizing                                                        Pennsylvania
Origination Date:          11/5/96                            Year Built/Renovated:          1989 and 1990
Maturity Date:             12/1/14                            Square Footage:                80,430 NRSF
Mortgage Rate:             8.57%                              Cut-Off Date Balance/SF:       $24.04
Annual Debt Service:       $323,149                           Market Value:                  $4,515,000
DSCR:                      1.18x                              Cut-Off Date LTV:              62.2%
Implied DSCR:              1.57x (at 9% constant)             Balloon LTV:                   0.0%
Underwritten Cash Flow:    $411,312                           Balloon Balance/SF:            $0
Balance at Maturity:       $0                                 Percentage Leased:             100% (as of 6/1/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The 15 & 19 Burt Collins Drive Loan (the "15 & 19 Burt Collins Drive Loan") is secured by a first lien on two industrial properties totaling 80,430 NRSF, located within the Scranton/Wilkes-Barre Metropolitan Statistical Area (MSA) in northeastern Pennsylvania (the "15 & 19 Burt Collins Drive Loan"). Jackson National Life Insurance Company funded the 15 & 19 Burt Collins Drive Loan in November 1996. The 15 & 19 Burt Collins Loan is cross-collateralized and cross-defaulted with loans 18 through 24 (the "Mericle I Loan") and loans 25 and 26 (the "Mericle IV Loan").

THE PROPERTY
------------

The 15 & 19 Burt Collins Loan is secured by the following two properties.

3) 15 Burt Collins Drive is a one-story warehouse building containing 40,430 NRSF, comprised of approximately 34% office finish. The building was constructed in 1989, is situated on a 6.0-acre site and has 24-foot clear ceiling heights. It is located in the Keystone Industrial Park in Throop Borough, Pennsylvania. The building is 100% leased to Sandvick Saws at a net rent of $5.39/NRSF. The lease, which commenced in 1993, expires in May of 2001.

4) 19 Burt Collins Drive is a one-story warehouse building containing 40,000 NRSF, comprised of approximately 34% office finish. The building was constructed in 1990, is situated on a 4.9-acre site and has 24-foot clear ceiling heights. It also is located within the Keystone Industrial Park in Throop Borough, Pennsylvania. The building is 100% leased to two different tenants, each occupying half of the building. R.H. Donnelley occupies 20,000 NRSF and pays $10.30/NRSF on a triple net basis. Its lease expires in December 2004. Briggs Medical occupies the remaining 20,000 NRSF and pays $3.89/NRSF on a triple net basis. Its lease expired in November 2000.

THE BORROWER
------------

The Borrowers are Robert K. Mericle, an individual, and Mericle Development Corporation, a Pennsylvania S corporation which is 100% owned by Robert K. Mericle. Mericle Development Corporation is a full-service commercial real estate company located in northeastern Pennsylvania. The company has developed more than 1.5 million SF of commercial space in the area.

The Mericle I Loan and Mericle IV Loan, as well as Mortgage Loan No. 125, Welles Street Industrial, are also made to the same borrower or borrowers related through common ownership. The Welles Street Industrial Loan is neither cross-collateralized nor cross-defaulted with any of the 15 & 19 Burt Collins Drive Loan, the Mericle I Loan or the Mericle IV Loan.


                                     III-21

SECURITY
--------

The 15 & 19 Burt Collins Drive Loan is secured by a Mortgage, Security Agreement and Financing Statement, an Assignment of Rents and Leases, and certain additional security documents (the "15 & 19 Burt Collins Drive Loan Documents"). The Mortgage is a first lien on the Borrower's fee interest in the 15 and 19 Burt Collins Drive Property. Additionally, the 15 & 19 Burt Collins Drive Loan is secured by: i) a Second Mortgage, Security Agreement and Financing Statement on the Mericle I Portfolio, and ii) a Third Mortgage, Security Agreement and Financing Statement on the Mericle IV Loan (collectively, the "Cross Mortgages"). The Cross Mortgages effectuate the cross collateralization between the 15 & 19 Burt Collins Drive Loan, the Mericle I Loan and the Mericle IV Loan.

The 15 & 19 Burt Collins Drive Loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the 15 & 19 Burt Collins Drive Loan is recourse to the Borrower and Robert K. Mericle.

PAYMENT TERMS
-------------

The 15 & 19 Burt Collins Drive Loan bears interest at a fixed rate of 8.57% per annum, computed on a 30/360 basis. The loan amortizes on an 18-year schedule. The 15 & 19 Burt Collins Drive Loan requires fixed principal and interest payments of $26,929/month until December 1, 2014, at which time the loan will have fully amortized.

PREPAYMENT
----------

The 15 & 19 Burt Collins Drive Loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The 15 & 19 Burt Collins Drive Loan provides that any sale or transfer of the property or the transfer of any direct or indirect interests in the Borrower, without the approval of the lender, will constitute an event of default. The lender will, however, allow for a one-time transfer, subject to the 15 & 19 Burt Collins Drive Loan, to a qualified buyer along with payment of a 1% assumption fee, so long as the Borrower continues to indemnify the lender for the non-recourse carve-out events. Transfers of ownership interests between and among Mericle Development Corporation, Robert K. Mericle and their affiliates also are allowed, as well as transfers for estate planning purposes, so long as Robert K. Mericle and Mericle Development Corporation maintain management control, and Robert K. Mericle is not released from his indemnification obligations.

SUBORDINATED/OTHER DEBT
-----------------------

There is currently "soft" subordinate financing secured by the 15 & 19 Burt Collins Drive Property to effectuate the cross-collateralization with the Mericle I Loan and Mericle IV Loan. The Borrower is permitted to obtain additional third mortgage financing secured by the 15 & 19 Burt Collins Drive Property, provided, among other things, that the third mortgage lender is an institutional lender, the financing accrues interest at a fixed rate, the third mortgage lender subordinates its loan to the 15 & 19 Burt Collins Drive Loan and the Mericle I Loan, a minimum combined DSCR of 1.20x is maintained, and a maximum combined LTV of 75.0% is not exceeded.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Escrow deposits are not required for insurance premiums unless an event of default occurs or otherwise at the reasonable discretion of the lender.



                                     III-22

                            LOAN NO. 28 - PARK AUSTIN


Cut-Off Date Balance:         $20,650,000                        Property Type:                 Multi-Family
Loan Type:                    Interest Only for one year;  then  Location:                      Austin, Texas
                              Principal and Interest; Balloon
Origination Date:             12/15/99                           Year Built/Renovated:          1984 and 1986
Maturity Date:                1/1/05 *                           Number of Units:               588
Mortgage Rate:                7.94% *                            Cut-off Date Balance/Unit:     $35,119
Annual Debt Service:          $1,639,610 (year 1)                Market Value:                  $28,700,000
                              $1,859,051 (years 2-5)
DSCR:                         1.36x (year 1)                     Cut-off Date LTV:              72.0%
                              1.20x (year 2)
Implied DSCR:                 1.20x (at a 9.00% constant)        Balloon LTV:                   68.4%
Underwritten Cash Flow:       $2,229,441                         Balloon Balance/Unit:          $33,369
Balance at Maturity:          $19,620,811                        Percentage Leased:             96.0% (as of 7/26/00)

*        Borrower has a two-year extension option available at a rate of 8.25%.
--------------------------------------------------------------------------------

THE LOAN
--------

The Park Austin Apartments Loan (the "Park Austin Loan") is secured by a first lien on a 588-unit garden apartment complex located in Austin, Texas (the "Park Austin Property"). Jackson National Life Insurance Company funded the Park Austin Loan in December 1999. The loan was originated as part of an acquisition of the Park Austin Property by the Borrower.

THE PROPERTY
------------

The Park Austin Property consists of 38 three-story buildings containing 588 units located at 3220 Duval Road in Austin, Texas. The construction is wood frame. The property was completed in 1984 and 1986 and is situated on a 21.8-acre site. It contains 397,968 NRSF and 939 parking spaces (including 54 carports). Unit mix is 24 studios, 432 1 BR/1 BATH units, and 132 2BR/2 BATH units. Average monthly rent at the property as of July 26, 2000 was $1.01/NRSF. Exterior amenities include a pool, whirlpool, hiking/biking trails and covered parking.

THE BORROWER
------------

The Borrower is Park Austin Associates Limited Partnership, a Texas limited partnership. The sole general partner of the Borrower is Park Austin 588-LLC, a Texas limited liability company whose President and sole manager is Mark Schuster. Mr. Schuster is a principal in The Bluestone Group. Bluestone Management Services, the Texas property management branch of The Bluestone Group, manages the property. The Bluestone Group owns and/or manages more than 16,000 apartment units in the United States; Bluestone Management Services manages more than 2,500 units in Texas.

SECURITY
--------

The Park Austin Loan is secured by a Deed of Trust, Security Agreement and Financing Statement, an Assignment of Leases and Rents, and certain additional security documents (the "Park Austin Loan Documents"). The Deed of Trust is a first lien on the Borrower's fee interest in the Park Austin Property. The Park Austin Loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Park Austin Loan is recourse to the Borrower and, in certain instances, Mark Schuster.



                                     III-23

PAYMENT TERMS
-------------

The Park Austin Loan bears interest at a fixed rate of 7.94% per annum, computed on a 30/360 basis. Fixed interest only payments of $136,634/month are due in year 1. Thereafter, the loan amortizes on a 27-year schedule. The Park Austin Loan requires fixed principal and interest payments of $154,921/month in years two through five. On January 1, 2005, all unpaid principal and accrued but unpaid interest is due and payable, unless the Borrower exercises an extension option. The Borrower, at its option, may extend the loan for a two-year period at an interest rate of 8.25% per annum. The new principal and interest payment would be calculated using the new coupon and a 23-year amortization schedule (the remaining amortization period as of the original maturity date). Based upon an anticipated balloon balance of $19,620,811, the fixed principal and interest payment during the extension period would be approximately $158,869.64/month.

PREPAYMENT
----------

The Park Austin Loan is closed to prepayment until February 1, 2002. Thereafter, the loan may be prepaid, in whole but not in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid (or .25% during the first nine months of the last loan year) and (2) a yield maintenance premium calculated at Treasuries flat. Within the extension period, the Park Austin Loan may be prepaid during the first year with a penalty equal to .25% of the amount prepaid, and during the second year without penalty.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Park Austin Loan provides that it will become immediately due and payable upon a transfer of the Park Austin Property without the lender's consent. If the lender consents to a one-time transfer of the Park Austin Property to an approved entity, the Borrower must pay a 1% transfer fee. Transfers of Borrower interests generally are prohibited, except in cases where certain principals and affiliates of the Borrower maintain control of the Park Austin Property.

SUBORDINATED/OTHER DEBT
-----------------------

The Park Austin Loan Documents generally prohibit subordinate indebtedness secured by the Park Austin Property. The Park Austin Loan Documents allow the Borrower to incur indebtedness relating to trade payables paid within 60 days after they are incurred and unsecured indebtedness for the purpose of making operating expense and capital expenditure payments for the Park Austin Property, as well as payments to Bluestone Management Services or other entities owned by Mark Schuster that furnish services to the Park Austin Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Insurance escrows are waived until such time as any of certain events occur, including an event of default under the Park Austin Loan Documents. A $1.25 million escrow was funded at the closing of the Park Austin Loan to cover deferred maintenance items at the Park Austin Property. As of the Cut-off date, approximately $925,000 of the improvements had been completed.



                                     III-24

                     LOAN NO. 29 - WILLOW SPRINGS APARTMENTS


Cut-Off Date Balance:         $7,770,511                         Property Type:                 Multi-Family
Loan Type:                    Principal and Interest; Balloon    Location:                      Phoenix, Arizona
Origination Date:             12/18/95                           Year Built/Renovated:          1985
Maturity Date:                12/20/05                           Number of Units:               468
Mortgage Rate:                7.77%                              Cut-Off Date Balance/Unit:     $20,982
Annual Debt Service:          $731,904                           Market Value:                  $12,163,000
DSCR:                         1.41x                              Cut-Off Date LTV:              65.9%
Implied DSCR:                 1.48x (at a 9% constant)           Balloon LTV:                   59.3%
Underwritten Cash Flow:       $1,033,884                         Balloon Balance/Unit:          $18,876
Balance at Maturity:          $6,990,615                         Percentage Leased:             91.0% (as of 6/30/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Willow Springs Apartments Loan (the "Willow Springs Loan") is secured by a first lien on a 468-unit garden apartment complex located in Phoenix, Arizona (the "Willow Springs Property"). Jackson National Life Insurance Company funded the Willow Springs Loan in December 1995. The Willow Springs Loan is cross-collateralized and cross-defaulted with loan 30 (the "Chesapeake Loan") and loan 31 (the "Mission Antigua Loan"). The Chesapeake Loan is secured by a 192-unit garden apartment complex located in Tempe, Arizona (the "Chesapeake Property"). The Mission Antigua Loan is secured by a 248-unit garden apartment complex located in Tucson, Arizona (the "Mission Antigua Property").

THE PROPERTY
------------

The Willow Springs Property consists of 14 three-story buildings containing 468 units, located at 4227 North 27th Avenue in Phoenix, Arizona. The construction is wood frame with brick accent. The property was completed in 1985 and is situated on a 13.5-acre site. It contains 315,791 gross square feet, 311,136 net rentable square feet (NRSF) and 711 parking spaces (including 468 carports). Unit mix is 252 1 BR/1 BATH units, 108 2 BR/1.33 BATH units, and 108 2BR/2 BATH units. Average monthly rent at the property as of June 30, 2000 was $.70/NRSF. Exterior amenities include a pool, three whirlpools, fitness center, volleyball courts and covered parking.

THE BORROWER
------------

The Borrower is Concord Equities, LLC, an Arizona limited liability company. Its members include Kenneth P. Braun, Albert J. Wareing and Gerard J. Dixon. The Borrower has owned the Willow Springs Property since 1993.

SECURITY
--------

The Willow Springs Loan is secured by a Deed of Trust, Security Agreement and Fixture Filing, an Assignment of Leases and Rents and certain additional security documents (the "Willow Springs Loan Documents"). The Deed of Trust is a first lien on the Borrower's fee interest in the Willow Springs Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Willow Springs Loan is recourse to the Borrower, members of the Borrower, Irene L. Braun and Marjorie O. Dixon.

PAYMENT TERMS
-------------

The Willow Springs Loan bears interest at a fixed rate of 7.77% per annum, computed on a 30/360 basis. The loan amortizes on a 27.5-year schedule. The Willow Springs Loan requires fixed principal and interest payments of $60,992/month until December 20, 2005, at which time all unpaid principal and accrued but unpaid interest is due.


                                     III-25

PREPAYMENT
----------

The Willow Springs Loan was closed to prepayment during the first three loan years. Currently, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and
(2) a yield maintenance premium calculated at Treasuries flat. If the Borrower prepays the Willow Springs Loan, an additional amount equal to 15% of the Willow Springs Loan must be paid to obtain a release of the lender's lien. The additional 15% will be applied to pay down the Chesapeake Loan and the Mission Antigua Loan on a pro-rata basis.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Willow Springs Loan provides that it will become immediately due and payable upon a transfer of the Willow Springs Property without the lender's consent. Additionally, the Willow Springs Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower without the lender's consent, except with respect to transfers of interests among the three principals of the Borrower. If the lender consents to any such transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. If the lender consents to a one-time transfer of only the Willow Springs Property, in accordance with the satisfaction of certain conditions, the Borrower must pay an additional amount equal to 15% of the then outstanding loan balance of the Willow Springs Loan to release the Willow Springs Property from the cross-collateralization and cross-default with the Chesapeake Loan and the Mission Antigua Loan. The additional amount will be applied by the lender to pay down the Chesapeake Loan and the Mission Antigua Loan on a pro-rata basis.

SUBORDINATED/OTHER DEBT
-----------------------

The Willow Springs Loan Documents prohibit subordinate indebtedness secured by the Willow Springs Property. The Borrower is prohibited from incurring any indebtedness other than the Chesapeake Loan and the Mission Antigua Loan and customary trade payables paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax, insurance and replacement reserves (equal to $200/unit/year) are collected. In addition, a capital improvements reserve of $38,600 was funded at closing. Disbursements to the Borrower from the replacement and capital improvements reserves are made no more than quarterly and are subject to certain requirements, including that no event of default is continuing under the Willow Springs Loan Documents and that there has been no material adverse change in net operating income at the Willow Springs Property.



                                     III-26

                       LOAN NO. 30- CHESAPEAKE APARTMENTS


Cut-Off Date Balance:         $5,710,890                         Property Type:                 Multi-Family
Loan Type:                    Principal and Interest; Balloon    Location:                      Tempe, Arizona
Origination Date:             12/18/95                           Year Built/Renovated:          1985-1986
Maturity Date:                12/20/05                           Number of Units:               192
Mortgage Rate:                7.77%                              Cut-Off Date Balance/Unit:     $20,982
Annual Debt Service:          $537,900                           Market Value:                  $9,169,000
DSCR:                         1.41x                              Cut-Off Date LTV:              65.9%
Implied DSCR:                 1.48x (at a 9% constant)           Balloon LTV:                   59.3%
Underwritten Cash Flow:       $779,397                           Balloon Balance/Unit:          $18,876
Balance at Maturity:          $5,137,761                         Percentage Leased:             92.0% (as of 6/30/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Chesapeake Apartments Loan (the "Chesapeake Loan") is secured by a first lien on a 192-unit garden apartment complex located in Tempe, Arizona (the "Chesapeake Property"). Jackson National Life Insurance Company funded the Chesapeake Loan in December 1995. The Chesapeake Loan is cross-collateralized and cross-defaulted with loan 29 (the "Willow Springs Loan") and loan 31 (the "Mission Antigua Loan"). The Willow Springs Loan is secured by a 468-unit garden apartment complex located in Phoenix, Arizona (the "Willow Springs Property"). The Mission Antigua Loan is secured by a 248-unit garden apartment complex located in Tucson, Arizona (the "Mission Antigua Property").

THE PROPERTY
------------

The Chesapeake Property consists of 11 two- and three-story buildings containing 192 units located at 200 East Southern Avenue in Tempe, Arizona. The construction is wood frame with brick accent. The property was completed in 1986 and is situated on a 7.0-acre site. It contains 139,077 gross square feet, 136,756 net rentable square feet (NRSF) and 347 parking spaces (including 192 carports). Unit mix is 152 1 BR/1 BATH units and 40 2BR/2 BATH units. Average monthly rent at the property as of June 30, 2000 was $.91/NRSF. Exterior amenities include two swimming pools, one whirlpool and covered parking.

THE BORROWER
------------

The Borrower is Concord Equities, LLC, an Arizona limited liability company. Its members include Kenneth P. Braun, Albert J. Wareing and Gerard J. Dixon. The Borrower has owned the Chesapeake Property since 1993.

SECURITY
--------

The Chesapeake Loan is secured by a Deed of Trust, Security Agreement and Fixture Filing, an Assignment of Leases and Rents and certain additional security documents (the "Chesapeake Loan Documents"). The Deed of Trust is a first lien on the Borrower's fee interest in the Chesapeake Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Chesapeake Loan is recourse to the Borrower, members of the Borrower, Irene L. Braun and Marjorie O. Dixon.

PAYMENT TERMS
-------------

The Chesapeake Loan bears interest at a fixed rate of 7.77% per annum, computed on a 30/360 basis. The loan amortizes on a 27.5-year schedule. The Chesapeake Loan requires fixed principal and interest payments of $44,825/month until December 20, 2005, at which time all unpaid principal and accrued but unpaid interest is due.



                                     III-27

PREPAYMENT
----------

The Chesapeake Loan was closed to prepayment during the first three loan years. Currently, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. If the Borrower prepays the Chesapeake Loan, an additional amount equal to 15% of the Chesapeake Loan must be paid to obtain a release of the lender's lien. The additional 15% will be applied to pay down the Mission Antigua Loan and the Willow Springs Loan on a pro-rata basis.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Chesapeake Loan provides that it will become immediately due and payable upon a transfer of the Chesapeake Property without the lender's consent. Additionally, the Chesapeake Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower without the lender's consent, except with respect to transfers of interests among the three principals of the Borrower. If the lender consents to any such transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. If the lender consents to a one-time transfer of only the Chesapeake Property, in accordance with the satisfaction of certain conditions, the Borrower must pay an additional amount equal to 15% of the then outstanding loan balance of the Chesapeake Loan to release the Chesapeake Property from the cross-collateralization and cross-default with the Mission Antigua Loan and the Willow Springs Loan. The additional amount will be applied by the lender to pay down the Mission Antigua Loan and the Willow Springs Loan on a pro-rata basis.

SUBORDINATED/OTHER DEBT
-----------------------

The Chesapeake Loan Documents prohibit subordinate indebtedness secured by the Chesapeake Property. The Borrower is prohibited from incurring any indebtedness other than the Mission Antigua Loan and the Willow Springs Loan and customary trade payables paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax, insurance and replacement reserves (equal to $200/unit/year) are collected. In addition, a capital improvements reserve of $18,300 was funded at closing. Disbursements to the Borrower from the replacement and capital improvements reserves are made no more than quarterly and are subject to certain requirements, including that no event of default is continuing under the Chesapeake Loan Documents and that there has been no material adverse change in net operating income at the Chesapeake Property.



                                     III-28

                    LOAN NO. 31 - MISSION ANTIGUA APARTMENTS

Cut-Off Date Balance:         $5,570,440                         Property Type:                 Multi-Family
Loan Type:                    Principal and Interest; Balloon    Location:                      Tucson, Arizona
Origination Date:             12/18/95                           Year Built/Renovated:          1988-1989
Maturity Date:                12/20/05                           Number of Units:               248
Mortgage Rate:                7.77%                              Cut-Off Date Balance/Unit:     $20,982
Annual Debt Service:          $524,676                           Market Value:                  $7,587,000
DSCR:                         1.41x                              Cut-Off Date LTV:              65.9%
Implied DSCR:                 1.48x (at a 9% constant)           Balloon LTV:                   59.3%
Underwritten Cash Flow:       $720,735                           Balloon Balance/Unit:          $18,876
Balance at Maturity:          $5,011,377                         Percentage Leased:             98.0% (as of 6/30/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Mission Antigua Apartments Loan (the "Mission Antigua Loan") is secured by a first lien on a 248-unit garden apartment complex located in Tucson, Arizona (the "Mission Antigua Property"). Jackson National Life Insurance Company funded the Mission Antigua Loan in December 1995. The Mission Antigua Loan is cross-collateralized and cross-defaulted with loan 29 (the "Willow Springs Loan") and loan 30 (the "Chesapeake Loan"). The Chesapeake Loan is secured by a 192-unit garden apartment complex located in Tempe, Arizona (the "Chesapeake Property"). The Willow Springs Loan is secured by a 468-unit garden apartment complex located in Phoenix, Arizona (the "Willow Springs Property").

THE PROPERTY
------------

The Mission Antigua Property consists of 11 two- and three-story buildings containing 248 units located at 5525 South Mission Road in Tucson, Arizona. The construction is wood frame with brick accent. The property was completed in 1989 and is situated on a 10.0-acre site. It contains 207,894 gross square feet, 204,920 net rentable square feet (NRSF) and 398 parking spaces. Unit mix is 80 1 BR/1 BATH units, 120 2BR/2 BATH units, and 48 3BR/2 BATH units. Average monthly rent at the property as of June 30, 2000 was $.65/NRSF. Exterior amenities include a pool, whirlpool, fitness center and covered parking.

THE BORROWER
------------

The Borrower is Concord Equities, LLC, an Arizona limited liability company. Its members include Kenneth P. Braun, Albert J. Wareing and Gerard J. Dixon. The Borrower has owned the Mission Antigua Property since 1993.

SECURITY
--------

The Mission Antigua Loan is secured by a Deed of Trust, Security Agreement and Fixture Filing, an Assignment of Leases and Rents and certain additional security documents (the "Mission Antigua Loan Documents"). The Deed of Trust is a first lien on the Borrower's fee interest in the Mission Antigua Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Mission Antigua Loan is recourse to the Borrower, members of the Borrower, Irene L. Braun and Marjorie O. Dixon.

PAYMENT TERMS
-------------

The Mission Antigua Loan bears interest at a fixed rate of 7.77% per annum, computed on a 30/360 basis. The loan amortizes on a 27.5-year schedule. The Mission Antigua Loan requires fixed principal and interest payments of $43,723/month until December 20, 2005, at which time all unpaid principal and accrued but unpaid interest is due.

                                     III-29

PREPAYMENT
----------

The Mission Antigua Loan was closed to prepayment during the first three loan years. Currently, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and
(2) a yield maintenance premium calculated at Treasuries flat. If the Borrower prepays the Mission Antigua Loan, an additional amount equal to 15% of the Mission Antigua Loan must be paid to obtain a release of the Lender's lien. The additional 15% will be applied to pay down the Willow Springs Loan and Chesapeake Loan on a pro-rata basis.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Mission Antigua Loan provides that it will become immediately due and payable upon a transfer of the Mission Antigua Property without the lender's consent. Additionally, the Mission Antigua Loan Documents prohibit the transfer of any direct or indirect interests in the Borrower without the lender's consent, except with respect to transfers of interests among the three principals of the Borrower. If the lender consents to any such transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. If the lender consents to a one-time transfer of only the Mission Antigua Property, in accordance with the satisfaction of certain conditions, the Borrower must pay an additional amount equal to 15% of the then outstanding loan balance of the Mission Antigua Loan to release the Mission Antigua Property from the cross-collateralization and cross-default with the Willow Springs Loan and the Chesapeake Loan. The additional amount will be applied by the lender to pay down the Willow Springs Loan and the Chesapeake Loan on a pro-rata basis.

SUBORDINATED/OTHER DEBT
-----------------------

The Mission Antigua Loan Documents prohibit subordinate indebtedness secured by the Mission Antigua Property. The Borrower is prohibited from incurring any indebtedness other than the Willow Springs Loan and the Chesapeake Loan and customary trade payables paid within 60 days after they are incurred.

ESCROWS/RESERVES
----------------

Monthly real estate tax, insurance and replacement reserves (equal to $200/unit/year) are collected. In addition, a capital improvements reserve of $43,100 was funded at closing. Disbursements to the Borrower from the replacement and capital improvements reserves are made no more than quarterly and are subject to certain requirements, including that no event of default is continuing under the Mission Antigua Loan Documents and that there has been no material adverse change in net operating income at the Mission Antigua Property.



                                     III-30

              LOAN NOS. 32-34 - SOUTHGATE COMMERCE CENTER PORTFOLIO

Cut-Off Date Balance:         $17,888,971                        Property Type:                 Industrial/Warehouse
Loan Type:                    Principal and Interest; Balloon    Location:                      One  asset  in   Georgia;
                                                                                                two assets in Illinois.
Origination Date:             7/25/96                            Year Built/Renovated:          Various
Maturity Date:                8/1/06                             Square Footage:                1,426,398 NRSF
Mortgage Rate:                8.18%                              Cut-Off Date Balance/SF:       $12.54
Annual Debt Service:          $2,034,425                         Market Value:                  $31,604,310
DSCR:                         1.34x                              Cut-Off Date LTV:              56.6%
Implied DSCR:                 1.69x (at 9% constant)             Balloon LTV:                   43.9%
Underwritten Cash Flow:       $2,724,401                         Balloon Balance/SF:            $9.72
Balance at Maturity:          $13,864,433                        Percentage Leased:             92.6% (as of 5/12/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Southgate Commerce Center Portfolio Loan (the "Southgate Loan") is secured by a first lien on three warehouse properties totaling 1,426,398 NRSF (the "Southgate Property"). Jackson National Life Insurance Company funded the Southgate Loan in July 1996. The three properties include a 574,701 NRSF warehouse in Montgomery, Illinois (the "Montgomery Property"), a 442,810 NRSF warehouse in Matteson, Illinois (the "Matteson Property") and a 408,887 NRSF warehouse in Atlanta, Georgia (the "Atlanta Property").

THE PROPERTY
------------

The Southgate Loan is secured by three individual warehouse properties. All are of steel frame construction with membrane roofs, and are fully sprinklered. The following table summarizes the three buildings.

------------------------------------------------------------------------------------------------------------------------
ADDRESS                                                              CEILING    BUILDING                  ALLOCATED LOAN
-------                       LOCATION           STATE       NRSF    CLEAR HT.    TYPE      YEAR BUILT       AMT. *
                              --------           -----       ----    ---------    ----      ----------       ------
------------------------------------------------------------------------------------------------------------------------
5374 Baseline Road            Montgomery          IL       574,701      30'     Warehouse   1974/1979      $7,781,702
------------------------------------------------------------------------------------------------------------------------
5885 Fulton Industrial Blvd.  Atlanta             GA       408,887      26'     Warehouse      1974        $5,992,805
------------------------------------------------------------------------------------------------------------------------
21800 S. Cicero Ave.          Matteson            IL       442,810      24'     Warehouse   1970/1993/     $4,114,463
                                                                                               1995
------------------------------------------------------------------------------------------------------------------------

* as of the Cut-off Date

The Montgomery Property is located on 5374 Baseline Road in Montgomery, Illinois. Montgomery is located in the Chicago Metropolitan Statistical Area
(MSA), approximately 35 miles southwest of the Central Business District (CBD). The Montgomery Property is currently 100% leased to two tenants. Customized Solutions, LLC occupies 50.6% of the building (290,947 NRSF) under a ten-year lease that expires 12/31/08. The Customized lease is triple net at $3.71/NRSF. Eby-Brown Company, L.P. occupies the remaining 49.4% (283,754 NRSF) under a 15-year lease that expires 7/31/15. The Eby-Brown lease is at $4.42/NRSF and provides for base year expense stops.

The Matteson Property is located at 21800 S. Cicero Avenue in Matteson, Illinois. Matteson is located in the Chicago MSA, approximately 25 miles south of the CBD. The Matteson warehouse is 100% leased primarily to three tenants - Meritex Logistics, Clark Distribution Systems and First Data Card Service. Meritex, which is owned by the principals of the Borrower, occupies 76.3% of the building (337,744 NRSF) under a seven-year lease that expires on 12/31/02. The Meritex net rent is $3.87/NRSF. Clark Distribution occupies 18.7% of the building (82,920 NRSF) under a six-year lease that expires on 5/31/03. The Clark Distribution net rent is $4.20/NRSF. First Data occupies 5.0% of the building (22,076 NRSF) under a ten-year lease that expires on 6/30/04. The First Data net rent is $4.15/NRSF.

The Atlanta Property is located at 5885 Fulton Industrial Boulevard in Atlanta, Georgia. The Atlanta Property is located approximately 12 miles southwest of the Atlanta CBD. The Atlanta Property is currently 78.0% leased to two tenants. GES Exposition Services, Inc. occupies 51.7% of the building (211,541 NRSF) under a five-year lease that

                                     III-31
expires in February 2001. The GES net rent is $2.90/NRSF. Total Warehouse occupies 26.5% of the building (108,210 NRSF) under a six-year lease that expires in April 2006. The Total Warehouse net rent is $2.31/NRSF.

THE BORROWER
------------

The Borrower is Southgate Commerce Center, Inc., a Minnesota Corporation. The Borrower is owned and controlled by Space Center Enterprises, Inc. Space Center Enterprises is a family-owned, full-service commercial real estate firm that has been in existence for more than 80 years. Space Center Enterprises is 93.0% owned by Harry McNeely, Jr. and 7.0% owned by his children. The company manages more than 20 million SF of commercial real estate nationwide.

SECURITY
--------

The Southgate Loan is secured by three Mortgages/Deeds to Secure Debt, Security Agreements and Financing Statements, three Assignments of Leases and Rents, and certain additional security documents (the "Southgate Loan Documents"). The Mortgages are first liens on the Borrower's fee interests in the Southgate Property. The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Southgate Loan is recourse to the Borrower and Space Center Enterprises, Inc.

PAYMENT TERMS
-------------

The Southgate Loan bears interest at a fixed rate of 8.18% per annum, computed on a 30/360 basis. The loan amortizes on a 20-year schedule. The Southgate Loan requires fixed principal and interest payments of $169,535/month until August 1, 2006, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The Southgate Loan is closed to prepayment until September 1, 2001. Thereafter, the loan may be prepaid, in whole or in part, conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries flat. A prepayment penalty also is payable in the event one or more of the individual assets is released from its lien (as described in the immediately following paragraph).

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Southgate Loan provides that it will become due and payable upon a transfer of any portion of the Southgate Property without the lender's consent. The lender will allow for the release of any of the three properties from its respective lien after July 25, 2001, provided, among other things, that the lender receives a written request from the Borrower and that no event of default exists. In addition, a release price of 115% of the asset's allocated loan balance will be due and payable, along with the requisite prepayment penalty.

Transfers of interests in the Borrower generally are prohibited, except that transfers of Harry McNeely, Jr.'s interests for estate and/or tax planning purposes and intra-family transfers are permitted, provided that Harry McNeely, Jr. or his children maintain control of the Borrower. Any approved transfer, other than a McNeely transfer previously described, is subject to a 1% transfer fee.

SUBORDINATED/OTHER DEBT
-----------------------

The Southgate Loan Documents prohibit subordinate indebtedness secured by the Southgate Property.

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Insurance escrows are required but are waived until such time as the lender gives the Borrower notice that they are being reinstated. Reasons for which insurance escrows would be reinstated include the Borrower's failure to pay premiums when due, an event of default under the Southgate Loan Documents, and more than three late principal and interest payments in a 12-month period.


                                     III-32

                LOAN NOS. 35-36 - MENDOTA OFFICE CENTER PORTFOLIO


Cut-Off Date Balance:         $17,745,103                        Property Type:                 Suburban Office
Loan Type:                    Principal and Interest; Balloon    Location:                      Mendota Hts., Minnesota
Origination Date:             11/1/99                            Year Built/Renovated:          Various
Maturity Date:                11/1/09                            Square Footage:                295,058 NRSF
Mortgage Rate:                7.90%                              Cut-Off Date Balance/SF:       $60.14
Annual Debt Service:          $1,652,844                         Market Value:                  $32,190,000
DSCR:                         1.78x                              Cut-Off Date LTV:              55.1%
Implied DSCR:                 1.85x  (at 9% constant)            Balloon LTV:                   45.2%
Underwritten Cash Flow:       $2,948,672                         Balloon Balance/SF:            $49.32
Balance at Maturity:          $14,552,867                        Percentage Leased:             99.6% (as of 7/21/00  and
                                                                                                11/28/00)

--------------------------------------------------------------------------------

THE LOAN
--------

The Mendota Office Center Loan (the "Mendota Loan") is secured by a first lien on two office complexes in Mendota Heights, Minnesota (the "Mendota Office Center Property"). Jackson National Life Insurance Company funded the Mendota Loan in November 1999. Mendota Office Center I & II consists of 148,250 NRSF in two adjacent office buildings (the "Mendota Property"). The Northland Insurance Buildings are two office buildings totaling 146,808 NRSF that are connected by an enclosed walkway (the "Northland Property").

THE PROPERTY
------------

The Mendota Loan is secured by the Mendota Property and the Northland Property. Both are located just north of I-494 in Mendota Heights, Minnesota. Mendota Heights is located southeast of the Minneapolis Central Business District (CBD) and southwest of the St. Paul CBD.

The Mendota Property consists of two separate office buildings located at 1250 and 1270 Northland Drive that were finished in late 1998 and early 1999. One building is three-story and the other two-story, and they are situated on a 12.8-acre site. Total gross SF is 172,359 and NRSF is 148,250. There are 856 parking spaces (including 19 garage spaces), representing a ratio of 5.8/1,000 NRSF. Construction is steel frame with brick and glass exterior.

As of November 2000, the Mendota Property was 99% leased. The tenant size range is from 1,000 NRSF to 31,000 NRSF. The three largest tenants are Travel Realty, a subsidiary of Carlson Companies (30,714 NRSF), Fidelity National (24,776
NRSF), and Plainwell, Inc. (13,913 NRSF). Typical lease terms are from four to seven years; average net rents are $13.06/NRSF.

The Northland Property is located at 1285 and 1295 Northland Drive. The original building was built in 1988, the second building and connecting walkway in 1994. Both buildings are three-story, and they are situated on a 10.3-acre site. Total gross SF is 193,286 and NRSF is 146,808. There are 755 parking spaces (including 42 garage spaces), representing a ratio of 5.1/1,000 NRSF. Construction is steel frame with brick and glass exterior.

The Northland Property is 100% leased to Northland Insurance. Northland Insurance was sold to Associates First Capital in 1998. Associates (`AA-' rating by S&P-) guarantees the tenant's payment and performance obligations. Northland has occupied both buildings since their respective inceptions. Their current lease expires on 12/31/06; the current net rent is $12.00/NRSF.

THE BORROWER
------------

The Borrower is Mendota Office Holdings, LLC, a Minnesota limited liability company. The Borrower is owned and controlled by United Properties Investment, LLC (United Properties), which also is the manager of the Mendota Office Center Property. United Properties is the largest manager of commercial real estate in the Twin Cities, with more than 18 million SF under management.


                                     III-33

SECURITY
--------

The Mendota Loan is secured by a Mortgage, Security Agreement and Financing Statement, an Assignment of Leases and Rents, and certain additional security documents (the "Mendota Loan Documents"). The Mortgage is a first lien on the Borrower's fee interests in the Mendota Property and the Northland Property, and it also secures the Mendota B Loan (described below). The loan is non-recourse, subject to certain carve-outs (including fraud and misrepresentation), in which events the Mendota Loan is recourse to both the Borrower and United Properties Investment, LLC. There also is recourse in the event the Borrower fails to pay for certain tenant improvements or does not institute the cash management arrangement that is required should Northland Insurance not extend its lease at the Northland Property. Recourse liability for failure to pay for certain tenant improvements was capped, at the closing of the Mendota Loan, at $1,060,750. Such amount decreases as vacant space at the Mendota Office Center Property is leased.

PAYMENT TERMS
-------------

The Mendota Loan bears interest at a fixed rate of 7.90% per annum, computed on a 30/360 basis. The loan amortizes on a 25-year schedule. The Mendota Loan requires fixed principal and interest payments of $137,737/month until November 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due.

PREPAYMENT
----------

The Mendota Loan is closed to prepayment until November 1, 2001. Thereafter, the loan may be prepaid, in whole but not in part (other than in connection with a release of the Northland Property), conditioned upon a prepayment penalty equal to the greater of (1) 1% of the amount prepaid and (2) a yield maintenance premium calculated at Treasuries plus 25 basis points. The Borrower is required to pay any applicable prepayment premium on any prepayment made to bring the principal balance in line with the 70% LTV requirement in connection with the Northland Property release, as described below.

TRANSFER OF PROPERTY OR INTEREST IN PROPERTY
--------------------------------------------

The Mendota Loan provides that it will become due and payable upon a transfer of one or both of the Mendota Property and/or the Northland Property, or interests in the Borrower, without the lender's consent. If the lender consents to such a transfer, in its sole discretion, the Borrower will pay the lender a 1% transfer fee. The Borrower may obtain a release of the Northland Property from the Mortgage, at its allocated loan amount plus any applicable prepayment premium, if the LTV on the Mendota Property is not more than 70% and the projected DSCR at least 1.40x, each determined in accordance with the provisions of the Mendota Loan Documents and after giving effect to such release. Other permitted transfers (in connection with which the lender's consent is not required nor is any transfer fee payable) include a transfer of Borrower interests that does not result in a change in control, and a transfer of Borrower interests to an indemnitor or affiliate.

SUBORDINATED/OTHER DEBT
-----------------------

Jackson National Life Insurance Company made an original "B" note loan (the "Mendota B Loan") at the time of the closing of the Mendota Loan. The Mendota B Loan has a current balance of approximately $5.9 million. The maturity is co-terminus with the Mendota Loan, and the interest rate is the greater of 5.5% or three-month LIBOR plus 215 basis points. In the future, the Borrower may request that the Mendota B Loan be converted to a fixed rate loan, which would be based on similar rates being offered to qualified applicants under similar market conditions. The lender will enter into an agreement with the Trust that fully subordinates the Mendota B Loan to the Mendota Loan. When considering both loans, the DSCR and Implied DSCR are 1.32x and 1.38x, respectively. In addition, the overall LTV is 73.5% and the loan/NRSF is $80.14.

The Borrower may place secondary debt on the Mendota Office Center Property in the future, so long as certain conditions are met, including: i) the Mendota B Loan has been paid in full; ii) the DSCR on the Mendota Loan is no less than 1.30x; iii) the aggregate amount of the Mendota Loan and such secondary debt does not exceed 90% of the then current appraised value of the Mendota Office Center Property; iv) the party providing the secondary debt subordinates such debt to the Mendota Loan; and v) no event of default exists under the Mendota Loan Documents.

                                     III-34

ESCROWS/RESERVES
----------------

Monthly real estate tax escrows are required. Insurance escrows are waived until such time as either: i) the Borrower fails to pay insurance premiums when they become due, or ii) an event of default occurs under the Mendota Loan Documents.

In the event Northland Insurance does not exercise the first of its two five-year lease extension options, the Borrower is required to enter into a cash management arrangement with the lender. Under the arrangement, the Borrower would be required to deposit all net operating income, less: i) payments under the Mendota Loan and Mendota B Loan, ii) tenant improvement expenditures (up to $200,000 in aggregate), and iii) leasing commission expenditures (up to $100,000 in aggregate), into an escrow account to be used to re-lease the Northland Insurance space.



                                     III-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
MORGAN STANLEY DEAN WITTER            [MSDW LOGO]              January 24, 2001
Securitized Products Group
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                                   TERM SHEET

                     ---------------------------------------
                         PRICING DATE: JANUARY 24, 2001
                     ---------------------------------------

                                  $547,185,000
                                  (APPROXIMATE)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR



                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                             AS MORTGAGE LOAN SELLER



                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


MORGAN STANLEY DEAN WITTER

                                                                 LEHMAN BROTHERS
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

o    Seller:

          ----------------------------------------------------------------------
                                           NO. OF     CUT-OFF DATE       % OF
                                            LOANS        BALANCE         POOL
          ----------------------------------------------------------------------
           Jackson National Life
             Insurance Company               132       $623,573,070      100%
          ----------------------------------------------------------------------

o    Loan Pool:

     o   Average Cut-off Date Balance: $4,724,038

     o Largest loan exposure by Cut-off Date Balance: $30,952,411 (5.0% of pool)

     o Five largest and ten largest loan exposures 21.5% and 36.9% of pool, respectively

     o Largest borrower exposure by Cut-off Date Balance: $63,630,812 ( 10.2% of pool)


o    Seasoning:

     o Weighted average seasoning of 37 months. The seasoning ranges from 2 to 62 months

o    Credit Statistics:

     o Weighted average Debt Service Coverage Ratio of 1.34x; weighted average constant of 10.7%

     o Weighted average Implied Debt Service Coverage Ratio of 1.58x at an assumed constant of 9.0%

     o Weighted average Cut-off Date Loan-To-Value Ratio of 62.6%; weighted average Balloon Loan-To-Value Ratio of 36.4%

     o   Fully amortizing loans: 30.4%; Balloon loans: 69.6%

o    Property Types:

     o Retail, industrial, office and multifamily properties comprise 100.0% of pool

                                  [Pie Chart]

      Industrial                   27.2%
      Office                       30.4%
      Multifamily                  13.0%
      Retail                       29.4%
       -- Anchored Retail           8.7%
       -- Grocery Anchored Retail  15.4%
       -- Free Standing Retail      4.1%
       -- Unanchored                1.0%

o    Call Protection:

     o   Lockout and/or yield maintenance: 100.0%

o Collateral Information Updates: Updated loan information is expected to be part of the monthly Certificateholder Reports available from the trustee in addition to detailed payment and delinquency information. Information provided by the trustee is expected to be available at www.ctslink.com/cmbs. Updated property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the master servicer

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


OFFERED CERTIFICATES
--------------------


------------------------------------------------------------------------------------------------------------------------------
                INITIAL                                                                    EXPECTED FINAL         INITIAL
              CERTIFICATE      SUBORDINATION     RATINGS        AVERAGE      PRINCIPAL      DISTRIBUTION        PASS-THROUGH
  CLASS       Balance(1)          LEVELS       (S&P/FITCH)      LIFE(2)    WINDOW(2) (3)       DATE(2)            RATE(4)
------------------------------------------------------------------------------------------------------------------------------
A-1          $127,296,000         14.75%         AAA/AAA           3.41        1-68           09/15/06             5.98%
------------------------------------------------------------------------------------------------------------------------------
A-2          $189,000,000         14.75%         AAA/AAA           5.85       1-129           10/15/11             6.40%
------------------------------------------------------------------------------------------------------------------------------
A-3          $215,300,000         14.75%         AAA/AAA           7.29       68-129          10/15/11             6.54%
------------------------------------------------------------------------------------------------------------------------------
B             $15,589,000         12.25%          AA/AA           10.83      129-131          12/15/11             6.87%
------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (5)
------------------------


--------------------------------------------------------------------------------------------------------------------------------
            INITIAL AGGREGATE
               CERTIFICATE                                                                   EXPECTED FINAL      INITIAL
                BALANCE OR       SUBORDINATION      RATINGS       AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH
  CLASS     NOTIONAL AMOUNT(1)       LEVELS       (S&P/FITCH)     LIFE(2)    WINDOW(2) (3)      DATE(2)           RATE
--------------------------------------------------------------------------------------------------------------------------------
C-O             $76,388,069            -               -             -             -               -               --
--------------------------------------------------------------------------------------------------------------------------------
X (6) (7)      $623,573,070           NAP           AAA/AAA          -            NAP              -               --
--------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)  As of January 1, 2001. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
         (2)  Based on the Structuring Assumptions described in the Prospectus
              Supplement (including a settlement date of January 30, 2001) and assuming 0% CPR.
         (3)  Principal window is the period (expressed in terms of months and commencing in February 2001) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Structuring Assumptions, assuming 0% CPR.
         (4)  The Class A-1, A-2, A-3 and B Certificates will accrue interest at a fixed rate.
         (5)  Certificates are not offered hereby and are to be placed privately pursuant to Rule 144A.
         (6)  Class X Notional Amount is equal to the sum of all Principal
              Balance Certificates outstanding from time to time.
         (7)  The Pass-Through Rate on the Class X Certificates on each
              Distribution Date will equal, in general, the Weighted Average Net
              Mortgage Rate ("NWAC") minus the weighted average of the Pass-Through Rates of the Classes of Certificates that have principal amounts.


                                      T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


I. ISSUE CHARACTERISTICS
------------------------

Issue Type:                       Public: Class A-1, A-2, A-3 and B (the
                                  "Offered Certificates")

                                  Private (Rule 144A): Class C, D, E, F, G, H,
                                  J, K, L, M, N, O and X

Securities Offered:               Four monthly pay, fixed-rate principal and
                                  interest commercial mortgage REMIC
                                  Pass-Through Certificates

Collateral:                       The collateral consists of a $623,573,070 pool
                                  of 132 fixed-rate, seasoned commercial
                                  Mortgage Loans

Seller:                           Jackson National Life Insurance Company

Lead Manager:                     Morgan Stanley & Co. Incorporated

Co-Manager:                       Lehman Brothers Inc.

Master Servicer:                  CapMark Services, L.P.

Special Servicer:                 PPM Finance, Inc.

Trustee:                          Wells Fargo Bank Minnesota, N.A.

Pricing Date:                     January 24, 2001

Closing Date:                     January 30, 2001

Distribution Dates:               The 15th of each month, commencing February,
                                  2001, or if such day is not a business day, the next succeeding business day.

Cut-off Date:                     January 1, 2001

Rated Final Distribution Date:    February 15, 2031, which is 3 three years
                                  after the latest amortization term of the mortgage loans.

Minimum Denominations:            $25,000 for Class A Certificates; $100,000 for
                                  all other Certificates (other than the Class R
                                  Certificates)

Settlement Terms:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

Legal/Regulatory Status:          Class A-1, A-2, A-3 and B Certificates are
                                  expected to be eligible for exemptive relief under ERISA. The Class A-1, A-2, A-3 and B
                                  Certificates are SMMEA eligible

Risk Factors:                     THE CERTIFICATES INVOLVE A DEGREE OF RISK AND
                                  MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

                                      T-4
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

II. STRUCTURE CHARACTERISTICS
-----------------------------


                                        Class X (1)(2)

Class A-1        AAA/AAA                                $127.3M
                  5.98%

Class A-2        AAA/AAA                                $189.0MM
                  8.40%

Class A-3         AA/AA                                 $215.3MM
                  6.87%

  Class B                                                $15.6MM

  Class C                                                   (2)

  Class D                                                   (2)

  Class E                                                   (2)

  Class F                                                   (2)

  Class G                                                   (2)

  Class H                                                   (2)

  Class J                                                   (2)

  Class K                                                   (2)

  Class L                                                   (2)

  Class M                                                   (2)

  Class N                                                   (2)

  Class O                                                   (2)


Notes:    (1)  Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip
               Rates for the respective classes of Principal Balance
               Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through
               Rate for such class and such Distribution Date.
          (2)  To be offered privately pursuant to Rule 144A.

                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

 [The diagram shows both principal (straight line) and interest (dotted line)]

            ______________________________________________________ Class X
            __A-1
 / \        --A-1
/ | \       _______A-2
  |      C  -------A-2
         A  ____________A-3
  A      S       -------A-3
  P      H  _________________B
  P                         -B
  L      F  ____________________C
  I      L                     -C
  E      O  _______________________D
  D      W                        -D
            __________________________E
  L      |                           -E
  O    \ | /_____________________________F
  S     \ /                             -F
  S         ________________________________G
  E                                        -G
  S         ___________________________________H
                                              -H
            ______________________________________J
                                                 -J
            _________________________________________K
                                                    -K
            ____________________________________________L
                                                       -L
            _______________________________________________M
                                                          -M
            __________________________________________________N
                                                             -N
            __________________________________________________________O
                                                                  ----O

              0     50     100     150     200     250      300


                                     MONTHS


Notes:    (1)  The Class A-1, A-2, A-3 and X Certificates will be paid interest on a pro rata basis.
          (2)  The above analysis is based on the Structuring Assumptions and a
               0% CPR as described in the Prospectus Supplement.
          (3)  If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero or Appraisal
               Reductions exceed the aggregate Certificate Balances of the Subordinate Certificates, payments of principal to the Class A-1, A-2 and A-3 Certificates will be made on a pro rata basis.
          (4)  Mortgage loan losses will be allocated to Certificates as pictured above in ascending sequential order starting with the Class O Certificates through the Class B Certificates and then pro rata to the Class A Certificates.

                                      T-6
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

Interest Distributions:       Each Class of Certificates (other than the Class
                              R-I and Class R-II Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding
                              Certificate Balance of such Class, as applicable.

Principal Distributions:      Principal will be distributed on each Distribution
                              Date (i) first, to the Class A-1 and Class A-2
                              Certificates pro rata (with the Class A-1 allocation based upon the combined principal balance of the Class A-1 and Class A-3
                              Certificates divided by the aggregate principal balance of the outstanding Class A Certificates, and the Class A-2 allocation based upon the outstanding Class A-2 Certificate balance divided by the outstanding aggregate principal balance of the Class A Certificates), until the Class A-1
                              Certificates are reduced to zero and (ii) then, to the Class A-2 and Class A-3 Certificates pro rata until the Class A-2 and Class A-3 Certificates are reduced to zero.

                              Each remaining Class of Principal Balance
                              Certificates will be paid in sequential order.

                              If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero or Appraisal Reductions exceed the aggregate Certificate Balances of the Subordinate Certificates, payments of principal to the Class A-1, A-2 and A-3 Certificates will be made on a pro rata basis.


                                      T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


Yield Maintenance Allocation:     Any yield maintenance collected with respect
                                  to a Mortgage Loan during any particular
                                  Collection Period will be distributed to the holders of each Class of Principal Balance
                                  Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such yield maintenance payment and (ii) the yield maintenance payment multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage
                                  Loan that prepaid, over the relevant Discount
                                  Rate.

                                  The portion, if any, of the yield maintenance remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the Class G Certificates and below are the excluded classes.

                                  EXAMPLE
                                  -------

                                  o  Three Classes of Certificates: Class A-1,
                                     A-2 and X
                                  o  The characteristics of the Mortgage Loan
                                     being prepaid are as follows:
                                     -    Loan Balance:  $10,000,000
                                     -    Mortgage Rate:  8.00%
                                     -    Maturity Date:  10 years (January 1,
                                                          2011)
                                  o  The Discount Rate is equal to 5.75%

                                  o The Class A-1 Pass-Through Rate is equal to 5.98% and the Class A-2 Pass-Through Rate is equal to 6.40%



                                                               CLASS A CERTIFICATES
                         ---------------------------------------------------------------------------------------------

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                        METHOD                          FRACTION          ALLOCATION
                         ----------------------------------------------------  -----------------------  --------------
                                                                                        CLASS A-1         CLASS A-1
                                                                               -----------------------  --------------

                         [64%] X (Class A-1 Pass Through Rate-Discount Rate)   [64%] X (5.98%-5.75%)       6.54%
                                 -------------------------------------------           -------------
                                      (Mortgage Rate - Discount Rate)                  (8.00%-5.75%)

                                                                                        CLASS A-2         CLASS A-2
                                                                               -----------------------  --------------

                         [36%] X (Class A-2 Pass Through Rate-Discount Rate)   [36%] X (6.40%-5.75%)      10.40%
                                 -------------------------------------------           -------------
                                      (Mortgage Rate - Discount Rate)                  (8.00%-5.75%)

                                                                   CLASS X CERTIFICATES
                         ---------------------------------------------------------------------------------------------
                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                        METHOD                          FRACTION          ALLOCATION
                         ----------------------------------------------------  -----------------------   -------------

                         [1] - [ Class A-1 YM ]  + [ Class A-2 YM ]              [1-(6.54% + 10.40%)]       83.06%
                               [  Allocation  ]    [  Allocation  ]


                                      T-8
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


Credit Enhancement:                Each Class of Certificates (other than
                                   Classes A-1, A-2, A-3 and X) will be
                                   subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:                         The master servicer and the trustee (in that
                                   order) will each be obligated to make P&I
                                   Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Special Advancing:                 Payments on two (2) of the mortgage loans,
                                   after expiration of grace periods, are due after the Determination Date in each month.
                                   The master servicer will advance the
                                   scheduled payment for each of those loans on the Master Servicer Remittance Date, but only to the extent deemed recoverable; however, the master servicer will not be entitled to receive interest on any such advance until the related grace period has expired
                                   (however, if not received until after the applicable grace period, advance interest will accrue from the date such advance is made).

Realized Losses and Expense        Realized Losses and Expense Losses, if any,
Losses:                            will be allocated to Class O, Class N, Class
                                   M, Class L, Class K, Class J, Class H, Class
                                   G, Class F, Class E, Class D, Class C and
                                   Class B Certificates, in that order, and then pro rata to Classes A-1, A-2 and A-3 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest Shortfalls:    For any Distribution Date, any Net Aggregate
                                   Prepayment Interest Shortfall not offset by the Master Servicing Fee will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:              An appraisal reduction generally will be
                                   created in the amount, if any, by which the Principal Balance of a Specially Serviced
                                   Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged
                                   Property ("Appraisal Reduction Amount"). The
                                   Appraisal Reduction Amount will reduce
                                   proportionately the amount of advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificates outstanding.

                                   An Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

                                      T-9
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


Controlling Class:                 The Controlling Class will generally be the
                                   most subordinate Class of Certificates
                                   outstanding at any time or, if the
                                   Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate
                                   Class of Principal Balance Certificates. It is anticipated that the Seller will retain the Class C through Class O Certificates and therefore will represent the initial
                                   Controlling Class Certificateholder.

Operating Adviser:                 The Operating Adviser, which may be appointed
                                   by the Controlling Class, will have the right to receive notice from, and to advise, the special servicer with respect to certain actions regarding Specially Serviced Mortgage
                                   Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral. The Operating Adviser will also have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating
                                   Adviser.

Special Servicer:                  In general, the special servicer has the
                                   right to modify the terms of a Specially
                                   Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the special servicer generally may not (i) extend the maturity date of a Mortgage Loan beyond two years prior to the Rated Final Distribution Date or (ii) if the
                                   Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date beyond a date which is twenty (20) years prior to the expiration of the ground lease.


                                      T-10
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

Optional Termination:              The seller, the special servicer, the master
                                   servicer, the depositor, and the holder of the majority interest in the Class R-I
                                   Certificates, in that order, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate
                                   Certificate Balance of all Classes of
                                   Principal Balance Certificates then
                                   outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans, other than any Mortgage Loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the Mortgage
                                   Rate - or the Mortgage Rates less the Master
                                   Servicing Fee Rate if the master servicer is the purchaser - to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus un-reimbursed Advances, with interest thereon at the Advance Rate and the fair market value of any other property remaining in the Trust Fund.

Reports to Certificateholders:     The trustee will prepare and deliver monthly
                                   Certificateholder Reports. The special
                                   servicer will prepare and deliver to the trustee a monthly Special Servicer Report summarizing the status of each Specially
                                   Serviced Mortgage Loan. The master servicer and the special servicer will prepare and deliver to the trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage
                                   Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the
                                   Mortgage Loans is expected to be available electronically at www.ctslink.com/cmbs.


The foregoing terms and structural characteristics of the Certificates are in all respects subject to the more detailed description thereof in the Prospectus, Prospectus Supplement and Pooling and Servicing Agreement.



                                      T-11
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

III. Seller                Jackson National Life Insurance Company

                           Each of the mortgage loans was originated and underwritten by Jackson National Life Insurance Company. PPM Finance, Inc., an affiliate of the seller, performed substantially all of the administrative duties arising in connection with the origination of the mortgage loans. Both the seller and PPM Finance, Inc. are wholly owned subsidiaries of Prudential plc. Prudential plc is a publicly traded United Kingdom company and is the parent of certain companies in the businesses of providing life, pensions, savings and general insurance products, financial services and investment management. Prudential plc has no affiliation with The Prudential Insurance Company of America.

                           PPM Finance, Inc. and PPM America, Inc. (also an affiliate and a wholly owned subsidiary of Prudential plc) manage all of the seller's invested assets, totaling approximately $33.6 billion as of October 31, 2000. The Commercial Mortgage Lending Group
                           (CMLG) at PPM Finance, Inc. was set up in 1995 to build a commercial mortgage loan portfolio for the seller. From its inception in 1995, the CMLG has originated more than 450 commercial loans with an average loan size of $9.5 million. As of January 1, 2001, the seller's mortgage loan portfolio totals approximately $3.7 billion, and commercial real estate assets under management total over $6 billion.

                           Jackson National Life Insurance Company is headquartered at One Corporate Way, Lansing, Michigan, and its telephone number is 517-381-5500. Its financial strength rating from S&P is "AAA, from Fitch is "AA+" and from Moody's is "Aa3."

IV.  COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $623,573,070 pool of 132 fixed-rate, seasoned mortgage loans secured by first liens on commercial and multifamily properties located throughout 23 states.

                           Certain of the mortgage loans secured by multiple properties are portrayed, to the extent identified in Appendix II, as separate mortgage loans with principal balances equal to the Allocated Loan Amount for each respective mortgaged property. Such allocation in determining an Allocated Loan Amount is generally based on the ratio of the Underwritable Cash Flow, or net operating income (calculated as provided in the loan documents) or appraised value, or some combination thereof, of each such mortgaged property, to the aggregate Underwritable Cash Flow, or net operating income or appraised value of all such mortgaged properties securing the mortgage.

                           As of the Cut-off Date, the Mortgage Loans have a weighted average mortgage rate of 8.186% and a weighted average remaining term to maturity of 111 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.


                                      T-12
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

V. CERTAIN DEFINED TERMS

                           DEBT SERVICE COVERAGE RATIO is calculated based on a loan's actual mortgage constant.

                           IMPLIED DEBT SERVICE COVERAGE RATIO is calculated based on an assumed mortgage loan constant of 9.0%.

                           CUT-OFF DATE LOAN-TO-VALUE RATIO(1) is calculated based upon a loan's underwritable net operating income (or underwritable net cash flow if the property is a multifamily property), a capitalization rate determined by a 1999/2000 third-party appraisal, a third-party market study or internal property valuation and the loan balance as of the Cut-off Date.

                           BALLOON LOAN-TO-VALUE RATIO(1) is calculated based upon a loan's underwritable net operating income (or underwritable net cash flow if the property is a multifamily property), a capitalization rate determined by a 1999/2000 third-party appraisal, a third-party market study or internal property valuation and the loan balance as of the loan's maturity date.

The foregoing terms are in all respects subject to the more detailed description thereof in the Prospectus Supplement.

Notes:    (1)  26 Mortgage Loans and 60 Mortgage Loans have Cut-Off Date
               Loan-To-Value (LTV) Ratios and Balloon Loan-To-Value Ratios calculated based on an estimate of value obtained from a third party appraisal and third party market study, respectively.


                                      T-13
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

                        TEN LARGEST LOAN GROUP EXPOSURES

                                                                                                                        % OF TOTAL
                                                                                                                         CUT-OFF
                                                                                                          CUT-OFF DATE     DATE
                                                                                PROPERTY       NO. OF       PRINCIPAL    PRINCIPAL
 LOAN NO.          PROPERTY NAME                     CITY          STATE          TYPE       PROPERTIES      BALANCE      BALANCE
 --------          -------------                     ----          -----          ----       ----------      -------      -------
  11-Jan    Whitesell Industrial II Portfolio       Various          NJ        Industrial        11       $30,952,411      5.00%
    12      850 Stephenson Highway                   Troy            MI          Office           1        12,115,884      1.90%
    13      750 Stephenson Highway                   Troy            MI          Office           1        11,321,400      1.80%
    14      1400 Stephenson Highway                  Troy            MI          Office           1         6,951,736      1.10%
    15      State Street Square                     Trenton          NJ          Office           1        29,338,794      4.70%
    16      6000 & 8000 Midlantic Drive           Mt. Laurel         NJ          Office           1        21,779,278      3.50%
                                                  Township
    17      Century III Plaza                    West Mifflin        PA          Retail           1        21,505,227      3.40%
   18-24    Mericle Development I Portfolio         Various          PA       Industrial/         7        14,106,717      2.30%
                                                                                 Office
   25-26    Mericle IV Portfolio                    Various          PA        Industrial         2         4,300,527      0.70%
    27      15 & 19 Burt Collins Drive          Throop Borough       PA        Industrial         1         2,621,758      0.40%
    28      Park Austin Apartments                  Austin           TX       Multifamily         1        20,650,000      3.30%
    29      Willow Springs Apartments               Phoenix          AZ       Multifamily         1         7,770,511      1.20%
    30      Chesapeake Apartments                    Tempe           AZ       Multifamily         1         5,710,890      0.90%
    31      Mission Antigua Apartments              Tucson           AZ       Multifamily         1         5,570,440      0.90%
   32-34    Southgate Commerce Ctr Portfolio        Various        IL/ GA      Industrial         3        17,888,971      2.90%
   35-36    Mendota I & II A Portfolio          Mendota Heights      MN          Office           2        17,745,103      2.80%
            TOTAL/WEIGHTED AVERAGE                                                               36      $230,329,646      36.90%

                                                                                                      CREDIT
                                                                                                    RATING OF
               % OF TOTAL                                                                            LARGEST
                CUT-OFF                                                                               TENANT
                  DATE                                                                                FITCH/
               PRINCIPAL       SQUARE FEET/       LOAN                                                 S&P/
 LOAN NO.       BALANCE           UNITS       PER SF /UNIT          LARGEST TENANT                   MOODY'S
 --------       -------           -----       ------------          --------------                   -------
  11-Jan         5.00%          1,179,426          $26                  Various                           -
    12           1.90%            133,061           88             Oxford Automotive            -/BB-/Caa1 (B2 Sr.Imp)
    13           1.80%            138,075           88            Textron Automotive                      -
    14           1.10%             73,375           88        General Motors (sub-lessee)               A/A/A2
    15           4.70%            367,164           80          N.J. Dept. of Treasury                 -/AA+/P1
    16           3.50%            345,373           63           Inrange Technologies                     -
    17           3.40%            277,141           78           Home Depot USA, Inc.                  -/AA-/A3
   18-24         2.30%            584,378           24                  Various                        Various
   25-26         0.70%            210,000           24                  Various                           -
    27           0.40%             80,430           24                  Various                           -
    28           3.30%                588       35,119                    NAP                             -
    29           1.20%                468       20,982                    NAP                             -
    30           0.90%                192       20,982                    NAP                             -
    31           0.90%                248       20,982                    NAP                             -
   32-34         2.90%          1,426,398           13                  Various                           -
   35-36         2.80%            295,058           60          Northland Insurance Co.                 -/A/-
                 36.90%

                                                           CUT-OFF
                    ACTUAL        IMPLIED DSCR AT           DATE           BALLOON
 LOAN NO.            DSCR          9% CONSTANT               LTV             LTV
 --------            ----          -----------               ---             ---
  11-Jan             1.18x             1.42x                  70.50%         52.70%
    12               1.16              1.26                   72.6              60
    13               1.16              1.26                   72.6              60
    14               1.16              1.26                   72.6              60
    15               1.06              1.49                     61               0
    16               1.51              1.89                   44.7            34.3
    17               1.21              1.34                   69.5            59.7
   18-24             1.18              1.57                   62.2               0
   25-26             1.18              1.57                   62.2               0
    27               1.18              1.57                   62.2               0
    28               1.36               1.2                     72            68.4
    29               1.41              1.48                   65.9            59.3
    30               1.41              1.48                   65.9            59.3
    31               1.41              1.48                   65.9            59.3
   32-34             1.34              1.69                   56.6            43.9
   35-36             1.78              1.85                   55.1            45.2

Notes:  (1)  Shading indicates that the loans are cross-collateralized and cross-defaulted.
        (2) Loans with a Balloon LTV that is less than one percent are fully amortizing.


                                      T-14
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

                     [The map of the United States omitted]

                             GEOGRAPHIC DISTRIBUTION
                             -----------------------




WA         0.5%     MI        10.1%
OR         1.6%     IN         2.1%
CA         7.2%     AL         0.8%
UT         0.8%     OH         1.2%
AZ         5.0%     GA         1.7%
CO         1.4%     PA        19.1%
TX         6.4%     VA         1.8%
MN         5.1%     NC         5.7%
MO         1.5%     FL         5.3%
WI         0.7%     NY         1.3%
IL         1.9%     NJ        16.7%
                    MA         1.9%


                                      T-15
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------
                            NO. OF       AGGREGATE
                          MORTGAGE     CUT-OFF DATE        % OF
                            LOANS       BALANCE ($)        POOL
--------------------------------------------------------------------
1 - 1,000,000                 23        14,129,217         2.27
1,000,001 - 2,000,000         20        32,440,882         5.20
2,000,001 - 3,000,000         17        42,599,308         6.83
3,000,001 - 4,000,000         13        43,818,960         7.03
4,000,001 - 5,000,000         12        55,037,478         8.83
5,000,001 - 6,000,000         14        79,341,264        12.72
6,000,001 - 7,000,000          8        52,825,227         8.47
7,000,001 - 8,000,000          9        69,418,745        11.13
8,000,001 - 9,000,000          1         8,856,017         1.42
9,000,001 - 10,000,000         3        28,670,359         4.60
10,000,001 - 10,000,000        7        87,062,903        13.96
15,000,001 - 20,000,000        1        16,099,412         2.58
20,000,001 - 25,000,000        3        63,934,505        10.25
greater than or equal to
25,000,001                     1        29,338,794         4.70
--------------------------------------------------------------------
TOTAL:                       132      $623,573,070       100.00
--------------------------------------------------------------------

Min: $111,153  Max: $29,338,794  Average: $4,724,038


STATE
--------------------------------------------------------------------
                            NO. OF       AGGREGATE
                          MORTGAGE     CUT-OFF DATE     % OF
                            LOANS       BALANCE ($)     POOL
--------------------------------------------------------------------
Pennsylvania                 22      119,016,768       19.09
New Jersey                   30      104,246,352       16.72
Michigan                      8       62,875,971       10.08
California                   10       44,603,619        7.15
Texas                         5       39,941,528        6.41
North Carolina                4       35,678,664        5.72
Florida                       7       33,234,394        5.33
Minnesota                     6       32,110,665        5.15
Arizona                       5       31,071,390        4.98
Indiana                       2       13,299,586        2.13
Other                        33      107,494,131        7.24
--------------------------------------------------------------------
TOTAL:                      132     $623,573,070      100.00
--------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------------
                                                           WEIGHTED
                                                        AVERAGE CUT-OFF
                     NO. OF    AGGREGATE                  BALANCE PER
                   MORTGAGE  CUT-OFF DATE      % OF         UNIT OR
                     LOANS    BALANCE ($)      POOL       SQUARE FOOT
---------------------------------------------------------------------------
Office                 25     189,815,137      30.44          74.91
Retail                 28     183,070,990      29.36          80.54
Industrial             68     169,327,472      27.15          27.99
Multifamily            11      81,359,470      13.05      31,279.66
---------------------------------------------------------------------------
TOTAL:                132    $623,573,070     100.00          NAP
---------------------------------------------------------------------------


SEASONING (MONTHS)
--------------------------------------------------------------------
                     NO. OF       AGGREGATE
                    MORTGAGE     CUT-OFF DATE     % OF
                     LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------
1-12                  20        117,449,013       18.83
13 - 24                9         54,563,251        8.75
25 - 36               13         38,305,127        6.14
37 - 48               44        223,947,944       35.91
49 - 60               43        171,588,140       27.52
61 - 72                3         17,719,595        2.84
--------------------------------------------------------------------
TOTAL:               132       $623,573,070      100.00
--------------------------------------------------------------------
Min:  2              Max:  62           Wtd Avg: 37
--------------------------------------------------------------------


MORTGAGE RATE (%)
---------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                  MORTGAGE     CUT-OFF DATE     % OF
                                    LOANS       BALANCE ($)      POOL
---------------------------------------------------------------------------
less than or equal to 7.500           3          5,283,055      0.85
7.751 - 8.000                        22        155,311,962     24.91
8.001 - 8.250                        74        234,565,879     37.62
8.251 - 8.500                        15        149,928,431     24.04
8.501 - 8.750                        17         75,132,137     12.05
8.751 - 9.000                         1          3,351,605      0.54
---------------------------------------------------------------------------
TOTAL:                              132       $623,573,070    100.00
---------------------------------------------------------------------------
Min: 6.620%                Max:  8.800%             Wtd Avg:  8.186%
---------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MONTHS)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE     % OF
                  LOANS       BALANCE ($)      POOL
----------------------------------------------------------
1-60                3          27,902,638      4.47
61 - 120           72         372,352,609     59.71
121 - 180          26          69,522,477     11.15
181 - 240          30         144,644,364     23.20
241 - 300           1           9,150,982      1.47
----------------------------------------------------------
TOTAL:           132         $623,573,070    100.00
----------------------------------------------------------
Min:  60         Max:  300             Wtd Avg:  147
----------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MONTHS)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE    % OF
                  LOANS       BALANCE ($)     POOL
----------------------------------------------------------
1-60               12          92,716,165     14.87
61 - 120           66         319,296,397     51.20
121 - 180          34         113,421,932     18.19
181 - 240          19          88,987,593     14.27
241 - 300           1           9,150,982      1.47
----------------------------------------------------------
TOTAL:            132        $623,573,070    100.00
----------------------------------------------------------
Min:  20        Max:  295       Wtd Avg:  111
----------------------------------------------------------


ORIGINAL AMORTIZATION TERM (MONTHS)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE    % OF
                  LOANS       BALANCE ($)     POOL
----------------------------------------------------------
1-120              2           3,031,785      0.49
121-180           21          32,708,081      5.25
181-240           70         283,336,514     45.44
241-360           39         304,496,689     48.83
----------------------------------------------------------
 TOTAL:          132        $623,573,070     100.00
----------------------------------------------------------
Min:  39          Max:  360            Wtd Avg: 264
----------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                  LOANS       BALANCE ($)       POOL
----------------------------------------------------------
1.01 - 1.10         22         61,763,233       9.90
1.11 - 1.20         42        185,419,285      29.73
1.21 - 1.30         16        113,543,498      18.21
1.31 - 1.40          8         67,061,068      10.75
1.41 - 1.50         24         68,811,716      11.04
1.51 - 1.60          5         33,258,044       5.33
1.61 - 1.70          6         29,276,496       4.69
1.71 - 1.80          4         40,955,721       6.57
greater than
or equal to 1.81     5         23,484,007       3.77
----------------------------------------------------------
 TOTAL:            132       $623,573,070     100.00
----------------------------------------------------------
Min:  1.01x       Max: 2.39x             Wtd Avg: 1.34x
----------------------------------------------------------


IMPLIED DEBT SERVICE COVERAGE RATIO (X)*
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                  LOANS       BALANCE ($)       POOL
----------------------------------------------------------
1.11 - 1.20          5        36,374,528       5.83
1.21 - 1.30          8        61,128,866       9.80
1.31 - 1.40         17       104,255,791      16.72
1.41 - 1.50         25       135,407,368      21.71
1.51 - 1.60         21        82,716,900      13.26
1.61 - 1.70         20        53,635,754       8.60
1.71 - 1.80          4        24,962,292       4.00
1.81 - 1.90          7        65,583,130      10.52
1.91 - 2.00         14        14,054,697       2.25
2.01 >=             11        45,453,745       7.29
----------------------------------------------------------
TOTAL:             132        $623,573,07    100.00
----------------------------------------------------------
Min:  1.16x        Max:  3.00x         Wtd Avg:  1.58x
----------------------------------------------------------
*AT A 9% CONSTANT

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                  LOANS       BALANCE ($)       POOL
----------------------------------------------------------
30.01 - 40.00          5      18,682,821        3.00
40.01 - 50.00         10      62,167,361        9.97
50.01 - 60.00         43     121,505,202       19.49
60.01 - 70.00         41     239,770,107       38.45
70.01 - 80.00         32     177,899,037       28.53
80.01 - 90.00          1       3,548,542        0.57
----------------------------------------------------------
TOTAL:               132    $623,573,070      100.00
----------------------------------------------------------
Min:  30.9%      Max: 81.9%           Wtd Avg: 62.6%
----------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                  NO. OF       AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                  LOANS       BALANCE ($)       POOL
----------------------------------------------------------
0                  51         176,534,723       28.31
0.1 - 30.0          6          24,417,835       3.92
30.1 - 40.0         4          39,371,093       6.31
40.1 - 50.0        25          81,234,955      13.03
50.1 - 60.0        40         253,317,849      40.62
60.1 - 70.0         6          48,696,615       7.81
----------------------------------------------------------
TOTAL:            132        $623,573,070     100.00
----------------------------------------------------------
  Min: 0.0      Max: 69.8%    Wtd Avg:  36.4%
----------------------------------------------------------

ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING OF THE MORTGAGE LOANS BASED UPON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE CUT-OFF DATE. GENERALLY, FOR THE PURPOSES OF THE PRESENTATION OF MORTGAGE POOL INFORMATION, CROSS-COLLATERALIZED AND CROSS-DEFAULTED LOANS ARE CALCULATED ON A COMBINED BASIS.

                                      T-16
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $547,185,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)


----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   Jan-01             Jan-02            Jan-03              Jan-04            Jan-05
----------------------------------------------------------------------------------------------------------------------------------
Locked Out                                67.58%             43.72%            20.98%              21.44%            15.32%

Greater of YM and 1.00%                   32.42%             51.38%            73.92%              73.19%            75.40%

Greater of YM (T+0.25) and 1.00%          0.00%               2.88%             3.01%              3.18%              3.23%

YM  (T+0.25)                              0.00%               1.49%             1.56%              1.64%              1.68%

Greater of YM (T+0.50) and 1.00%          0.00%               0.53%             0.54%              0.55%              0.55%
----------------------------------------------------------------------------------------------------------------------------------
Yield Maintenance Total                   32.42%             56.28%            79.02%              78.56%            80.85%
----------------------------------------------------------------------------------------------------------------------------------
Open                                      0.00%               0.00%             0.00%              0.00%              3.83%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    100.00%             100.00%           100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding              623,573,069.51     607,339,081.81    571,745,355.97      532,029,385.79    512,335,270.11
----------------------------------------------------------------------------------------------------------------------------------
% Initial Pool Balance                   100.00%             97.40%            91.69%              85.32%            82.16%
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Prepayment Restrictions                     Jan-06              Jan-07            Jan-08
-------------------------------------------------------------------------------------------------
Locked Out                                   3.10%               1.21%             0.00%

Greater of YM and 1.00%                      81.85%             79.32%            88.26%

Greater of YM (T+0.25) and 1.00%             3.50%               4.63%             7.03%

YM  (T+0.25)                                 1.82%               2.41%             3.67%

Greater of YM (T+0.50) and 1.00%             0.57%               0.72%             1.04%
-------------------------------------------------------------------------------------------------
Yield Maintenance Total                      87.74%             87.08%           100.00%
-------------------------------------------------------------------------------------------------
Open                                         9.17%              11.71%             0.00%
-------------------------------------------------------------------------------------------------
TOTAL                                       100.00%             100.00%          100.00%
-------------------------------------------------------------------------------------------------
Pool Balance Outstanding                 462,877,335.16     341,691,639.41    219,057,522.01
-------------------------------------------------------------------------------------------------
% Initial Pool Balance                       74.23%             54.80%            35.13%
-------------------------------------------------------------------------------------------------

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED




---------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                        Jan-09           Jan-10            Jan-11           Jan-12
---------------------------------------------------------------------------------------------------------------
Locked Out                                     0.00%            0.00%             0.00%           0.00%

Greater of YM and 1.00%                        87.79%          71.53%            91.62%           88.67%

Greater of YM (T+0.25) and 1.00%               7.35%            0.00%             0.00%           0.00%

YM  (T+0.25)                                   3.84%            4.66%             6.85%           9.41%

Greater of YM (T+0.50) and 1.00%               1.02%            1.15%             1.52%           1.83%
---------------------------------------------------------------------------------------------------------------
Yield Maintenance Total                       100.00%          77.33%            100.00%          99.91%
---------------------------------------------------------------------------------------------------------------
Open                                           0.00%           22.67%             0.00%           0.09%
---------------------------------------------------------------------------------------------------------------
TOTAL                                         100.00%          100.00%           100.00%         100.00%
---------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   203,567,777.47  162,693,034.15    106,806,449.81   74,876,571.27
---------------------------------------------------------------------------------------------------------------
% Initial Pool Balance                         32.65%          26.09%            17.13%           12.01%
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Prepayment Restrictions                          Jan-13             Jan-14            Jan-15
----------------------------------------------------------------------------------------------------
Locked Out                                        0.00%             0.00%              0.00%

Greater of YM and 1.00%                          86.43%             83.77%            80.43%

Greater of YM (T+0.25) and 1.00%                  0.00%             0.00%              0.00%

YM  (T+0.25)                                     11.67%             14.44%            18.16%

Greater of YM (T+0.50) and 1.00%                  1.90%             1.79%              1.42%
----------------------------------------------------------------------------------------------------
Yield Maintenance Total                          100.00%           100.00%            100.00%
----------------------------------------------------------------------------------------------------
Open                                              0.00%             0.00%              0.00%
----------------------------------------------------------------------------------------------------
TOTAL                                            100.00%           100.00%            100.00%
----------------------------------------------------------------------------------------------------
Pool Balance Outstanding                      57,797,004.64     44,483,886.61      33,433,443.96
----------------------------------------------------------------------------------------------------
% Initial Pool Balance                            9.27%             7.13%              5.36%
----------------------------------------------------------------------------------------------------


Notes:   (1) The above analysis is based on Structuring Assumptions and a 0%
             CPR as discussed in the Prospectus Supplement.
         (2) See Appendix II for a description of the specific yield maintenance provisions.



                                      T-17
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Lehman Brothers and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================



                                    DEPOSITOR

================================================================================

     Morgan Stanley Dean Witter Capital I Inc.
     1585 Broadway
     New York, NY 10036



     Contact:       General Information Number
     Phone          (212) 761-4700

================================================================================



                                 MASTER SERVICER

================================================================================

     CapMark Services, L.P.
     245 Peachtree Center Avenue N.E.
     Suite 1800
     Atlanta, GA 30303



     Contact:       Kevin Lawley
     Phone          (404) 654-2860

================================================================================




                                SPECIAL SERVICER

================================================================================

     PPM Finance, Inc.
     225 West Wacker Drive
     Suite 1200
     Chicago, IL 60606



     Contact:       General Information Number
     Phone          (312) 634-2500

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X                0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X                  0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Services Advances Outstanding                          0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  X            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   2/15/01
Record Date:    1/31/01

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------




                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------





                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date         Advances      Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                8  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                          Remaining
Distribution     NOI                 Note     Maturity   Amortization
   Date          Date      DSCR      Date       Date         Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

-------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-PPM


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      2/15/01
                                           Record Date:       1/31/01

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
-------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:
     1)  multifamily or commercial mortgage loans;
     2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
     3)  direct obligations of the United States or other governmental agencies;
         or
     4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o provide for the accrual of interest based on fixed, variable or adjustable rates;
     o be senior or subordinate to one or more other classes in respect of distributions;
     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
     o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
     o   provide for sequential distributions of principal;
     o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-21 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                           MORGAN STANLEY DEAN WITTER
                 The date of this Prospectus is January 11, 2001

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o   the timing of interest and principal payments;
     o   applicable interest rates;
     o   information about the trust fund's assets;
     o   information about any credit support or cash flow agreement;
     o   the rating for each class of certificates;
     o   information regarding the nature of any subordination;
     o any circumstance in which the trust fund may be subject to early termination;
     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
     o   the aggregate principal amount of each class of certificates;
     o information regarding any master servicer, sub-servicer or special servicer; and
     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4700.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus
Supplement........................................................................................................2
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................9
    Assets.......................................................................................................23
    Mortgage Loans...............................................................................................23
    Mortgage Backed Securities...................................................................................28
    Government Securities........................................................................................29
    Accounts.....................................................................................................29
    Credit Support...............................................................................................30
    Cash Flow Agreements.........................................................................................30
Use Of Proceeds..................................................................................................30
Yield Considerations.............................................................................................30
    General......................................................................................................30
    Pass-Through Rate............................................................................................30
    Timing of Payment of Interest................................................................................31
    Payments of Principal; Prepayments...........................................................................31
    Prepayments--Maturity and Weighted Average Life..............................................................32
    Other Factors Affecting Weighted Average Life................................................................33
The Depositor....................................................................................................34
Description Of The Certificates..................................................................................34
    General......................................................................................................34
    Distributions................................................................................................35
    Available Distribution Amount................................................................................35
    Distributions of Interest on the Certificates................................................................36
    Distributions of Principal of the Certificates...............................................................36
    Components...................................................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations..............37
    Allocation of Losses and Shortfalls..........................................................................37
    Advances in Respect of Delinquencies.........................................................................37
    Reports to Certificateholders................................................................................38
    Termination..................................................................................................41
    Book-Entry Registration and Definitive Certificates..........................................................41
Description Of The Agreements....................................................................................42
    Assignment of Assets; Repurchases............................................................................43
    Representations and Warranties; Repurchases..................................................................44
    Certificate Account and Other Collection Accounts............................................................46
    Collection and Other Servicing Procedures....................................................................49
    Subservicers.................................................................................................50
    Special Servicers............................................................................................50
    Realization Upon Defaulted Whole Loans.......................................................................50
    Hazard Insurance Policies....................................................................................53
    Rental Interruption Insurance Policy.........................................................................54
    Fidelity Bonds and Errors and Omissions Insurance............................................................54
    Due-on-Sale and Due-on-Encumbrance Provisions................................................................55
    Retained Interest; Servicing Compensation and Payment of Expenses............................................55
    Evidence as to Compliance....................................................................................55
    Matters Regarding a Master Servicer and the Depositor........................................................56
    Events of Default............................................................................................57
    Rights Upon Event of Default.................................................................................57
    Amendment....................................................................................................58


    Duties of the Trustee........................................................................................59
    Matters Regarding the Trustee................................................................................59
    Resignation and Removal of the Trustee.......................................................................60
Description Of Credit Support....................................................................................60
    General......................................................................................................60
    Subordinate Certificates.....................................................................................61
    Cross-Support Provisions.....................................................................................61
    Insurance or Guarantees for the Whole Loans..................................................................61
    Letter of Credit.............................................................................................61
    Insurance Policies and Surety Bonds..........................................................................62
    Reserve Funds................................................................................................62
    Credit Support for MBS.......................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases...............................................................63
    General......................................................................................................63
    Types of Mortgage Instruments................................................................................63
    Interest in Real Property....................................................................................64
    Leases and Rents.............................................................................................64
    Personality..................................................................................................64
    Foreclosure..................................................................................................65
    Bankruptcy Laws..............................................................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries..................................................71
    Environmental Legislation....................................................................................73
    Due-on-Sale and Due-on-Encumbrance...........................................................................75
    Subordinate Financing........................................................................................76
    Default Interest, Prepayment Premiums and Prepayments........................................................76
    Acceleration on Default......................................................................................76
    Applicability of Usury Laws..................................................................................76
    Laws and Regulations; Types of Mortgaged Properties..........................................................77
    Americans With Disabilities Act..............................................................................77
    Soldiers'and Sailors'Civil Relief Act of 1940................................................................78
    Forfeitures in Drug and RICO Proceedings.....................................................................78
Federal Income Tax Consequences..................................................................................78
    General......................................................................................................79
    Grantor Trust Funds..........................................................................................79
    REMICs.......................................................................................................87
    Prohibited Transactions and Other Taxes.....................................................................101
    Liquidation and Termination.................................................................................101
    Administrative Matters......................................................................................102
    Tax-Exempt Investors........................................................................................102
    Residual Certificate Payments--Non-U.S. Persons.............................................................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates........................................103
State Tax Considerations........................................................................................105
ERISA Considerations............................................................................................105
    General.....................................................................................................105
    Prohibited Transactions.....................................................................................105
    Review by Plan Fiduciaries..................................................................................108
Legal Investment................................................................................................108
Plan Of Distribution............................................................................................110
Legal Matters...................................................................................................111
Financial Information...........................................................................................111
Rating..........................................................................................................111
Incorporation Of Information By Reference.......................................................................111
Glossary Of Terms...............................................................................................113

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates,
                                          issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:
                                          multifamily or commercial mortgage
                                          loans; mortgage participations,
                                          mortgage pass-through certificates or
                                          mortgage-backed securities; direct
                                          obligations of the United States or
                                          other governmental agencies; or any
                                          combination of 1-3 above, as well as
                                          other property as described in the
                                          accompanying prospectus supplement. as
                                          to some or all of the mortgage loans,
                                          assignments of the leases of the
                                          related mortgaged properties or
                                          assignments of the rental payments due
                                          under those leases.

                                          Each trust fund for a series of
                                          certificates may also include:

                                          o  letters of credit, insurance
                                             policies, guarantees, reserve funds
                                             or other types of credit support;
                                             and

                                          o  currency or interest rate exchange
                                             agreements and other financial
                                             assets.

                                          RELEVANT PARTIES AND DATES

ISSUER..................................  Morgan Stanley Dean Witter Capital I
                                          200__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I
                                          Inc., a wholly-owned subsidiary of
                                          Morgan Stanley Group Inc.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named
                                          in the related prospectus supplement.
                                          The master servicer may be an
                                          affiliate of Morgan Stanley Dean
                                          Witter Capital I Inc..

SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named,
                                          or the circumstances in accordance
                                          with which a special servicer will be
                                          appointed will be described, in the
                                          related prospectus supplement. The
                                          special servicer may be an affiliate
                                          of Morgan Stanley Dean Witter
                                          Capital I Inc..

TRUSTEE.................................  The trustee for each series of certificates will be named in the
                                          related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the
                                          related prospectus supplement. An
                                          originator may be an affiliate of
                                          Morgan Stanley

                                          Dean Witter Capital I Inc. Morgan
                                          Stanley Dean Witter Capital I Inc.
                                          will purchase the mortgage loans or
                                          the mortgage backed securities or
                                          both, on or before the issuance of the
                                          related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire
                                          beneficial ownership interest in a
                                          trust fund consisting primarily of:

         (A) MORTGAGE ASSETS............  The mortgage loans and the mortgage backed securities, or one or the
                                          other, with respect to each series of
                                          certificates will consist of a pool
                                          of:

                                          o  multifamily or commercial mortgage
                                             loans or both;
                                          o  mortgage participations, mortgage
                                             pass-through certificates or other
                                             mortgage-backed securities
                                             evidencing interests in or secured
                                             by mortgage loans; or

                                          o  a combination of mortgage loans and
                                             mortgage backed securities.

                                          The mortgage loans will not be
                                          guaranteed or insured by:

                                          o  Morgan Stanley Dean Witter Capital
                                             I Inc. or any of its affiliates; or

                                          o  unless the prospectus supplement so
                                             provides, any governmental agency
                                             or instrumentality or other person.

                                          The mortgage loans will be secured by
                                          first liens or junior liens on, or
                                          security interests in:

                                          o  residential properties consisting
                                             of five or more rental or
                                             cooperatively-owned dwelling units;
                                             or
                                          o  office buildings, shopping centers,
                                             retail stores, hotels or motels,
                                             nursing homes, hospitals or other
                                             health-care related facilities,
                                             mobile home parks, warehouse
                                             facilities, mini-warehouse
                                             facilities or self-storage
                                             facilities, industrial plants,
                                             congregate care facilities, mixed
                                             use commercial properties or other
                                             types of commercial properties.

                                          Unless otherwise provided in the
                                          prospectus supplement, the mortgage
                                          loans:

                                          o  will be secured by properties
                                             located in any of the fifty states,
                                             the District of Columbia or the
                                             Commonwealth of Puerto Rico;

                                          o  will have individual principal
                                             balances at origination of at least
                                             $25,000;

                                          o  will have original terms to
                                             maturity of not more than 40 years;
                                             and

                                          o  will be originated by persons other
                                             than Morgan Stanley Dean Witter
                                             Capital I Inc.

                                          Each mortgage loan may provide for the
                                          following payment terms:

                                          o  Each mortgage loan may provide for
                                             no accrual of interest or for
                                             accrual of interest at a fixed or
                                             adjustable rate or at a rate that
                                             may be converted from adjustable to
                                             fixed, or vice versa, from time to
                                             time at the borrower's election.
                                             Adjustable mortgage rates may be
                                             based on one or more indices.

                                          o  Each mortgage loan may provide for
                                             scheduled payments to maturity or
                                             payments that adjust from time to
                                             time to accommodate changes in the
                                             interest rate or to reflect the
                                             occurrence of certain events.

                                          o  Each mortgage loan may provide for
                                             negative amortization or
                                             accelerated amortization.

                                          o  Each mortgage loan may be fully
                                             amortizing or require a balloon
                                             payment due on the loan's stated
                                             maturity date.

                                          o  Each mortgage loan may contain
                                             prohibitions on prepayment or
                                             require payment of a premium or a
                                             yield maintenance penalty in
                                             connection with a prepayment.

                                          o  Each mortgage loan may provide for
                                             payments of principal, interest or
                                             both, on due dates that occur
                                             monthly, quarterly, semi-annually
                                             or at another interval as specified
                                             in the related prospectus
                                             supplement.

         (B) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may
                                          include direct obligations of the
                                          United States, agencies of the United
                                          States or agencies created by
                                          government entities which provide for
                                          payment of interest or principal or
                                          both.

         (C) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and
                                          maintained on behalf of the
                                          certificateholders. The person(s)
                                          designated in the related prospectus
                                          supplement will, to the extent
                                          described in this prospectus and the
                                          prospectus supplement, deposit into
                                          this account all payments and
                                          collections received or advanced with
                                          respect to the trust fund's assets.
                                          The collection account may be either
                                          interest bearing or non-interest
                                          bearing, and funds may be held in the
                                          account as cash or invested in
                                          short-term, investment grade
                                          obligations.

         (D) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of
                                          certificates may be provided with
                                          partial or full protection against
                                          certain defaults and losses on a trust
                                          fund's mortgage loans and mortgage
                                          backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                          o  subordination of one or more other
                                             classes of certificates,

                                          o  letter of credit,

                                          o  insurance policy,

                                          o  guarantee,

                                          o  reserve fund or

                                          o  another type of credit support, or
                                             a combination thereof.

                                          The related prospectus supplement will
                                          describe the amount and types of
                                          credit support, the entity providing
                                          the credit support, if applicable, and
                                          related information. If a particular
                                          trust fund includes mortgage backed
                                          securities, the related prospectus
                                          supplement will describe any similar
                                          forms of credit support applicable to
                                          those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may
                                          include guaranteed investment
                                          contracts pursuant to which moneys
                                          held in the collection accounts will
                                          be invested at a specified rate. The
                                          trust fund also may include agreements
                                          designed to reduce the effects of
                                          interest rate or currency exchange
                                          rate fluctuations on the trust fund's
                                          assets or on one or more classes of
                                          certificates.

                                          Agreements of this sort may include:

                                          o interest rate exchange agreements,

                                          o  interest rate cap or floor
                                             agreements,


                                          o  currency exchange agreements or
                                             similar agreements. Currency
                                             exchange agreements might be
                                             included in a trust fund if some or
                                             all of the mortgage loans or
                                             mortgage backed securities, such as
                                             mortgage loans secured by mortgaged
                                             properties located outside the
                                             United States, are denominated in a
                                             non-United States currency.

                                          The related prospectus supplement will
                                          describe the principal terms of any
                                          guaranteed investment contract or
                                          other agreement and provide
                                          information with respect to the
                                          obligor. If a particular trust fund
                                          includes mortgage backed securities,
                                          the related prospectus supplement will
                                          describe any guaranteed investment
                                          contract or other agreements
                                          applicable to those mortgage backed
                                          securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                          o  if the certificates evidence an
                                             interest in a trust fund that
                                             includes mortgage loans, the
                                             certificates will be issued
                                             pursuant to a pooling agreement;

                                          o  if the certificates evidence an
                                             interest in a trust fund that does
                                             not include mortgage loans, the
                                             certificates will be issued
                                             pursuant to a trust agreement;

                                          o  each series of certificates will
                                             include one or more classes of
                                             certificates;

                                          o  each series of certificates,
                                             including any class or classes not
                                             offered by this prospectus, will
                                             represent, in the aggregate, the
                                             entire beneficial ownership
                                             interest in the related trust fund;

                                          o  each class of certificates being
                                             offered to you, other than certain
                                             stripped interest certificates,
                                             will have a stated
                                             principal amount;

                                          o  each class of certificates being
                                             offered to you, other than certain
                                             stripped principal certificates,
                                             will accrue interest based on a
                                             fixed, variable or adjustable
                                             interest rate.

                                          The related prospectus supplement will
                                          specify the principal amount, if any,
                                          and the interest rate, if any, for
                                          each class of certificates. In the
                                          case of a variable or adjustable
                                          interest rate, the related prospectus
                                          supplement will specify the method for
                                          determining the rate.

                                          The certificates will not be
                                          guaranteed or insured by Morgan
                                          Stanley Dean Witter Capital I Inc. or
                                          any of its affiliates. The
                                          certificates also will not be
                                          guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by any other person, unless the
                                          related prospectus supplement so
                                          provides.

         (A) INTEREST...................  Each class of certificates offered to you, other than stripped principal
                                          certificates and certain classes of
                                          stripped interest certificates, will
                                          accrue interest at the rate indicated
                                          in the prospectus supplement. Interest
                                          will be distributed to you as provided
                                          in the related prospectus supplement.

                                          Interest distributions:

                                          o  on stripped interest certificates
                                             may be made on the basis of the
                                             notional amount for that class, as
                                             described in the related prospectus
                                             supplement;

                                          o  may be reduced to the extent of
                                             certain delinquencies, losses,
                                             prepayment interest shortfalls, and
                                             other contingencies described in
                                             this prospectus and the related
                                             prospectus supplement.

         (B) PRINCIPAL..................  The certificates of each series initially will have an aggregate
                                          principal balance no greater than the
                                          outstanding principal balance of the
                                          trust fund's assets as of the close of
                                          business on the first day of the month
                                          during which the trust fund is formed,
                                          after application of scheduled
                                          payments due on or before that date,
                                          whether or not received. The related
                                          prospectus supplement may provide that
                                          the principal balance of the trust
                                          fund's assets will be determined as of
                                          a different date. The principal
                                          balance of a certificate at a given
                                          time represents the maximum amount
                                          that the holder is then entitled to
                                          receive of principal from future cash
                                          flow on the assets in the related
                                          trust fund.

                                          Unless the prospectus supplement
                                          provides otherwise, distributions of
                                          principal:

                                          o  will be made on each distribution
                                             date to the holders of the class or
                                             classes of certificates entitled to
                                             principal distributions, until the
                                             principal balances of those
                                             certificates have been reduced to
                                             zero; and

                                          o  will be made on a pro rata basis
                                             among all of the certificates of a
                                             given class or by random selection,
                                             as described in the prospectus
                                             supplement or otherwise established
                                             by the trustee.

                                          Stripped interest or interest-only
                                          certificates will not have a principal
                                          balance and will not receive
                                          distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a
                                          scheduled payment on a mortgage loan
                                          is delinquent and the master servicer
                                          determines that an advance would be
                                          recoverable, the master servicer will,
                                          in most cases, be required to advance
                                          the shortfall. Neither Morgan Stanley
                                          Dean Witter Capital I Inc. nor any of
                                          its affiliates will have any
                                          responsibility to make those advances.
                                          The master servicer:

                                          o  will be reimbursed for advances
                                             from subsequent recoveries from the
                                             delinquent mortgage loan or from
                                             other sources, as described in this
                                             prospectus and the related
                                             prospectus supplement; and

                                          o  will be entitled to interest on
                                             advances, if specified in the
                                             related prospectus supplement.

                                          If a particular trust fund includes
                                          mortgage backed securities, the
                                          prospectus supplement will describe
                                          any advance obligations applicable to
                                          those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early
                                          termination of the series of
                                          certificates through repurchase of the
                                          trust fund's assets by a specified
                                          party, under specified circumstances.

                                          The related prospectus supplement may
                                          provide for the early termination of
                                          the series of certificates in various
                                          ways including:

                                          o  optional early termination where a
                                             party identified in the prospectus
                                             supplement could repurchase the
                                             trust fund assets pursuant to
                                             circumstances specified in the
                                             prospectus supplement;

                                          o  termination through the
                                             solicitation of bids for the sale
                                             of all or a portion of the trust
                                             fund assets in the event the
                                             principal amount of a specified
                                             class or classes declines by a
                                             specified percentage amount on or
                                             after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of
                                          the certificates being offered to you
                                          will initially be represented by one
                                          or more certificates registered in the
                                          name of Cede & Co., as the nominee of
                                          Depository Trust Company. If the
                                          certificate you purchase is registered
                                          in the name of Cede & Co., you will
                                          not be entitled to receive a
                                          definitive certificate, except under
                                          the limited circumstances described in
                                          this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:

                                          o   regular interests and residual
                                              interests in a trust treated as a
                                              real estate mortgage investment
                                              conduit--known as a REMIC--under
                                              Sections 860A through 860G of the
                                              Internal Revenue Code; or

                                          o   interests in a trust treated as a
                                              grantor trust under applicable
                                              provisions of the Internal Revenue
                                              Code.

         (A) REMIC......................  The regular certificates of the REMIC generally will be treated as debt
                                          obligations of the applicable REMIC
                                          for federal income tax purposes. Some
                                          of the regular certificates of the
                                          REMIC may be issued with original
                                          issue discount for federal income tax
                                          purposes.

                                          A portion or, in certain cases, all of
                                          the income from REMIC residual
                                          certificates:

                                          o  may not be offset by any losses
                                             from other activities of the holder
                                             of those certificates;

                                          o  may be treated as unrelated
                                             business taxable income for holders
                                             of the residual certificates of the
                                             REMIC that are subject to tax on
                                             unrelated business taxable income,
                                             as defined in Section 511 of the
                                             Internal Revenue Code; and

                                          o  may be subject to foreign
                                             withholding rules.

                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o   assets described in section
                                              7701(a)(19)(C) of the Internal
                                              Revenue Code; and

                                          o   "real estate assets" within the
                                              meaning of section 856(c)(4)(A) of
                                              the Internal Revenue Code.

         (B) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of
                                          certificates as a REMIC, the trust
                                          fund will be classified as a grantor
                                          trust and not as an association
                                          taxable as a corporation for federal
                                          income tax purposes. If the trust fund
                                          is a grantor trust, you will be
                                          treated as an owner of an undivided
                                          pro rata interest in the mortgage pool
                                          or pool of securities and any other
                                          assets held by the trust fund.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in this
                                          prospectus and the related prospectus
                                          supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended--also known as
                                          ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully
                                          review with your legal advisors
                                          whether the purchase or holding of
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under either
                                          statute.

                                          In general, the related prospectus
                                          supplement will specify that some of
                                          the classes of certificates may not be
                                          transferred unless the trustee and
                                          Morgan Stanley Dean Witter Capital I
                                          Inc. receive a letter of
                                          representations or an opinion of
                                          counsel to the effect that:

                                          o   the transfer will not result in a
                                              violation of the prohibited
                                              transaction provisions of ERISA or
                                              the Internal Revenue Code;

                                          o   the transfer will not cause the
                                              assets of the trust fund to be
                                              deemed "plan assets" for purposes
                                              of ERISA or the Internal Revenue
                                              Code; and

                                          o   the transfer will not subject any
                                              of the trustee, Morgan Stanley
                                              Dean Witter Capital I Inc. or any
                                              servicer to additional
                                              obligations.

LEGAL INVESTMENT........................  The related prospectus supplement will specify whether any classes of the
                                          offered certificates will constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment authority
                                          is subject to legal restrictions, you
                                          should consult your legal advisors to
                                          determine whether any restrictions
                                          apply to an investment in these
                                          certificates.

RATING..................................  At the date of issuance, each class of certificates of each series that are
                                          offered to you will be rated not lower
                                          than investment grade by one or more
                                          nationally recognized statistical
                                          rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                 Secondary market considerations may make your
                                  certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                  o   there may not be a secondary market for
                                      the certificates;

                                  o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                  o the market value of your certificates will fluctuate with changes in interest rates;

                                  o   the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                  o   certificateholders have no redemption
                                      rights; and

                                  o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                  Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                      Unless the related prospectus supplement so
                                  specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                  Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                  Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                  o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                  o   advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                  Because some of the representations and
                                  warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                  There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                  If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                      The yield on your certificates may be reduced
                                  by prepayments on the mortgage loans or
                                  mortgage backed securities because prepayments affect the average life of the certificates.
                                  Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                  Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                  In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                  o   the terms of the mortgage loans;

                                  o   the length of any prepayment lockout
                                      period;

                                  o   the prevailing interest rates;

                                  o   the availability of mortgage credit;

                                  o the applicable yield maintenance charges or prepayment premiums;

                                  o   the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                  o   the occurrence of casualties or natural
                                      disasters; and

                                  o   economic, demographic, tax, legal or
                                      other factors.

                                  There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                  Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED         The yield on your certificates may be less
                                  than anticipated because the prepayment
                                  premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                  o   Some courts may consider the prepayment
                                      premium to be usurious.

                                  o   Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to pay the prepayment premium.

                                  o   Although the collateral substitution
                                      provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      As principal payments or prepayments are made
                                  on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT

                                  Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                  o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                  o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                  o The ratings do not assess the likelihood of early optional termination of the certificates.

                                  Each rating agency rating classes of a
                                  particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                  o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                  o   We cannot assure you that the appraised
                                      value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                  o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE     If one or more rating agencies downgrade
                                  certificates of a series, your certificate will decrease in value. Because none of Morgan
                                  Stanley Dean Witter Capital I Inc., the
                                  seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                 Repayment of a commercial or multifamily
                                  mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                  o economic conditions causing plant closings or industry slowdowns;

                                  o an oversupply of available retail space, office space or multifamily housing;

                                  o   changes in consumer tastes and
                                      preferences;

                                  o   decrease in consumer confidence;

                                  o   retroactive changes in building codes;

                                  o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                  o the age, design, construction quality and proximity of competing properties;

                                  o   increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                  o   increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                  o a decline in the financial condition of a major tenant;

                                  o   a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                  o the concentration of a particular business type in a building;

                                  o   the length of tenant leases;

                                  o   the creditworthiness of tenants; and

                                  o   the property's "operating leverage."

                                  Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                  If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                  It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                  Various factors may adversely affect the value
                                  of the mortgaged properties without affecting the properties' current net operating income.
                                  These factors include among others:

                                  o   changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                  o   potential environmental legislation or
                                      liabilities or other legal liabilities;

                                  o   the availability of refinancing; and

                                  o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT             The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is responsible for:

                                  o   responding to changes in the local market;

                                  o   planning and implementing the rental
                                      structure;

                                  o   operating the property and providing
                                      building services;

                                  o   managing operating expenses; and

                                  o   assuring that maintenance and capital
                                      improvements are carried out in a timely fashion.

                                  A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  Morgan Stanley Dean Witter Capital I Inc.
                                  makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                 Assuming pools of equal aggregate unpaid
                                  principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED         Payments under the mortgage loans are
                                  generally not insured or guaranteed by any person or entity.

                                  In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES      Some of the mortgage loans may not be fully
                                  amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                  o   interest rates;

                                  o   the borrower's equity in the property;

                                  o   the financial condition and operating
                                      history of the borrower and the property;

                                  o   tax laws;

                                  o   renewability of operating licenses;

                                  o   prevailing economic conditions and the
                                      availability of credit for commercial and multifamily properties;

                                  o   with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                  o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                    If the prospectus supplement so specifies,
                                  some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              If the related prospectus supplement so
                                  specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              The bankruptcy or insolvency of a major
                                  tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                  The
                                  claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              Under the Bankruptcy Code, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the sale of the real
                                  property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                  o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                  o   reduce monthly payments due under a
                                      mortgage loan;

                                  o   change the rate of interest due on a
                                      mortgage loan; or

                                  o   otherwise alter the mortgage loan's
                                      repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              In general, the mortgage loans will be made to
                                  partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Although the prospectus supplement for a
                                  series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                  The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                  Regardless of the form of any credit
                                  enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                       To the extent described in this prospectus,
                                  the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                  The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      The mortgage loans may contain due-on-sale
                                  clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                  If the related prospectus supplement so
                                  specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Real property pledged as security for a
                                  mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower.
                                  Liability may be imposed even if the
                                  environmental damage or threat was caused by a prior owner.

                                  Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                  o   the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                  o   if the mortgaged property is not in
                                      compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                  See "Legal Aspects of the Mortgage Loans and
                                  Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES             Generally, ERISA applies to investments made
                                  by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                       Except as provided in the prospectus
                                  supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                  Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES     Under certain circumstances, the consent or
                                  approval of the holders of a specified
                                  percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions.
                                  The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--
                                  Events of Default," "--Rights Upon Event of
                                  Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              There may be pending or threatened legal
                                  proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates.
                                  Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              Under the Americans with Disabilities Act of
                                  1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                  o your certificate will not be registered in your name or the name of your nominee;

                                  o you will not be recognized by the trustee as a certificateholder; and

                                  o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                  You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                  Certificates--Book-Entry Registration and
                                  Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o   multifamily mortgage loans, commercial mortgage loans or both;

     o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

  GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

  LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

  DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

     o the recent resale value of comparable properties at the date of the appraisal;

     o   the cost of replacing the property;

     o a projection of value based upon the property's projected net cash flow; or

     o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value;

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o more than one of the appraisal methods may be used and each may produce significantly different results; and

     o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

  LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of o the appraised value determined in an appraisal obtained by the originator at origination of that loan and o the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o   the weighted average Retained Interest, if any;

     o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o   have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

  MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o the original and remaining term to stated maturity of the MBS, if applicable;

     o whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o   the servicing fees payable under the MBS Agreement;

     o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o   the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFe

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

         o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

         o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

         o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3) the amount of the distribution allocable to

         (a) prepayment premiums and

         (b) payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

         o  one scheduled payment is delinquent,

         o  two scheduled payments are delinquent,

         o  three or more scheduled payments are delinquent and

         o  foreclosure proceedings have been commenced;

     (8) with respect to each Whole Loan that is delinquent two or more months:

         o  the loan number thereof,

         o  the unpaid balance thereof,

         o  whether the delinquency is in respect of any balloon payment,

         o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

         o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

         o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

         o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

         o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

         o  the loan number thereof,

         o  the manner in which it was liquidated and

         o  the aggregate amount of liquidation proceeds received;

    (10) with respect to any Whole Loan liquidated during the related Due
         Period,

         o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

         o  the amount of any loss to certificateholders;

    (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

         o  the loan number of the related mortgage loan and

         o  the date of acquisition;

    (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

         o  the book value,

         o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

         o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

         o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (13) with respect to any REO Property sold during the related Due Period

         o  the loan number of the related mortgage loan,

         o  the aggregate amount of sale proceeds,

         o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

         o the amount of any loss to certificateholders in respect of the related mortgage loan;

    (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

    (15) the aggregate amount of principal prepayments made during the related Due Period;

    (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

    (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

    (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

    (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

    (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

    (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

    (22) the aggregate amount of payments by the borrowers of:

         o  default interest,

         o  late charges and

         o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

     o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

     o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o the existence of title insurance insuring the lien priority of the Whole Loan;

     o   the authority of the Warrantying Party to sell the Whole Loan;

     o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

     o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

     o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

  DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5) any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

    (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

    (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

    (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

  WITHDRAWALS

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

    (1)  to make distributions to the certificateholders on each Distribution
         Date;

    (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

    (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

    (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

    (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

    (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

    (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

    (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

    (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

    (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

    (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

    (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

    (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

    (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

    (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

    (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

    (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

    (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

    (19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o        supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o        maintaining accounting records relating to the Whole Loans.
                  Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o        monitor any Whole Loan which is in default,

         o        contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o        inspect the mortgaged property, and

         o        take any other actions as are consistent with the Servicing
                  Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o        institute foreclosure proceedings,

         o        exercise any power of sale contained in any mortgage,

         o        obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

         (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o        exercise any of the powers vested in it by any Agreement;

         o        make any investigation of matters arising under any Agreement;
                  or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)      to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)      to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)      the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)      the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

                  o a brief description of its principal business activities;

                  o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

                  o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

                  o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o        purport to be complete;

         o        purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o        a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o        a trustor--the equivalent of a mortgagor or borrower,

         o        a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o        the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o        the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

     ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)      the right to cure those defaults, with adequate cure periods;


         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
                  Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o assume the lease and retain it or assign it to a third party or

         o        reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o        a diminution in value of property securing any mortgage loan;

         o        limitation on the ability to foreclose against the property;
                  or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o        the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.   NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o        an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o        the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)      the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)      the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o        the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution

Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the

REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                  Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o        all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC

Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o        the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o        the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONs

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)      a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o        a partnership, trust or estate; and

         o        certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducted a reasonable investigation of the transferee, and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Under Regulations proposed by the IRS on February 4, 2000, which, if finalized are effective as of that date, a transferor will be presumed not to have such knowledge only if the above two conditions are satisfied, and the present value of the anticipated tax liability of the transferee associated with holding the residual interest does not exceed the sum of the consideration paid to the transferee to acquire the interest, the present value of expected future distributions from the interest, and the present value of anticipated future tax losses from the interest (the "Minimum Transfer Price Test"). In making this determination, it will be assumed that the transferee is subject to tax at the highest corporate rate, and the discount rate to be used will be the applicable federal rate under Code Section 1274 (compounded semiannually) unless the transferee demonstrates a lower cost of funds.

         Additionally, the IRS has issued Revenue Procedure 2001-12 (the "Revenue Procedure"), which provides an alternative test (the "Eligible Transferee Test") to the Minimum Transfer Price Test. Under the Eligible Transferee Test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or a real estate investment trust) that meets certain asset tests (generally, $100 million of gross assets and $10 million of net assets for the current fiscal year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure (using either the Minimum Transfer Price Test or the Eligible Transferee Test); and
(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. Use of the Minimum Transfer Price Test or the Eligible Transferee Test to establish the presumption described in the second preceding paragraph is effective February 4, 2000, pending finalization of the proposed Regulations.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3)      The trustee is not an affiliate of the Restricted Group;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements: o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts, or any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off, for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Brown & Wood LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to ERISA.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Loan to Value Ratio" or "LTV" means

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o        non-cash items such as depreciation and amortization;

         o        capital expenditures; and

         o        debt service on loans secured by the mortgaged property.

         "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "Notional Amount" means [the aggregate Certificate Balance of each of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates outstanding from time to time, plus the amount of any unpaid interest shortfall on these classes] or [the sum of the balance of components which correspond to the Certificate Balance of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates].

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o        mortgage Loans

         o        MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o        the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.